     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 1999

                                            REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         HORSESHOE GAMING HOLDING CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                              7999                             88-0425131
  (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                           4024 SOUTH INDUSTRIAL ROAD
                            LAS VEGAS, NEVADA 89103
                                 (702) 650-0080
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 KIRK C. SAYLOR
                            CHIEF FINANCIAL OFFICER
                         HORSESHOE GAMING HOLDING CORP.
                               568 COLONIAL ROAD
                            MEMPHIS, TENNESSEE 38117
                           TELEPHONE: (901) 820-2460
                           FACSIMILE: (901) 820-2461
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                            ROBERT M. FRIEDMAN, ESQ.
                      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                           TELEPHONE: (212) 758-9500
                           FACSIMILE: (212) 758-9526
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED               PROPOSED
                                                                     MAXIMUM                MAXIMUM
         TITLE OF EACH CLASS OF              AMOUNT TO BE         OFFERING PRICE       AGGREGATE OFFERING        AMOUNT OF
       SECURITIES TO BE REGISTERED            REGISTERED           PER UNIT(1)              PRICE(1)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
8 5/8% Series B Senior Subordinated Notes
  Due 2009...............................    $600,000,000              100%               $600,000,000          $166,800.00
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) Solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act.
                            ------------------------
     WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   Subject to Completion, dated June 15, 1999

PROSPECTUS

                         HORSESHOE GAMING HOLDING CORP.
                       OFFER TO EXCHANGE ALL OUTSTANDING
               8 5/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2009
                                      FOR
               8 5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2009

--------------------------------------------------------------------------------

                            TERMS OF EXCHANGE OFFER

- The exchange offer expires 5:00 p.m., New York City time,              , 1999,
  unless we extend it.

- The terms of the new notes to be issued in the exchange offer are substantially identical to the terms of the outstanding notes, except for transfer restrictions and registration rights relating to the outstanding original notes.

- We will not receive any proceeds from the exchange offer.

- We do not intend to list the new notes to be issued in the exchange offer on any securities exchange and, therefore, we do not anticipate an active public market for the new notes.

     SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF MATTERS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

                           -------------------------

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NONE OF THE MISSISSIPPI GAMING COMMISSION, THE LOUISIANA GAMING CONTROL BOARD, THE ILLINOIS GAMING BOARD, THE INDIANA GAMING COMMISSION OR ANY OTHER GAMING AUTHORITY HAS APPROVED OR DISAPPROVED OF THE NOTES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND IS A CRIMINAL OFFENSE.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

              The date of this prospectus is              , 1999.

                               TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION.........................   ii
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS.............  iii
SUMMARY.....................................................    1
RISK FACTORS................................................   10
USE OF PROCEEDS.............................................   25
CAPITALIZATION..............................................   26
SELECTED FINANCIAL DATA.....................................   27
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS...........   30
THE EXCHANGE OFFER..........................................   38
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   50
BUSINESS....................................................   61
REGULATORY MATTERS..........................................   66
MANAGEMENT..................................................   82
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   86
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   88
DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS...................   89
DESCRIPTION OF NOTES........................................   95
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................  145
PLAN OF DISTRIBUTION........................................  148
LEGAL MATTERS...............................................  149
EXPERTS.....................................................  149
INDEX TO FINANCIAL STATEMENTS...............................  F-1

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus constitutes part of an exchange offer registration statement on Form S-4 filed by us with the SEC under the Securities Act with respect to the new notes. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain portions of which have been omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits relating thereto for further information with respect to us and the new notes. Statements made in this prospectus as to any contract, agreement or other document are summaries of the material terms of such contracts, agreements or other documents and are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

     We are not currently subject to the informational requirements of the Exchange Act. As a result of the filing of the registration statement with the SEC, however, we will become subject to the informational requirements of the Exchange Act and in accordance with these requirements will be required to file with, or furnish to, the SEC certain reports and other information. The registration statement, the exhibits and schedules thereto, reports and other information filed with or furnished to the SEC by us may be inspected and copied at the SEC's public reference facilities at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. In addition, the SEC maintains a web site on the Internet that contains reports and other information regarding registrants that submit electronic filings to the SEC, including us. The address of the SEC's web site is http://www.sec.gov.

     Pursuant to the indenture, we have agreed, whether or not required by the rules and regulations of the SEC, to file with the SEC and to furnish to the Trustee and to registered holders of the notes, such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) of the Exchange Act if we were subject to the Exchange Act.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements as they are defined in the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934, including statements regarding our expected financial position and business and financing plans. The occurrence of the events described, and the achievement of the intended results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from those anticipated in any forward-looking statements. Many risks and uncertainties are inherent in the gaming industry. Others are more specific to our operations. Many of the significant risks related to our business are described in this prospectus. These include, among others:

     - risks associated with substantial indebtedness, leverage and debt service and liquidity;

     - risks of competition in our existing and future markets;

     - difficulties in completing our integration with Empress, if the Empress Merger is consummated;

     - failure of us and our key employees to obtain or retain licenses or regulatory approvals;

     - changes in gaming laws and regulations; and

     - the other factors set forth under "Risk Factors."

     All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

     Market data used throughout this prospectus including information relating to our relative position in the casino and gaming industry is based on the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. Although we believe that such sources are reliable, the accuracy and completeness of such information is not guaranteed and has not been independently verified.

     You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer to sell, or a solicitation or an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this prospectus or any sale made hereunder at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                                    SUMMARY

     The following summary may not contain all the information that may be important to you. You should read the entire prospectus and the information that we have referred you to carefully, including the risk factors and our consolidated financial statements and related notes, before deciding whether to participate in the exchange offer. As used in this prospectus the terms "company," "we," "our" and "us" and similar terms refer to Horseshoe Gaming Holding Corp. and all of our consolidated subsidiaries, including Horseshoe Gaming, L.L.C., or Horseshoe Gaming, except with respect to the section entitled "Description of Notes" and where it is clear that such terms mean only Horseshoe Gaming Holding Corp.

     Unless otherwise indicated, the "Pro Forma Transactions" refer collectively to (1) the Ownership Transactions, (2) this offering and the other Refinancing Transactions, (3) the Merger Transactions, and (4) the Internal Consolidation. We define these terms in the section "Summary" under the heading "The Refinancing and the Empress Merger."

                                  THE COMPANY

     We are a leading, multi-jurisdictional gaming company with casinos in Bossier City, Louisiana and Tunica County, Mississippi. Bossier City/Shreveport and Tunica County are among the largest gaming markets in the United States. We operate under the "Horseshoe" and "Binion" names which we believe are among the most recognized names in the gaming industry. In September 1998, we signed a definitive agreement to acquire by merger the operating subsidiaries of Empress Entertainment, Inc., or Empress, which owns and operates two casinos in the greater Chicago market: one in Joliet, Illinois, or Empress Joliet, and one in Hammond, Indiana, or Empress Hammond. The Empress Merger is subject, among other things, to receipt of various regulatory and governmental approvals.

                     THE REFINANCING AND THE EMPRESS MERGER

OVERVIEW

     As of May 11, 1999, former members of Horseshoe Gaming have contributed to us their membership interests in Horseshoe Gaming representing over 90% of the aggregate ownership interests in Horseshoe Gaming. Prior to the Empress Merger, we are required to take all necessary action such that we will own 100% of Horseshoe Gaming. We were formed to enter into the "Refinancing Transactions," the "Merger Transactions" and the "Internal Consolidation" as described below.

THE REFINANCING TRANSACTIONS

     We have entered into, or caused to occur, the offering of the original notes and the following additional Refinancing Transactions:

     - Horseshoe Gaming has consummated a tender offer for its 12 3/4% senior notes due 2000, $128.6 million of which were outstanding prior to the tender offer. Approximately $128.4 million of such senior notes were tendered in the tender offer. Horseshoe Gaming irrevocably deposited approximately $0.2 million into a defeasance account to redeem on September 30, 1999, (the first date such notes may be redeemed) the approximately $0.2 million of senior notes that failed to tender in the tender offer.

     - We lent approximately $240.3 million of the net proceeds of the offering of the original notes to Horseshoe Gaming to repay outstanding borrowings under its existing credit facility and to consummate the tender offer and pay related fees and expenses, including tender premiums and consent fees. The loan was evidenced by an intercompany note secured by a guarantee from Robinson Property Group Limited Partnership, or RPG, which owns and operates Horseshoe Tunica, and Horseshoe Entertainment, or HE, which owns and operates Horseshoe Bossier City.

     - We assigned our interest in the intercompany note to the trustee to secure our obligations under the notes and the indenture.

     - We delivered approximately $342.3 million of the net proceeds of the offering of the original notes to a securities intermediary. The securities intermediary invested those funds in United States Treasury securities which were deposited into a secured proceeds account.

     - The secured proceeds account was pledged to the trustee to secure our obligations under the notes and the indenture, including our obligation to redeem a portion of the notes at 101% of their principal amount if:
       (a) we fail to consummate the Empress Merger for any reason by December 1, 1999; (b) we determine that the Empress Merger will not be completed by that date; (c) more than $75.0 million of the $150.0 million of Empress' 8 1/8% senior subordinated notes due 2006, or Empress notes, remain outstanding after we consummate a change of control offer to purchase the Empress notes; or (d) we fail to timely consummate the Empress change of control offer.

THE MERGER TRANSACTIONS

     On September 2, 1998, we entered into an Agreement and Plan of Merger with Empress, as amended as of March 25, 1999, to acquire the gaming business of Empress. The acquisition will be accomplished by merging two of our wholly-owned subsidiaries into the Empress subsidiaries that own Empress Hammond and Empress Joliet.

     The following transactions, which we refer to as the Merger Transactions, will be consummated in connection with the Empress Merger:

     - We will enter into a new committed $375.0 million senior secured credit facility, which we refer to as the new credit facility, the terms of which are described in the section "Description of Certain Other Indebtedness" under the heading "New Credit Facility."

     - We will use the assets in the secured proceeds account, together with approximately $245.0 million of borrowings under the new credit facility and cash on hand to (a) pay approximately $470.9 million in cash to Empress, (b) fund the Empress change of control offer and (c) pay related fees and expenses.

     - Upon completion of the Empress Merger, we will cause our subsidiaries that will own Empress Hammond and Empress Joliet to guarantee the notes.

     The Merger Transactions are subject to the satisfaction or waiver of certain conditions including, among others, receipt of governmental and regulatory approvals. As a result, there can be no assurance that the Merger Transactions will occur. We have agreed to redeem a portion of the notes as described in the section "Description of Notes" under the heading "Mandatory Redemption" if the Empress Merger does not occur by December 1, 1999. It is expected that the new credit facility will provide us with the flexibility to close the Empress Merger in stages, which may be necessary due to the timing of required regulatory approvals.

INTERNAL CONSOLIDATION

     Upon consummation of the Empress Merger, we have agreed to cause Horseshoe Gaming to merge with and into us. As a result, Horseshoe Gaming will no longer exist and we will own directly or indirectly 100% of Horseshoe GP, Inc., RPG and New Gaming Capital Partnership, referred to as NGCP. Horseshoe GP, Inc. is the general partner of RPG and NGCP, and NGCP is the general partner of HE. Upon completion of the foregoing consolidation, we have agreed to cause all of our wholly-owned subsidiaries that are not then guarantors to guarantee the notes. We refer to this transaction as the Internal Consolidation.

OWNERSHIP TRANSACTIONS

     We recently have consummated, or plan to consummate, the following transactions which we refer to as the Ownership Transactions:

     - In April 1999, we exercised our option to acquire the remaining 8.08% limited partnership interest in HE not held by NGCP for total consideration of approximately $30.4 million, which includes payments for a non-compete covenant, consents and a release of claims.

     - In addition, we plan to pay approximately $5.7 million to repurchase an approximate 1.07% interest in Horseshoe Gaming to facilitate our formation as a Subchapter S corporation under the Internal Revenue Code.

     - We also plan to pay approximately $17.7 million to repurchase an approximate 3.2% interest in us as a condition of our anticipated licensing in Illinois.
                                        3

                               THE EXCHANGE OFFER

     On May 11, 1999, we privately placed $600,000,000 aggregate principal amount of our 8 5/8% Series A Senior Subordinated Notes Due 2009, or original notes, in a transaction exempt from registration under the Securities Act. In connection with the private placement, we entered into a registration rights agreement, dated May 11, 1999, with the initial purchasers of the original notes. In the registration rights agreement, we agreed to register under the Securities Act an offer of our new 8 5/8% Series B Senior Subordinated Notes Due 2009, or new notes, in exchange for the original notes. We also agreed to deliver this prospectus to holders of the original notes, to file the exchange offer registration statement within 60 days of the issuance of the original notes, to use our best efforts to cause such registration statement to become effective within 180 days of the issuance of the original notes and to consummate the exchange offer within 30 business days thereafter. In this prospectus, we refer to the original notes and the new notes together as the notes. You should read the discussion in the section entitled "Description of Notes" for information regarding the notes.

The Exchange Offer..............    We are offering to exchange $1,000 in
                                    principal amount of new notes for each
                                    $1,000 in principal amount of original
                                    notes. The new notes are substantially
                                    identical to the original notes, except
                                    that:

                                         (1)  the new notes will be freely
                                              transferable, other than as
                                              described in this prospectus;

                                         (2)  the new notes will not contain any
                                              legend restricting their transfer;

                                         (3)  holders of the new notes will not
                                              be entitled to certain rights of
                                              the holders of the original notes
                                              under the registration rights
                                              agreement; and

                                         (4)  the new notes will not contain any
                                              provisions regarding the payment
                                              of liquidated damages.

                                    We believe that you can transfer the new notes without complying with the registration and prospectus delivery provisions of the Securities Act if you:

                                         (1)  acquire the new notes in the
                                              ordinary course of your business;

                                         (2)  are not and do not intend to
                                              become engaged in a distribution
                                              of the new notes;

                                         (3)  are not an affiliate of us; and

                                         (4)  are not a broker-dealer that
                                              acquired original notes as a
                                              result of market-making or other
                                              trading activities.

                                    If any of these conditions is not satisfied and you transfer any new note without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act.

                                    Each broker-dealer that receives new notes for its own account in exchange for original notes, which it acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. See "Plan of Distribution."

Registration Rights.............    Under the registration rights agreement, we
                                    have agreed to use our best efforts to
                                    consummate the exchange offer or to use our best efforts to cause the original notes to be registered under the Securities Act so as to permit resales. If we are not in compliance with our obligations under the registration rights agreement, liquidated damages will be payable under certain circumstances in addition to the interest that is otherwise due on the notes. If the exchange offer is completed on the terms and within the period contemplated by this prospectus, no liquidated damages will be payable on the notes. See the sections entitled "The Exchange Offer -- Shelf
                                    Registration Statement" and "Liquidated
                                    Damages."

Minimum Condition...............    The exchange offer is not conditioned on any
                                    minimum aggregate principal amount of
                                    original notes being tendered for exchange.

Expiration Date.................    The exchange offer will expire at 5:00 p.m.,
                                    New York City time, on              , 1999,
                                    unless we extend it.

Conditions to the Exchange
Offer...........................    Our obligation to complete the exchange
                                    offer is subject to various conditions. See the sections entitled "The Exchange
                                    Offer -- Conditions." We reserve the right to terminate or amend the exchange offer at any time before the expiration date if various specified events occur.

Withdrawal Rights...............    You may withdraw the tender of your original
                                    notes at any time before the expiration
                                    date. Any original notes not accepted for any reason will be returned to you without expense as promptly as practicable after the expiration or termination of the exchange offer.

Procedures for Tendering
Original Notes..................    See the section entitled "The Exchange
                                    Offer -- Procedures for Tendering."

Federal Income Tax
Consequences....................    The exchange of original notes for new notes
                                    by U.S. holders will not be a taxable
                                    exchange for U.S. federal income tax
                                    purposes, and U.S. holders should not
                                    recognize any taxable gain or loss as a
                                    result of the exchange.

Effect on Holders of Original
Notes...........................    If the exchange offer is completed on the
                                    terms and within the period contemplated by this prospectus, holders of the original notes will have no further registration or other rights under the registration rights agreement, except under limited circumstances. See the section entitled "The
                                    Exchange Offer -- Shelf Registration
                                    Statement" and "Liquidated Damages."

                                    Holders of the original notes who do not tender their original notes will continue to hold those original notes. All untendered, and tendered but unaccepted, original notes will continue to be subject to the restrictions on transfer provided for in the original notes and the indenture under which the original notes were and the new notes will be issued. To the extent that original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes could be adversely affected.

Use of Proceeds.................    We will not receive any proceeds from the
                                    issuance of new notes in the exchange offer.

Exchange Agent..................    U.S. Trust Company, National Association is
                                    serving as exchange agent in connection with the exchange offer.

                                   THE NOTES

     The exchange offer applies to $600,000,000 aggregate principal amount of original notes. The new notes are substantially identical to the original notes, except for transfer restrictions and registration rights relating to the original notes. The new notes will evidence the same debt as the original notes and will be entitled to the benefits of the indenture. See the section entitled, "Description of Notes."

Issuer..........................    Horseshoe Gaming Holding Corp.

Securities Offered..............    $600.0 million principal amount of 8 5/8%
                                    Series B Senior Subordinated Notes Due 2009.

Maturity Date...................    May 15, 2009.

Interest Payment Dates..........    Each May 15 and November 15, beginning
                                    November 15, 1999.

Guarantees......................    After the Empress Merger and the Internal
                                    Consolidation, our wholly-owned subsidiaries as well as our other subsidiaries that guarantee any of our other debt that is pari passu or subordinated to the notes will guarantee the notes.

Optional Redemption.............    The notes are redeemable by us on or after
                                    May 15, 2004 at the redemption prices listed in the section "Description of Notes" under the heading "Optional Redemption." Prior to May 15, 2002, we may redeem up to 35% of the notes with the proceeds of a public equity offering.

Mandatory Redemption............    We are required to redeem a portion of the
                                    notes at 101% of their principal amount if:
                                    (a) we fail to consummate the Empress Merger for any reason by December 1, 1999; (b) we determine that the Empress Merger will not be completed by that date; (c) more than $75.0 million of Empress notes remain outstanding after the Empress change of control offer; or (d) we fail to timely consummate the Empress change of control offer. See the section "Description of Notes" under the heading "Mandatory
                                    Redemption" for more information.

Ranking.........................    Except as described in the section
                                    "Description of Notes" under the heading
                                    "Subordination," the notes:

                                         - are our senior subordinated,
                                           unsecured general obligations;

                                         - rank junior in right of payment with
                                           all of our existing and future senior
                                           debt;

                                         - rank equal in right of payment with
                                           our other existing and future senior
                                           subordinated debt; and

                                         - are effectively behind all existing
                                           and future debt of our subsidiaries
                                           that are not guarantors, including
                                           trade payables.

Accounting Treatment............    The new notes will be recorded at the same
                                    carrying value as the original notes as
                                    reflected in our accounting records on the date of exchange.

Change of Control...............    Upon the occurrence of both a change of
                                    control and either a downgrade of our credit rating or a decline in our interest coverage ratio, we are required to make an offer to purchase the notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest to the purchase date.

Certain Covenants...............    We issued the notes under an indenture with
                                    U.S. Trust Company, National Association, as trustee. The indenture restricts, among other things and subject to certain exceptions, our ability and the ability of our subsidiaries to:

                                         - incur additional debt;

                                         - pay dividends, redeem capital stock
                                           or make certain other restricted
                                           payments or investments;

                                         - enter into agreements that prohibit
                                           our subsidiaries from paying
                                           dividends, making loans or otherwise
                                           transferring assets to us or to any
                                           of our other subsidiaries;

                                         - encumber or sell assets; or

                                         - merge, consolidate or sell all or
                                           substantially all of our assets.

Secured Proceeds Account........    Approximately $342.3 million of the net
                                    proceeds of the offering of original notes was paid to a securities intermediary who invested those funds in United States
                                    Treasury securities and deposited them into a secured proceeds account. The secured proceeds account and the intercompany note have been pledged to the trustee to secure our obligations under the indenture and the notes, including our obligation to redeem the notes under the circumstances described in the section "Description of Notes" under the heading "Mandatory Redemption."

Licensing.......................    Ownership of the notes is subject to
                                    Louisiana and Mississippi gaming laws and regulations, and our certificate of incorporation and by-laws. Following consummation of the Empress Merger, ownership of the notes will also be subject to Indiana and Illinois gaming laws and regulations. In addition, the notes are subject to redemption for certain regulatory reasons discussed herein.

Book Entry, Delivery and Form...    Notes will be represented by one or more
                                    permanent global securities in definitive, fully-registered form, without interest coupons, deposited with the trustee, as custodian for, and registered in the name of, a nominee of DTC.

     The address of our principal executive offices is Horseshoe Gaming Holding Corp., 4024 South Industrial Road, Las Vegas, Nevada 89103 and our telephone number is (702) 650-0080.

                                  RISK FACTORS

     See the section entitled "Risk Factors" beginning at page 10 for a discussion of certain factors that you should consider in connection with your participation in the exchange offer.

                       RATIO OF EARNING TO FIXED CHARGES

     Our ratio of earnings to fixed charges is as follows: (a) December 31, 1994 -- 1.0x; (b) December 31, 1995 -- 3.6x; (c) December 31, 1996 -- 2.6x; (d)
December 31, 1997 -- 1.7x; (e) December 31, 1998 -- 1.6x; (f) March 31,
1998 -- 2.0x; and (g) March 31, 1999 -- 2.6x. Our pro forma ratio of earnings to fixed charges is as follows: (a) December 31, 1998 -- 1.4x and (b) March 31, 1999 -- 2.0x. For purposes of computing the ratio of earnings to fixed charges, earnings include net income (loss) before minority interests plus fixed charges. Fixed charges consist of interest expense (plus amounts capitalized), a portion of rental expense (deemed by management to be representative of the interest factor of rental payments) and amortization of debt issuance costs. For more information relating to our financial condition, you should read the sections "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes, which are included elsewhere in this prospectus.

                                  RISK FACTORS

     In addition to the other information in this prospectus and in the documents we refer you to, you should carefully consider the following risk factors before participating in this exchange offer.

OUR SUBSTANTIAL AMOUNT OF DEBT COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES

     We have a substantial amount of debt, including (1) $600.0 million of notes and (2) $160.0 million of Horseshoe Gaming's 9 3/8% Senior Subordinated Notes due 2007. Upon completion of the Empress Merger, we will have additional indebtedness of approximately $245.0 million under our new credit facility. At March 31, 1999, after giving effect to the Ownership Transactions and the Refinancing Transactions, our total consolidated debt, excluding approximately $79.4 million of trade payables and current and long-term accrued liabilities and $54.9 million of redeemable ownership interests, would have been approximately $771.8 million, which includes $325.0 million of debt that is redeemable if the Empress Merger does not occur. In addition, at March 31, 1999, after giving effect to the Merger Transactions, our total consolidated debt, excluding approximately $107.2 million of trade payables and current and long-term accrued liabilities and $54.9 million of redeemable ownership interests, would have been approximately $1,016.8 million. See the sections entitled "Capitalization" and "Unaudited Pro Forma Combined Financial Statements."

     Subject to the terms of the notes and our other debt, we may be able to borrow additional debt in the future which may be senior to the notes and the guarantees. If we incur additional debt, the related risks that we now face could increase.

     Our substantial amount of debt could have important consequences for you and for us, including:

     - limiting our ability to satisfy our obligations with respect to the notes;

     - increasing our vulnerability to general and local adverse economic and industry conditions;

     - limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

     - requiring a substantial portion of our cash flow to be used to pay principal and interest on our debt, reducing our ability to use our cash flow to fund working capital, capital expenditures, and general corporate requirements;

     - limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

     - disadvantaging us compared to competitors with less debt or greater resources.

     If we do not comply with the terms of our debt agreements and we fail to generate sufficient cash flow from future operations, we may have to refinance all or a portion of our indebtedness or obtain additional financing. We can not assure you that we will be able to refinance any of our indebtedness or obtain additional financing, particularly because of our anticipated high levels of debt and the debt incurrence restrictions under our debt agreements.

THE NOTES ARE SUBORDINATED TO OUR SENIOR DEBT

     The notes are not secured by any of our assets or any assets of our subsidiaries. The notes rank behind all of our existing and future senior debt, including borrowings under the new credit facility. If we become insolvent or are liquidated, or if payment under our new credit facility or other senior debt is accelerated, our lenders will have a claim on our assets and the assets of our subsidiaries before the holders of the notes. If there is a distribution to our creditors because of a bankruptcy, liquidation, reorganization or similar proceeding relating to us or our property, holders of debt that is senior to the notes will be paid in full before any payment may be made with respect to the notes. Similarly, in the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to any subsidiary guarantor, its assets would be available to pay obligations under its guarantee only after all senior debt of that guarantor is paid in full.

WE FACE INTENSE COMPETITION IN EACH MARKET WHERE WE OPERATE

     The casino gaming industry is highly fragmented and characterized by competition from a large number of participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery and poker machines in locations other than casinos, card clubs, state-sponsored lotteries, Native American gaming and other forms of gaming and non-gaming entertainment in the United States.

     Our existing casinos depend substantially on the Louisiana and Mississippi gaming markets and compete directly with other riverboat and dockside gaming operators in both states. The Mississippi gaming market is extremely competitive and, under Mississippi law, the number of authorized gaming licenses is unlimited. There are 30 licensed and operating dockside gaming facilities in Mississippi, including nine dockside gaming facilities in Tunica County, and the Mississippi Gaming Commission has granted a number of other licenses for facilities not currently in operation. We expect that other companies will open dockside gaming facilities in Tunica County in the future.

     Current Louisiana gaming legislation authorizes a total of 15 riverboat gaming licenses statewide. As of March 31, 1999, the Louisiana Gaming Control Board had granted 14 of those licenses, including licenses to four riverboat gaming facilities currently operating in the Bossier City/Shreveport market. The Louisiana Gaming Control Board has recently granted approval to relocate the license for a casino, which is now closed, to a new proposed facility in the Bossier City/Shreveport market. In addition, if the remaining license is granted, it may be located in the Bossier City/Shreveport market. There can be no assurance that the Bossier City/Shreveport market will be large enough to allow more than four riverboat casinos to operate profitably. In addition, there can be no assurance as to whether the Louisiana legislature will increase the number of gaming facilities permitted in Louisiana and what effect any such increase would have on our Louisiana operations.

     If we consummate the Empress Merger, we will be subject to competition in Illinois and Indiana. The Empress casinos compete with seven other casinos in the Chicago metropolitan area, four of which are located on Lake Michigan in Indiana, the location of Empress Hammond, and three of which are located in Illinois. In addition, the Illinois legislature in May, 1999 enacted amendments to the Illinois Riverboat Gambling Act, which legislation is expected to be signed by the Governor of Illinois, and which could result in one of the ten state-authorized licenses for Illinois being relocated to the Chicago area, which could have a material adverse effect on Empress' operations. To a lesser extent, Empress also competes with casino operations in nearby states including Iowa and Missouri where riverboat and/or dockside gaming also have been approved.

     Some of our competitors have certain competitive advantages over our casinos, including significantly greater financial and other resources and larger gaming facilities. In addition, some of our competitors are undergoing renovation and expansion, including one competitor that is constructing a 514-room hotel in the Bossier City/Shreveport market, and some may renovate or expand their facilities in the future. Given these factors, it is possible that this competition could have a material adverse effect on our financial condition. There can be no assurance that we will not face increased competition from these and other forms of legalized gaming, as well as competition from jurisdictions that may legalize gaming in the future. See the section "Business" under the heading "Competition."

WE ARE A HOLDING COMPANY; OUR ABILITY TO REPAY THE NOTES AND OTHER DEBT DEPENDS ON CASH FLOW FROM OUR SUBSIDIARIES

     We are a holding company. Our only material assets are our ownership interests in our subsidiaries. Consequently, we depend on distributions or other intercompany transfers of funds from our subsidiaries to meet our debt service and other obligations, including with respect to the notes. Our subsidiaries are not obligated to make funds available to us for payment on the notes. In addition, distributions and intercompany transfers to us from our subsidiaries will depend on:

     - their earnings;

     - covenants contained in their debt agreements, including Horseshoe Gaming's existing credit facility and the new credit facility;

     - covenants contained in other agreements to which our subsidiaries are or may become subject;

     - business and tax considerations; and

     - applicable law, including regulations of gaming authorities.

     We cannot assure you that the operating results of our subsidiaries at any given time will be sufficient to make distributions or other payments to us and that these distributions and/or payments will be adequate to pay principal and interest on the notes when due. In addition, our rights and the rights of our creditors, including holders of notes, to participate in the assets of any of our subsidiaries upon their liquidation or recapitalization will generally be subject to the prior claims of the subsidiaries' creditors.

WE MAY FACE DISRUPTION IN INTEGRATING OUR OPERATIONS WITH EMPRESS AND OTHER FACILITIES WE MAY ACQUIRE OR DEVELOP

     The integration of our operations with Empress' operations following the Empress Merger will require the dedication of management resources which may temporarily detract attention from our day-to-day business. The process of combining the two organizations may also interrupt the activities of either or both of the businesses, which could impact our revenues and operating results negatively. We cannot assure you that we will be able to manage the combined operations effectively or realize any of the anticipated benefits of the Empress Merger.

     Our ability to achieve our objectives in connection with the Empress Merger is subject to certain risks including, among others, the possible inability to retain certain Empress executives. We recently entered into employment agreements with the chief executive officer and the president of Empress, each of which will become effective upon consummation of the Empress Merger. If, for any reason, other executives do not continue to be active in management after the Empress Merger, our operations after consummation of the Empress Merger could be materially adversely affected.

     In addition, we may pursue expansion and acquisition opportunities in the future and would face significant challenges not only in managing and integrating the combined operations but also in managing our expansion projects and any other gaming operations that we might acquire in the future. Management of such new projects will require that we increase our managerial resources. If we fail to manage our growth effectively, it could materially adversely affect our operating results.

EXTENSIVE GOVERNMENT REGULATION CONTINUOUSLY IMPACTS OUR OPERATIONS

     General. The ownership, management and operation of gaming facilities is subject to extensive laws, regulations and ordinances which are administered by various federal, state and local government entities and agencies. These laws, regulations and ordinances vary from jurisdiction to jurisdiction, but generally concern the responsibility, financial stability and character of the owners and managers of gaming operations as well as persons financially interested or involved in gaming operations.

     We must comply with stringent gaming laws in each state where we conduct business. Many of these gaming laws have only recently been enacted and may be changed at any time. In addition, state regulatory agencies have broad rulemaking authority when interpreting the laws and developing regulations to implement the gaming laws and may change their interpretations at any time. The state regulatory agencies also have broad powers to request detailed financial and other information, to suspend or revoke gaming licenses and to approve changes in our operations. There can be no assurance that each of our gaming licenses, or the licenses of the Empress casinos, will be renewed when they expire. Although we know of no reason why our gaming licenses or the Empress gaming licenses would not be renewed or maintained, a failure of our licenses, or the licenses of the Empress casinos if the Empress Merger is consummated, to be renewed or maintained would have a material adverse effect on us.

     We are subject to many different types of federal, state and local regulations, including regulations requiring us to:

     - pay gaming fees and taxes in each state where we operate a casino;

     - obtain a gaming license in each state where we operate a casino, which we must get renewed periodically and which may be suspended or revoked if we do not meet detailed regulatory requirements;

     - receive and maintain federal and state environmental approvals;

     - receive and maintain federal approvals to operate our riverboat casinos in navigable waters; and

     - receive and maintain local licenses to sell alcoholic beverages in our casinos.

     The compliance costs associated with these laws, regulations and licenses are significant. A change in the laws, regulations and licenses applicable to our business or a violation of any current or future laws or regulations or our gaming licenses could require us to make material expenditures or could otherwise materially adversely affect our business or financial results.

     Louisiana. In Louisiana, our operations are regulated by the Louisiana Gaming Control Board. In 1993, the Louisiana State Police denied an application made by HE, our subsidiary that owns and operates Horseshoe Bossier City, for a gaming license to operate a casino. HE appealed the denial to the Louisiana Riverboat Gaming Commission and that Commission overturned the denial. Our gaming license in Louisiana is subject to annual renewals. We received renewal of our Louisiana license in October 1998, subject to completion of a full suitability review of HE and its key personnel.

     Mississippi. In Mississippi, our operations are regulated by the Mississippi Gaming Commission. Our gaming license in Mississippi is subject to renewal every two years and was most recently renewed in September 1998, effective as of October 1998.

     Indiana. In Indiana, Empress Hammond's operations are regulated by the Indiana Gaming Commission. Empress Hammond's gaming license in Indiana was granted in June 1996 and is subject to annual renewal beginning in June 2001. In addition, Empress Hammond is subject to various commitments to governmental authorities and the failure to comply with such commitments would impact the ongoing license renewal process and the approval of the Empress Merger. See below "If the Empress Merger is Consummated, We Would be Required to Make Substantial Payments to Governmental Authorities." Three individuals challenging the constitutionality of the Indiana Riverboat Act filed a lawsuit on October 25, 1996 in Harrison County, Indiana. If the Indiana Riverboat Act ultimately was held unconstitutional and if, as a result thereof, Empress Hammond was not permitted to operate, it would, absent timely corrective legislation, have a material adverse effect on us if the Empress Merger is consummated. See the section "Regulatory Matters" under the heading "Indiana Gaming Regulation."

     Illinois. In Illinois, Empress Joliet's operations are regulated by the Illinois Gaming Board. Empress Joliet's gaming license in Illinois is subject to annual renewals and was most recently renewed in July 1998.

     In May 1999, the Illinois legislature enacted amendments to the Illinois Riverboat Gambling Act which, if signed by the Governor, will change the statute in several respects. The May 1999 amendments, among other things, provide for the following: (1) the requirement that riverboat gambling authorized by the Illinois Riverboat Gambling Act take place on a navigable stream is eliminated and is replaced by a provision that such gambling may take place on any water within the State of Illinois or any water other than Lake Michigan which constitutes a boundary of the State of Illinois; (2) the prohibition on having riverboat gambling in a county having a population in excess of 3,000,000 is eliminated; (3) the requirement that riverboats conduct excursion cruises is eliminated and the continuous ingress and egress of passengers for the purpose of gambling is permitted; (4) the limitation on the holder of an owners license owning more than a 10% interest in an entity having another owners' license is eliminated; (5) for owners' licenses renewed after May 1, 1998 the renewal shall be for a period of four years, unless the Illinois Gaming Board sets a shorter period; (6) three of the licenses, rather than four, shall authorize riverboat gambling on the Mississippi River; (7) an owners licensee that was not conducting riverboat gambling on January 1, 1998 may apply to the Illinois Gaming Board for renewal and approval of relocation to a new home dock and the Illinois Gaming Board shall grant the application and approval upon receipt by the licensee of approval from the new municipality or county, as the case may be, in which the licensee wishes to relocate and any licensee that relocates its home dock pursuant to this Section shall attain a level of at least 20% minority or female ownership within a time period prescribed by the Illinois Gaming Board. It is expected the Governor of Illinois will sign this legislation.

THERE ARE SIGNIFICANT REGULATORY APPROVALS REQUIRED FOR US TO CONSUMMATE THE EMPRESS MERGER

     In addition to the laws and regulations that regulate how we can operate our business, obtaining the new credit facility and consummating the Empress Merger will require us to make additional disclosure to, and receive various approvals from, the gaming authorities in each state where we operate, and in Indiana and Illinois. The additional disclosure could affect our ability to renew our current licenses and to obtain new licenses to operate additional casinos. Among the factors to be considered by the gaming authorities in approving the sale of the notes, the new credit facility and the Empress Merger are our financial integrity and that of Horseshoe Gaming, including adequate capitalization. The Illinois and Indiana gaming authorities will consider the notes and the new credit facility when they consider whether to approve the Empress Merger. In connection with the Empress Merger, as well as all license renewals, the gaming authorities will also be required to approve the suitability of our officers, directors and owners. There can be no assurance that we will be able to obtain from the gaming authorities all approvals necessary related to the issuance of the notes, entering into the new credit facility or consummation of the Empress Merger, or that the approvals will be made in a timely manner. If the gaming authorities delay approval of the new credit facility or the Empress Merger or do not approve all of the terms of the new credit facility or the Empress Merger, our ability to complete the Empress Merger may be adversely affected or we may be unable to complete the Empress Merger. Failure to complete the Empress Merger will result in a portion of the notes being redeemed by us as described in the section "Description of Notes" under the heading "Mandatory Redemption."

RISKS ASSOCIATED WITH ENVIRONMENTAL REGULATIONS

     We are subject to federal, state and local laws, regulations and ordinances, or Environmental Laws, that: (1) govern activities or operations that may have adverse environmental effects, such as discharges to air and water as well as handling and disposal practices for solid and hazardous wastes; and
(2) impose liability for the costs of cleaning up, and certain damages resulting from, past spills, disposals or other releases of hazardous substances. Although we believe we are in substantial compliance with Environmental Laws, there can be no assurance that: (1) we will be able to maintain such compliance; (2) the Environmental Laws will not change; or (3) we will not be required to make substantial expenditures in the future to comply with Environmental Laws. For example, in 1990 Congress enacted the Oil Pollution Act to regulate response actions and liability related to oil spills. In that regard, we and Empress are required to meet certain financial responsibility requirements. We and Empress have met these requirements either through self-insurance or third-party insurance and do not believe that the costs of complying with these regulations will be material. We could, however, incur material liability in the event of a major oil spill that exceeds the uninsured amounts.

     Based on our review of certain environmental assessments, we are aware that there may be soil and groundwater contamination present on some of the real property used by our existing casinos or the Empress casinos due to past industrial activities. In connection with the construction of a highway overpass to service Empress Hammond, Empress agreed to clean up contamination discovered on property owned by the City of Hammond during the course of construction. Empress also agreed, subject to certain limitations, to indemnify the City of Hammond for costs related to any other future cleanup required at the property as a result of historical conditions. The construction of the overpass and associated cleanup efforts were completed in 1996. Empress does not believe that the contamination discovered during the investigations requires further investigation or cleanup under current Environmental Laws. It is possible, however, that such laws will become more stringent in the future or that additional contamination on the property will be discovered and will need to be cleaned up. Pursuant to Empress' agreement with the City of Hammond, which we are assuming pursuant to the Empress Merger if the Empress Merger is consummated, we could be obligated to undertake any such cleanup. Therefore, we cannot assure you that we will not be required to make material expenditures with respect to such matters. See the section "Regulatory Matters" under the heading "Other Applicable Non-Gaming Regulatory Matters."

IF THE EMPRESS MERGER IS CONSUMMATED, WE WOULD BE REQUIRED TO MAKE SUBSTANTIAL PAYMENTS TO GOVERNMENTAL AUTHORITIES

     As a condition to its license in Indiana, Empress Hammond made various financial and other commitments to the City of Hammond, Indiana and other Indiana governmental bodies pursuant to a Hammond Riverboat Gaming Project Development Agreement, or Development Agreement. These commitments will continue following the Empress Merger. As of March 31, 1999, approximately $23.3 million of such commitments remained outstanding primarily for commercial development, residential development and the construction of a hotel. While Empress is on track with respect to its residential commitments, they are currently in discussions with the City of Hammond regarding plans for a hotel, construction of which was required to commence in 1996. Empress is also in discussions with the City of Hammond regarding their commercial commitment. In addition, under the terms of the Development Agreement, Empress Hammond is required to make annual payments of approximately $1.3 million for public safety services and other uses and an annual payment based on a varying percentage of Empress Hammond's adjusted gross receipts. In the event that Empress Hammond suffers a decrease in revenues, the costs of satisfying the foregoing commitments if the Empress Merger is consummated may have a material adverse effect on us. In addition, there can be no assurance that the actual costs incurred to complete the projects undertaken to satisfy such commitments will not exceed the original amount of such commitments. The level of compliance by Empress with the commitments to the City of Hammond will be considered by the Indiana Gaming Commission in its review of the Empress Merger and compliance by us following the Empress Merger will be considered in connection with Empress Hammond's ongoing licensure.

     Empress Hammond entered into a License Agreement, or License Agreement, with the Hammond Port Authority on June 21, 1996, pursuant to which Empress Hammond licenses from the Hammond Port Authority certain rights to land and docking facilities at the Hammond marina. For the rights and privileges granted to it under the terms of the License Agreement, Empress Hammond is required to pay the Hammond Port Authority: (1) a $1.00 per passenger fee for each passenger visiting the casino; and (2) an amount equal to the aggregate annual rental at the Hammond marina for each boat slip that was removed or taken out of operation as a result of the construction of the docking facilities and/or the operation of the casino. In the event Empress Hammond suffers a decrease in revenues, the costs of satisfying the foregoing commitments if the Empress Merger is consummated may have a material adverse effect on us.

GAMING REFERENDA OR OTHER GAMING LAWS MAY BE ADOPTED, MODIFIED OR REPEALED

     In Mississippi, a request was filed with the Secretary of State on March 22, 1999 to place on the November 2000 statewide ballot a voter initiative to ban gaming in the state. On May 6, 1999, the local circuit court found the wording of the initiative inadequate, and declared the initiative measure unconstitutional. The sponsor has appealed the local circuit court's decision on the initiative to the Mississippi Supreme Court, where the matter awaits resolution. These events follow two unsuccessful attempts by the same sponsor in 1998 to place substantially similar initiative measures on the November 1999 statewide ballot. Even if the Supreme Court should affirm the circuit court's ruling, it is possible that the gaming ban initiative could be re-worded and meet the requirements for placement on the November 1999 ballot or the ballot of a later election. Passage of any Mississippi initiative requires an affirmative vote representing both a majority of the votes cast with respect to such initiative and at least 40% of the voters casting votes on any matter in the election.

     Approval by the requisite number of voters of a Mississippi initiative similar to those proposed in 1998 and 1999 would repeal the legislation authorizing gaming in the state subject to the final results of any legal challenges which might be raised regarding the initiative and its impact on any current casino operations and/or pending applications for gaming licenses in Mississippi. We are unable to determine at this time whether any such initiative will be submitted to voters. If any such initiative is submitted to the voters of Mississippi for their consideration, no assurance can be given regarding the outcome of the vote or the impact of the vote on our gaming operations in Mississippi.

     From time to time, various proposals have been introduced in the Mississippi, Louisiana, Indiana and Illinois legislatures that, if enacted, could adversely affect the taxation, regulation, operation, competitive environment or other aspects of the gaming industry in those states. There can be no assurance that future legislation or regulations would not have a material adverse effect on the ability to conduct a gaming business in these states or the profitability of such operations. An additional degree of uncertainty exists in the Louisiana, Indiana and Illinois regulatory environment due to the limited experience in the interpretation of the Louisiana, Indiana and Illinois gaming legislation and regulations.

     A National Gambling Impact Study Commission has been established by the United States Congress to conduct a comprehensive study of the social and economic impact of gaming in the United States. The National Commission is required to issue a report containing its findings and conclusions, together with recommendations for legislation and administrative actions, by June 20, 1999. Also, the Governor of Indiana has appointed a Gaming Impact Study Commission to review the impact of all forms of gaming in Indiana and to issue its report by December 31, 1999. Any recommendations which may be made by the National Commission could result in the enactment of new laws and/or the adoption of new regulations which could adversely impact the gaming industry in general and recommendations made by the Indiana Commission ultimately may adversely impact gaming in Indiana. We are unable at this time to determine what recommendations, if any, the National Commission or the Indiana Commission will make, or the ultimate disposition of any recommendations the National Commission may make.

A LOSS OF ONE OF OUR RIVERBOATS OR DOCKSIDE FACILITIES FROM SERVICE COULD MATERIALLY AND ADVERSELY AFFECT OUR OPERATIONS

     Our profitability depends on the two riverboats and the dockside facilities in Tunica County, Mississippi and Bossier City, Louisiana and, following completion of the Empress Merger, three riverboats and dockside facilities in the metropolitan Chicago area. Any of these vessels could be lost from service due to casualty, mechanical failure, a flood or other severe weather conditions or extended or extraordinary maintenance or inspection, including routine inspections required by the U.S. Coast Guard. Periodically, Empress' vessels must either be drydocked for an inspection of the hull or undergo an underwater hull survey, which could result in a loss of service for a period of time. Any extended period of time during which our casinos are out of service could have a material adverse effect on our cash flow and our financial condition.

RISKS RELATING TO LITIGATION

     During the normal course of operating our business, we are, from time to time, subject to various litigation claims and legal disputes. In our opinion, none is expected to have a material adverse impact on our operations, however, no assurance can be given that it will not do so or, that in the future, we will not be subject to litigation that will adversely affect our operations. In addition, Empress is subject to certain legal proceedings that may impact our operations if we consummate the Empress Merger.

     On July 21, 1998, a lawsuit was filed against Empress Hammond and Empress Joliet and four of their employees in the United States District Court for the Northern District of Illinois. The lawsuit, brought by two former female employees of Empress Joliet, alleges that Empress Hammond and Empress Joliet committed gender discrimination and sexual harassment in violation of Title VII of the Civil Rights Act of 1964 and permitted a hostile work environment to exist at its facilities. The lawsuit also alleges certain tort claims and seeks certification as a class action on behalf of similarly situated current and former female employees of Empress Joliet and Empress Hammond, and seeks injunctive relief and money damages. Empress denies the allegations in the complaint and intends to vigorously contest this matter. Although Empress has agreed to indemnify us with respect to this claim and others, there can be no assurances that such indemnity will be adequate or available to us or that any judgment in this matter would not have a material adverse effect on us if we consummate the Empress Merger.

YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NOTES

     The notes are a new issue of securities for which there is currently no established trading market. As a result, we cannot provide any assurances that a market will develop for the notes or that you will be able to sell your notes. We do not intend to apply for listing or quotation of the notes; however, the notes have been designated for trading in the PORTAL market. We have been informed by the Initial Purchasers that they intend to make a market in the notes. However, the Initial Purchasers are not obligated to do so, and they may cease their market-making at any time without notice. In addition, such market-making activity will be subject to the limitations imposed by the Securities Act and the Exchange Act.

THERE MAY BE NEGATIVE CONSEQUENCES TO NON-TENDERING HOLDERS OF THE ORIGINAL NOTES IN THE EXCHANGE OFFER

     In the event we consummate the exchange offer, we will not be required to register any original notes not tendered and accepted in the exchange offer. In such event, holders of original notes seeking liquidity in their investment would have to rely on exemptions to the registration requirements under the Securities Act.

VOLATILITY RISKS

     If a market develops for the notes, the notes might trade at prices higher or lower than their initial offering price. The trading price would depend on many factors, such as prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial fluctuation in the prices of these securities. In addition, securities of gaming companies have historically been volatile and no assurance can be given that these notes will not be subject to such volatility. The market for the notes may be subject to such disruptions, which could have an adverse effect on you. You should be aware that you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.

FRAUDULENT TRANSFER RISKS

     Our wholly-owned and certain other subsidiaries are, upon the occurrence of certain events, required to guarantee our obligations under the notes. Under federal or state fraudulent transfer law, however, if any subsidiary guarantor becomes a debtor in a case under the United States Bankruptcy Code or otherwise encounters financial difficulty, a bankruptcy or state court could enter an order avoiding that subsidiary's guarantee. In that event, the court could also require that holders return any amounts received under the guarantee to the subsidiary or to a fund for its creditors' benefit.

     A court could enter an order if it found that when the subsidiary became liable under its guarantee, or, in some states, when payments became due thereunder, the subsidiary received less than fair consideration or reasonably equivalent value and either: (1) was or was rendered insolvent; (2) was left with inadequate capital with which to conduct its business as then contemplated; or (3) believed or reasonably should have believed that it would incur debts beyond its ability to pay as they became due. Regardless of those factors, however, the court could avoid the guarantee if it found that the subsidiary entered into it with actual intent to hinder, delay, or defraud creditors.

     Although courts in different jurisdictions measure solvency differently, in general, a subsidiary would be deemed insolvent if the sum of its debts, including contingent and unliquidated debts, exceed the fair value of all its property, or if the present fair salable value of its assets is less than the amount that would be required to pay the expected liability on its debts, including contingent and unliquidated debts, as they become due.

     A court would likely find that a subsidiary received less than fair consideration or reasonably equivalent value for its guarantee to the extent that it did not receive direct or indirect benefit from the issuance of the notes. If a court should avoid the guarantee of any subsidiary, holders would retain their rights against us and any other subsidiary guarantors, although there is no assurance that those entities' assets would be sufficient to pay the notes in full.

REPURCHASE OF NOTES UPON A REQUIRED REGULATORY REDEMPTION OR CHANGE OF CONTROL

     Pursuant to, and in accordance with, any order of any governmental authority with appropriate jurisdiction and authority relating to a gaming license, which requires that a person who is a holder or the beneficial owner of such notes be licensed, qualified or found suitable under any gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or finding of suitability within the required time period. If such holder or beneficial owner fails to apply or become licensed or qualified or is found unsuitable, we shall have the right, at our option:

     - to require such holder or beneficial owner to dispose of such holder's or beneficial owner's notes or beneficial interests therein within 30 days of receipt of notice of our election or such earlier date as may be ordered by such governmental authorities; or

     - to redeem the notes of such holder or beneficial owner at a redemption price equal to the lesser of:

        (1) the cost at which such holder or beneficial owner acquired the notes; and

        (2) 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the earlier of the date of redemption or the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so ordered by such governmental authorities.

     We shall notify the Trustee in writing of any such redemption as soon as practicable, which may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable governmental authorities. The holder or beneficial owner of notes applying for a license, qualification or a finding of suitability is obligated to pay all costs of the licensure or investigation for such qualification or finding of suitability. We anticipate that similar requirements will exist in other states where we may expand. If you are required to dispose of the notes, there can be no assurance that you would be able to do so at a time, for a price and/or on terms that are acceptable to you. See the section "Description of Notes" under the heading "Mandatory Disposition Pursuant to Gaming Laws."

     In addition, upon the occurrence of both a change of control and either a downgrade of our credit rating or a decline in our interest coverage ratio, or a change of control trigger, you will have the right to require us to offer to purchase the notes at 101% of their principal amount, plus accrued interest, if any. The lenders under Horseshoe Gaming's existing credit facility and, following the Empress Merger, the new credit facility and the holders of Horseshoe Gaming's existing subordinated notes, will have a similar right upon a change of control without regard to a downgrade of our credit rating or a decline in our interest coverage ratio. See the section "Summary" under the heading "The Refinancing and the Empress Merger." It is possible that if a change of control trigger occurs, we might not have sufficient resources to satisfy all of our repurchase obligations. In addition, the terms of some of our debt agreements prohibit us from purchasing any notes until all debt under such agreements is paid in full. Our future credit agreements, including the new credit facility will, or other agreements relating to debt may, contain similar provisions preventing us from repurchasing your notes. If a change of control trigger occurs while we are prohibited from purchasing the notes, we could seek our lenders' consent to purchase the notes or could attempt to refinance the borrowings that contain the prohibition. There can be no assurance, however, as to whether and to what extent we could refinance such borrowings on acceptable terms, or at all. If we do not obtain a consent or repay the borrowings, we would remain prohibited from purchasing the notes. In such case, our failure to purchase submitted notes would constitute an event of default under the indenture, which would, in turn, constitute a further default under certain of our existing or future debt agreements, including Horseshoe Gaming's existing credit facility and, following the Empress Merger, the new credit facility. Also, the change of control purchase feature of these notes may in certain circumstances discourage or make it more difficult for us to be sold or taken over.

INVESTIGATION OF POLITICAL CORRUPTION IN LOUISIANA

     On November 6, 1998, a grand jury in the United States District Court for the Middle District of Louisiana returned an indictment against former Louisiana Governor Edwin W. Edwards, his son Stephen Edwards, Louisiana State Senator Gregory Tarver, and other individuals, alleging, among other things, corruption in the awarding of several riverboat licenses in the State of Louisiana. The investigation by the Federal Bureau of Investigation and the U.S. Attorney's Office into possible corruption on the part of various state legislators and other public officials within the State of Louisiana is ongoing. The indictment and affidavits filed by the FBI in various federal courts have specifically identified and accused certain public officials of accepting bribes or illegal campaign contributions or being involved in other illegal activities, and have associated such public officials with various gaming interests, which do not include Horseshoe Gaming, within the State of Louisiana.

     Horseshoe Gaming and Jack B. Binion have received and complied in a timely manner with subpoenas from the U.S. Attorney's Office requesting records of all payments, fees and compensation, if any, that HE has paid to various individuals and entities which included three of HE's former limited partners, relatives of two of those former limited partners and a Louisiana State Senator representing the Shreveport area and certain of his relatives. We believe that the information we provided in response to such subpoenas is complete, and that profit distributions, fees, compensation or other payments that HE paid to any of such persons and entities were proper and occurred in the ordinary course of business. The U.S. Attorney's Office and the FBI have informally interviewed some of our employees. The U.S. Attorney's Office has advised HE that it is neither a subject nor a target of such investigation.

     We anticipate that the indictment and ongoing investigation and the adverse publicity from the indictment and ongoing investigation will continue to cause the gaming industry in Louisiana to receive negative publicity and a certain amount of adverse public reaction. Publicity against the gaming industry within Louisiana could lead to state legislation that could significantly restrict, or eliminate, legalized gaming within the State of Louisiana. Any such legislation would have a material adverse effect on our business.

     We also anticipate that the indictment and ongoing investigation will cause heightened scrutiny by the Louisiana Gaming Control Board in connection with the renewal of riverboat gaming licenses in the State of Louisiana, including the renewal of Horseshoe

Bossier City's riverboat gaming license which is currently proceeding through the renewal process.

POTENTIAL CONFLICTS OF INTEREST

     Mr. Jack B. Binion, who is our largest shareholder, is actively involved in the gaming industry. Mr. Binion and his affiliates may, without restriction, pursue investment opportunities to acquire, develop, manage, operate or otherwise invest in businesses ancillary to any gaming business, including but not limited to hotels and restaurants, so long as they disclose such pursuits to us.

THE LOSS OF KEY MANAGEMENT AND OTHER PERSONNEL COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS

     We depend upon the efforts and skills of a few key members of our management team. If we lose the services of any of these personnel or if they are unable to devote sufficient attention to our casino operations, our operations could be materially adversely affected. We recently lost the services of six members of senior management, including our former President, Chief Financial Officer, Senior Vice President -- Operations and General Counsel. See the section entitled "Management." Four of such former employees have gone to work for a competitor. The employment agreements of such former employees did not provide for non-solicitation upon leaving us, however, we and such competitor have executed an agreement whereby such competitor has agreed not to solicit 50 key employees designated by us for a period of three years. We have filled some of the vacant senior management positions and intend to fill the remaining vacant positions as soon as practicable. We will need to integrate these and other new employees into our business, which will take time and cost money.

     We compete with other gaming companies for qualified employees who have significant gaming operations experience and other employees necessary to operate our business, particularly in Louisiana and Mississippi. Because of the recent expansion of the gaming industry in Louisiana, Mississippi and in other states, there can be no assurance that we will be able to fill the remaining vacant positions or hire additional experienced executives and other employees.

THE FAILURE OF OUR COMPUTER SYSTEMS AND THE COMPUTER SYSTEMS OF OUR KEY VENDORS TO BE YEAR 2000 COMPLIANT COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS

     The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any of our programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations.

     Our business operations depend on our and our suppliers' year 2000 readiness. If our systems, gaming or non-gaming, and those of our suppliers do not function, or fail to function properly as a result of the century change, we would have to operate under alternative procedures, some manual, until a proper resolution of the failure can be achieved. Operating in this manner could have a material adverse effect on our business. We have not completed our assessment of our Year 2000 issues.

     Two of the major internal hardware and software systems, financial accounting software system and human resource system, utilized by us have been identified to be not Year 2000 compliant. These systems will be required to be upgraded to a current platform that is Year 2000 compliant. We are also undertaking the installation of a Year 2000 compliant slot accounting software product in Horseshoe Bossier City to replace the current system that is not Year 2000 compliant.

     We presently believe that, with modifications to existing software and converting to new software, the Year 2000 issue will not pose significant operational problems for our internal computer systems as so modified and converted. However, if such modifications and conversions are not completed on a timely basis, the Year 2000 problem may have a material adverse impact on our financial condition and results of operations. In addition, in the event that any of our significant suppliers and other parties with which we have a material relationship, including public utilities, the banking systems, the postal system and other similar infrastructure enterprises, do not successfully and timely achieve Year 2000 compliance, our business or operations could be materially adversely affected. See the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the heading "Year 2000 Readiness Disclosure."

RISKS RELATING TO STATUS AS S CORPORATION

     It is intended that we will qualify for and elect to be treated as an "S corporation" for federal income tax purposes, although we are not contractually bound to maintain such treatment. As an S corporation, we will not be subject to federal income tax as an entity. Instead, each stockholder generally will be subject to income tax on his proportionate share of our income (or take into account his proportionate share of any loss). Pursuant to a stockholders' agreement, we intend to make distributions to our stockholders to enable them to pay any taxes on their share of our income. See the section entitled "Certain Relationships and Related Transactions." While we believe that we were properly formed and have been properly operating as an S corporation and that our corporate subsidiaries were properly formed and have been properly operating as Qualified Subchapter S Subsidiaries for Federal and state income tax purposes, if our S corporation tax status or the Qualified Subchapter S Subsidiary status of any of our corporate subsidiaries were successfully challenged, we or such subsidiary could be required to pay Federal and certain state income taxes, plus interest and possibly penalties, on our taxable income as far back as commencement of our respective operations. Such payments could have a material adverse effect on us. In addition, in such event, our ability to repay principal or interest on the notes may be impaired. See the section "Description of Notes" under the heading "Certain Covenants."

TRADE NAME RISKS

     In connection with the sale in July 1998 by Jack Binion of his interest in Horseshoe Club Operating Company, or Horseshoe Club, which is the owner of Binion's Horseshoe Casino in Las Vegas, Horseshoe Club assigned various trademarks and tradenames used by Horseshoe Gaming and Horseshoe Club to a separate license company, Horseshoe License Company. Horseshoe License Company issued perpetual licenses to Horseshoe Club and Horseshoe Gaming. Horseshoe Gaming received a license to use the tradename "Horseshoe" and various other related trademarks and tradenames in the gaming and related businesses for all jurisdictions other than Nevada and Horseshoe Club received a license to use the tradename "Horseshoe" and various other related trademarks and tradenames in the gaming and related businesses in Nevada.

     The use of a separate license entity is intended to protect Horseshoe Gaming's license in the event of a bankruptcy of Horseshoe Club. There can be no assurance, however, that a party would not claim in a bankruptcy proceeding of Horseshoe Club that the various trademarks and tradenames are valuable and constitute a fraudulent conveyance under Title 11, United States Code or applicable state fraudulent transfer laws. If it is determined that the various trademarks and tradenames were a fraudulent conveyance then they may be considered assets of Horseshoe Club in the bankruptcy proceeding and an avoidance of the license agreement with Horseshoe Gaming may be sought. In addition, upon a bankruptcy of Horseshoe Gaming or us as successor to Horseshoe Gaming following the Internal Consolidation, Horseshoe Club has the right to purchase Horseshoe Gaming's interest in the license and, upon such purchase, Horseshoe Gaming's interest in the license automatically terminates. Failure of Horseshoe Gaming or us as successor to Horseshoe Gaming following the Internal Consolidation, to have use of the "Horseshoe" tradename could reasonably be expected to have a material adverse effect on us.

THE INDENTURE CONTAINS AND OUR NEW CREDIT FACILITY WILL CONTAIN RESTRICTIVE DEBT COVENANTS

     The Indenture and Horseshoe Gaming's existing credit facility contain, and the new credit facility will contain, a number of significant covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay other debt or amend other debt instruments, pay dividends, create liens on assets, enter into capital leases, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, make capital expenditures, engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, under Horseshoe Gaming's existing credit facility we are required, and under the new credit facility we anticipate that we will be required, to meet a number of financial ratios and tests.

     Our ability to comply with such agreements may be affected by events beyond our control, including prevailing economic, financial and industry conditions. The breach of any of such covenants or restrictions could result in a default under Horseshoe Gaming's existing credit facility or the new credit facility, as applicable, or the Indenture, which would permit certain lenders to declare all amounts borrowed thereunder to be due and payable, together with accrued and unpaid interest, and the commitments of the senior lenders to make further extensions of credit under Horseshoe Gaming's existing credit facility or the new credit facility, as applicable, could be terminated. If we were unable to repay debt to our senior lenders, such lenders could proceed against the collateral securing such debt.

THIS PROSPECTUS CONTAINS FORWARD LOOKING STATEMENTS

     Certain of the matters discussed concerning our operations, economic performance and financial condition, including in particular the likelihood of our success in developing and expanding our business, include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predicate in nature, that depend upon or refer to future events or conditions or that include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that their goals will be achieved.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the new notes in the exchange offer as described in this prospectus. We will receive in exchange original notes in like principal amount. The original notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding debt.

     The net proceeds received by us for the placement of the original notes was approximately $582.9 million, after deducting expenses. The net proceeds are being used:

     1. to finance, in part, the acquisition of all of the outstanding capital stock of Empress Casino Joliet Corporation and Empress Casino Hammond Corporation;

     2. to repurchase certain existing 8-1/8% senior subordinated notes of Empress Entertainment, Inc.;

     3. to repurchase all of the outstanding 12.75% senior notes of Horseshoe Gaming and to pay tender premiums and accrued and unpaid interest relating thereto;

     4. to repay all of the indebtedness outstanding under the existing credit agreement; and

     5.  to pay related fees and expenses.

                                 CAPITALIZATION

     This table sets forth our consolidated capitalization: (1) as of March 31, 1999; (2) as adjusted to give effect to the Ownership Transactions and the Refinancing Transactions; and (3) as further adjusted to give effect to the Merger Transactions. You should read this information in conjunction with the section "Summary" under the heading "The Refinancing and the Empress Merger," and the sections "Use of Proceeds," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes, which are included or incorporated elsewhere in this prospectus.

                                                 AT MARCH 31, 1999 (UNAUDITED)
                                         ---------------------------------------------
                                                   AS ADJUSTED FOR       AS FURTHER
                                                    THE OWNERSHIP     ADJUSTED FOR THE
                                                   AND REFINANCING         MERGER
                                         ACTUAL     TRANSACTIONS        TRANSACTIONS
                                         ------    ---------------    ----------------
                                                         (IN MILLIONS)
Cash and cash equivalents..............  $ 47.4        $ 64.4             $   55.4
                                         ======        ======             ========
Long-term debt, including current
  portion:
  Existing credit facility.............  $ 85.0        $   --             $     --
  Notes payable to former owners.......      --          14.1                 14.1
  New credit facility..................      --            --                245.0
  12 3/4% senior notes due 2000(1).....   127.8            --                   --
  9 3/8% senior subordinated notes due
     2007..............................   159.9            --                159.9
  Notes offered hereby.................      --          274.0(2)            597.8
                                         ------        ------             --------
     Total long-term debt..............   372.7         448.0              1,016.8
                                         ------        ------             --------
Redeemable ownership interests(3)......    54.9          54.9                 54.9
Members'/stockholders' equity(4).......    47.0          13.7                 13.7
                                         ------        ------             --------
     Total capitalization..............  $474.6        $516.6             $1,085.4
                                         ======        ======             ========

-------------------------

(1) Includes an unamortized discount of $0.8 million. $0.2 million principal amount of senior notes did not tender in the tender offer.

(2) Excludes $325.0 million principal amount of notes that are subject to redemption if we fail to consummate the Empress Merger.

(3) Represents the aggregate fair market value of all interests subject to put/call provisions contained in employment agreements and option agreements of certain of our former employees as determined by an independent appraisal obtained in November 1997. For further information on these ownership interests, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(4) Members'/stockholders' equity is reduced to account for the recognition of an extraordinary loss on early retirement of long-term debt and ownership transactions.

                            SELECTED FINANCIAL DATA

     You should read the selected consolidated financial data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements and the notes thereto, and the other financial information included herein. Our selected consolidated financial data for the years ended December 31, 1998, 1997, 1996, 1995 and 1994 have been derived from our audited consolidated financial statements. Our selected consolidated financial data for the quarters ended March 31, 1999 and 1998 have been derived from our unaudited consolidated financial statements and, in our opinion, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of our results of operations for such periods and financial condition as of the dates presented. Results of interim periods are not necessarily indicative of results for the full year.

                                                                        THREE MONTHS
                                  YEARS ENDED DECEMBER 31,             ENDED MARCH 31,
                        --------------------------------------------   ---------------
                        1994(1)   1995(2)    1996     1997     1998     1998     1999
                        -------   -------   ------   ------   ------   ------   ------
                            ($ IN MILLIONS EXCEPT PER UNIT DATA)         (UNAUDITED)
CONSOLIDATED
  STATEMENTS OF
  OPERATIONS DATA:
Revenues
  Casino..............   $59.2    $283.4    $317.5   $321.2   $429.8   $106.8   $112.7
  Food and beverage...     5.9      24.3      26.9     30.0     48.3     11.1     13.0
  Hotel...............     1.8       7.3       7.9      8.8     35.4      8.3      8.8
  Retail and other....     0.9       4.1       4.4      4.3     10.0      2.1      3.1
                         -----    ------    ------   ------   ------   ------   ------
     Gross revenues...    67.8     319.1     356.7    364.3    523.5    128.3    137.6
  Less: Promotional
     allowances.......     4.4      20.7      25.0     29.2     62.3     14.4     17.4
                         -----    ------    ------   ------   ------   ------   ------
     Total net
       revenues.......    63.4     298.4     331.7    335.1    461.2    113.9    120.2
                         -----    ------    ------   ------   ------   ------   ------
Operating expenses
  Casino..............    24.3     133.3     162.4    175.4    245.2     60.5     60.7
  Food and beverage...     3.2      12.7      12.3     11.0     16.0      4.2      4.4
  Hotel...............     1.1       5.7       6.8      7.9     11.8      2.9      2.6
  Retail and other....     0.7       1.7       1.4      1.4      6.9      1.6      2.5
  General and
     administrative...    17.8      42.9      45.4     43.6     57.2     13.5     12.6
  Depreciation and
     amortization.....     2.5      12.6      16.0     19.4     33.9      7.9      8.6
  Preopening(3).......     6.7       7.0        --      3.0      0.7      0.7       --
  Development.........     2.1       4.4       6.6      1.6      0.5      0.2       --
                         -----    ------    ------   ------   ------   ------   ------
     Total operating
       expenses.......    58.4     220.3     250.9    263.3    372.2     91.5     91.4
                         -----    ------    ------   ------   ------   ------   ------

                                                                        THREE MONTHS
                                  YEARS ENDED DECEMBER 31,             ENDED MARCH 31,
                        --------------------------------------------   ---------------
                        1994(1)   1995(2)    1996     1997     1998     1998     1999
                        -------   -------   ------   ------   ------   ------   ------
                            ($ IN MILLIONS EXCEPT PER UNIT DATA)         (UNAUDITED)
Operating profit
  before corporate
  expenses and asset
  write-down..........     5.0      78.1      80.8     71.8     89.0     22.4     28.8
  Corporate
     expenses.........      --       3.4      10.2     22.5     12.9      3.1      2.2
  Asset
     write-down(4)....      --        --        --       --     12.9       --       --
Operating income......     5.0      74.7      70.6     49.3     63.2     19.3     26.6
  Interest expense....    (6.8)    (20.2)    (28.1)   (20.8)   (39.9)    (9.7)   (10.3)
  Interest income.....     0.6       1.5       6.1      5.0      2.2      0.5      0.6
  Gain on sale of
     land(5)..........     5.2        --        --       --       --       --       --
  Minority interest in
     (income) loss of
     subsidiary(5)....    (5.7)     (8.9)     (1.8)    (0.4)     0.6       --     (0.3)
  Other, net..........      --        --       0.2     (0.4)    (0.2)    (0.1)      --
                         -----    ------    ------   ------   ------   ------   ------
Income (loss) before
  extraordinary loss
  on early retirement
  of long-term debt...    (1.7)     47.1      47.0     32.7     25.9     10.0     16.6
  Extraordinary loss
     on early
     retirement of
     long-term debt...      --      (7.2)       --     (5.3)    (0.8)      --       --
                         -----    ------    ------   ------   ------   ------   ------
Net income
  (loss)(6)...........   $(1.7)   $ 39.9    $ 47.0   $ 27.4   $ 25.1   $ 10.0   $ 16.6
                         =====    ======    ======   ======   ======   ======   ======
OTHER DATA:
  EBITDA
     (unaudited)(7)...   $15.7    $100.6    $ 90.9   $ 86.8   $114.9   $ 29.3   $ 35.7
  EBITDA margin
     (unaudited)......    24.8%     33.7%     27.4%    25.9%    24.9%    25.7%    29.7%
Capital
  expenditures........   $65.7    $ 19.0    $ 58.8   $215.6   $ 46.6   $ 25.4   $  6.1
Ratio of earnings to
  fixed charges (8)...     1.0x      3.6x      2.6x     1.7x     1.6x     2.0x     2.6x

                                      AT DECEMBER 31,                   AT MARCH 31,
                        --------------------------------------------   ---------------
                         1994      1995      1996     1997     1998     1998     1999
                        -------   -------   ------   ------   ------   ------   ------
                                       (IN MILLIONS)                     (UNAUDITED)
CONSOLIDATED BALANCE
  SHEET DATA:
  Cash and cash
     equivalents(9)...  $ 18.6    $ 96.9    $121.4   $ 48.7   $ 84.1   $ 46.0   $ 47.4
  Total assets........   145.5     300.1     377.6    511.6    560.4    532.4    526.0
  Total debt(10)......   125.0     197.6     232.7    313.3    388.8    356.8    372.7
  Members'
     equity(11).......     3.6      71.1     104.7    116.2    124.8    121.8    101.9

-------------------------

 (1) Horseshoe Bossier City opened on July 9, 1994.

 (2) Horseshoe Tunica opened on February 13, 1995.

 (3) Preopening costs incurred during the expansion and development of existing casino properties are expensed as incurred.

 (4) Horseshoe Bossier City's new casino facility replaced the Queen of the Red. The Queen of the Red, along with related gaming equipment, is included in assets held for sale. During the year ended December 31, 1998, we recorded a charge of approximately $12.9 million to adjust the carrying value of the Queen of the Red to our estimate of its net realizable value.

 (5) We own less than 100% of certain subsidiaries. Minority interest represents the share of each subsidiary's income attributable to those interests not owned by us as well as the 1994 gain on sale of land by RPG of $5.2 million distributed to some, but not all, of our members.

 (6) Horseshoe Gaming is organized as a limited liability company under Delaware law. Accordingly, no provision is made in its accounts for federal income taxes, as such taxes are the liabilities of its members.

 (7) EBITDA is calculated by adding to operating income: depreciation and amortization, preopening expenses, asset write-downs and deferred compensation (including, in millions: $1.5, $6.3, $4.3, $15.1 and $4.2 in 1994, 1995, 1996, 1997 and 1998, respectively, and $0.5 and $1.4 for the quarters ended March 31, 1999 and 1998, respectively). We consider EBITDA to be a widely accepted financial indicator of a company's ability to service debt, fund capital expenditures and expand its business; however, EBITDA is not calculated in the same way by all companies and is neither a measure required, nor represents cash flow from operations as defined, by generally accepted accounting principles. EBITDA should not be considered by an investor as an alternative to net income, as an indicator of operating performance or as an alternative to cash flow as a measure of liquidity. The calculation of EBITDA for purposes of the financial information presented herein is calculated differently than for purposes of the covenants under our indentures.

 (8) For purposes of computing the ratio of earnings to fixed charges, earnings include net income (loss) before minority interests plus fixed charges. Fixed charges consist of interest expense (plus amounts capitalized), a portion of rental expense (deemed by management to be representative of the interest factor of rental payments) and amortization of debt issuance costs.

 (9) Includes escrow funds, restricted for expansion of existing facilities, development of new projects or repayment of debt, amounting to $42.2 million and $31.3 million as of December 31, 1996 and 1995, respectively.

(10) Includes deferred interest payable on notes to affiliates of $2.5 million as of December 31, 1994.

(11) Includes redeemable ownership liability of $18.4, $24.9, $51.6 and $53.7 million as of December 31, 1995, 1996, 1997 and 1998, respectively, and $53.0 and $54.9 million as of March 31, 1998 and 1999, respectively.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements are based upon and should be read in conjunction with Empress' and our historical consolidated financial statements.

     The unaudited pro forma combined financial statements are being provided in connection with our exchange offer of the original notes for the new notes. The proceeds from the offering of the original notes are being used to facilitate the Merger Transactions, the Refinancing Transactions and the Ownership Transactions.

     The unaudited pro forma combined statements of operations for the quarter ended March 31, 1999 and year ended December 31, 1998 and the unaudited pro forma combined balance sheet as of March 31, 1999 present the combined effect for the transactions listed above. The effects on the statements of operations are presented as if all such transactions were consummated on the first day of the period presented. The effects on the pro forma combined balance sheet are presented as if all such transactions occurred on March 31, 1999.

     The unaudited pro forma combined statements of operations do not reflect any adjustments for cost savings that may be realized as a result of combining our operations with Empress' operations following the Empress Merger.

     The unaudited pro forma combined financial statements have been prepared based upon currently available information and assumptions that we have deemed appropriate. This pro forma information may not be indicative of what actual results would have been, nor does such data purport to represent our combined financial results and Empress' combined financial results for future periods.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          QUARTER ENDED MARCH 31, 1999

                                                                         PRO FORMA FOR THE
                                                                           OWNERSHIP AND                    EMPRESS
                                HISTORICAL    OWNERSHIP    REFINANCING      REFINANCING      HISTORICAL     MERGER
                                HORSESHOE    ADJUSTMENTS   ADJUSTMENTS      ADJUSTMENTS       EMPRESS     ADJUSTMENTS
                                ----------   -----------   -----------   -----------------   ----------   -----------
                                                                    (IN MILLIONS)
Revenue
  Casino......................    $112.7        $  --         $  --           $112.7           $ 98.9       $   --
  Food and Beverage...........      13.0           --            --             13.0              7.2           --
  Hotel.......................       8.8           --            --              8.8              0.4           --
  Retail and Other............       3.1           --            --              3.1              1.4           --
                                  ------        -----         -----           ------           ------       ------
                                   137.6           --            --            137.6            107.9           --
  Promotional Allowances......      17.4           --            --             17.4              3.3           --
                                  ------        -----         -----           ------           ------       ------
    Total Net Revenues........     120.2           --            --            120.2            104.6           --
                                  ------        -----         -----           ------           ------       ------
Operating Expenses:
  Casino......................      60.7           --            --             60.7             51.2           --
  Food and Beverage...........       4.4           --            --              4.4              6.5           --
  Hotel.......................       2.6           --            --              2.6              0.3           --
  Retail and Other............       2.5           --            --              2.5              1.0           --
  General and
    Administrative............      12.6           --            --             12.6             15.3           --
  Depreciation and
    Amortization..............       8.6           1.9(a)        --             10.5              5.5          4.1(e)
  Preopening..................        --           --            --               --               --           --
  Development.................        --           --            --               --               --           --
    Total Operating
      Expenses................      91.4          1.9            --             93.3             79.8          4.1
                                  ------        -----         -----           ------           ------       ------
Operating Profit Before
  Corporate Expenses and Asset
  Write-Down..................      28.8         (1.9)           --             26.9             24.8         (4.1)
  Corporate Expenses..........       2.2           --            --              2.2              1.4           --
  Asset Write-Down............        --           --            --               --               --           --
  Operating Income............      26.6         (1.9)           --             24.7             23.4         (4.1)
  Interest Expense............     (10.3)          --           6.4(c)          (3.9)            (7.5)         2.3(f)
  Interest Expense -- New
    Subordinated Debt.........        --           --          (6.1)(c)         (6.1)              --         (7.2)(g)
  Interest Income.............       0.6           --            --              0.6              2.3         (2.2)(j)
  State Taxes.................        --           --            --               --             (0.1)          --
  Minority Interest in Income
    of Subsidiary.............      (0.3)         0.3(a)         --               --               --           --
  Other, net..................        --           --            --               --               --           --
Income From Continuing
  Operations..................    $ 16.6        $(1.6)        $ 0.3           $ 15.3           $ 18.1       $(11.2)
                                  ======        =====         =====           ======           ======       ======
EBITDA........................    $ 35.7                                      $ 35.7           $ 28.9

                                PRO FORMA FOR THE
                                   OWNERSHIP,
                                 REFINANCING AND
                                 EMPRESS MERGER
                                   ADJUSTMENTS
                                -----------------
                                  (IN MILLIONS)
Revenue
  Casino......................       $211.6
  Food and Beverage...........         20.2
  Hotel.......................          9.2
  Retail and Other............          4.5
                                     ------
                                      245.5
  Promotional Allowances......         20.7
                                     ------
    Total Net Revenues........        224.8
                                     ------
Operating Expenses:
  Casino......................        111.9
  Food and Beverage...........         10.9
  Hotel.......................          2.9
  Retail and Other............          3.5
  General and
    Administrative............         27.9
  Depreciation and
    Amortization..............         20.1
  Preopening..................           --
  Development.................           --
    Total Operating
      Expenses................        177.2
                                     ------
Operating Profit Before
  Corporate Expenses and Asset
  Write-Down..................         47.6
  Corporate Expenses..........          3.6
  Asset Write-Down............           --
Operating Income..............         44.0
  Interest Expense............         (9.1)
  Interest Expense -- New
    Subordinated Debt.........        (13.3)
  Interest Income.............          0.7
  State Taxes.................         (0.1)
  Minority Interest in Income
    of Subsidiary.............           --
  Other, net..................           --
Income From Continuing
  Operations..................       $ 22.2
                                     ======
EBITDA........................       $ 64.6

        See Notes to Unaudited Pro Forma Combined Financial Statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998

                                                                     PRO FORMA FOR THE
                                                                       OWNERSHIP AND                    EMPRESS
                            HISTORICAL    OWNERSHIP    REFINANCING      REFINANCING      HISTORICAL     MERGER
                            HORSESHOE    ADJUSTMENTS   ADJUSTMENTS      ADJUSTMENTS       EMPRESS     ADJUSTMENTS
                            ----------   -----------   -----------   -----------------   ----------   -----------
                                                                (IN MILLIONS)
Revenues
  Casino..................    $429.8        $  --        $   --           $429.8           $373.0       $   --
  Food and Beverage.......      48.3           --            --             48.3             27.9           --
  Hotel...................      35.4           --            --             35.4              1.6           --
  Retail and Other........      10.0           --            --             10.0              5.5           --
                              ------        -----        ------           ------           ------       ------
                               523.5           --            --            523.5            408.0           --
  Less: Promotional
    Allowances............      62.3           --            --             62.3             11.3           --
                              ------        -----        ------           ------           ------       ------
    Total Net Revenues....     461.2           --            --            461.2            396.7           --
                              ------        -----        ------           ------           ------       ------
Operating Expenses
  Casino..................     245.2           --            --            245.2            194.0           --
  Food and Beverage.......      16.0           --            --             16.0             26.0           --
  Hotel...................      11.8           --            --             11.8              1.0           --
  Retail and Other........       6.9           --            --              6.9              3.2           --
  General and
    Administrative........      57.2           --            --             57.2             70.5           --
  Depreciation and
    Amortization..........      33.9          7.6(a)         --             41.5             21.1         16.3(e)
  Preopening..............       0.7           --            --              0.7               --           --
  Development.............       0.5           --            --              0.5               --           --
                              ------        -----        ------           ------           ------       ------
    Total Operating
      Expenses............     372.2          7.6            --            379.8            315.8         16.3
                              ------        -----        ------           ------           ------       ------
Operating Profit Before
  Corporate Expenses and
  Asset Write-Down........      89.0         (7.6)           --             81.4             80.9        (16.3)
  Corporate Expenses......      12.9           --            --             12.9               --           --
  Asset Write-Down........      12.9           --            --             12.9               --           --
                              ------        -----        ------           ------           ------       ------
  Operating Income........      63.2         (7.6)           --             55.6             80.9        (16.3)
  Interest Expense........     (39.9)          --          24.3(c)         (15.6)           (25.6)         4.8(f)
  Interest Expense --
    New Subordinated
    Debt..................        --           --         (24.6)(c)        (24.6)              --        (29.0)(g)
  Interest Income.........       2.2           --            --              2.2              6.7         (4.8)(j)
  State Taxes.............        --           --            --               --             (0.4)          --
  Minority Interest in
    Loss of Subsidiary....       0.6         (0.6)(a)        --               --               --           --
  Other, net..............      (0.2)          --            --             (0.2)              --           --
                              ------        -----        ------           ------           ------       ------
Income From Continuing
  Operations..............    $ 25.9        $(8.2)       $ (0.3)          $ 17.4           $ 61.6       $(45.3)
                              ======        =====        ======           ======           ======       ======
EBITDA....................    $114.9                                      $114.9           $102.0

                            PRO FORMA FOR THE
                               OWNERSHIP,
                             REFINANCING AND
                             EMPRESS MERGER
                               ADJUSTMENTS
                            -----------------
                              (IN MILLIONS)
Revenues
  Casino..................       $802.8
  Food and Beverage.......         76.2
  Hotel...................         37.0
  Retail and Other........         15.5
                                 ------
                                  931.5
  Less: Promotional
    Allowances............         73.6
                                 ------
    Total Net Revenues....        857.9
                                 ------
Operating Expenses
  Casino..................        439.2
  Food and Beverage.......         42.0
  Hotel...................         12.8
  Retail and Other........         10.1
  General and
    Administrative........        127.7
  Depreciation and
    Amortization..........         78.9
  Preopening..............          0.7
  Development.............          0.5
                                 ------
    Total Operating
      Expenses............        711.9
                                 ------
Operating Profit Before
  Corporate Expenses and
  Asset Write-Down........        146.0
  Corporate Expenses......         12.9
  Asset Write-Down........         12.9
                                 ------
  Operating Income........        120.2
  Interest Expense........        (36.4)
  Interest Expense --
    New Subordinated
    Debt..................        (53.6)
  Interest Income.........          4.1
  State Taxes.............         (0.4)
  Minority Interest in
    Loss of Subsidiary....           --
  Other, net..............         (0.2)
                                 ------
Income From Continuing
  Operations..............       $ 33.7
                                 ======
EBITDA....................       $216.9

        See Notes to Unaudited Pro Forma Combined Financial Statements.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 MARCH 31, 1999

                                                                                                                       PRO FORMA
                                                                            PRO FORMA                                   FOR THE
                                                                             FOR THE                                  OWNERSHIP,
                                                                            OWNERSHIP                                 REFINANCING
                                                                               AND                       EMPRESS      AND EMPRESS
                                 HISTORICAL    OWNERSHIP    REFINANCING    REFINANCING    HISTORICAL     MERGER         MERGER
                                 HORSESHOE    ADJUSTMENTS   ADJUSTMENTS    ADJUSTMENTS     EMPRESS     ADJUSTMENTS    ADJUSTMENTS
                                 ----------   -----------   -----------   -------------   ----------   -----------    -----------
                                                                          (IN MILLIONS)
Current Assets:
  Cash & Cash Equivalents......    $ 47.4       $ (2.1)(a)    $ 28.7(d)      $ 64.4         $ 36.9       $ (42.7)(h)   $   55.4
                                                  (9.3)(b)      (0.3)(d)                                    (0.1)(i)
                                                                                                            (3.1)(l)
  Secured Proceeds Account.....        --           --          17.3(d)        17.3             --         (17.3)(h)         --
  Account Receivable, Net......       8.8           --            --            8.8            3.3            --           12.1
  Inventories..................       2.5           --            --            2.5             --            --            2.5
  Prepaid Expenses and Other...       8.9           --            --            8.9            2.7            --           11.6
  Restricted cash held for
    defeasance.................        --           --            --             --          166.1        (166.1)(j)         --
                                   ------       ------         -----         ------         ------       -------       --------
    Total Current Assets.......      67.6        (11.4)         45.7          101.9          209.0        (229.3)          81.6
                                   ------       ------         -----         ------         ------       -------       --------
Net Property and Equipment.....     373.4          0.4(a)         --          373.8          190.5            --          564.3
Other Assets:
  Goodwill, net................      35.9         16.0(a)         --           51.9             --         408.4(e)       460.3
  Investment in Unconsolidated
    Subsidiary.................        --           --            --             --           10.7         (10.7)(i)         --
  Asset Held for Sale..........      12.0           --            --           12.0             --            --           12.0
  Other........................      37.1         10.0(a)        5.3(d)        56.4           19.7          16.4(k)        74.4
                                                   4.0(a)                                                  (10.0)(h)
                                                                                                            (2.1)(j)
                                                                                                            (6.0)(l)
                                   ------       ------         -----         ------         ------       -------       --------
                                  $ 526.0       $ 19.0        $ 51.0        $ 596.0        $ 429.9       $ 166.7       $1,192.6
                                   ======       ======         =====         ======         ======       =======       ========
Current Liabilities:
  Accounts Payable.............    $  7.8       $   --         $  --         $  7.8         $  4.3       $  (0.1)(i)   $   12.0
  Accrued Expenses.............      41.1          4.1(a)         --           45.2           24.5          (0.8)(i)       68.9
  Interest Payable.............       4.7           --          (0.3)(d)        4.4           11.2          (0.1)(i)        4.3
                                                                                                            (3.1)(l)
                                                                                                            (8.1)(j)
  Current Portion of Long-Term
    Debt:......................        --           --            --             --          150.0        (150.0)(j)         --
                                   ------       ------         -----         ------         ------       -------       --------
    Total Current
      Liabilities..............      53.6          4.1          (0.3)          57.4          190.0        (162.2)          85.2
Long-Term Debt (Net of Current
  Portion):....................     372.7         14.1(b)       61.2(d)       448.0          150.0         418.8(l)     1,016.8
                                                                                              16.5         (16.5)(i)
Long-Term Accrued Expenses.....        --         22.0(a)         --           22.0             --            --           22.0
Redeemable Ownership
  Interest.....................      54.9           --            --           54.9             --            --           54.9
Minority Interest..............      (2.2)         2.2            --             --             --            --             --
Members'/Stockholders'
  Equity:......................      47.0        (23.4)(b)      (9.9)(d)       13.7           73.4         (70.0)(m)       13.7
                                                                                                           (10.1)(j)
                                                                                                            (6.7)(i)
                                   ------       ------         -----         ------         ------       -------       --------
                                  $ 526.0       $ 19.0        $ 51.0        $ 596.0        $ 429.9       $ 166.7       $1,192.6
                                   ======       ======         =====         ======         ======       =======       ========

        See Notes to Unaudited Pro Forma Combined Financial Statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

OWNERSHIP ADJUSTMENTS

(a) Reflects the effects of the repurchase of 8.08% of limited partnership interests in HE for $30.4 million. The purchase price was allocated as follows: $16.0 million to goodwill to be amortized over 25 years, $10.0 million to a non-compete agreement to be amortized over 2 years, $4.0 million to another asset for release of claims and consent to be amortized over 2 years and $0.4 million to the write-up of the existing riverboat to be depreciated over 15 years. Payment for the purchase was made as follows:
    (i) the credit of $2.2 million to the minority interest holders' capital account (which was a deficit), (ii) an accrued liability to be paid over three years ($4.1 million of which is current and $22.0 million of which is long-term) and (iii) the use of $2.1 million in cash to make the initial payment due upon execution of the agreement to repurchase. For the year ended December 31, 1998, and for the quarter ended March 31, 1999, the increase in amortization expense is comprised of $0.6 million and $0.2 million, respectively, for amortization of goodwill and $7.0 million and $1.7 million, respectively, for amortization of non-compete and release of claims and consent. Adjustment also includes the removal of $0.3 million of minority interest income for the three months ended March 31, 1999 and $0.6 million of minority interest expense for the year ended December 31, 1998.

(b) Records the purchase of approximately 1.07% of ownership interests in Horseshoe Gaming for $5.7 million to facilitate our formation as a Subchapter S corporation under the Internal Revenue Code and the purchase of approximately 3.2% of ownership interests in us for $17.7 million as a condition of our anticipated licensing in Illinois.

REFINANCING ADJUSTMENTS

(c) Reflects the changes in interest expense, including amortization of related deferred financing charges and original issue discount arising from the issuance of $275.0 million principal amount of notes (the non-redeemable portion used to effect the Refinancing Transactions) and the use of such proceeds to paydown Horseshoe Gaming's $130.0 million existing credit facility (of which $85.0 million was outstanding on March 31, 1999) and to retire the senior notes (of which $128.6 million was outstanding on March 31, 1999).

(d) Reflects the effects of the issuance of $275.0 million principal amount of notes (the non-redeemable portion) less $1.0 million original issue discount pursuant to this offering and the estimated use of such proceeds to retire Horseshoe Gaming's $128.6 million of senior notes and repay its $85.0 million existing credit facility. As a result, long-term debt will increase by $61.2 million (adjusted for $0.8 million of unamortized discount on the retired notes). The $60.4 million of remaining proceeds will be used to pay $7.6 million of transactions fees in connection with the refinancing; $6.8 million in tender premium and consent fees on the senior notes; $14.0 million of accrued interest and $3.3 million of redemption premium on $325.0 million principal amount of notes (the redeemable portion to be used to effect the Merger Transactions), the latter two of which are to be deposited into the secured proceeds account; and $28.7 million for general corporate purposes.

    The secured proceeds account, as reflected, does not include $325.0 million principal amount of notes (the redeemable portion) which are also deposited therein.

    In connection with the Refinancing Transactions, unamortized deferred financing charges will increase by a net amount of $5.3 million due to the $7.6 million associated with the non-redeemable portion of the notes and due to the write-off of $1.2 million associated with the senior notes and $1.1 million associated with Horseshoe Gaming's existing credit facility.

    The $0.3 million accrued interest associated with payment of the credit facility has been reflected as paid from cash and a reduction of interest payable.

    Also in connection with the Refinancing Transactions, $6.8 million in tender premiums and consent fees on the senior notes, $2.3 million write-off of unamortized deferred finance charges and $0.8 million write-off of unamortized discount on the senior notes are recorded as an extraordinary item and reflected as a change in members'/stockholders' equity.

EMPRESS MERGER ADJUSTMENTS

(e) Reflects estimated expense for the amortization of the excess of the purchase price paid over the fair value of the assets acquired ($16.3 million for the year ended December 31, 1998 and $4.1 million for the quarter ended March 31, 1999, respectively). The following table sets forth the purchase price of Empress and the preliminary allocation as of March 31, 1999:

                                                             (IN MILLIONS)
Purchase Price:
  Initial purchase price...................................     $609.0
  Working capital adjustment...............................       11.9
  Tender premium for the Empress notes.....................        1.5
                                                                ------
                                                                $622.4
                                                                ======
Preliminary Allocation:
  Working capital..........................................     $ 11.9
  Land.....................................................       12.2
     Buildings, riverboats, furniture, fixtures and
       equipment...........................................      178.3
  Other long-term assets...................................       11.6
                                                                ------
     Subtotal (fair value of net assets acquired)..........      214.0
     Goodwill (excess of purchase price over fair value of
       assets acquired)....................................      408.4
                                                                ------
                                                                $622.4
                                                                ======

    We are currently in the process of allocating the purchase price among the tangible and intangible assets to be acquired and the liabilities to be assumed. The final purchase price and its allocation will be based on independent appraisals, discounted cash flows, quoted market prices and estimates by management which are expected to be completed within one year following the Empress Merger. Upon completion of the purchase price allocation process, to the extent the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired, such excess will be allocated to goodwill and amortized over approximately twenty-five
    (25) years.

(f) Reflects the net change in interest expense from the anticipated borrowing of approximately $245.0 million under our new credit facility, the repurchase of $150.0 million of Empress notes, the repayment of Empress' $100.0 million credit facility, of which $16.5 million was outstanding on March 31, 1999, and the elimination of interest for the $150.0 million of 10 3/4% senior notes of Empress retired on April 1, 1999 (note (j)). The pro forma effects of such borrowings on interest expense have been computed at a rate of 7 3/4% on our new credit facility. Each 1/8% change in the rate on these borrowings would result in a change in interest expense of $308,000 for the year ended December 31, 1998 and $77,000 for the quarter ended March 31, 1999.

(g) Reflects the increase in interest expense, including amortization of related deferred financing charges and original issue discount arising from the issuance of $325.0 million principal amount of notes (the redeemable portion) to consummate the Merger Transactions.

(h) Following is the estimated sources and uses of funds necessary to consummate the Empress Merger:

                                                                   (IN
                                                                MILLIONS)
Sources of Funds:
  Proceeds from issuance of redeemable portion of
     notes........................................               $323.8
  New credit facility borrowings..................                245.0
     Additional funds in secured proceeds
       account....................................                 17.3
  Working capital.................................                 42.7
  Empress Merger deposit..........................                 10.0
                                                                 ------
     Total sources................................               $638.8
                                                                 ======
Uses of Funds:
  Repurchase Empress notes........................  $150.0
  Premium on Empress notes........................     1.5
  Financing fees..................................    16.4
                                                    ------
     Subtotal.....................................               $167.9
  Net cash to be paid for the purchase of Empress:
     Purchase price...............................  $609.0
       Less: Empress notes........................  (150.0)
       Plus: Working capital......................    11.9
                                                    ------
  Net cash to be paid to Empress..................                470.9
                                                                 ------
     Total uses...................................               $638.8
                                                                 ======

(i) Reflects reductions for assets and liabilities, which are not included in our purchase of Empress.

(j) Removes from the historical combined balance sheet of Empress, the balance of $150.0 million 10 3/4% senior notes, the related $2.1 million unamortized deferred finance charges, $8.1 million accrued interest and $166.1 million of trust assets set-aside for retirement. Also removes interest income on the trust assets of $2.2 million for the three months ended March 31, 1999 and $4.8 million for the year ended

    December 31, 1998. This retirement resulted in a $10.1 million charge to members'/ stockholders' equity for net assets not acquired.

(k) Reflects the increase of $16.4 million in deferred finance charges related to our new credit facility, of which $245.0 million has been reflected as outstanding, and $325.0 million of notes (the redeemable portion).

(l) Reflects the net increase in long-term debt from $245.0 million to be drawn under our new credit facility and $325.0 million principal amount of notes (the redeemable portion) less $1.2 million of original issue discount. In addition to providing funds for the purchase of Empress, the proceeds from the redeemable portion of the notes will be used in part to repurchase the $150.0 million of Empress notes. Adjustments also include the removal of $6.0 million in unamortized deferred finance charges and $3.1 million of accrued interest relating to the repurchase of the Empress notes.

(m) Reflects the elimination necessary for the consolidation of Empress based on the allocation of the purchase price. The $70.0 million adjustment is comprised of Empress' historical equity of $73.4 million, plus equity adjustments of $6.7 million for the net liabilities not acquired (note (i)) less a $10.1 million charge to members'/ stockholders' equity for the retirement of debt (note (j)).

                               THE EXCHANGE OFFER

BACKGROUND

     We sold the original notes on May 11, 1999, in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers of the original notes subsequently resold the notes to qualified institutional buyers in reliance on Rule 144A and under Regulation S under the Securities Act. As of the date of this prospectus, $600.0 million aggregate principal amount of original notes are outstanding.

     We entered into a registration rights agreement with the initial purchasers of the original notes under which we agreed that we would, at our own cost,

     - file an exchange offer registration statement under the Securities Act within 60 days after May 11, 1999, the original issue date of the original notes,

     - use our best efforts to cause the exchange offer registration statement to become effective under the Securities Act at the earliest possible time, but no later than 180 days following May 11, 1999, and

     - upon the effectiveness of the exchange offer registration statement to consummate the exchange offer within 30 business days.

     The summary in this prospectus of provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

RESALE OF THE NEW NOTES

     Based on no-action letters issued by the staff of the SEC to third parties, we believe that a holder of original notes, but not a holder who is an affiliate of us within the meaning of Rule 405 of the Securities Act, who exchanges original notes for new notes in the exchange offer, generally may offer the new notes for resale, sell the new notes and otherwise transfer the new notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is an affiliate of us within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the new notes only if the holder acquires the new notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the new notes.

     Any holder of original notes using the exchange offer to participate in a distribution of new notes cannot rely on the no-action letters referred to above. This includes a broker-dealer that acquired original notes directly from us, but not as a result of market-making activities or other trading activities. Consequently, the holder must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.

     Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by the broker-dealer as a result of market-making activities or other trading activities may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of new notes received in exchange for original notes. The letter of transmittal which accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as it may be amended from time to time, in connection with resales of new notes it receives in exchange for original notes in the exchange offer. We will make this prospectus available to any participating broker-dealer in connection with any resale of this kind for a period of one year after the deadline for consummation of the exchange offer or such shorter period as will terminate when all original notes have been sold pursuant to the exchange offer registration statement. See "Plan of Distribution".

     Each holder of the original notes who wishes to exchange original notes for new notes in the exchange offer will be required to represent and acknowledge, for the holder and for each beneficial owner of such original notes, whether or not the beneficial owner is the holder, in the letter of transmittal that:

     - the new notes to be acquired by the holder and each beneficial owner, if any, are being acquired in the ordinary course of business,

     - neither the holder nor any beneficial owner is an affiliate, as defined in Rule 405 of the Securities Act, of us or any of our subsidiaries,

     - any person participating in the exchange offer with the intention or purpose of distributing new notes received in exchange for original notes, including a broker-dealer that acquired original notes directly from us, but not as a result of market-making activities or other trading activities cannot rely on the no-action letters referenced above and must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale of the new notes acquired by such person,

     - if the holder is not a broker-dealer, the holder and each beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the new notes received in exchange for original notes, and

     - if the holder is a broker-dealer that will receive new notes for the holder's own account in exchange for original notes, the original notes to be so exchanged were acquired by the holder as a result of market-making or other trading activities and the holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes received in the exchange offer. However, by so representing and acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

SHELF REGISTRATION STATEMENT

     If applicable law or interpretations of the staff of the SEC are changed so that the new notes received by holders who make all of the above representations in the letter of transmittal are not or would not be, upon receipt, transferrable by each such holder without restriction under the Securities Act, we will, at our cost:

     - file a shelf registration statement covering resales of the original notes within the time period specified in the registration rights agreement,

     - use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to 60 days after the filing deadline for the shelf registration statement, and

     - use our best efforts to keep effective the shelf registration statement until the earlier of three years after May 11, 1999, or the time when all of the applicable original notes have been sold pursuant to the shelf registration statement or otherwise cease to be a transfer restricted security in accordance with the registration rights agreement.

     We will, if and when we file the shelf registration statement, provide to each holder of the original notes copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take other actions as are required to permit unrestricted resales of the original notes. A holder that sells original notes pursuant to the shelf registration statement generally must be named as a selling security-holder in the related prospectus and must deliver a prospectus to purchasers, will be subject to civil liability provisions under the Securities Act in connection with these sales and will be bound by the provisions of the registration rights agreement which are applicable to the holder, including certain indemnification obligations. In addition, each holder of original notes must deliver information to be used in connection with the shelf registration statement and provide comments on the shelf registration statement in order to have its original notes included in the shelf registration statement and benefit from the provisions regarding any liquidated damages described below.

LIQUIDATED DAMAGES

     If:

     (a) the exchange offer registration statement or the shelf registration statement described above is not filed with the SEC on or before the date specified for such filing;

     (b) any such registration statement is not declared effective by the SEC on or prior to the date specified for such effectiveness, or the Effectiveness Target Date;

     (c) the exchange offer has not been consummated on or prior to the date specified for such consummation, or the Consummation Date;

     (d) any such registration statement is filed and declared effective but thereafter ceases to be effective or fails to be usable in connection with resales of notes during the period specified in the registration rights agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then we will pay liquidated damages, or Liquidated Damages, to each holder of the original notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of the original notes held by such holder. Upon a Registration Default, Liquidated Damages will accrue at the rate specified above until such Registration Default is cured and the amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of original notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.35 per week per $1,000 principal amount of original notes, provided that we shall in no event be required to pay Liquidated Damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein,

(1) upon the filing of the exchange offer registration statement (and/or, if applicable, the shelf registration statement), in the case of (a) above, (2) upon the effectiveness of the exchange offer registration statement (and/or, if applicable, the shelf registration statement), in the case of (b) above, (3) upon consummation of the exchange offer, in the case of (c) above, or (4) upon the filing of a post-effective amendment to the registration statement or an additional registration statement that causes the exchange offer registration statement (and/or, if applicable, the shelf registration statement) to again be declared effective or made usable in the case of (d) above, the Liquidated Damages payable with respect to the original notes as a result of such clauses
(a), (b), (c) or (d), as applicable, shall cease.

     We will pay any accrued Liquidated Damages on May 15 and November 15 of each year to the holders of original notes by wire transfer of immediately available funds or by mailing checks to their registered addresses if no such accounts have been specified.

TERMS OF THE EXCHANGE OFFER

     Upon the exchange offer registration statement being declared effective, we will offer the new notes in exchange for surrender of the original notes. We will keep the exchange offer open for at least 20 business days, or longer if required by applicable law.

     Upon the terms and subject to the conditions contained in this prospectus and in the letter of transmittal which accompanies this prospectus, we will accept any and all original notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue an equal principal amount of new notes in exchange for the principal amount of original notes accepted in the exchange offer. Holders may tender some or all of their original notes under the exchange offer. Original notes may be tendered only in integral multiples of $1,000.

     The form and terms of the new notes will be the same as the form and terms of the original notes except that:

     - the new notes will have been registered under the Securities Act and therefore will not bear legends restricting their transfer; and

     - the new notes will not contain certain terms providing for an increase in the interest rate on the original notes under specific circumstances which are described in the registration rights agreement.

     The new notes will evidence the same debt as the original notes and will be entitled to the benefits of the indenture governing the original notes.

     In connection with the exchange offer, holders of original notes do not have any appraisal or dissenters' rights under law or the indenture governing the original notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC related to such offers.

     We shall be deemed to have accepted validly tendered original notes when, as and if we have given oral or written notice of acceptance to U.S. Trust Company, National Association, exchange agent for the exchange offer. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us.

     If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events specified in this prospectus or if original notes are submitted for a greater principal amount than the holder desires to exchange, the certificates for the unaccepted original notes will be returned without expense to the tendering holder. If original notes were tendered by book-entry transfer in the exchange agent account at The Depository Trust Company in accordance with the book-entry transfer procedures described below, these non-exchanged original notes will be credited to an account maintained with The Depositary Trust Company as promptly as practicable after the expiration date of the exchange offer.

     We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See the heading "Fees and Expenses." Holders who tender original notes in the exchange offer will therefore not need to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes in the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The expiration date of the exchange offer is 5:00 p.m., New York City time,
on              , 1999, unless we, in our reasonable discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended.

     In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right, in our reasonable discretion:

     - to delay accepting any original notes, to extend the exchange offer or to terminate the exchange offer if, in our reasonable judgement, any of the conditions described below under "Conditions" shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent; or

     - to amend the terms of the exchange offer in any manner.

     We will promptly announce any such event making a timely release and may or may not do so by other means as well.

PROCEDURES FOR TENDERING

     You may tender your own original notes in the exchange offer. To tender in the exchange offer, a holder must do the following:

     - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

     - have the signatures thereon guaranteed if required by the letter of transmittal; and

     - except as discussed under the heading "Guaranteed Delivery Procedures," mail or otherwise deliver the letter of transmittal, or facsimile, together with the original notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

     The exchange agent must receive the original notes, a completed letter of transmittal and all other required documents at the address listed below under "Exchange Agent" before 5:00 p.m., New York City time, on the expiration date for the tender to be effective. You may deliver your original notes by using the book-entry transfer procedures described below, as long as the exchange agent receives confirmation of the book-entry transfer before the expiration date.

     The Depository Trust Company has authorized its participants that hold original notes on behalf of beneficial owners of original notes through The Depository Trust Company to tender their original notes as if they were holders. To effect a tender of original notes, The Depository Trust Company participants should either:

     - complete and sign the letter of transmittal, or a manually signed facsimile of the letter, have the signature thereon guaranteed if required by the instructions to the letter of transmittal, and mail or deliver the letter of transmittal, or the manually signed facsimile, to the exchange agent according to the procedure described under the heading "Procedures for Tendering" in the letter of transmittal; or

     - transmit their acceptance to The Depository Trust Company through its automated tender offer program for which the transaction will be eligible and follow the procedure for book-entry transfer as described under the heading "Book-Entry Transfer."

     By tendering, each holder will make the representations contained in the fourth paragraph above under the heading "Resale of the New Notes." Each participating broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See the section entitled "Plan of Distribution."

     The tender by a holder and the acceptance of the tender by us will constitute the agreement between the holder and us set forth in this prospectus and in the letter of transmittal.

     THE METHOD OF DELIVERY OF ORIGINAL NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR ORIGINAL NOTES OR BOOK-ENTRY CONFIRMATION SHOULD BE SENT TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS ON THEIR BEHALF.

     Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the beneficial owner's behalf. See "Instructions to Registered Holder from Beneficial Owner" included with the letter of transmittal. If the beneficial owner wishes to tender on his own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such beneficial owner's original notes, either make appropriate arrangements to register ownership of the original notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution (within the meaning of Rule 17A d-5 under the Exchange Act) unless the original notes are tendered:

     - by a registered holder of such original notes; or

     - for the account of an eligible guarantor institution.

     If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution.

     If a letter of transmittal is signed by a person other than the registered holder of any original notes listed in the letter of transmittal, the original notes must be endorsed or accompanied by a properly completed bond power and signed by the registered holder as the registered holder's name appears on the original notes.

     If a letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     Promptly after the date of this prospectus, the exchange agent will establish a new account or utilize an existing account with respect to the original notes at the book-entry transfer facility, The Depository Trust Company, or DTC, for the purpose of facilitating the exchange offer. Subject to the establishment of the account, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of original notes by causing the book-entry transfer facility to transfer the original notes into the exchange agent's account with respect to the original notes in accordance with that facility's procedures. Although delivery of the original notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, an appropriate letter of transmittal properly completed and duly executed or an agent's message with any required signature guarantee and all other required documents must, in any case be delivered to the exchange agent at its address listed below on or before the expiration date of the exchange offer, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

     The term "agent's message" means a message transmitted by The Depositary Trust Company to, and received by, the exchange agent, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the original notes stating:

     - the aggregate principal amount of original notes which have been tendered by such participant;

     - that such participant has received and agrees to be bound by the term of the letter of transmittal; and

     - that we may enforce such agreement against the participant.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered original notes and withdrawal of tendered original notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which would, in the opinion of counsel for us, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a period of time that we shall determine.

     Neither we, the exchange agent nor any other person shall incur any liability for failure to give notice of any defect or irregularity with respect to any tender of original notes. Tenders of original notes will not be deemed to have been made until such defects or irregularities mentioned above have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

GUARANTEED DELIVERY PROCEDURES

     A holder who wishes to tender its original notes and:

     - whose original notes are not immediately available;

     - who cannot deliver the holder's original notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

     - who cannot complete the procedures for book-entry transfer, before the expiration date;

may effect a tender if:

     - the tender is made through an eligible guarantor institution;

     - before the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery, the name and address of the holder, the certificate number(s) of the original notes and the principal amount of original notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimiles thereof) together with the certificate(s) representing the original notes (or a confirmation of book-entry transfer of the original notes into the exchange agent's account at the book-entry transfer facility), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

     - the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered original notes in proper form for transfer or a confirmation of book-entry transfer of such original notes into the exchange agent's account at the book-entry transfer facility, and all other documents required by the letter of transmittal.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

     To withdraw a tender of original notes in the exchange offer, a letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth below prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

     - specify the name of the person having deposited the original notes to be withdrawn;

     - identify the original notes to be withdrawn including the certificate number(s) and principal amount of such original notes or, in the case of original notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited and otherwise comply with the procedures of the transfer agent;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture governing the original notes register the transfer of the original notes into the name of the person withdrawing the tender; and

     - specify the name in which any such original notes are to be registered, if different from that of the person who deposited the notes.

     If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, before the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution.

     All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us, and such determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no new notes will be issued, unless the original notes so withdrawn are validly retendered. Any original notes which have been tendered but which are not accepted for exchange will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described above under the heading "Procedures for Tendering" at any time before the expiration date.

CONDITIONS

     Despite any other term of the exchange offer, we are not required to accept for exchange, or exchange new notes for, any original notes and may terminate the exchange offer as provided in this prospectus before the acceptance of the original notes, if:

     - any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding with respect to us or any of its subsidiaries;

     - any change, or any development involving a prospective change, in our business or financial affairs or of any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

     - any governmental approval, including approvals of relevant gaming authorities, has not been obtained, which approval we shall, in our reasonable discretion, deem necessary for the consummation for the exchange offer as contemplated by this prospectus;

     - there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law, statute, rule or regulation) which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or have a material adverse effect on the contemplated benefits of the exchange offer to us;

     - there shall occur a change in the current interpretation by the staff of the SEC which permits the new notes issued pursuant to the exchange offer in exchange for original notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of us within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such new notes are acquired in the ordinary course of such holders' business and such holder have no arrangement with any person to participate in the distribution of such new notes; or

     - there shall have occurred:

        - any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market (whether or not mandatory);

        - any limitation by any governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer;

        - a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States (whether or not mandatory);

        - a commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

        - any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States; or

        - in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof.

     The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the above rights shall not be deemed a waiver of such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

     - refuse to accept any original notes and return all tendered original notes to the tendering holders;

     - extend the exchange offer and retain all original notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these original notes (See the heading "Withdrawal of Tenders" above); or

     - waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered original notes which have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

     U.S. Trust Company, National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to U.S. Trust Company, National Association addressed as follows:

   By Registered or Certified Mail:              By Overnight Courier:
     U.S. Trust Company, National            U.S. Trust Company, National
              Association                             Association
c/o United States Trust Company of New  c/o United States Trust Company of New
                 York                                    York
             P.O. Box 841                      770 Broadway, 13th Floor
         Peter Cooper Station                  New York, New York 10003
     New York, New York 10276-0841       Attention: Corporate Trust Operations

               By Hand:                              By Facsimile:
     U.S. Trust Company, National                   (212) 420-6211
              Association                     Attention: Customer Service
c/o United States Trust Company of New
                 York                            Confirm by telephone:
       111 Broadway, Lower Level                    (800) 225-2398
     New York, New York 10006-1906
 Attention: Corporate Trust Operations

     U.S. Trust Company, National Association also acts as trustee under the indenture governing the notes.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing its services.

     The expenses to be incurred in connection with the exchange offer will be paid by us. Such expenses include fees and expenses of U.S. Trust Company, National Association as exchange agent and as trustee under the indenture governing the notes, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The new notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The expenses of the exchange offer and the unamortized expenses related to the issuance of the original notes will be amortized over the term of the notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of original notes who are eligible to participate in the exchange offer but who do not tender their original notes will not have any further registration rights, and their original notes will continue to be subject to restrictions on transfer. Accordingly, such original notes may be resold only:

     - to us, upon redemption of these notes or otherwise;

     - so long as the original notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

     - in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us;

     - outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

     - under to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

REGULATORY APPROVALS

     We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

APPRAISAL RIGHTS

     Holders of original notes will not have dissenters' rights or appraisal rights in connection with the exchange offer.

OTHER

     Participation in the exchange offer is voluntary and holders of original notes should carefully consider whether to accept the terms and condition of this offer. Holders of the original notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis provides information which we believe is relevant to an assessment and understanding of our consolidated financial condition and results of operations. We were formed in April 1999 and are a holding company and, therefore, the historical results of operations presented represent the operations of Horseshoe Gaming. The membership interests of Horseshoe Gaming and the capital stock of HGI represent our only assets. You should read the following discussion in conjunction with the consolidated financial statements and notes thereto contained elsewhere in this prospectus.

INTRODUCTION

     Entities controlled by Mr. Jack B. Binion developed and opened Horseshoe Bossier City, which is owned by HE and which commenced operations on July 9, 1994, and developed and opened Horseshoe Tunica, which is owned by RPG and which commenced operations on February 13, 1995. Effective October 1, 1995, Mr. Binion and certain related and unrelated parties transferred their ownership interests in HE and RPG to Horseshoe Gaming in exchange for ownership interests in Horseshoe Gaming, or the Roll-up Transaction. The Roll-up Transaction resulted in Horseshoe Gaming, a holding company, owning 50% or more of several entities that were previously owned by Mr. Binion, certain related parties and certain unrelated parties.

     As a result of the Roll-Up Transaction, Horseshoe Gaming owned 89% of HE, 100% of RPG, and 80% of Horseshoe Ventures, L.L.C., a Delaware limited liability company that was formed to pursue casino development opportunities in new jurisdictions. As of December 31, 1995, Horseshoe Gaming acquired an additional 2.92% ownership interest in HE and, in April 1999, we exercised our option to repurchase the remainder of the ownership interest in HE not owned by NGCP, a wholly-owned subsidiary of Horseshoe Gaming and the general partner of HE. Our consolidated financial statements include the assets, liabilities, revenues and expenses for all entities included in the Roll-Up Transaction, as if such entities were our subsidiaries for all periods presented.

RESULTS OF OPERATIONS

     Horseshoe Tunica competes with eight other casinos in the competitive Tunica County, Mississippi market. In December 1997, Horseshoe Tunica completed a significant expansion of its facilities. Several of the other existing Tunica casinos have also substantially expanded their gaming facilities, including constructing additional hotel rooms. While we expect that our competitors' expansions will negatively affect Horseshoe Tunica's revenues and operating income in the near term, we believe these expansions also will increase the size and scope of the overall Tunica gaming market, mitigating over the long term, at least in part, the potential adverse impact on operating levels, which initially may be felt. The impact on operating margins from the overall increase in supply to this market is uncertain.

     Horseshoe Bossier City is one of four riverboat casinos currently operating in the Bossier City/Shreveport, Louisiana market. The Louisiana Gaming Control Board recently granted approval to transfer the license for a New Orleans casino, which is now closed, to a new proposed facility to be located adjacent to an existing competitor's facility in Shreveport, which is expected to open for business in 2000. The Louisiana legislature has also passed a law authorizing slot machines at the horse racing track in Shreveport, although when, and if, slot operations will actually begin at the track is uncertain. In January 1998, Horseshoe Bossier City completed a major expansion project. While new competition may adversely affect Horseshoe Bossier City's revenues and operating income in the near term, we believe the expansion of Horseshoe Bossier City and the potential addition of two riverboat casinos and slot machines at the racetrack in the Bossier City/ Shreveport market will increase the size and scope of the overall gaming market, mitigating over the long term, at least in part, the potential adverse impact on operating levels which initially may be felt. The impact on operating margins from the overall increase in supply to this market is uncertain.

THREE MONTHS ENDED MARCH 31, 1999 AND 1998

     Net revenues for the quarter ended March 31, 1999 were $120.2 million as compared to $113.9 million for the quarter ended March 31, 1998. EBITDA for the quarter ended March 31, 1999 was $35.7 million compared to $29.3 million for the quarter ended March 31, 1998. The EBITDA margin increased in the quarter ended March 31, 1999 to 29.7% of net revenues from 25.7% for the comparable 1998 period. The increase in the EBITDA margin is primarily due to a full quarter of operations in the newly expanded facility at Horseshoe Bossier City during 1999, whereas the 1998 period included only two months of operations in the newly expanded facility.

Horseshoe Tunica

     Horseshoe Tunica contributed net revenues and operating profit before corporate expenses of $59.5 million and $16.2 million, respectively, for the quarter ended March 31, 1999 and $55.6 million and $14.6 million, respectively, for the quarter ended March 31, 1998. The increase in net revenues and operating profit before corporate expenses is primarily due to an increase in slot volume.

     Horseshoe Tunica's net revenues include casino revenues and non-casino revenues of $57.2 million and $2.3 million, respectively, for the quarter ended March 31, 1999 and $53.3 million and $2.3 million, respectively, for the quarter ended March 31, 1998. Casino revenue per day increased approximately 7.3% in the quarter ended March 31, 1999 to $635,000 from $592,000 for the comparable 1998 period.

     The increase of $1.4 million in promotional allowances for the quarter ended March 31, 1999 compared to the prior year period is primarily due to an increase in volume of complimentary food, beverage and hotel rooms.

     Horseshoe Tunica's EBITDA before corporate expenses for the quarter ended March 31, 1999 was $20.2 million compared to $18.3 million for the quarter ended March 31, 1998. The property EBITDA margin for the quarter ended March 31, 1999 was 33.9% compared with 32.9% for the quarter ended March 31, 1998.

Horseshoe Bossier City

     Horseshoe Bossier City contributed net revenues and operating profit before corporate expenses of $60.7 million and $11.5 million, respectively, for the quarter ended March 31, 1999 and $58.3 million and $8.0 million, respectively, for the quarter ended March 31, 1998. The increase in net revenues and operating profit before corporate expenses is primarily due to a full quarter of operations in the newly expanded facility during 1999, whereas the 1998 period included only two months of operations in the newly expanded facility at Horseshoe Bossier City. The 1998 period also includes additional promotional expenses related to the opening of the newly expanded facility as well as increases in overall property operating costs from the expanded facility.

     Horseshoe Bossier City's net revenues include casino revenues and non-casino revenues of $55.5 million and $5.2 million, respectively, for the quarter ended March 31, 1999 and $53.5 million and $4.7 million, respectively, for the quarter ended March 31, 1998. The increase in net revenues was primarily due to an increase in slot volume that was partially offset by a reduction in win percentage in table games. Casino revenue per day increased approximately 3.7% in the quarter ended March 31, 1999 to $617,000 from $595,000 for the comparable 1998 period.

     The increase of $1.6 million in promotional allowances for the quarter ended March 31, 1999 compared to the prior year period is primarily due to an increase in volume of complimentary food, beverage and hotel rooms.

     Horseshoe Bossier City's EBITDA before corporate expenses and preopening expense for the quarter ended March 31, 1999 was $16.1 million compared to $12.9 million for the quarter ended March 31, 1998. The property EBITDA margin for the quarter ended March 31, 1999 was 26.5% of net revenues, compared with 22.1% for the quarter ended March 31, 1998.

Other Factors Affecting Earnings

     Corporate expenses decreased approximately $0.9 million during 1999 primarily due to the reduction in the amount of non-cash deferred compensation expense.

YEARS ENDED DECEMBER 31, 1998 AND 1997

     Net revenues for the year ended December 31, 1998 were $461.2 million compared to $335.1 million for the year ended December 31, 1997. Operating profit before corporate expenses, development expenses and asset write-down increased to $89.5 million for the year ended December 31, 1998 from $73.4 million for the year ended December 31, 1997. The increase in net revenues and operating profit before corporate expenses, development expenses and asset write-down occurred as a result of an increase in gaming capacity from the expansions that occurred at both Horseshoe Tunica and Horseshoe Bossier City.

     EBITDA for the year ended December 31, 1998 was $114.9 million compared to $86.8 million for the year ended December 31, 1997. The EBITDA margin decreased in 1998 to 24.9% of net revenues from 25.9% for the 1997 period.

Horseshoe Tunica

     Horseshoe Tunica contributed net revenues and operating profit before corporate expenses of $221.8 million and $51.2 million, respectively, for the year ended December 31, 1998 and $167.2 million and $45.6 million, respectively, for the year ended December 31, 1997.

     Horseshoe Tunica's net revenues included casino revenues and non-casino revenues of $212.0 million and $9.8 million, respectively, for the year ended December 31, 1998 and $161.3 million and $5.9 million, respectively, for the year ended December 31, 1997. The increase in net revenues for the year ended December 31, 1998 compared to the prior year was primarily due to increases in slot revenue and table games revenue as a result of the recently completed expansion partially offset by a lower than normal win percentage in table games. Casino revenue per day increased approximately 31% in the year ended December 31, 1998 to $581,000 from $442,000 in the prior year.

     The increase to $29.7 million in promotional allowances for the year ended December 31, 1998 compared to $14.3 million for the prior year was partially due to an increase in the pricing structure of non-casino services. The recently completed expansion of the property, including the addition and/or upgrading of restaurants and hotel accommodations, provided us with an opportunity to increase the retail cost of hotel and food prices. The $15.4 million increase was caused primarily by an increase in prices and an increase in overall volume, primarily in hotel rooms and entertainment.

     Property EBITDA was $66.5 million for the year ended December 31, 1998 compared to $55.5 million for the year ended December 31, 1997. The property EBITDA margin was 30.0% for 1998 compared to 33.2% for 1997. The reduction in property EBITDA margin was primarily due to the operation of our entertainment facility during 1998 which was not open in 1997 and by an increase in bad debt expense of $4.6 million.

     Horseshoe Tunica's operating profit margin before corporate and preopening expenses for the year ended December 31, 1998 was 23.1% compared with 27.9% for the year ended December 31, 1997. The reduction in margin was primarily caused by an increase in depreciation and amortization expense due to the expansion, the operation of our entertainment facility and an increase in bad debt expense.

Horseshoe Bossier City

     Horseshoe Bossier City contributed net revenues and operating profit before corporate expenses and asset write-down of $239.4 million and $38.7 million, respectively, for the year ended December 31, 1998 and $167.9 million and $27.9 million, respectively, for the year ended December 31, 1997.

     Horseshoe Bossier City's net revenues include casino revenues and non-casino revenues of $217.8 million and $21.6 million, respectively, for the year ended December 31, 1998 and $160.0 million and $7.9 million, respectively, for the year ended December 31, 1997. The increase in net revenues for the year ended December 31, 1998 compared to the prior year was primarily due to the recently completed expansion at such property. Casino revenue per day increased approximately 36% in the year ended December 31, 1998 to $597,000 from $438,000 in the prior year.

     The increase to $32.7 million in promotional allowances for the year ended December 31, 1998 compared to $14.9 million for the prior year was partially due to an increase in the pricing structure of non-casino services. The recently completed expansion of the property, including the addition and/or upgrading of restaurants and hotel accommodations, provided us with an opportunity to increase the retail cost of hotel and food prices. The $17.8 million increase was caused primarily by an increase in prices and an increase in overall volume, primarily in hotel rooms.

     Property EBITDA was $57.9 for the year ended December 31, 1998 compared to $40.3 million for the year ended December 31, 1997. The property EBITDA margin was 24.2% for 1998 compared to 24.0% for 1997.

     Horseshoe Bossier City's operating profit margin before corporate expenses, asset write-down and preopening expenses for the year ended December 31, 1998 was 16.4% compared with 17.7% for the year ended December 31, 1997. The reduction in margin was primarily caused by an increase in depreciation and amortization expense due to the expansion.

Other Factors Affecting Earnings

     Horseshoe Bossier City's new riverboat casino facility replaced the existing riverboat casino facility, the "Queen of the Red." The Queen of the Red, along with related gaming equipment, is included in assets held for sale in the Consolidated Condensed Balance Sheets at December 31, 1998. During the year ended December 31, 1998, we recorded a charge of $12.9 million to adjust the carrying value of the Queen of the Red to our estimate of its net realizable value. We are continuing to review various options for use of the Queen of the Red, including a sale.

     Corporate expenses decreased approximately $9.5 million during 1998 due to a $10.9 million reduction in non-cash compensation expense, which was partially offset by increases in other expenses. The non-cash compensation expense is recorded to reflect the increased value of redeemable ownership interests in us based on an independent appraisal. For more details, see the heading "Liquidity and Capital Resources -- Ownership Repurchase Matters."

     The increase of $21.9 million in net interest expense for the year ended December 31, 1998 compared with the year ended December 31, 1997 is primarily due to the increase in debt outstanding in 1998 and the capitalization of interest in 1997. Approximately $11.2 million of construction period interest related to the expansion programs at Horseshoe Tunica and Horseshoe Bossier City was capitalized in the year ended December 31, 1997. Total debt outstanding increased to $388.8 million as of December 31, 1998 from $313.3 million as of December 31, 1997. The increased borrowings were necessary to fund a major portion of the construction, as well as our subsequent purchase of outstanding warrants which closed in January 1999. For more details, see the heading "Liquidity and Capital Resources."

YEARS ENDED DECEMBER 31, 1997 AND 1996

     Net revenues for the year ended December 31, 1997 were $335.1 million compared to $331.7 million for the year ended December 31, 1996. The overall increase in net revenues of $3.4 million was primarily attributable to a $3.8 million increase in casino revenues, offset by a slight decrease in non-casino revenues. Horseshoe Bossier City reported a decrease in casino revenues of $6.8 million, whereas Horseshoe Tunica reported an increase of $10.6 million over 1996.

     EBITDA for the year ended December 31, 1997 was $86.8 million compared to $90.9 million for the year ended December 31, 1996. The EBITDA margin decreased in 1997 to 25.9% of net revenues from 27.4% for the 1996 period.

Horseshoe Tunica

     Horseshoe Tunica contributed net revenues and operating profit before corporate expenses of $167.2 million and $45.6 million, respectively, for the year ended December 31, 1997 and $156.9 million and $50.2 million, respectively, for the year ended December 31, 1996.

     Horseshoe Tunica's net revenues include casino revenues and non-casino revenues of $161.3 million and $5.9 million, respectively, for the year ended December 31, 1997 and $150.7 million and $6.2 million, respectively, for the year ended December 31, 1996. The increase in net revenues for the year ended December 31, 1997 compared to the prior year was primarily due to an increase in slot machine revenue of 10.8%. Casino revenue per day increased approximately 7.3% for the year ended December 31, 1997 to $442,000 from $412,000 for the prior year despite disruption related to the property's expansion project.

     Property EBITDA was $55.5 million for the year ended December 31, 1997 compared to $57.3 million for the year ended December 31, 1996. The property EBITDA margin was 33.2% for 1997 compared to 36.5% for 1996. The property EBITDA margin decreased primarily due to increases in bad debt expenses and promotional and direct marketing programs.

     Horseshoe Tunica's operating profit margin before corporate and preopening expenses for the year ended December 31, 1997 was 27.9% compared with 32.0% for the year ended December 31, 1996. The reduction in margin was primarily due to three factors: (1) an increase in bad debt expenses; (2) an increase in depreciation and amortization expense due to the expansion of the casino facility; and (3) increases in promotional and direct marketing programs.

Horseshoe Bossier City

     Horseshoe Bossier City contributed net revenues and operating profit before corporate expenses of $167.9 million and $27.9 million, respectively, for the year ended December 31, 1997 and $174.8 million and $36.9 million, respectively, for the year ended December 31, 1996.

     Horseshoe Bossier City's net revenues include casino revenues and non-casino revenues of $160.0 million and $7.9 million, respectively, for the year ended December 31, 1997 and $166.8 million and $8.1 million, respectively, for the year ended December 31, 1996. The decrease in net revenues for the year ended December 31, 1997 compared to the prior year was due to a 2.8% decrease in slot machine revenue, as well as decreases in win percentages in both slots and table games. Casino revenue per day decreased approximately 3.9% for the year ended December 31, 1997 to $438,000 from $456,000 for the prior year. The reduction in total casino volume occurred as a result of increased competition in the Bossier City/Shreveport market as well as the ongoing development and expansion of the entire operating facility.

     Property EBITDA was $40.3 million for the year ended December 31, 1997 compared to $45.7 million for the year ended December 31, 1996. The property EBITDA margin was 24.0% for 1997 compared to 26.1% for 1996. The property EBITDA margin decreased primarily due to lower than normal win percentages in table games and slots.

     Horseshoe Bossier City's operating profit margin before corporate and preopening expenses for the year ended December 31, 1997 was 17.7% compared with 21.1% for year ended December 31, 1996. The reduction in margin was primarily caused by two factors: (1) an increase in depreciation and amortization due to the property improvements; and (2) a decrease in win percentage in slots and table games.

Other Factors Affecting Earnings

     Development expenses, which are included in operating income, were $1.7 million and $6.6 million, respectively, for the years ended December 31, 1997 and 1996. The 1996 period includes expenses associated with our failure to obtain a license to conduct gaming in the State of Indiana.

     Corporate expenses increased approximately $12.2 million during 1997 primarily due to the $10.8 million increase in non-cash charge to compensation expense to reflect the increased value of redeemable ownership interests in Horseshoe Gaming. For more details, see the heading "Liquidity and Capital Resources -- Ownership Repurchase Matters."

     Interest expense declined approximately $7.3 million in 1997 as compared to 1996 principally as a result of the capitalization of interest expense related to Horseshoe Tunica and Horseshoe Bossier City expansion projects. Total interest capitalized for the years ended December 31, 1997 and 1996 was $11.2 and $1.3 million, respectively.

     In November 1997, Horseshoe Gaming completed the exchange offering of its $160.0 million of 9 3/8% Senior Subordinated Notes due 2007 for publicly registered notes with substantially identical terms. Proceeds from the original offering of notes in a private placement in June 1997 were used to extinguish certain of our borrowings and fund a portion of the expansion of our existing facilities. An extraordinary loss of approximately $5.2 million was recognized in the second quarter in conjunction with the debt redemption.

LIQUIDITY AND CAPITAL RESOURCES

     On May 11, 1999, we issued $600 million of our original notes. The proceeds from such issuance were used to refinance Horseshoe Gaming's 12 3/4% senior notes and refinance Horseshoe Gaming's $130 million credit facility (of which $75 million was outstanding as of May 11, 1999). $342.3 million of such proceeds was placed in a secured proceeds account. The secured proceeds account was pledged to the trustee to secure our obligations under the notes and the indenture, including our obligation to redeem a portion of the notes at 101% of their principal amount if: (a) we fail to consummate the Empress Merger for any reason by December 1, 1999; (b) we determine that the Empress Merger will not be completed by that date; (c) more than $75.0 million of the $150.0 million of Empress' 8 1/8% senior subordinated notes due 2006, or Empress notes, remain outstanding after we consummate a change of control offer to purchase the Empress notes, or Empress change of control offer; or (d) we fail to timely consummate the Empress change of control offer.

     Cash and cash equivalents totaled $47.4 million as of March 31, 1999. Included in accrued expenses at March 31, 1999 is a tax distribution payable to the owners of Horseshoe Gaming amounting to approximately $5.6 million, which was paid in April 1999. We believe that our cash and cash equivalents on hand, cash from operations and available borrowing capacity will be adequate to meet our existing debt service obligations and capital expenditure commitments for the next twelve months.

OWNERSHIP REPURCHASE MATTERS

     On January 13, 1999, Horseshoe Gaming repurchased outstanding warrants held by a third party which entitled such third party to purchase an approximate 6.99% ownership interest in Horseshoe Gaming from its largest shareholder, HGI, for an exercise price of $510,000. Upon acquisition, Horseshoe Gaming exercised the warrants and retired the membership units acquired from HGI. The total cost of the warrants, including fees, expenses and the exercise price paid to HGI, was approximately $34.4 million, which was recorded as a reduction in members' equity in the first quarter of 1999.

     Horseshoe Gaming has employment agreements and unit option agreements with certain employees which contain put/call options whereby, upon termination of employment, Horseshoe Gaming must, at the election of any such employee, and may, at Horseshoe Gaming's election, purchase such employee's ownership interest in Horseshoe

Gaming for an amount equal to the fair market value of such interest as determined by an independent appraisal or an arbitration process. As of March 31, 1999, the aggregate fair market value of all interests subject to such put/call options, representing approximately 9.9% ownership of Horseshoe Gaming, was $54.9 million based on an appraisal obtained by Horseshoe Gaming in November 1997. Such agreements provide that the purchase price for the employee's ownership interest shall be paid in cash, either upon transfer of the interest to us or in installments over a period not to exceed five years depending on the aggregate purchase price. Five former employees of Horseshoe Gaming holding ownership interests totaling approximately 7.2% have exercised their put/call option and one employee, holding approximately 0.5% has agreed not to exercise his put/call option until January 1, 2001.

     In May 1999, we reached an agreement in principle with the five former employees with aggregate ownership interests in Horseshoe Gaming of 7.2% on the valuation of their ownership interests. The agreed-upon valuation of our company for purposes of calculating the valuation of the five former employees' ownership interests is $470 million if the Empress Merger is not consummated and $500 million if the Empress Merger is consummated. In June 1999, the first installment of approximately $11.5 million was paid to these five former employees with the remaining amount to be paid over a period not to exceed five years. The notes receivable from these employees were fully paid as a result of this transaction. The effect of the change in the estimated value will be reflected in the second quarter 1999 financial statements.

LOUISIANA REPURCHASE

     In April 1999, we exercised our option to acquire the remaining 8.08% limited partnership interest in HE not held by NGCP for total consideration of up to $30.4 million, which included payments for a non-compete covenant, consents and a release of claims. The consideration for the repurchase consisted of cash, payables to the former limited partners and offsets against the negative capital account balances of the former limited partners.

EMPRESS MERGER

     On September 2, 1998, we entered into an Agreement and Plan of Merger, as amended as of March 25, 1999, to acquire the operating subsidiaries of Empress for an estimated $609.0 million, subject to adjustment, including assumption of $150.0 million of Empress notes. We intend to use the funds in the secured proceeds account and amounts available under the new credit facility in order to consummate the Empress Merger. The transactions contemplated by the merger agreement are subject to the approval of the Mississippi Gaming Commission, the Louisiana Gaming Control Board, the Illinois Gaming Board and the Indiana Gaming Commission. There can be no assurance that we will be successful in obtaining such approvals. In addition, the merger agreement provides that each party has the right to terminate the agreement under certain circumstances, which in some instances would allow Empress to retain a $10.0 million down payment we made towards the purchase price as well as receive other consideration not to exceed $3.0 million.

OTHER ITEMS

     On October 13, 1998, we were notified by Lady Luck Gaming Corporation that it was terminating the joint venture agreement to develop a casino in Vicksburg, Mississippi. Management of Lady Luck indicated that it was terminating the joint venture plans because of extended legal proceedings concerning the suitability of gaming on the nearby Big Black River.

     During the second quarter of 1999, we recorded an additional $8.0 million charge to adjust the carrying value to our revised estimate of the Queen of the Red and equipments' net realizable value. This additional charge was made to reflect the current market conditions for idle riverboats.

CERTAIN ACCOUNTING PRONOUNCEMENTS

     During the first quarter of 1998, we adopted SFAS No. 130, Reporting Comprehensive Income. There was no impact of such adoption on our consolidated financial statements, as total comprehensive income is the same as net income for all periods presented.

YEAR 2000 READINESS DISCLOSURE

     The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any of our programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations.

     If our systems (gaming or non-gaming) do not function, or fail to function properly as a result of the century change, we would have to operate under alternative procedures (some manual) until a proper resolution of the failure can be achieved. We have not completed our assessment of our Year 2000 issues, but have initiated a company-wide program to identify and address issues associated with the ability of our hardware and software to properly recognize the Year 2000 to avoid interruption of our operation as a result of the century change on January 1, 2000. We have divided our Year 2000 compliance program into three phases. As a part of the first phase of our Year 2000 compliance program, we have conducted an internal review of our computer systems to identify the systems that could be affected by the Year 2000 problem, including both information technology systems (such as software that processes financial and other information) and non-information technology systems (such as fire protection and environmental control).

     We are in the process of completing the second phase of our Year 2000 compliance program, which involves (1) the implementation of our existing remediation plan to resolve our internal Year 2000 issues, and (2) the identification of any potential year 2000 issues with our significant vendors and suppliers. Material vendors and suppliers were sent questionnaires so that their internal compliance could be outlined to us in a uniform and consistent manner. The secondary review of these vendors by a committee is being performed, and the more significant vendors will be extensively audited or be required to provide more extensive evidence of internal compliance. The second phase of our compliance program is expected to be completed by July 31, 1999.

     We will soon commence with the third and final phase of our Year 2000 compliance program which involves the (1) extensive testing of all systems for any remaining Year

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

2000 concerns, and (2) the extensive construction and review of contingency plans by an internal Year 2000 task force comprised of both key corporate and property executives and personnel. This task force will consider every possible scenario of non-compliance, both internally and externally, and ensure an alternate procedure (either manual or systematic) exists for the contingency. This phase is expected to be completed by September 30, 1999.

     Two of the major internal hardware and software systems (financial accounting software system and human resource system) utilized by us have been identified to be not Year 2000 compliant. These systems will be required to be upgraded to a current platform that is Year 2000 compliant. We are also undertaking the installation of a Year 2000 compliant slot accounting software product in Horseshoe Bossier City to replace the current system that is not Year 2000 compliant. The majority of the remaining internal hardware and software systems are in the process of being converted to Year 2000 compliant equipment.

     We presently believe that, with modifications to existing software and converting to new software, the Year 2000 issue will not pose significant operational problems for our internal computer systems as so modified and converted. However, if such modifications and conversions are not completed on a timely basis, the Year 2000 problem may have a material adverse impact on our financial condition and results of operations. In addition, in the event that any of our significant suppliers and other parties with which we have a material relationship do not successfully and timely achieve Year 2000 compliance, our business or operations could be adversely affected.

     As of June 1, 1999, we had spent approximately $430,000 and estimate additional costs of approximately $246,000 in connection with our Year 2000 compliance program. We plan to fund expenditures associated with Year 2000 compliance from working capital.

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

           QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

     Our exposure to market risk is changes in our interest rate risk associated with long term debt. To date, we have not held or issued derivative financial instruments for trading purposes, and we do not enter into derivative transactions that would be considered speculative positions. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates.

                                                     MATURITY DATE
                             --------------------------------------------------------------     FAIR
                              1999      2000     2001   2002   2003   THEREAFTER    TOTAL     VALUE(1)
                             ------   --------   ----   ----   ----   ----------   --------   --------
                                                      (DOLLARS IN THOUSANDS)
LIABILITIES
  Long-term debt
    Fixed rate.............  $1,175   $127,681   $ --   $ --   $ --    $159,863    $288,719   $304,145
      Average interest
         rate..............   8.250%    12.750%    --     --     --       9.375%
    Variable rate..........  $   --   $100,000   $ --   $ --   $ --    $     --    $100,000   $100,000
      Average interest
         rate(2)...........      --      7.150%    --     --     --          --

-------------------------

(1) The fair values are based on the borrowing rates currently available for debt instruments with similar terms and maturities and market quotes of our publicly traded debt.

(2) The average interest rates were based on December 31, 1998, variable rates. Actual rates in future periods could vary.

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

                                    BUSINESS

GENERAL

     We are a leading, multi-jurisdictional gaming company with casinos in Bossier City, Louisiana and Tunica County, Mississippi. Bossier City/Shreveport and Tunica County are among the largest gaming markets in the United States. We operate under the "Horseshoe" and "Binion" names which we believe are among the most recognized names in the gaming industry. In September 1998, we signed a definitive agreement to acquire by merger the operating subsidiaries of Empress, which owns and operates two casinos in the greater Chicago market, Empress Joliet and Empress Hammond. The Empress Merger is subject, among other things, to receipt of various regulatory and governmental approvals.

BOSSIER CITY OPERATIONS

MARKET

     The Bossier City/Shreveport gaming market is the largest in the State of Louisiana. Approximately 16.4 million people reside within 250 miles of Horseshoe Bossier City, including 5.3 million within the Dallas/Fort Worth metropolitan area, a primary market for Horseshoe Bossier City. The Louisiana Gaming Control Board has granted 14 of the 15 statutorily authorized licenses, including licenses to four gaming facilities currently operating in the Bossier City/Shreveport market. Approval was recently granted to relocate a fifth license to a new proposed facility to be operated in Shreveport. While the Louisiana gaming regulations state that riverboat casinos must cruise, the Bossier City/Shreveport casinos were granted a legislative exemption that allows them to operate as dockside facilities and thereby provide 24 hour gaming.

HORSESHOE BOSSIER CITY

     Horseshoe Bossier City has the largest market share of casino revenues and gaming positions in its market. The casino is located on an approximately 30-acre site which is highly visible and easily accessible from Interstate 20, an east-west traffic artery connecting Bossier City/Shreveport to Dallas/Fort Worth.

     Horseshoe Bossier City is located on a new riverboat which was part of a $204.4 million expansion completed in January 1998. This riverboat is larger, wider and has higher ceilings than any other gaming vessel operating in this market. The riverboat is also the only one in its market that provides an escalator to facilitate access to each gaming floor. Before entering the gaming areas, patrons pass the famous "Million Dollar Wall," a collection of $100 bills totaling $1 million. Just beyond the wall is an expansive 30-foot wide entrance inviting patrons into the gaming areas. Dramatically treated 16-foot high ceilings and a 108-foot wide beam create a spacious gaming environment characteristic of land-based casinos.

     As part of our recent expansion, the riverboat contains all new furnishings and equipment, including 1,343 new gaming machines, 58 table games and 11 poker tables, representing an increase in total gaming positions of approximately 27%. Also as part of the recent expansion, we constructed a new 25-story hotel, making us the first casino operator in this market to open an on-site hotel. The hotel building is the second tallest and most visible building in the area and, with its prominent signage, serves as a beacon for approaching customers. The hotel contains 606 deluxe rooms, meeting facilities, a health club and other luxury hotel amenities. In addition, we have recently added a new

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

entertainment facility that provides seating for 1,300 guests and have expanded our parking structure to include 1,000 additional spaces.

TUNICA OPERATIONS

MARKET

     The Tunica County, gaming market is the largest gaming market in the State of Mississippi and the closest legalized gaming jurisdiction to the Memphis, Tennessee metropolitan area, which is only 30 miles away. Mississippi gaming regulations do not require riverboat casinos to cruise, thereby allowing them to offer 24 hour gaming, and do not restrict the amount of space dedicated to gaming.

HORSESHOE TUNICA

     Horseshoe Tunica generates the highest casino revenue among its competitors. The facility is in the central and we believe most desirable location of the 70-acre, three property Casino Center complex.

     As part of our $109.8 million expansion completed in December 1997, we increased our gaming space by 50% to 45,000 square feet, increased the number of gaming machines by 51% to 1,547, and increased the number of table games and poker tables by 55% to 76. We also added a 14-story hotel tower with 312 deluxe rooms, giving us a total of 507 deluxe rooms, a health club, meeting room facilities, and a 1,100-space, four-level parking garage. In addition, we opened a new 1,000-seat, themed entertainment facility that has hosted renowned musical talent such as Julio Iglesias, Vince Gill, Roger Daltrey and Ringo Starr. We also added or renovated several full-service, themed gourmet restaurants and retail facilities.

TRADEMARK

     Horseshoe License Company issued perpetual licenses to Horseshoe Club and Horseshoe Gaming. Horseshoe Gaming received a license to use the tradename "Horseshoe" and various other related trademarks and tradenames in the gaming and related businesses for all jurisdictions other than Nevada and Horseshoe Club received a license to use the tradename "Horseshoe" and various other related trademarks and tradenames in the gaming and related businesses in Nevada.

EMPRESS OPERATIONS

     On September 2, 1998, we agreed to acquire Empress, which built the first Chicago market casino and has established itself as a market leader during its nearly seven years of operations. The Empress Merger will provide us with access to the Chicago casino market, allowing us to diversify our operations beyond our southern U.S. markets.

CHICAGO MARKET

     The Chicago market, which encompasses portions of both Illinois and Indiana, consists of approximately 11.6 million people within a radius of 100 miles from downtown Chicago. The Illinois Riverboat Act authorizes ten owner's licenses for riverboat gaming operations, four of which, including Empress Joliet, serve the Chicago metropolitan area. While all of the ten authorized gaming licenses in Illinois have been issued, one has been suspended, and there have been indications that this license may be relocated to the Chicago area, which could have a material adverse effect on Empress' operations. Current

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

Indiana gaming legislation authorizes a total of five licenses to operate riverboat casinos in northern Indiana on Lake Michigan, all of which have been issued to casinos that are currently operating, including Empress Hammond.

EMPRESS JOLIET

     Empress Joliet is located in one of the fastest growing counties in the Chicago market. The facility features two luxury-appointed vessels and an approximately 150,000 square foot Egyptian-themed pavilion featuring award-winning dining facilities and a 400-seat banquet room. Empress Joliet is supported by a three-story hotel with 80 rooms, 17 junior suites and five king-size suites and an 80-space recreational vehicle park. Empress Joliet provides surface parking for 2,350 cars.

EMPRESS HAMMOND

     Empress Hammond, the closest casino to downtown Chicago, was recently expanded to add an additional floor to its casino. As a result, gaming space was increased by 25%, or 7,500 square feet, with 335 new gaming machines and nine additional table games. Empress Hammond includes an approximately 125,000-square foot mythologically-themed pavilion featuring waterfalls, lounges, dining facilities and a 150-seat banquet room. Empress Hammond provides parking for 1,000 cars in a multi-story parking structure and offers 1,300 additional surface parking spaces.

COMPETITION

     Horseshoe Bossier City competes directly with Harrah's in Shreveport and the Isle of Capri and Casino Magic in Bossier City. These four riverboats together currently comprise the Bossier City/Shreveport market. Some of our competitors are undergoing renovation or expansion, including the construction of a 514-room hotel, and others may do so in the future, which may have an adverse effect on our operations. The Louisiana Gaming Control Board has recently granted approval to Hollywood Casinos and New Orleans Paddlewheels Company to relocate the license for the New Orleans Flamingo Hilton Casino, which is now closed, to a new proposed facility to be located adjacent to Harrah's in Shreveport. The state has granted approval to applicants for 14 of the 15 legislatively authorized licenses, five of which have been approved for the northern region of the state in Bossier City/Shreveport. The Louisiana Gaming Control Board has not granted the remaining fifteenth license. If this license is granted, it may be located in the Bossier City/ Shreveport market. While new competition may adversely affect Horseshoe Bossier City's revenues and operating income in the near term, we believe the expansion of Horseshoe Bossier City and the potential addition of two riverboat casinos and slot machines at the racetrack in the Bossier City/Shreveport market will increase the size and scope of the overall gaming market, mitigating in the long term, at least in part, the potential adverse impact on operations which initially may be felt. The impact on operating margins from the overall increase in supply to this market is uncertain. As only 15 Louisiana riverboats and one land-based casino in New Orleans have been authorized by law, potential competition in Louisiana is presently limited. The Bossier City/Shreveport casinos capture the Dallas/Ft. Worth market and share the Houston area market with four existing riverboats in Lake Charles, a land-based casino owned by the Coushatta Indian Tribe located near Lake Charles and two riverboats in Baton Rouge. If Texas or Arkansas were to approve gaming, competition would increase, which would have an adverse effect on our operations.

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

     We believe that the Bossier City/Shreveport riverboats have an operational advantage over the other Louisiana riverboats because the Bossier City/Shreveport riverboats do not have to cruise in minimum three-hour increments. The cruising exemption for the Bossier City/Shreveport market was included in the Louisiana Gaming Statutes to account for the difficult navigational aspects of the Red River. Horseshoe Bossier City remains dockside, allowing passengers to enter and exit as they please and enabling us to conduct 24-hour a day continuous gaming operations.

     Horseshoe Tunica competes with eight other casinos in the competitive Tunica County, Mississippi market; Gold Strike, Sheraton, Harrah's, Sam's Town, Hollywood Casino, Fitzgeralds, Bally's and Grand. There are no legislative limitations on the number of gaming licenses which may be issued in Mississippi, including in Tunica County, and additional competition could adversely affect Horseshoe Tunica's revenues and operating income. Competition in Tunica County is limited by the availability of legal and accessible sites on the Mississippi River. Some of our competitors are undergoing renovation or expansion and others may do so in the future. Such expansion may have an adverse effect on our operations.

     Empress primarily competes with seven casinos, four of which are located on Lake Michigan in Indiana and three of which are located in Illinois. The seven casinos Empress competes with are: Trump Casino and Majestic Star located in Gary, Indiana; Harrah's Casino located in East Chicago, Indiana; Blue Chip Casino located in Michigan City, Indiana; Harrah's Casino located in Joliet, Illinois; Hollywood Casino located in Aurora, Illinois; and Grand Victoria Casino located in Elgin, Illinois. In addition, in May 1999, the Illinois legislature enacted amendments to the Illinois Riverboat Gambling Act which could result in one of the ten state-authorized licenses for Illinois being relocated to the Chicago area, which could have a material adverse effect on Empress' operations. This legislation is expected to be signed by the Governor of Illinois. Certain of Empress' competitors are larger and have significantly greater financial and other resources than Empress.

EMPLOYEES

     As of June 1, 1999, we employed 5,260 persons of which 2,445 are employed at Horseshoe Tunica, 2,790 are employed at Horseshoe Bossier City and 25 are employed in our corporate office. At such date, none of our employees were covered by collective bargaining agreements.

     We believe that our relationship with our employees is good. We have never experienced a work stoppage due to a labor dispute and we are not aware of any threatened labor activity.

PROPERTIES

     We own and operate casinos in Bossier City, Louisiana and Tunica County, Mississippi. All of our real property and casinos are subject to first priority liens securing Horseshoe Gaming's existing credit facility and, following the Empress Merger, the new credit facility, and second priority liens securing Horseshoe Gaming's senior notes. We also lease space in Las Vegas, Nevada and Memphis, Tennessee where we maintain executive offices.

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

HORSESHOE BOSSIER CITY

     Horseshoe Bossier City is located on an approximately 30-acre site on the east side of the Red River, directly facing downtown Shreveport, Louisiana. The newly expanded development consists of an approximately 62,400-square foot, four-deck riverboat with approximately 30,000 square feet of gaming area and an approximately 55,000-square foot dockside pavilion, including a 606-room, 25-story hotel tower and a 2,100-car parking garage. The riverboat and pavilion are joined via an enclosed, climate-controlled boarding ramp with handicap access and escalators serving each of the gaming decks. In addition, we recently added a new entertainment facility that provides seating for 1,300 guests.

     The entire facility has recently been renovated and expanded. The newly expanded pavilion includes two specialty restaurants, a coffee shop, an expanded buffet and over 7,800 square feet of specialty retail space. The expanded facility also includes over 60,000 square feet of administrative space.

     The main, second and third decks of the riverboat feature a total of 1,343 slot machines, 58 table games and a poker room containing 11 poker tables. The casino area includes a deli/snack bar, one casino bar containing video poker machines and an entertainment stage. The lowest level of the riverboat contains the engine room, offices, count rooms, security and surveillance offices and facilities for the Louisiana State Police.

HORSESHOE TUNICA

     Horseshoe Tunica is located in Tunica County, Mississippi at Casino Center, a 70-acre three property complex. In December 1997, we completed the expansion and renovation of Horseshoe Tunica and increased the overall size to approximately 327,000 square feet from 162,000 square feet.

     The 45,000 square-foot gaming area comprises approximately contains 1,547 slot machines, 64 table games and 12 poker tables. The casino facility also includes two specialty restaurants, a newly expanded buffet, bars and retail outlets. Horseshoe Tunica has also added 312 deluxe hotel rooms in a 14-story tower, to add to its existing 194 room facility, and a multi-level, 1,100-space parking garage. In addition to the parking garage there are approximately 4,000 lighted parking spaces provided in the Casino Center complex. The facility includes administrative space and over 30,000 square feet of entertainment space, featuring a 1,000-seat entertainment venue connected to the casino and hotel.

LEGAL PROCEEDINGS

     We are, from time to time, during the normal course of operating our business, subject to various litigation claims and legal disputes. In our opinion, none is expected to have a material adverse impact on our operations; however, no assurance can be given that an adverse determination of any claim or dispute would not have an adverse impact on our operations during any given period.

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                               REGULATORY MATTERS

GAMING REGULATORY MATTERS

     We are subject to state and Federal laws, which regulate businesses generally, and the gaming business specifically. Below is a brief description of some of the more significant regulations to which we are subject. All laws are subject to change and different interpretations. This is especially true with respect to current laws regulating the gaming industry, since in many cases these laws and the regulatory agencies that apply them are relatively new. Changes in laws or their interpretation may result in the imposition of more stringent, burdensome or expensive requirements, or the outright prohibition of an activity. In addition, approvals of the gaming authorities in each of our existing jurisdictions, Mississippi and Louisiana, and in Empress' jurisdictions, Indiana and Illinois, will be required with respect to some or all of the following: (1) the Ownership Transactions; (2) the terms and issuance of the notes and the terms of the other Refinancing Transactions; (3) the Merger Transactions; and (4) the Internal Consolidation. There can be no assurance that we will receive all of the necessary approvals to consummate these transactions.

LOUISIANA GAMING REGULATION

     In July 1991, the Louisiana legislature adopted legislation permitting certain types of gaming activity on certain rivers and waterways in Louisiana. The legislation granted authority to supervise riverboat gaming activities to the Louisiana Riverboat Gaming Commission and the Riverboat Gaming Enforcement Division of the Louisiana State Police, or the Louisiana Enforcement Division. The Louisiana Riverboat Gaming Commission was authorized to hear and determine all appeals relative to the granting, suspension, revocation, condition or renewal of all licenses, permits and applications. In addition, the Louisiana Riverboat Gaming Commission was authorized to establish regulations concerning authorized routes, duration of excursions, minimum levels of insurance, construction of riverboats and periodic inspections. The Louisiana Enforcement Division was authorized to investigate applicants and issue licenses, investigate violations of the statute and conduct continuing reviews of gaming activities. The Louisiana gaming law authorizes the issuance of up to 15 licenses to conduct gaming activities on a riverboat of new construction in accordance with applicable law. However, no more than six licenses may be granted to riverboats operating from any one parish.

     The state has granted approval to applicants for 14 of the 15 legislatively authorized licenses, five of which have been approved for the northern region of the state in Bossier City/Shreveport. While the Louisiana gaming regulations state that riverboat casinos must cruise, the Bossier City/Shreveport casinos were granted a legislative exemption in June 1993 that allows them to operate as dockside facilities. Louisiana permits most types of casino games, other than bingo and sports betting, and has neither betting nor loss limits. Moreover, house credit may be extended to qualified patrons. The only significant limitation imposed by Louisiana gaming regulations restricts gaming space on riverboats to no more than 30,000 square feet. Fees to the State of Louisiana for conducting gaming activities on a riverboat include (1) $50,000 per riverboat for the first year of operation and $100,000 per year per riverboat thereafter plus (2) 18 1/2% of net gaming proceeds. The city of Bossier City also imposes a 3.2% tax on gaming revenue plus an annual fee of $700,000.

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

     In the 1996 special session of the Louisiana legislature, Louisiana lawmakers passed a measure which established the Louisiana Gaming Control Board and provided that it is the successor to all such prior authorities with regard to the regulation and supervision of gaming in Louisiana except for the regulation of horse racing and offtrack betting and the conducting of charitable gaming operations. Effective May 1, 1996, the powers, duties, functions, and responsibilities with respect to riverboat gaming of the Louisiana Riverboat Gaming Commission and the Louisiana Enforcement Division were transferred to the Louisiana Gaming Control Board. The Louisiana Enforcement Division continues to provide investigative and enforcement support to the Louisiana Gaming Control Board.

     In addition, legislation was passed in 1996 authorizing the Bossier Police Jury, the governing body of Bossier Parish, to impose a boarding fee of $0.50 per patron entering riverboat gaming facilities in Bossier Parish. In response to this legislation, Horseshoe Bossier City and the Isle of Capri Casino in Bossier City commenced litigation against the Bossier Police Jury, asserting that the Bossier Police Jury had previously contracted away their right to impose an additional $0.50 boarding fee. In January 1997, Horseshoe Bossier City separately settled with the Bossier Police Jury, and the lawsuit was dismissed as it relates to Horseshoe Bossier City, but not Isle of Capri Casino, and the Bossier Police Jury. As part of the settlement, we agreed to pay a 1% tax on our gross casino revenues to Bossier Parish with a minimum annual payment of $1,500,000, regardless of actual revenue. Under the terms of the settlement, we have the right to receive a credit against gross gaming tax for the amount of increased property taxes assessed against our property in Bossier Parish resulting from increased assessments attributable to our major expansion project. Such credit may be taken up to a maximum of 80% of the tax on casino revenues, and applies during the entire ten-year term of the agreement.

     In the 1997 Regular Session of the Louisiana Legislature, a law was passed authorizing the operation of slot machines at certain horse racing tracks in Louisiana, including a racetrack situated in Bossier Parish. The legislation limits slot machine space at each racetrack to 15,000 square feet. Within the gaming space, however, there is no numerical limit on the number of slot machines that can be permissibly installed. Before slot machines can be operated at the racetrack facilities, passage of companion legislation is required to establish the tax rate to be levied on slot machine revenue.

     In issuing a license, the Louisiana Gaming Control Board must find that the applicant is a person of good character, honesty and integrity and a person whose prior activities, criminal record, if any, reputation, habits, and associations do not pose a threat to the public interest of the State of Louisiana or to the effective regulation and control of gaming, or create or enhance the dangers of unsuitable, unfair or illegal practices, methods and activities in the conduct of gaming or the carrying on of business and financial arrangements in connection therewith. The Louisiana Gaming Control Board will not grant a license unless it finds that: (1) the applicant is capable of conducting gaming operations, which means that the applicant can demonstrate the capability, either through training, education, business experience, or a combination of the above, to operate a gaming casino; (2) the proposed financing of the riverboat and the gaming operations is adequate for the nature of the proposed operation and from a source suitable and acceptable to the Louisiana Gaming Control Board; (3) the applicant demonstrates a proven ability to operate a vessel of comparable size, capacity and complexity to a riverboat so as to ensure the safety of its passengers; (4) the applicant submits a detailed plan of design of the riverboat in its application for a license; (5) the applicant designates the docking facilities to be used by the riverboat; (6) the applicant shows adequate financial ability to construct

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and maintain a riverboat; and (7) the applicant has a good faith plan to recruit, train and upgrade minorities in all employment classifications.

     Certain persons affiliated with a riverboat gaming licensee, including directors and officers of the licensee, directors and officers of any holding company of the licensee involved in gaming operations, persons holding 5% or greater interests in the licensee, and persons exercising influence over a licensee, or Affiliated Gaming Persons, are subject to the application and suitability requirements of the Louisiana gaming law.

     The Louisiana gaming law specifies certain restrictions and conditions relating to the operation of riverboat gaming, including the following: (1) gaming is not permitted while a riverboat is docked, other than the forty-five minutes between excursions, and during times when dangerous weather or water conditions exist, except that the casinos operating in the Bossier City/Shreveport area are permitted to operate exclusively at dockside pursuant to a special exemption; (2) each roundtrip riverboat cruise may not be less than three nor more than eight hours in duration, subject to specified exceptions;
(3) agents of the Louisiana Enforcement Division and the Louisiana Gaming Control Board are permitted on board at any time during gaming operations; (4) gaming machines, equipment and supplies may only be purchased or leased from permitted suppliers; (5) gaming may only take place in the designated gaming area while the riverboat is upon a designated river or waterway; (6) gaming equipment may not be possessed, maintained or exhibited by any person on a riverboat except in the specifically designated gaming area, or a secure area used for inspection, repair or storage of such equipment; (7) wagers may be received only from a person present on a licensed riverboat; (8) persons under 21 are not permitted in designated gaming areas; (9) except for slot machine play, wagers may be made only with tokens, chips or electronic cards purchased from the licensee aboard a riverboat; (10) licensees may only use docking facilities and routes for which they are licensed and may only board and discharge passengers at the riverboat's licensed berth; (11) licensees must have adequate protection and indemnity insurance; (12) licensees must have all necessary Federal and state licenses, certificates and other regulatory approvals prior to operating a riverboat; and (13) gaming may only be conducted in accordance with the terms of the license and the rules and regulations adopted by the Louisiana Enforcement Division and the Louisiana Gaming Control Board.

     An initial license to conduct riverboat gaming operations is valid for a term of five years. The Louisiana gaming law provides that a renewal application for each one-year period succeeding the initial five-year term of the operator's license must be made to the Louisiana Enforcement Division. The application for renewal consists of a statement under oath of any and all changes to the information, including financial information, provided in the previous application. In 1993, the Louisiana State Police denied an application made by HE, our subsidiary that operates Horseshoe Bossier City, for a gaming license to operate a casino. HE appealed the denial to the Louisiana Riverboat Gaming Commission, which overturned the denial. HE then was issued an initial operator's license by the Louisiana Enforcement Division on November 22, 1993, and HE timely submitted its renewal application to the Louisiana Enforcement Division. On October 20, 1998, the Louisiana Gaming Control Board granted HE's license renewal subject to suitability review, and HE is currently in the process of completing the suitability review with the Louisiana Enforcement Division.

     The transfer of a license or permit or an interest in a license or permit is prohibited except as permitted by the Louisiana gaming law. The sale, purchase, assignment, transfer, pledge or other hypothecation, lease, disposition or acquisition, or a Transfer, by any person

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of securities which represent 5% or more of the total outstanding shares issued by a corporation that holds a license is subject to Louisiana Gaming Control Board disapproval. A security issued by a corporation that holds a license must disclose these restrictions. Prior Louisiana Gaming Control Board approval is required for the Transfer of any ownership interest of 5% or more in any non-corporate licensee or for the Transfer of any "economic interest" of 5% or more in any licensee or Affiliated Gaming Person. An "economic interest" is defined for purposes of a Transfer as any interest whereby a person receives or is entitled to receive, by agreement or otherwise, a profit, gain, thing of value, loan, credit, security interest, ownership interest or other economic benefit.

     Riverboat gaming licensees and their Affiliated Gaming Persons are required to notify the Louisiana Enforcement Division prior to the receipt by any such persons of any loans or extensions of credit. The Louisiana Gaming Control Board is required to investigate the reported loan or extension of credit and, subject to certain exemptions, to either approve or disapprove the transaction. If disapproved, the loan or extension of credit cannot be consummated by the licensee or Affiliated Gaming Person. We are an Affiliated Gaming Person of HE. We and HE all required disclosures to the Louisiana Gaming Control Board and the Louisiana Enforcement Division. Any other advances by us to HE in the form of loans or other intercompany indebtedness are subject to the disapproval power of the Louisiana Gaming Control Board and the Louisiana Enforcement Division.

MISSISSIPPI GAMING REGULATION

     The ownership and operation of casino gaming facilities in Mississippi are subject to extensive state and local regulation primarily through the licensing and regulatory control of the Mississippi Gaming Commission and the Mississippi State Tax Commission. We must register and be licensed under the Mississippi Gaming Control Act, or the Mississippi Act, and our gaming operations are subject to the regulatory control of the Mississippi Gaming Commission and various local, city and county regulatory agencies. The Mississippi Act, which legalized dockside casino gaming in Mississippi, was enacted on June 29, 1990. Although not identical, the Mississippi Act is similar to the gaming laws of Nevada. Effective October 29, 1991, the Mississippi Gaming Commission adopted regulations in furtherance of the Mississippi Act, which are also similar in many respects to the Nevada gaming regulations.

     The laws, regulations and supervisory procedures of Mississippi and the Mississippi Gaming Commission seek to: (1) prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity; (2) establish and maintain responsible accounting practices and procedures; (3) maintain effective control over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs and safeguarding of assets and revenues, providing reliable record keeping and making periodic reports to the Mississippi Gaming Commission; (4) prevent cheating and fraudulent practices; (5) provide a source of state and local revenues through taxation and licensing fees; and (6) ensure that gaming licensees, to the extent practicable, employ Mississippi residents. The regulations are subject to amendment and interpretation by the Mississippi Gaming Commission.

     The Mississippi Act provides for legalized dockside gaming at the discretion of the 14 counties that either border the Gulf Coast or the Mississippi River but only if the voters in such counties have not voted to prohibit gaming in that county. As of April 30, 1999, dockside gaming was permissible in nine of the 14 eligible counties in the State and gaming operations had commenced in Adams, Coahoma, Hancock, Harrison, Tunica,

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Warren and Washington counties. The law permits unlimited stakes gaming on permanently moored vessels on a 24-hour basis and does not restrict the percentage of space which may be utilized for gaming. There are no limitations on the number of gaming licenses which may be issued in Mississippi. The legal age for gaming in Mississippi is 21.

     Under Mississippi law, gaming vessels in Tunica County must be located on the Mississippi River or on navigable waters emptying into the Mississippi River. On May 29, 1993, the Mississippi Gaming Commission granted approval for the site of Horseshoe Tunica. On October 13, 1994, Horseshoe Tunica received a gaming operator's license from the Mississippi Gaming Commission. At the same meeting, certain key principals of RPG were found suitable. The license is required to be renewed every two years. The license was most recently renewed in September 1998, effective as of October 1998, and all findings of suitability have been maintained and are current.

     We and RPG are required to submit detailed financial, operating and other reports to the Mississippi Gaming Commission. Substantially all loans, leases, sales of securities and similar financing transactions entered into by us and RPG must be reported to or approved by the Mississippi Gaming Commission. RPG is also required to periodically submit detailed financial and operating reports to the Mississippi Gaming Commission and to furnish any other information they request.

     Each of our directors, officers and key employees who are actively and directly engaged in the administration or supervision of gaming, or who have any other significant involvement with our activities, and each of the officers and directors and certain employees of the general partner of RPG, must be found suitable therefor, and may be required to be licensed, by the Mississippi Gaming Commission. The finding of suitability is comparable to licensing, and both require submission of detailed personal financial information followed by a thorough investigation. In addition, any individual who is found to have a material relationship to, or material involvement with, us or RPG may be required to be investigated in order to be found suitable or to be licensed as a business associate of ours or RPG. Key employees, controlling persons or others who exercise significant influence upon our or RPG's management or affairs may also be deemed to have such a relationship or involvement. There can be no assurance that such persons will be found suitable by the Mississippi Gaming Commission. An application for licensing may be denied for any cause deemed reasonable by the Mississippi Gaming Commission. Changes in licensed positions must be reported to the Mississippi Gaming Commission. In addition to its authority to deny an application for a license, the Mississippi Gaming Commission has jurisdiction to disapprove a change in corporate position. If the Mississippi Gaming Commission were to find a director, officer or key employee unsuitable for licensing or unsuitable to continue having a relationship with us or RPG, we or the general partner of RPG would have to suspend, dismiss and sever all relationships with such person. We or RPG would have similar obligations with regard to any person who refuses to file appropriate applications. Each gaming employee must obtain a work permit that may be revoked upon the occurrence of certain specified events.

     Mississippi statutes and regulations give the Mississippi Gaming Commission the discretion to require a suitability finding with respect to anyone who acquires any security of us or RPG, regardless of the percentage of ownership. The current policy of the Mississippi Gaming Commission is to require anyone acquiring 5% or more of any voting securities of a public company with a licensed subsidiary or private company licensee to be found suitable. If the owner of voting securities who is required to be found suitable is a

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corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

     Any owner of voting securities found unsuitable and who holds, directly or indirectly, any beneficial ownership of equity interests in us or RPG beyond such period of time as may be prescribed by the Mississippi Gaming Commission may be guilty of a misdemeanor. Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Mississippi Gaming Commission may be found unsuitable. We are subject to disciplinary action if, after we receive notice that a person is unsuitable to be an owner of or to have any other relationship with us, we or RPG (1) pay the unsuitable persons any dividends or interest upon any of our securities or any payments or distribution of any kind whatsoever, (2) recognize the exercise, directly or indirectly, of any voting rights of our securities by the unsuitable person, or (3) pay the unsuitable person any remuneration in any form for services rendered or otherwise, except in certain limited and specific circumstances. In addition, if the Mississippi Gaming Commission finds any owner of voting securities unsuitable, such owner must immediately surrender all securities to us or RPG, as applicable, and we or RPG must purchase the securities so offered for cash at fair market value within 10 days.

     We and RPG will be required to maintain current ownership ledgers in the State of Mississippi that may be examined by the Mississippi Gaming Commission at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Mississippi Gaming Commission. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We and RPG also are required to render maximum assistance in determining the identity of the beneficial owner. We may be required to disclose to the Mississippi Gaming Commission, upon request, the identities of the holders of certain of our indebtedness. In addition, the Mississippi Gaming Commission under the Mississippi Act may, in its discretion, (1) require holders of debt securities to file applications, (2) investigate such holders, and (3) require such holders to be found suitable to own such debt securities. Although the Mississippi Gaming Commission generally does not require the individual holders of obligations such as notes to be investigated and found suitable, the Mississippi Gaming Commission retains the discretion to do so for any reason, including but not limited to a default, or where the holder of the debt instrument exercises a material influence over the gaming operations of the entity in question. Any holder of the debt securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Gaming Commission in connection with such an investigation.

     The regulations provide that a change in control of us or RPG may not occur without the prior approval of the Mississippi Gaming Commission. Mississippi law prohibits us from making a public offering or private placement of our securities without the approval of or waiver of approval by the Mississippi Gaming Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi, or to retire or extend obligations incurred for one or more of such purposes. The Mississippi Gaming Commission has approved the sale of certain indebtedness and certain other transactions consummated in connection therewith.

     The Mississippi Act requires that certificates representing our or RPG's securities bear a legend to the general effect that the securities are subject to the Mississippi Act and regulations of the Mississippi Gaming Commission. The Mississippi Gaming Commission,

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through the power to regulate licensees, has the power to impose additional restrictions on the holders of our or RPG's securities at any time.

     Neither we nor RPG may engage in gaming activities in Mississippi while also conducting gaming operations outside of Mississippi without approval of the Mississippi Gaming Commission. Such approvals were initially granted by the Mississippi Gaming Commission on October 13, 1994, and additional approvals have been granted on a jurisdiction-by-jurisdiction basis. The failure to obtain or retain any such approval could have a material adverse effect on us or RPG.

     The licenses obtained by us and RPG are not transferable and must be renewed every two years. There can be no assurance that any renewal application will be approved. Each issuing agency may at any time dissolve, suspend, condition, limit or restrict a license or approval to own equity interests in us or RPG for any cause deemed reasonable by such agency. Substantial fines for each violation of gaming laws or regulations may be levied against us or RPG in Mississippi. A violation under any gaming license held by us or RPG may be deemed a violation of all the other licenses held by us or RPG. Suspension or revocation of any of the foregoing licenses or of the approval of us or RPG would have a material adverse effect upon our business.

     License fees and taxes, computed in various ways depending on the type of gaming involved, are payable to the State of Mississippi and to the counties and cities in which RPG's operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either weekly, monthly, quarterly or annually and are based upon (1) the percentage of the gross casino revenues received by the casino operation, (2) the number of slot machines operated by the casino, (3) the number of table games operated by the casino or
(4) the number of casino patrons.

     In October 1994, the Mississippi Gaming Commission adopted a regulation requiring, as a condition of licensure or license renewal, that a gaming establishment's site development plan include an approved 500-car parking facility in close proximity to the casino complex, and infrastructure facilities which will amount to at least 25% of the casino cost. Such facilities may include any of the following: a 250-room hotel of at least a two-star rating, as defined by the current edition of the Mobil Travel Guide, a theme park, a golf course, marinas, a tennis complex, entertainment facilities or any other such facility as approved by the Mississippi Gaming Commission as infrastructure. Parking facilities, roads, sewage and water systems or facilities normally provided by governmental entities are excluded. The Mississippi Gaming Commission may, in its discretion, reduce the number of hotel rooms required where it is shown, to the satisfaction of the Mississippi Gaming Commission, that sufficient rooms are available to accommodate the anticipated visitor load. Such reduction in the number of rooms does not affect the 25% investment requirement imposed by the regulation. Horseshoe Tunica and related facilities have complied with these requirements. In January 1999, the Mississippi Gaming Commission amended its infrastructure regulation thereby increasing the minimum level of infrastructure investment from 25% to 100% of the casino cost. However, the 100% infrastructure investment requirement would apply only to new casino developments and existing casino developments that are not in operation at the time of their acquisition or purchase, and therefore does not apply to Horseshoe Tunica. In any event, Horseshoe Tunica would comply with such requirements.

     The sale of alcoholic beverages, including beer and wine, at Horseshoe Tunica is subject to licensing, control and regulation by the Alcoholic Beverage Control Division, or the ABC, of the Mississippi State Tax Commission. The ABC requires that all equity

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owners and managers file personal record forms and fingerprint cards for their licensing process. In addition, owners of more than 5% of RPG's equity and RPG's officers and managers must submit detailed financial information to ABC for licensing. All such licenses are revocable and are non-transferable. The ABC has full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could, and revocation would, have a material adverse effect on the operations of Horseshoe Tunica.

     In November 1996, the Mississippi county closest to Memphis, DeSoto County, voted against permitting legal gaming to be conducted aboard vessels located in DeSoto County. Legislation passed in 1997 precludes DeSoto County from holding a subsequent election on the issue until at least October 2004. If gaming were approved in DeSoto County or in Arkansas or Tennessee, numerous additional sites closer to Memphis would be available for gaming. Thus, while Tunica County is currently the closest legalized gaming jurisdiction to the Memphis metropolitan area, there is no assurance that this situation will not change in the future. If DeSoto County, Arkansas or Tennessee were to approve gaming, competition would increase, which would have an adverse effect on our operations.

MISSISSIPPI VOTER INITIATIVE TO BAN GAMING

     In Mississippi, a request was filed with the Secretary of State on March 22, 1999 to place on the November 2000 statewide ballot a voter initiative to ban gaming in the state. On May 6, 1999, the local circuit court found the wording of the initiative inadequate, and declared the initiative measure unconstitutional. The sponsor has appealed the local circuit court's decision on the initiative to the Mississippi Supreme Court, where the matter awaits resolution. These events follow two unsuccessful attempts by the same sponsor in 1998 to place substantially similar initiative measures on the November 1999 statewide ballot. Even if the Supreme Court should affirm the circuit court's ruling, it is possible that the gaming ban initiative could be re-worded and meet the requirements for placement on the November 1999 ballot or the ballot of a later election. Passage of any Mississippi initiative requires an affirmative vote representing both a majority of the votes cast with respect to such initiative and at least 40% of the voters casting votes on any matter in the election.

     Approval by the requisite number of voters of a Mississippi initiative similar to those proposed in 1998 and 1999 would repeal the legislation authorizing gaming in the state subject to the final results of any legal challenges which might be raised regarding the initiative and its impact on any current casino operations and/or pending applications for gaming licenses in Mississippi. We are unable to determine at this time whether any such initiative will be submitted to voters. If any such initiative is submitted to the voters of Mississippi for their consideration, no assurance can be given regarding the outcome of the vote or the impact of the vote on our gaming operations in Mississippi.

INDIANA GAMING REGULATION

     The Indiana Riverboat Act authorizes the issuance of up to 11 riverboat gaming licenses on waterways located in Indiana counties which are contiguous to Lake Michigan, the Ohio River or Patoka Lake. The Indiana Gaming Commission has not considered applicants for the eleventh license since the Patoka Lake site has been determined by the U.S. Army Corps of Engineers to be unsuitable for a casino vessel project. The Indiana Riverboat Act strictly regulates the facilities, persons, associations and practices related to gaming operations pursuant to the police powers of the State of Indiana, including comprehensive law enforcement provisions. The Indiana Riverboat Act vests the Indiana

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Gaming Commission with the power and duties of administering, regulating and enforcing the system of riverboat gaming in the State of Indiana. The Indiana Gaming Commission's jurisdiction extends to every person, association, corporation, partnership and trust involved in riverboat gaming operations in the State of Indiana.

     The Indiana Riverboat Act requires the owner of a riverboat gaming operation to hold an owner's license issued by the Indiana Gaming Commission. Each license granted entitles the licensee to own and operate one riverboat and gaming equipment as part of the gaming operation. A licensee may own no more than a 10% interest in any other owner's license under the Indiana Riverboat Act.

     Each owner's license runs for a period of five years. Thereafter, the license is subject to renewal on an annual basis upon a determination by the Indiana Gaming Commission that the licensee continues to be eligible for an owner's license pursuant to the Indiana Riverboat Act and the rules and regulations adopted thereunder. A licensed owner undergoes a complete investigation every three years. If for any reason the license is terminated, the assets of the riverboat gambling operation must be secured and cannot be disposed of without the approval of the Indiana Gaming Commission. A licensed owner may apply for and may hold other licenses that are necessary for the operation of a riverboat, including licenses to sell alcoholic beverages, a license to prepare and serve food and any other necessary license. Furthermore, the Indiana Riverboat Act requires that officers, directors and employees of a gaming operation and suppliers of gaming equipment, devices, and supplies and certain other suppliers be licensed.

     Applicants for licensure must submit comprehensive application and personal disclosure forms and undergo an exhaustive background investigation prior to the issuance of a license. The applicant must also disclose the identity of every shareholder or participant of the applicant and provide specific information with respect to certain shareholders holding significant interests, 5% or greater, in the applicant. The Indiana Gaming Commission has the authority to request specific information on any shareholder.

     A riverboat owner licensee or any other person may not lease, hypothecate, borrow money against or loan money against an owner's riverboat gaming license. An ownership interest in an owner's riverboat gaming license may only be transferred in accordance with the regulations promulgated under the Indiana Riverboat Act.

     The Indiana Riverboat Act does not limit the maximum bet or per patron loss. Minimum and maximum wagers on games are set by the licensee. Wagering may not be conducted with money or other negotiable currency. No person under the age of 21 is permitted to wager, and wagers may only be taken from a person present on a licensed riverboat.

     Riverboats operating in Indiana must (1) have a valid certificate of inspection from the U.S. Coast Guard to carry at least 500 passengers; and (2) be at least 150 feet long. Any riverboat that operates on the Ohio River must replicate, as nearly as possible, historic Indiana steamboat passenger vessels of the nineteenth century. Riverboats operating on Lake Michigan need not meet this requirement.

     Gaming sessions are generally required to be at least two hours and are limited to a maximum duration of four hours. No gaming may be conducted while the boat is docked, except (1) for 30-minute time periods at the beginning and end of each cruise while the passengers are embarking and disembarking (total gaming time is limited to four hours, however, including the pre- and post-docking periods); and (2) when weather or water conditions prevent the boat from cruising. The Indiana Gaming Commission may grant

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extended cruise hours in its discretion. If the master of the riverboat reasonably determines and certifies in writing that specific weather conditions or water conditions present a danger to the riverboat and the riverboat's passengers and crew, the riverboat may remain docked and gaming may take place until (1) the master determines that the conditions have sufficiently diminished for the riverboat to safely proceed; or (2) the duration of the authorized excursion has expired.

     After consultation with the U.S. Army Corps of Engineers, the Indiana Gaming Commission may determine the available navigable waterways that are suitable for the operation of riverboats under the Indiana Riverboat Act. If the U.S. Army Corps of Engineers rescinds an approval for the operation of riverboats on a waterway, a license issued under the Indiana Riverboat Act is void and the holder may not conduct or continue gaming operations under the Indiana Riverboat Act. The Indiana Gaming Commission requires employees working on a riverboat to have a valid merchant marine document from the U.S. Coast Guard.

     The Indiana Riverboat Act imposes a 20% wagering tax on adjusted gross receipts from gaming. The tax imposed is to be paid by the licensed owner to the Indiana Department of State Revenue before the close of the business day following the day when the wagers are made. The Indiana Riverboat Act also requires that licensees pay a $3.00 admission tax for each person admitted to a gaming excursion. A riverboat license may be suspended for failure to pay such tax as required pursuant to the Indiana Riverboat Act. Riverboats are assessed for property tax purposes as real property and are taxed at rates determined by local taxing authorities. All Indiana state excise taxes, use taxes and gross retail taxes apply to sales on a riverboat.

     The Indiana Gaming Commission may subject a licensee to fines, suspension or revocation of its license for any act that is in violation of the Indiana Riverboat Act, the regulations of the Indiana Gaming Commission, or for any other fraudulent act. In addition, the Indiana Gaming Commission may revoke an owner's license if the licensee has not begun regular riverboat excursions prior to the end of the twelve month period following receipt of a license from the Indiana Gaming Commission or if the Indiana Gaming Commission determines that the revocation of the license is in the best interests of the State of Indiana. A holder of a gaming license is required to post bond with the Indiana Gaming Commission in an amount that the Indiana Gaming Commission determines will adequately reflect the amount that a local community will expend for infrastructure and other facilities associated with a riverboat operation.

     The Indiana Riverboat Act places special emphasis upon minority and women's business enterprise participation in the riverboat industry. Any person issued a riverboat owner's license must establish goals of expending at least 10% of the total dollar value of the licensee's contracts for goods and services with minority business enterprises and 5% of the total dollar value of the licensee's contracts for goods and services with women's business enterprises.

     An institutional investor which acquires 5% or more of any class of voting securities of a holding company of a licensee is required to notify the Indiana Gaming Commission and to provide additional information, and may be subject to a finding of suitability. A person who acquires 5% or more of any class of voting securities of a holding company of a licensee is required to apply to the Indiana Gaming Commission for a finding of suitability.

     A riverboat owner licensee may not enter into or perform any contract or transaction in which it transfers or receives consideration which is not commercially reasonable or

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which does not reflect the fair market value of the goods and services rendered or received. All contracts are subject to disapproval by the Indiana Gaming Commission. A riverboat owner licensee or an affiliate may not enter into a debt transaction of $1.0 million or more without the prior approval of the Indiana Gaming Commission, including these notes and the new credit facility. The Indiana Gaming Commission has a rule requiring the reporting of certain currency transactions, which is similar to that required by Federal authorities. See "Other Applicable Non-Gaming Regulatory Matters" below.

     The Indiana Riverboat Act prohibits contributions to a candidate for a state, legislative, or local office, or to a candidate's committee or to a regular party committee by the holder of a riverboat owner's license or a supplier's license, by an officer of a licensee or by an officer of a person that holds at least a 1% interest in the licensee. The Indiana Gaming Commission has promulgated a rule requiring quarterly reporting by the holder of a riverboat owner's license or a supplier's license or officers of the licensee, officers of persons that hold at least a 1% interest in the licensee, and of persons who directly or indirectly own a 1% interest in the licensee. Legislation is pending in the current session of the Indiana General Assembly which, if enacted, would impose additional reporting requirements and restrictions on persons with an interest in a license.

     The Indiana Gaming Commission adopted a rule which prohibits a distribution (except to allow payment of taxes) by a riverboat licensee to its partners, shareholders, itself, or any affiliated entity, if the distribution would impair the financial viability of the riverboat gaming operation. The Indiana Gaming Commission has adopted a rule which requires riverboat licensees to maintain, on a quarterly basis, a cash reserve in the amount of the actual payout for three days, and the cash reserve would include cash in the casino cage, cash in a bank account in Indiana, or cash equivalents not committed or obligated.

     The Governor of Indiana has appointed a Gaming Impact Study Commission chaired by the Attorney General to review the impact of all forms of gaming in Indiana and to issue its final report by December 31, 1999.

     A lawsuit was filed on October 25, 1996 in Harrison County, Indiana by three individuals residing in counties abutting the Ohio River against the State of Indiana, the 108th Indiana General assembly, the Indiana Gaming Commission and individual members of the Indiana Gaming Commission. The lawsuit challenges the constitutionality of the Indiana Riverboat Act on the grounds that (1) it allegedly creates an unequal privilege because under the Indiana Riverboat Act "citizens opposed to riverboat gambling must win several elections to ensure riverboat gambling is not allowed in their county" but "citizens who support riverboat gambling need only win once to entrench riverboat gambling indefinitely into a county"; and (2) it was enacted as a provision attached to a state budget bill allegedly in violation of an Indiana constitutional provision requiring legislative acts to be confined to one subject and to matters properly connected with the subject. The defendants have filed an answer to the complaint generally denying the allegations. If the Indiana Riverboat Act ultimately were held unconstitutional and if, as a result thereof, Empress Hammond were not permitted to operate, it would, absent timely corrective legislation, have a material adverse effect on us if the Empress Merger is consummated.

ILLINOIS GAMING REGULATION

     The Illinois Riverboat Gambling Act authorizes the issuance of up to ten riverboat gaming licenses by the five-member Illinois Gaming Board on navigable streams within or forming a boundary of Illinois, except for Lake Michigan and any waterway in Cook

County, which includes the City of Chicago. The Illinois Riverboat Gambling Act regulates the facilities, persons, associations and practices related to riverboat gaming operations. The Illinois Riverboat Gambling Act grants the Illinois Gaming Board specific powers and duties, and all other powers necessary and proper to fully and effectively execute the Illinois Riverboat Gambling Act for the purpose of administering, regulating and enforcing the system of riverboat gaming. The Illinois Gaming Board's jurisdiction extends to every person, association, corporation, partnership and trust involved in riverboat gaming operations in Illinois.

     The Illinois Riverboat Gambling Act requires the owner of a riverboat gaming operation to hold an owner's license issued by the Illinois Gaming Board. The Illinois Gaming Board is authorized to issue ten owner's licenses statewide. Each owner's license permits up to two boats as a part of a single riverboat gaming operation. No entity may be licensed as the owner of more than one riverboat gaming operation in Illinois, although a licensed owner may hold up to 10% of a second riverboat gaming operation in Illinois.

     The Illinois Riverboat Gambling Act restricts the granting of certain of the ten owner's licenses by location. Four licenses are reserved for operators docking at sites on the Mississippi River, one for an operator docking at a site on the Illinois River south of Marshall County and one for an operator docking at a site on the Des Plaines River in Will County. The remaining four owner's licenses are not restricted as to location. In addition to the ten owner's licenses which are authorized under the Illinois Riverboat Gambling Act, the Illinois Gaming Board may issue special event licenses allowing persons who are not otherwise licensed to conduct riverboat gaming and to conduct such gaming on a specified date or series of dates. Riverboat gaming under such a license may take place on a riverboat not normally used for riverboat gaming.

     An owner's license is issued for an initial period of three years and must be renewed annually thereafter. An owner's license is eligible for renewal upon payment of the applicable fee and a determination by the Illinois Gaming Board that the licensee continues to meet all of the requirements of the Illinois Riverboat Gambling Act. The Illinois Gaming Board also requires that officers, directors, shareholders and employees of a gaming operation and suppliers of gaming equipment, devices and supplies and certain other suppliers be licensed. Licenses issued by the Illinois Gaming Board may not be transferred to another person or entity. All licensees must maintain their suitability for licensure and have a continuing duty to disclose any material changes in information provided to the Illinois Gaming Board.

     Applicants for and holders of an owner's license are required to obtain formal approval from the Illinois Gaming Board for changes in: (1) key personnel, including officers, directors, managing agents, or holders of a 5% or greater ownership interest in the business entity; (2) its organizational form;
(3) the equity and debt capitalization of the entity; (4) investors and/or debt holders; (5) sources of funds; (6) the applicant's economic development plan;
(7) riverboat capacity or significant design changes; (8) the number of gaming positions; (9) anticipated economic impact; or (10) oral or written agreements relating to the acquisition or disposition of property of a value greater than $1.0 million. A holder of an owner's license is allowed to make distributions to its partners, stockholders or itself only to the extent that such distribution would not impair the financial viability of the gaming operation. Factors to be considered by the licensee include, but are not limited to, the following: (1) working capital requirements, (2) debt service requirements, (3) requirements for repairs and maintenance and (4) capital expenditure requirements.

     The Illinois Gaming Board will require a personal disclosure from any person or entity (unless such person or entity qualifies as an institutional investor) who or which, individually or in association with others, acquires, directly or indirectly, beneficial ownership of more than 5% of any class of voting securities or non-voting securities convertible into voting securities of a publicly traded corporation which holds an ownership interest or a beneficial interest in the holder of an owner's license. If the Illinois Gaming Board denies an application for such an acquisition, commencing as of the date the Illinois Gaming Board issues a notice that it denies such application, it will be unlawful for such applicant to receive any dividends or interest on his or its securities, to exercise, directly or indirectly, any right conferred by such securities or to receive any remuneration in any form from any person or entity holding any license under the Illinois Riverboat Gambling Act for services rendered or otherwise. If the Illinois Gaming Board denies an application for such a transfer and if no hearing is requested or if the Illinois Gaming Board issues a final order of disqualification, the holder of the affected owner's license shall purchase all of the disqualified person's or entity's securities at the lesser of either the market price or the purchase price of such securities. An ownership interest in a holder of an owner's license may be transferred or pledged as collateral only with the consent of the Illinois Gaming Board.

     The Illinois Riverboat Gambling Act does not limit the maximum bet or per patron loss, and licensees may set any maximum or minimum limits on wagering. No person under the age of 21 is permitted to wager in Illinois.

     Under the Illinois Riverboat Gambling Act, vessels must have the capacity to hold a minimum of 500 persons if operating on the Mississippi River or the Illinois River south of Marshall County, and a minimum of 400 persons on any other waterway.

     The number of gaming positions is limited to a maximum of 1,200 per license. All riverboats must be accessible to disabled persons, must be either a replica of a 19th century Illinois riverboat or be of a casino cruise ship design, and must comply with applicable Federal and state laws, including, but not limited to, U.S. Coast Guard regulations.

     Gaming sessions are generally limited to a maximum duration of four hours. No gaming may be conducted while the boat is docked, except (1) for 30-minute time periods at the beginning and end of each cruise while the passengers are embarking and disembarking, total gaming time, however, including such embarkation and disembarkation, is limited to a maximum of four hours, and (2) when weather or mechanical problems prevent the boat from cruising. If a riverboat captain reasonably determines that it is unsafe to transport passengers on the waterway due to inclement weather or that the riverboat has been rendered temporarily inoperable by mechanical or structural difficulties or river icing, the captain must either not leave the dock or immediately return to it in which event a gaming excursion may commence or continue while the gangplank or its equivalent is raised and remains raised. Special event extended cruises may be authorized by the Illinois Gaming Board.

     A $2.00 per person admission tax is imposed on the owner of a riverboat operation. Prior to January 1, 1998, the Illinois Riverboat Gambling Act imposed a 20% tax on all adjusted gross receipts on each Illinois gaming vessel. Effective on January 1, 1998, the Illinois Riverboat Gambling Act was amended to impose the following graduated wagering tax rates on adjusted gross receipts from gaming: (1) 15% of the calendar year adjusted gross receipts up to and including $25.0 million; (2) 20% of the calendar year adjusted gross receipts in excess of $25.0 million but not exceeding $50.0 million; (3) 25% of the calendar year adjusted gross receipts in excess of $50.0 million but not exceeding $75.0 million; (4) 30% of the calendar year adjusted gross receipts in excess of $75.0 million but not exceeding $100.0 million; and (5) 35% of the calendar year adjusted gross receipts in excess of $100.0 million. The licensee is required to wire transfer all such gaming tax payments to the Illinois Gaming Board.

     The Illinois Gaming Board is authorized to conduct investigations into the conduct of gaming and into alleged violations of the Illinois Riverboat Gambling Act and to take such disciplinary and enforcement action as it may deem necessary and proper. Employees and agents of the Illinois Gaming Board have access to and may inspect any facilities relating to riverboat gaming operations at all times.

     A holder of any license is subject to the imposition of penalties and fines, suspension or revocation of such licence, or other action for any act or failure to act by such holder or his or her agents or employees, that is injurious to the public health, safety, morals, good order and general welfare of the people of the State of Illinois, or that would discredit or tend to discredit the Illinois gaming industry or the State of Illinois. Any riverboat operation not conducted in compliance with the Illinois Riverboat Gambling Act may constitute an illegal gaming place and consequently may be subject to criminal penalties, which penalties include possible seizure, confiscation and destruction of illegal gaming devices and seizure and sale of riverboats and dock facilities to pay any unsatisfied judgment that may be recovered and any unsatisfied fine that may be levied. The Illinois Riverboat Gambling Act also provides for civil penalties, equal to the amount of gross receipts derived from wagering on gaming, whether unauthorized or authorized, conducted on the day of any violation. The Illinois Gaming Board may revoke or suspend licenses, as the Illinois Gaming Board may see fit and in compliance with applicable laws of the State of Illinois regarding administrative procedures, and may suspend an owner's license, without notice or hearing, upon a determination that the safety or health of patrons or employees is jeopardized by continuing a riverboat's operation. The suspension may remain in effect until the Illinois Gaming Board determines that the cause for suspension has been abated and it may revoke the owner's license upon a determination that the owner has not made satisfactory progress toward abating the hazard.

     The Illinois Gaming Board may waive any licensing requirement or procedure provided by rule if it determines that such waiver is in the best interests of the public and the gaming industry.

     In May 1999, the Illinois legislature enacted amendments to the Illinois Riverboat Gambling Act which, if signed by the Governor, will change the statute in several respects. The May 1999 amendments, among other things, provide for the following: 1) the requirement that riverboat gambling authorized by the Illinois Riverboat Gambling Act take place on a navigable stream is eliminated and is replaced by a provision that such gambling may take place on any water within the State of Illinois or any water other than Lake Michigan which constitutes a boundary of the State of Illinois; 2) the prohibition on having riverboat gambling in a county having a population in excess of 3,000,000 is eliminated; 3) the requirement that riverboats conduct excursion cruises is eliminated and the continuous ingress and egress of passengers for the purpose of gambling is permitted; 4) the limitation on the holder of an owner license owning more than a 10% interest in an entity having another owners' license is eliminated; 5) for owners' licenses renewed after May 1, 1998 the renewal shall be for a period of four years, unless the Illinois Gaming Board sets a shorter period; 6) three of the licenses, rather than four, shall authorize riverboat gambling on the Mississippi River; 7) an owners' licensee that was not conducting riverboat gambling on January 1, 1998 may apply to the Illinois Gaming Board for renewal and approval of relocation to a new home dock and the Illinois Gaming Board shall grant the application and approval upon receipt by the licensee of approval from the new municipality or county, as the case may be, in which the licensee wishes to relocate and any licensee that relocates its home dock pursuant to this Section shall attain a level of at least 20% minority or female ownership within a time period prescribed by the Illinois Gaming Board. It is expected the Governor of Illinois will sign this legislation.

OTHER APPLICABLE NON-GAMING REGULATORY MATTERS

     We have not made, and do not anticipate making, material expenditures with respect to Environmental Laws. However, the coverage and attendant compliance costs associated with such laws may result in future additional costs to our operations. For example, in 1990 Congress enacted the Oil Pollution Act to regulate response actions and liability related to oil spills. In that regard, we and Empress are required to meet certain financial responsibility requirements. We and Empress have met these requirements either through self-insurance or third-party insurance and do not believe that the costs of complying with these regulations will be material. We could, however, incur material liability in the event of a major oil spill that exceeds the uninsured amounts.

     We have reviewed environmental assessments, in some cases including soil and groundwater testing, relating to certain of our and the Empress properties. As a result, we are aware that there may be soil and groundwater contamination present on some of these properties due to past industrial activities. In connection with the construction of a highway overpass to service our Hammond riverboat gaming facility, Empress agreed to clean up contamination discovered on property owned by the City of Hammond during the course of construction. Empress also agreed, subject to certain limitations, to indemnify the City of Hammond for costs related to any other future cleanup required at the property as a result of historical conditions. The construction of the overpass and associated cleanup efforts were completed in 1996. We do not believe that the contamination discovered during the investigations requires further investigation or cleanup under current Environmental Laws. It is possible, however, that such laws will become more stringent in the future or that additional contamination on the property will be discovered and will need to be cleaned up. Pursuant to Empress' agreement with the City of Hammond, which we are assuming pursuant to the Empress Merger if the Empress Merger is consummated, we could be obligated to undertake any such cleanup. Therefore, we cannot assure you that we will not be required to make material expenditures with respect to such matters.

     The riverboats we operate must comply with U.S. Coast Guard requirements as to boat design, on-board facilities, equipment, personnel and safety. Each of them must hold a Certificate of Seaworthiness or must be approved by the American Bureau of Shipping, or ABS, for stabilization and flotation, and may also be subject to local zoning and building codes. The U.S. Coast Guard requirements establish design standards, set limits on the operation of the vessels and require individual licensing of all personnel involved with the operation of the vessels. Loss of a vessel's Certificate of Seaworthiness or ABS approval would preclude its use as a floating casino.

     All of our shipboard employees, including those who have nothing to do with the actual operation of the vessel, such as dealers, waiters and security personnel, may be subject to the Jones Act which, among other things, exempts those employees from state workers' compensation awards.

     As a condition to its license in Indiana, Empress Hammond made various financial and other commitments to the City of Hammond, Indiana and other Indiana governmental bodies pursuant to a Development Agreement. These commitments will continue following the Empress Merger. As of December 31, 1998, approximately $23.6 million of such commitments remained outstanding primarily for commercial development, residential development and the construction of a hotel. In addition, under the terms of the Development Agreement, Empress Hammond is required to make annual payments of approximately $1.3 million for public safety services and other uses and an annual payment based on a varying percentage of Empress Hammond's adjusted gross receipts. In the event that we suffer a decrease in revenues, the costs of satisfying the foregoing commitments following the consummation of the Empress Merger may have a material adverse effect on us.

     Each of the riverboat casinos operated by us is subject to extensive state and local regulations and, on a periodic basis, must obtain various licenses and permits, including those required to sell alcoholic beverages. Management believes that we have obtained all required licenses and permits and our businesses are conducted in substantial compliance with applicable laws.

IRS REGULATIONS

     The Internal Revenue Service, or IRS requires operators of casinos located in the United States to file information returns for U.S. citizens, including names and addresses of winners, for keno and slot machine winnings in excess of stipulated amounts. The IRS also requires operators to withhold taxes on certain keno, bingo and slot machine winnings of nonresident aliens. We are unable to predict the extent, if any, to which such requirements, if extended, might impede or otherwise adversely affect operations of, and/or income from, such other games.

     Regulations adopted by the Financial Crimes Enforcement Network of the Treasury Department and the gaming regulatory authorities in certain domestic jurisdictions in which we operate casinos, or in which we have applied for licensing to operate a casino, require the reporting of currency transactions in excess of $10,000 occurring within a gaming day, including identification of the patron by name and social security number. This reporting obligation commenced in May 1985 and may have resulted in the loss of casino revenues to jurisdictions outside the United States which are exempt from the ambit of such regulations.

                                   MANAGEMENT

     This table sets forth information concerning our executive officers, directors and other key personnel.

NAME                                   AGE                     POSITION
----                                   ---                     --------
Jack B. Binion                         62     Chairman of the Board of Directors,
                                                President, Chief Executive Officer and
                                                Secretary
Peri Howard                            38     Vice Chairman of the Board of Directors
Leslie Kenny                           43     Director
Kirk Saylor                            42     Chief Financial Officer and Treasurer
Roger Wagner                           51     Senior Vice President and Chief Operating
                                                Officer
Gary Border                            48     Senior Vice President -- Marketing
David Carroll                          45     Senior Vice President -- Human Resources
J. Lawrence Lepinski                   52     Senior Vice President and General Manager
                                                of Horseshoe Bossier City
Bob McQueen                            46     Senior Vice President and General Manager
                                                of Horseshoe Tunica
John Moran                             35     Vice President -- Database Marketing &
                                                Analysis
Jon Wolfe                              31     Vice President -- Chief Information
                                                Officer

     Mr. Binion has been our Chairman of the Board, Chief Executive Officer and President since our formation in April 1999. Prior thereto, he served as the Chief Executive Officer of Horseshoe Gaming, Inc., or HGI, since its inception in December 1992 and as Chief Executive Officer of the general partner of NGCP since immediately prior to the Roll-Up Transaction. Mr. Binion also served as the Chief Executive Officer of the general partner of RPG, the entity that operates Horseshoe Bossier City, from its inception in May 1993 until it merged into HGI in the Roll-Up Transaction. From 1964 to July 1998, Mr. Binion was the President and Chief Executive Officer of the Horseshoe Club, which owns and operates Binion's Horseshoe Casino in Las Vegas, Nevada.

     Ms. Howard has been our Vice Chairman of the Board of Directors since our formation in April 1999 and previously served as a director of HGI since January 1997. Ms. Howard has served in various capacities with Horseshoe Tunica since 1995 and Binion's Horseshoe Casino in Las Vegas from 1993 to 1995. Ms. Howard is the daughter of Mr. Binion's wife.

     Ms. Kenny has been one of our directors since our formation in April 1999 and previously served as a director of HGI since September 1998. Ms. Kenny has been self-employed since 1983. Ms. Kenny is the daughter of Mr. Binion's wife.

     Mr. Saylor has been our Chief Financial Officer and Treasurer since our formation in April 1999. Prior thereto, he had served as Vice President and Chief Accounting Officer of HGI since November 1998. From November 1995 to November 1998, Mr. Saylor served as HGI's Corporate Controller. From October 1994 to November 1995, Mr. Saylor served as Vice President and Chief Financial Officer of Lone Star Casino Corp. in Las Vegas. From June 1993 to October 1994, Mr. Saylor served as Chief Financial Officer of Binion's Horseshoe Casino in Las Vegas.

     Mr. Wagner has been our Senior Vice President and Chief Operating Officer since our formation in April 1999. Prior thereto, he had served in the same capacity with HGI since November 1998. From October 1996 to March 1998, Mr. Wagner served as President of the development company for Trump Hotel and Casino Resorts in Atlantic City, New Jersey. Prior thereto, Mr. Wagner served as President and Chief Operating Officer of Trump Castle Casino in Atlantic City, New Jersey since January 1991.

     Mr. Border has been our Senior Vice President -- Marketing since our formation in April 1999. Prior thereto, he had served in the same capacity with HGI since July 1996. Since 1987, Mr. Border has served as President and founder of Marketing Results, Inc.

     Mr. Carroll has been our Senior Vice President -- Human Resources since our formation in April 1999. Prior thereto, he had served in the same capacity with HGI since November 1998. From August 1997 to November 1998, Mr. Carroll was Vice President -- Human Resources of HGI. From September 1993 to August 1997, Mr. Carroll was Director of Human Resources for Harrah's Casino in Shreveport, Louisiana.

     Mr. Lepinski has been our Senior Vice President and General Manager of Horseshoe Bossier City since September 1995. Prior thereto, Mr. Lepinski served as General Manager of Bally's Saloon and Gambling Hall in Tunica, Mississippi since August 1993.

     Mr. McQueen has been our Senior Vice President and General Manager of Horseshoe Tunica since July 1996 and prior to that as Vice President of Casino Operations for Horseshoe Tunica since June 1994. From April 1992 to June 1994, Mr. McQueen served as a Senior Level Executive with Carnival Cruise Lines.

     Mr. Moran has been Vice President -- Database Marketing and Analysis since our formation in April 1999. Prior thereto, he had served in the same capacity with HGI since November 1998. From December 1996 to November 1998, Mr. Moran was Director of Club Operations and Analysis for HGI. From September 1995 to December 1996, Mr. Moran was Director of Club Operations and Analysis for Binion's Horseshoe Casino and, from February 1987 to September 1995, was Director of Marketing Operations for the Claridge Casino and Hotel.

     Mr. Wolfe has been our Vice President and Chief Information Officer since our formation in April 1999. Prior thereto, he had served in the same capacity with HGI since October 1998. From October 1995 to October 1998, Mr. Wolfe was Director of Information Systems for HGI. From July 1994 to October 1995, Mr. Wolfe was Director of Information Systems for Horseshoe Tunica and, from October 1993 to July 1994, Mr. Wolfe was Director of Information Systems for President Casinos.

     This table sets forth all compensation awarded to, earned by or paid to our Chief Executive Officer and our other six most highly compensated executive officers or the Named Executive Officers for their services to us for the years ended December 31, 1998, 1997 and 1996. We are a holding company, recently formed by the owners of Horseshoe Gaming, therefore, the services performed and compensation indicated are for Horseshoe Gaming. In addition, certain of the Named Executive Officers are no longer employed by us.

SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION
                                       ----------------------------      ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR     SALARY      BONUS     COMPENSATION(3)
---------------------------            ----   ----------   --------   ---------------
Jack B. Binion.......................  1998   $1,000,000   $      0       $     0
  Chairman of the Board, CEO,          1997            0          0             0
  President and Secretary              1996            0          0             0
Gary A. Border.......................  1998      350,000          0         3,550
  Senior VP Marketing                  1997      350,000          0         3,550
                                       1996      168,996          0         1,646
J. Larry Lepinski....................  1998      189,231     94,493         5,867
  Senior VP General Manager --         1997      180,000    120,000         5,525
  Horseshoe Bossier City               1996      180,000     71,980         1,856
Bob McQueen..........................  1998      168,476     95,000        12,594
  Senior VP General Manager --         1997      161,510     95,000         4,636
  Horseshoe Tunica                     1996      127,203     95,000         1,607
Kirk C. Saylor.......................  1998      132,488     75,000         4,107
  Chief Financial Officer              1997      126,966     15,000         4,006
                                       1996      122,901     15,000         1,659
Paul R. Alanis(1)....................  1998      517,308          0        12,982
  Former President                     1997      500,000    195,000        19,355
                                       1996      494,636    200,000         7,351
J. Michael Allen(2)..................  1998      362,115          0         8,992
  Former Senior VP -- Operations       1997      350,000          0        10,853
                                       1996      367,713          0         1,792

-------------------------

(1) Mr. Alanis served as Horseshoe Gaming's President until September 1998.

(2) Mr. Allen served as the Horseshoe Gaming's Senior VP -- Operations until September 1998.

(3) Premium on insurance policies.

COMPENSATION OF DIRECTORS; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our Bylaws provide for a three-member board of directors. Directors serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Vacancies on the board of directors may be filled by a majority of the remaining directors. Jack Binion and Leslie Kenny receive no compensation for their services on the board. Peri Howard receives $150,000 per year for her services on the board. Ms. Howard receives other compensation from us for her services at HGI. Officers serve at the discretion of the Board. The Board has no Compensation Committee.

EMPLOYMENT AGREEMENTS

     Mr. Binion has provided services pursuing, developing and managing gaming operations for us and our subsidiaries. A salary of $1,000,000 was accrued for Mr. Binion for his services during 1998. There is no existing employment agreement providing for Mr. Binion to receive compensation for his services in the future. It is anticipated, however, that Mr. Binion will enter into an employment agreement with us in 1999.

     Gary Border is employed as our Senior Vice President -- Marketing pursuant to an employment agreement with us dated November 23, 1998. Mr. Border's term of employment under the employment agreement expires December 1, 2002. Mr. Border is responsible for supervising our marketing departments, developing and creating marketing strategies, creative strategies, planning and support for all national local markets, assisting the general managers of various properties owned by our subsidiaries or affiliates and coordinating and overseeing the various department heads charged with casino and hotel marketing. Mr. Border earns compensation of $350,000 per year base salary and a discretionary bonus not to exceed 50% of the base salary. In addition, Mr. Border was granted a $100,000 signing bonus upon execution of the employment agreement.

     Larry Lepinski is employed as a Senior Vice President and General Manager of Horseshoe Bossier City pursuant to an employment agreement dated September 18, 1998. Mr. Lepinski's term of employment expires September 18, 2002. Mr. Lepinski is responsible for supervising the day to day operations of Horseshoe Bossier City. Mr. Lepinski earns compensation of $208,000 per year base salary and a discretionary bonus not to exceed 50% of the base salary. In addition, Mr. Lepinski was granted an $18,000 signing bonus upon execution of his employment agreement.

     Robert McQueen is employed as a Senior Vice President -- General Manager of Horseshoe Tunica pursuant to an employment agreement with us dated October 15, 1998. Mr. McQueen's term of employment expires January 1, 2003. Mr. McQueen is responsible for supervising the day to day activities of Horseshoe Tunica. Mr. McQueen earns compensation of $200,000 per year base salary and a bonus of $95,000 for calendar years 1998 and 1999, and a discretionary bonus not to exceed 50% of his base salary for each year thereafter.

     Kirk Saylor is employed as our Chief Financial Officer and Treasurer. Mr. Saylor's employment agreement, dated November 15, 1998, expires January 1, 2003. Mr. Saylor is responsible for overseeing the senior accounting operations of our existing properties and assisting in the opening of any casino and hotel facilities to be developed or acquired by our subsidiaries or affiliates. Mr. Saylor earns compensation of $225,000 per year base salary and a discretionary bonus not to exceed 50% of the base salary.

VOTING AGREEMENT

     Pursuant to our stockholders' agreement, Mr. Binion has the right to designate for nomination all three members to our board of directors. Until the consummation of an initial public offering, each stockholder has agreed to vote their stock in favor of such designees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     This table sets forth certain information as of June 1, 1999, regarding beneficial ownership of our common stock, by each person who is known by us to own beneficially more than 5% of such common stock, by each of our directors and executive officers and by all of our directors and executive officers as a group. We have two classes of common stock, Class A Stock, with one vote per share, and Class B Stock, with five votes per share. Except as to the number of votes per share, the two classes of common stock are identical. Mr. Binion is the only shareholder that holds Class B Stock.

NAME(1) AND ADDRESS                           NUMBER OF SHARES    PERCENTAGE OF CLASS
-------------------                           ----------------    -------------------
Jack B. Binion(2)...........................     21,536.66               86.15%
  4024 S. Industrial Road
  Las Vegas, NV 89103
Peri Howard(3)(4)...........................      3,642.17               14.57
  4024 S. Industrial Road
  Las Vegas, NV 89103
Phyllis M. Cope(3)(5).......................      1,915.96                7.66
  4024 S. Industrial Road
  Las Vegas, NV 89103
Wanda Parsons(3)(6).........................      1,915.96                7.66
  4024 S. Industrial Road
  Las Vegas, NV 89103
Scott Hamilton(3)(7)........................      1,277.32                5.11
  4024 S. Industrial Road
  Las Vegas, NV 89103
Leslie Kenny(3).............................      1,199.11                4.80
J. Lawrence Lepinski(8).....................         73.79                   *
Bob McQueen(3)..............................         42.34                   *
Gary Border(3)..............................        147.00                   *
Directors and executive officers as a group
  (11 persons)(9)...........................     21,799.79               87.20%

-------------------------

 *  Less than 1%.

(1) Except as set forth in the section "Management" under the heading "Voting Agreement," the persons named in this table have sole voting power and investment power with respect to all shares of capital stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in this table and these notes.

(2) Includes (a) the 9,823.78 shares held by Mr. Binion as an individual; (b) the 1,915.96 shares owned by Phyllis M. Cope; (c) the 3,642.17 shares owned by Peri Howard; (d) the 1,199.11 shares owned by Leslie Kenny; (e) the 1,915.96 shares owned by Wanda Parsons; (f) the 1,277.32 shares owned by Scott Hamilton; and (g) 1,762.36 shares held by members of Mr. Binion's family or trusts for the benefit of members of Mr. Binion's family. Mr. Binion expressly disclaims beneficial ownership of the 11,712.88 shares which are held of record by members of Mr. Binion's family or by trusts established for the benefit of certain members of the families of Mr. Binion or Phyllis M. Cope, for purposes of Sections 13(d) and 13(g) of the Exchange Act.

(3) The beneficial owner has granted a proxy to Jack B. Binion to vote such person's shares with respect to certain matters pursuant to our stockholders' agreement. See the section entitled "Management" under the heading "Voting Agreement."

(4) Represents 3,642.17 shares beneficially owned by Peri Howard, as Trustee of various trusts established for the benefit of certain members of the families of Mr. Binion or Phyllis M. Cope for purposes of Section 13(d) and 13(g) of the Exchange Act. Peri Howard expressly disclaims beneficial ownership of any shares beneficially owned by her as trustee of such trusts.

(5) Represents 1,915.96 shares beneficially owned by Phyllis M. Cope, as Trustee of various trusts established for the benefit of certain members of the families of Mr. Binion or Phyllis M. Cope for purposes of Section 13(d) and 13(g) of the Exchange Act. Phyllis M. Cope expressly disclaims beneficial ownership of such shares.

(6) Represents 1,915.96 shares beneficially owned by Wanda Parsons, as Trustee of various trusts established for the benefit of certain members of the families of Mr. Binion or Phyllis M. Cope for purposes of Section 13(d) and 13(g) of the Exchange Act. Wanda Parsons expressly disclaims beneficial ownership of such shares.

(7) Represents 1,277.32 shares beneficially owned by Scott Hamilton, as Trustee of various trusts established for the benefit of certain members of the families of Mr. Binion or Phyllis M. Cope for purposes of Section 13(d) and 13(g) of the Exchange Act. Scott Hamilton expressly disclaims beneficial ownership of such shares.

(8) Represents shares issuable upon exercise of currently exercisable options.

(9) See footnotes 2, 4, 5 and 8 above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We conduct a portion of our marketing through an entity that is owned by the wife of Gary Border, our Senior Vice President-Marketing. Amounts paid to this company for fees and reimbursable expenses totaled $3,625,000 for the year ended December 31, 1998.

     We have made loans to various employees (including some who are now former employees) who own interests in Horseshoe Gaming. The amount outstanding under all of these loans, including accrued interest, totaled $3,223,000 as of March 31, 1999. The loans to employees, which are evidenced by notes, are secured by their ownership interests. The notes have various due dates through October 1999 with interest rates ranging from 7% to 10%, and will be repaid out of the proceeds of the put/call provisions relating to such ownership interests. See the section entitled "Management Discussion and Analysis of Financial Condition and Results of Operations" under the heading "Liquidity and Capital Resources -- Ownership Repurchase Matters" for further discussion of the purchase of ownership interests and their related loans.

     We have entered into an agreement with Walter Haybert, Horseshoe Gaming's former Chief Financial Officer, whereby we have agreed to pay Mr. Haybert $150,000 per year for each of 1999 and 2000 as advances against the purchase price for his ownership interest. Mr. Haybert's ownership interest is subject to purchase by us pursuant to the put/call provisions that were contained in his employment agreement. See the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the heading "Liquidity and Capital Resources -- Ownership Repurchase Matters."

     Pursuant to our stockholders' agreement, we intend to make certain periodic distributions to our stockholders to enable them to pay certain Federal and state income taxes owed by such stockholders as a result of our status as an S corporation for Federal and state income tax purposes. The Indenture will contain certain restrictions on our ability to make such distributions. See the section "Description of Notes" under the heading "Certain
Covenants -- Limitation on Restricted Payments."

                   DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

     The following is a summary of the new credit facility, Horseshoe Gaming's existing credit facility, Horseshoe Gaming's 9 3/8% senior subordinated notes and the Empress notes. This summary is qualified in its entirety by reference to the documents governing such indebtedness, copies of which are available upon request. See the section entitled "Where You Can Find More Information."

NEW CREDIT FACILITY

     As part of the Merger Transactions, we have a commitment for a $375.0 million new credit facility. We intend to borrow approximately $245.0 million under the new credit facility to fund, in part, the Empress Merger, to repay and/or retire debt and to pay related fees and expenses. Following the Empress Merger, we will have an additional approximately $130.0 million of availability under the new credit facility. The commitment for the new credit facility is subject to customary conditions, including among others, the execution of satisfactory credit documentation and the absence of a material adverse change in our business or prospects or the business or prospects of Empress or the regulatory environment in general. It is expected that the new credit facility will provide us with the flexibility to close the Express Merger in stages, which may be necessary due to the timing of required regulatory approvals.

TOTAL FACILITY:                     $375.0 million

REVOLVING FACILITY:                 $250.0 million

REVOLVING FACILITY COMMITMENT
  REDUCTIONS:                       The revolving facility commitments shall
                                    reduce by: (1) 10% of the original
                                    commitment amount in year 2; (2) 20% of the
                                    original commitment amount in each of years
                                    3 and 4; and (3) 50% of the original
                                    commitment amount in year 5.

TERM FACILITY:                      $125.0 million

TERM FACILITY AMORTIZATION:         The term loan will amortize each year in
                                    quarterly installments in an aggregate
                                    amount equal to 1% of the original principal amount of the term loan per year for each of the first six years and equal to 94% of the original principal amount of the term loan in year 7; provided, however, that if more than $50.0 million principal amount of Empress notes remain outstanding 60 days after the closing of the Empress Merger, the final maturity of the term loan will be 105 days prior to the stated maturity of the Empress notes.

INTEREST RATE:                      At our option, loans will bear interest
                                    based on the base rate or the Eurodollar rate, plus, in either case, applicable margins to be mutually agreed upon.

MANDATORY PREPAYMENTS AND
  COMMITMENT REDUCTIONS:            Customary for credit facilities of this
                                    type, including (1) 50% of excess cash flow proceeds subject to certain terms and conditions; (2) 100% of proceeds from permitted asset sales; and

                                    (3) 100% of proceeds from the sale or
                                    issuance of debt or equity securities;
                                    provided, that such percentages may be
                                    reduced based on our leverage. Prepayment amounts will be applied first to our term loan ratably against future amortization payments and second to the revolver with corresponding permanent commitment reductions.

COMMITMENT REDUCTION IF EMPRESS
  NOTES ARE NOT REDEEMED:           If Empress notes in an aggregate amount of
                                    at least $25 million but no more than $75 million remain outstanding 60 days after the closing of the Empress Merger, the revolving facility commitments will be permanently reduced by the aggregate amount of Empress notes outstanding on such date.

GUARANTEES:                         The new credit facility is guaranteed
                                    unconditionally as to principal, premium, if any, and interest, by all of our direct and indirect subsidiaries.

CERTAIN COVENANTS:                  Customary for credit facilities of this
                                    type, including, among others, covenants which limit our and our subsidiaries ability to, subject to certain exceptions, incur additional debt, pay dividends, make payments (other than scheduled interest) on senior notes and subordinated debt, grant liens, sell assets, make investments, acquisitions or capital expenditures, enter into transactions with affiliates and enter into mergers and consolidations.

FINANCIAL COVENANTS:                Customary for this type of transaction to be
                                    reasonably specified by the arrangers,
                                    including, without limitation, the financial covenants set forth below:

                                    - Maintenance of a minimum net worth;

                                    - Maintenance of a maximum leverage ratio;
                                      and

                                    - Maintenance of a minimum fixed charge
                                      coverage ratio.

RANKING: The new credit facility is our senior obligation and ranks pari passu in right of payment with all of our other senior indebtedness.

COLLATERAL:                         The new credit facility will be secured by
                                    first-priority perfected liens on all of our and our subsidiaries ownership interests and all of our and our subsidiaries' property and assets, tangible and intangible, including, without limitation, deeds of trusts or mortgages, as applicable, on Horseshoe Tunica, Horseshoe Bossier City,
                                    Empress Hammond and Empress Joliet, and ship mortgage on all vessels.

EXISTING CREDIT FACILITY

     Horseshoe Gaming entered into a senior credit facility on October 10, 1995, borrowing at that time an aggregate of $93.2 million out of an initial availability of $100.0 million. The proceeds of such credit facility were used to repay certain outstanding indebtedness and for other purposes. On November 12, 1997, Horseshoe Gaming finalized a restructuring of such credit facility. Pursuant to the terms of its existing credit facility there was $130.0 million of availability as of March 31, 1999 and Horseshoe Gaming had drawn approximately $85.0 million as of such date. The commitment under the existing credit facility has recently been reduced to $20.0 million. We intend to enter into a new credit facility in connection with the Empress Merger which is described above under the heading "New Credit Facility."

FACILITY:                           $20.0 million

MATURITY:                           June 15, 2000

INTEREST RATE:                      At Horseshoe Gaming's option, loans bear
                                    interest based on the base rate or the
                                    Eurodollar rate, plus, in either case,
                                    applicable margins.

GUARANTEE:                          The existing credit facility is guaranteed
                                    unconditionally as to principal, premium, if any, and interest, on a senior secured basis by RPG.

CHANGE OF CONTROL:                  Upon the occurrence of a change of control,
                                    Horseshoe Gaming will be required to make an offer to repay its existing credit facility at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

CERTAIN COVENANTS:                  Customary for credit facilities of this
                                    type, including, among others, covenants which limit our and our subsidiaries ability to, subject to certain exceptions, incur indebtedness, pay dividends, grant liens, sell assets, make acquisitions or capital expenditures and enter into mergers or consolidations.

FINANCIAL COVENANTS:                Customary for this type of transaction,
                                    including the financial covenants set forth below:

                                    - Maintenance of a minimum net worth;

                                    - Maintenance of a leverage ratio; and

                                    - Maintenance of a fixed charge coverage
                                      ratio.

RANKING: The existing credit facility is a senior obligation of Horseshoe Gaming and ranks pari passu in right of payment with all other senior indebtedness of Horseshoe Gaming.

COLLATERAL:                         The existing credit facility is secured by a
                                    pledge of intercompany senior notes of HE and RPG, which in turn are secured by a first lien position on the casino and real property of Horseshoe
                                    Bossier City and the Horseshoe Tunica,
                                    respectively. Additionally, the existing credit facility will have a first lien on all intercompany notes received by Horseshoe
                                    Gaming from its subsidiaries, in each case secured by a first lien on the casino and real property of each such subsidiary, and is secured by a pledge of Horseshoe Gaming's ownership interests in RPG and all present and future subsidiaries, other than a pledge of NGCP's interest in HE, and by a pledge of the minority interests in all present and future subsidiaries owned by JBB Gaming
                                    Investments, L.L.C. The delivery and
                                    enforcement of pledges of ownership
                                    interests in subsidiaries will generally be governed by laws and regulations concerning gaming activities in the respective jurisdictions.

HORSESHOE GAMING SUBORDINATED NOTES

     Horseshoe Gaming entered into the indenture relating to its senior subordinated notes on June 15, 1997, borrowing an aggregate of $160.0 million.

SUBORDINATED NOTES:                 $160.0 million aggregate principal amount of
                                    9 3/8% Senior Subordinated Notes due June
                                    15, 2007

MATURITY:                           June 15, 2007

INTEREST RATE:                      9 3/8% per annum, payable semi-annually in
                                    arrears on each June 15 and December 15.

GUARANTEE:                          The Subordinated Notes are guaranteed
                                    unconditionally as to principal, premium, if any, and interest, by RPG and other wholly-owned subsidiaries of Horseshoe
                                    Gaming that operate a casino or related
                                    business.

CHANGE OF CONTROL:                  Upon the occurrence of a Change of Control
                                    (as defined), Horseshoe Gaming will be
                                    required to make an offer to repurchase the Subordinated Notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of repurchase.

CERTAIN ADDITIONAL COVENANTS:       The indenture contains certain customary
                                    financial and other covenants, including without limitation, covenants that restrict, subject to specified exceptions, (i) the incurrence of additional debt, (ii) the making of dividends, distributions and other restricted payments, (iii) the sale of all or substantially all Horseshoe Gaming's or its subsidiaries' assets, and (iv) the incurrence of debt that is subordinate or junior in right of payment to any senior debt and senior in any respect in right of payment to the existing subordinated notes.

RANKING: The existing subordinated notes are general unsecured obligations of Horseshoe Gaming, subordinated in right of payment with all other senior indebtedness of Horseshoe Gaming.

                                            YEAR                           REDEMPTION PRICE
                                            ----                           ----------------
                                            2002.........................      104.688%
                                            2003.........................      103.125%
                                            2004.........................      101.563%
                                            2005 and thereafter..........      100.000%

                                    Prior to June 15, 2000, Horseshoe Gaming may redeem up to 30% of the aggregate principal amount of existing subordinated notes then outstanding at a price equal to 110% of the principal amount thereof, together with accrued interest to the date of redemption with the net cash proceeds of an underwritten public offering by Horseshoe Gaming of common stock pursuant to an effective registration statement under the Securities Act.

EMPRESS NOTES

     Empress entered into the indenture relating to the Empress notes on June 18, 1998, borrowing an aggregate of $150.0 million. Upon consummation of the Empress Merger, we will commence the Empress change of control offer. There can be no assurance that such noteholders will tender their Empress notes pursuant to the Empress change of control offer.

EMPRESS NOTES:                      $150.0 million aggregate principal amount of
                                    8 1/8% Senior Subordinated Notes due July 1,
                                    2006.

MATURITY:                           July 1, 2006

INTEREST RATE:                      8 1/8% per annum, payable semi-annually in
                                    arrears on each January 1 and July 1.

GUARANTEE:                          The Empress notes are guaranteed
                                    unconditionally as to principal, premium, if any, and interest, by each of Empress
                                    Hammond, Empress Joliet, and all other
                                    subsidiaries of Empress. Upon consummation of the Empress Merger, all of our subsidiaries will be required to guarantee the Empress notes pursuant to the terms of the indenture relating to the Empress notes.

CHANGE OF CONTROL:                  Upon the occurrence of a change of control,
                                    Empress will be required to make an offer to repurchase the Empress notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

CERTAIN ADDITIONAL COVENANTS:       The indenture relating to the Empress notes
                                    contains certain customary financial and other covenants, including without limitation, covenants that restrict, subject to specified exceptions, (i) the incurrence of additional debt, (ii) the making of dividends, distributions and other restricted payments, (iii) the sale of all or substantially all of Empress' or its subsidiaries' assets and (iv) the incurrence of debt that is subordinate in right of payment to any senior debt of Empress unless it is pari passu in right of payment to the Empress notes or subordinate in right of payment to the Empress notes.

RANKING: The Empress notes are unsecured, senior subordinated obligations of Empress and rank subordinate in right of payment with all other senior indebtedness of Empress.

OFFERS TO PURCHASE:                 Empress will, under certain circumstances,
                                    be obligated to make an offer to purchase the Empress notes in the event of an asset sale.

OPTIONAL REDEMPTION:                The Empress notes will be redeemable at the
                                    option of Empress, in whole or in part, at any time on or after July 1, 2002, at the redemption prices set forth below, plus accrued and unpaid interest thereon, if any, to the date of redemption if redeemed during the 12-month period beginning on July 1 of the years indicated below:

                                            YEAR                           REDEMPTION PRICE
                                            ----                           ----------------
                                            2002.........................      104.063%
                                            2003.........................      102.708%
                                            2004.........................      101.354%
                                            2005 and thereafter..........      100.000%

                                    In the event Empress consummates an equity offering on or prior to July 1, 2001, Empress may redeem up to 35% of the originally issued aggregate principal amount of the Empress notes at a redemption price of 108 1/8% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that not less than $97.5 million of the aggregate principal amount of the Empress notes remains outstanding immediately after giving effect to such redemption.

                              DESCRIPTION OF NOTES

     For purposes of this Description of Notes, all references to the "Company," "we," "us" or "our" refer to Horseshoe Gaming Holding Corp. and not to any of our subsidiaries, except as the context requires otherwise. The new notes, like the original notes, will be issued under the indenture (the "Indenture"), dated as of May 11, 1999, by and between us and U.S. Trust Company, National Association, as trustee (the "Trustee"). The terms of the Indenture will be governed by certain provisions contained in the Trust Indenture Act of 1939, as amended. The following summaries of certain provisions of the Indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture. Wherever particular provisions of the Indenture are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference. We urge you to read the Indenture because it, and not this description, defines your rights as holders of Notes. A copy of the form of Indenture is available from us upon request.

GENERAL

     The Notes are our senior subordinated, general obligations, limited in aggregate principal amount to $600 million. The Notes are our unsecured obligations, subordinate in right of payment to certain other debt obligations, except that the Notes are secured by the assets in the Secured Proceeds Account and by the Horseshoe Note as described below under "Secured Proceeds Account; Horseshoe Note" and "Subordination." Under certain circumstances described under "Certain Covenants -- Guarantors" below, the Notes will be jointly and severally irrevocably and unconditionally guaranteed (the "Guarantees") on a senior subordinated basis by each of our Wholly Owned Subsidiaries and by any other of our Subsidiaries that executes a guarantee of Indebtedness that is unsecured and pari passu or subordinate to the Notes (the "Guarantors"). As a result of restrictions contained in Horseshoe Gaming's senior subordinated notes indenture, our subsidiaries could not guarantee the Notes as of the Issue Date. See, however, "Certain Covenants -- Guarantors" below. There can be no assurance as to whether and to what extent the Notes will be guaranteed in the future. Our failure to cause the Notes to be guaranteed upon the occurrence of certain events will result in an Event of Default. See "Events of Default and Remedies." The Indenture limits the obligations of each Guarantor in a manner intended to protect its Guarantee from attack as a fraudulent transfer. See "Certain Bankruptcy Limitations" below. The Notes have been issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

     The Notes will mature on May 15, 2009. The Notes bear interest at the rate per annum stated on the cover page hereof from the date of issuance or from the most recent date to which interest has been paid or provided for (the "Interest Payment Date"), payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 1999, to the Persons in whose names such Notes are registered at the close of business on the May 1 or November 1 immediately preceding such Interest Payment Date. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes is payable, and the Notes may be presented for registration of transfer or exchange, at our office or agency maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. Except as set forth below, at our option, payment of interest may be made by check mailed to the holders of the Notes (the "Holders") at the addresses set forth upon our registry books. No service charge will be made for any registration of transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by us, our office or agency will be the corporate trust office of the Trustee presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.

     The term "Subsidiaries" as used in this Description of Notes does not include Unrestricted Subsidiaries. As of the date of the Indenture, none of our subsidiaries were Unrestricted Subsidiaries, except Horseshoe Gaming, Inc., which has been designated an Unrestricted Subsidiary. Under certain circumstances, we will be able to designate current or future subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture.

SECURED PROCEEDS ACCOUNT; HORSESHOE NOTE

SECURED PROCEEDS ACCOUNT

     Approximately $342.3 million of the net proceeds of the Notes was paid in cash directly to U.S. Trust Company, National Association, as securities intermediary (the "Securities Intermediary"). The Securities Intermediary invested those proceeds in United States Treasury securities (the "Pledged Securities") and deposited the Pledged Securities into a securities account (the "Secured Proceeds Account"). All earnings on the Pledged Securities will accumulate in the Secured Proceeds Account. Under a Security and Control Agreement among us, the Securities Intermediary and the Trustee (the "Security Agreement"), the Trustee has a security interest in the Secured Proceeds Account and the assets therein to secure our obligations under the Indenture and the Notes.

     The Indenture requires us to consummate the Empress Merger no later than December 1, 1999 and to consummate a change of control offer to repurchase the Empress Notes as required by the Empress Indenture (the "Empress Change of Control Offer") no later than 35 Business Days following the Empress Merger. The Indenture and the Security Agreement will permit us to use funds from the Secured Proceeds Account in connection with both the Empress Merger and the Empress Change of Control Offer. If we do not consummate the Empress Merger on or prior to December 1, 1999, or if after the consummation of the Empress Change of Control Offer more than $75 million in Empress Notes remain outstanding, or if we fail to timely consummate the Empress Change of Control Offer, the Indenture requires that we redeem a portion of the Notes, and the assets in the Secured Proceeds Account will be available for that purpose. See "Mandatory Redemption" below.

     The Security Agreement provides that, if we deliver to the Trustee the items described below in connection with either the Empress Merger or an Empress Change of Control Offer, and no Default or Event of Default has occurred and is continuing, the Trustee will direct the Securities Intermediary to liquidate assets in the Secured Proceeds Account and deliver the net proceeds to us in an amount equal to the Merger Release Amount or the Change of Control Release Amount, as applicable, on the date we consummate the Empress Merger and the Empress Change of Control Offer, respectively.

     (1) In connection with the Empress Merger, we must deliver to the Trustee:

     (a) a certificate, in form and substance reasonably satisfactory to the Trustee, that:

        (i) the Empress Merger will be consummated on the date specified therein (which date shall be no more than five and no less than two Business Days after the certificate's delivery and on or before December 1,
            1999), substantially on the terms set forth in the Merger Agreement and in this Offering Memorandum ("Acceptable Terms");

        (ii) we will use the Merger Release Amount solely to pay a portion of the Empress Merger Consideration and Related Costs;

        (iii) we will cause the Internal Consolidation to occur substantially concurrently with, and not more than one Business Day after, the Empress Merger; and

        (iv) as of the date of the certificate and as of the date of the Empress Merger, we own and we will own all of the Equity Interests of Horseshoe Gaming; and

     (b) an opinion of our counsel to the effect that the consummation of the Empress Merger and the transactions contemplated thereby will not conflict with or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default under, any of the terms, conditions or other provisions of the indenture governing the Empress Notes (the "Empress Indenture").

     (2) In connection with an Empress Change of Control Offer, we must deliver to the Trustee a certificate, in form and substance reasonably satisfactory to the Trustee, that:

     (a) the Empress Merger and the Internal Consolidation have been consummated; and

     (b) we will use the Change of Control Release Amount solely to fund the Empress Change of Control Offer, which will occur on the date specified in the certificate, which date shall be two Business Days after the certificate's delivery and no more than 35 Business Days after the consummation of the Empress Merger.

HORSESHOE NOTE

     We also pledged the Horseshoe Note to the Trustee as collateral for the Notes. If an Event of Default occurs, the Trustee will have all the rights that we have under the Horseshoe Note against Horseshoe Gaming, including all of our rights under RPG's and HE's guarantee thereof.

MANDATORY REDEMPTION

MANDATORY REDEMPTION UPON A TRIGGERING EVENT

     If (i) the Empress Merger has not occurred by December 1, 1999, or (ii) we have determined that the Empress Merger will not occur by that date on Acceptable Terms (each, a "Triggering Event"), we will be required to redeem (a "Triggering Event Mandatory Redemption") $325 million aggregate principal amount of Notes, for a price equal to 101% of their principal amount, plus accrued and unpaid interest thereon through the redemption date (the "Triggering Event Mandatory Redemption Price"), together with Liquidated Damages, if any. The Triggering Event Mandatory Redemption must occur on a date (the "Triggering Event Mandatory Redemption Date") no later than the earlier of

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

(i) 5 Business Days after December 1, 1999, and (ii) 10 Business Days after the Triggering Event.

MANDATORY REDEMPTION FOLLOWING EMPRESS CHANGE OF CONTROL OFFER

     If (i) after consummation of the Empress Change of Control Offer, more than $75 million aggregate principal amount of Empress Notes remain outstanding, or
(ii) we fail to consummate the Empress Change Control Offer on or before the 35th Business Day after the consummation of the Empress Merger, we will be required to redeem (a "Change of Control Mandatory Redemption") Notes having an aggregate principal amount equal to the principal amount of Empress Notes that remain outstanding on the Change of Control Mandatory Redemption Date (as defined below), for a price equal to 101% of their principal amount, plus accrued and unpaid interest thereon through the redemption date (the "Change of Control Mandatory Redemption Price"), together with Liquidated Damages, if any. The Change of Control Mandatory Redemption Date shall be the date which is the earlier of (1) five Business Days after we consummate the Empress Change of Control Offer and (2) 40 Business Days after the Empress Merger.

MANDATORY REDEMPTION PROCEDURES

     In the event of either a Triggering Event Date Mandatory Redemption or an Empress Change of Control Mandatory Redemption (each, a "Mandatory Redemption"), the Trustee will direct the Securities Intermediary to liquidate assets in the Secured Proceeds Account in an amount to generate sufficient net proceeds (after deducting the customary expenses of the Trustee and Securities Intermediary) to pay, as applicable, the Triggering Event Mandatory Redemption Price or the Change of Control Mandatory Redemption Price (each, a "Mandatory Redemption Price") and to deliver the net proceeds to the Trustee.

     In either event, notice of a Mandatory Redemption will be mailed to each Holder of Notes to be redeemed, at its registered address, at least five Business Days before, as applicable, the Change of Control Mandatory Redemption Date or the Triggering Event Mandatory Redemption Date (each, a "Mandatory Redemption Date"). On the Mandatory Redemption Date, upon payment to the Holders of the Mandatory Redemption Price, a portion of each Holder's Notes (equal to that Holder's pro rata share of the Notes to be redeemed) shall, automatically and without any further action by that Holder, be deemed to be no longer outstanding for any purpose under the Indenture.

RELEASE OF COLLATERAL

     The Trustee will release its security interest in the Secured Proceeds Account after all the assets therein have been applied by us in the following manner, in each case as set forth above:

     (1) If the Empress Merger is completed by December 1, 1999 on Acceptable
         Terms:

        - We will apply the Merger Release Amount to fund, in part, the Empress Merger Consideration and Related Costs.

        - We will apply the Change of Control Release Amount to consummate the Empress Change of Control Offer.

        - If the Empress Change of Control Offer is not consummated within 35 Business Days after the Empress Merger or, if after the Empress Change of Control Offer, more than $75 million aggregate principal amount of Empress

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

          Notes remain outstanding, we will apply proceeds from assets in the Secured Proceeds Account to effect a Change of Control Mandatory Redemption.

     (2) If the Empress Merger is not completed by December 1, 1999, or if we determine it will not be completed by that date on Acceptable Terms, we will apply proceeds from assets in the Secured Proceeds Account to effect the Triggering Event Mandatory Redemption.

     Any remaining amounts will be for our account and we may be required to permanently reduce commitments under our New Credit Facility. See "Application of Funds in Secured Proceeds Account; Internal Consolidation."

     Neither the Horseshoe Note nor RPG's or HE's guarantee thereof will have any value after the Internal Consolidation. Accordingly, after the Internal Consolidation and the Trustee's release of its security interest in the Secured Proceeds Account, the Notes will be our unsecured obligations.

MANDATORY DISPOSITION PURSUANT TO GAMING LAWS

     Each holder, by accepting a Note, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which we or any of our subsidiaries conducts or proposes to conduct gaming requires that a person who is a holder or the beneficial owner of Notes be licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable, we shall have the right, at our option:

     - to require such person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of our election or such earlier date as may be requested or prescribed by such Gaming Authority, or

     - to redeem such Notes (a "Regulatory Redemption") at a redemption price equal to the lesser of (A) such person's cost or (B) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable Gaming Authority. We shall notify the Trustee in writing of any such redemption as soon as practicable. We shall not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or a finding of suitability.

SUBORDINATION

     The Notes and the Guarantees are or will be our and the Guarantors' general, unsecured obligations, respectively, subordinated in right of payment to all of our and the Guarantors' Senior Debt, as applicable. On a pro forma basis, as of March 31, 1999, after giving effect to the offering of the original notes, the Empress Merger and the transactions contemplated hereby and thereby, we would have had outstanding an aggregate of approximately $245.0 million of Senior Debt that is secured, $771.8 million of Indebtedness pari passu or subordinate to the Notes in right of payment, and our Subsidiaries would have had no Indebtedness outstanding. See "Risk Factors."

     No payment (by set-off or otherwise) may be made by or on behalf of us or a Guarantor, as applicable, on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes (including any repurchases of

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

Notes), or (except as expressly provided by the last paragraph of this section) on account of the redemption provisions of the Notes (or Liquidated Damages), for cash, property or securities (other than Junior Securities):

     - upon the maturity of any of our or such Guarantor's Senior Debt, as applicable, by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Senior Debt are first paid in full in cash (or such payment is duly provided for in cash); or

     - in the event of default in the payment of any principal of, premium, if any, or interest on our or such Guarantor's Designated Senior Debt, as applicable, when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

     Upon (1) the happening of an Event of Default other than a Payment Default that permits the holders of Senior Debt to declare such Senior Debt to be due and payable and (2) written notice of such Event of Default given to the Trustee by us or any holder of Designated Senior Debt or their representative (a "Payment Notice"), then, unless and until such Event of Default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made in cash, property or securities (other than Junior Securities) by or on behalf of us or any Guarantor which is an obligor under such Designated Senior Debt on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes (including any repurchases of any of the Notes), or on account of the redemption provisions of the Notes (or Liquidated Damages), in any such case. Notwithstanding the foregoing, unless the Designated Senior Debt in respect of which such Event of Default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, unless such payments are prohibited by the immediately preceding or immediately succeeding paragraphs, we and the Guarantors shall resume all payments as and when due on the Notes. Any number of Payment Notices may be given; provided, however, that (1) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and
(2) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Designated Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period (unless such default shall not have been cured or waived for a period of not less than 181 days).

     Except as described below, upon any distribution of our or any Guarantor's assets upon any dissolution, winding up, total or partial liquidation or reorganization of us or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities:

     - the holders of all of our or such Guarantor's Senior Debt, as applicable, will first be entitled to receive payment in full in cash (or have such payment duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash before the Holders are entitled to receive any payment on account of any Obligation in respect of the Notes, including the principal of, premium, if any, and interest on the Notes (or Liquidated Damages), (other than Junior Securities); and

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

     - any payment or distribution of our or such Guarantor's assets of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full in cash (or have such payment duly provided for in cash) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     In the event that, notwithstanding the foregoing, any payment or distribution of our or any Guarantor's assets (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     No provision contained in the Indenture or the Notes will affect our and the Guarantors' obligation, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes. The subordination provisions of the Indenture and the Notes will not prevent the occurrence of any Default or Event of Default (as defined herein) under the Indenture or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

     As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or creditors of any of the Guarantors or a marshaling of our assets or liabilities or the assets or liabilities of any of the Guarantors, Holders of the Notes may receive ratably less than other creditors.

     We conduct our operations through our subsidiaries. Accordingly, our ability to meet our cash obligations is dependent upon the ability of our subsidiaries to make cash distributions to us. Furthermore, any right we have to receive the assets of any such subsidiary upon such subsidiary's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in the distribution of the proceeds of those assets) effectively will be subordinated by operation of law to the claims of such subsidiary's creditors (including trade creditors) and holders of its preferred stock, except to the extent that we are recognized as a creditor or preferred stockholder of such subsidiary, in which case our claims would still be subordinate to any indebtedness or preferred stock of such subsidiary senior in right of payment to that held by us.

     Notwithstanding the foregoing, the rights of Holders to receive any funds in the Secured Proceeds Account or, prior to the Empress Merger or a Mandatory Redemption, as applicable, upon any distribution of our or any Guarantor's assets upon any dissolution,

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

winding up, total or partial liquidation or reorganization of us or any Guarantor, will not be subject to the above subordination provisions.

CERTAIN BANKRUPTCY LIMITATIONS

     Holders of Notes will be direct creditors of each Guarantor that executes and delivers a Guarantee of the Notes. See "Guarantors." In the event of a Guarantor's bankruptcy or other financial difficulty, however, its Guarantee may be subject to avoidance under state or federal fraudulent transfer laws. Under those laws, a court may avoid (cancel) a Guarantee if it concludes that when the Guarantor entered into its Guarantee (or, in some states, when payments became due thereunder), it received less than fair consideration or reasonably equivalent value and was either insolvent or rendered insolvent or undercapitalized, or believed that it would incur debts beyond its ability to pay as they became due.

     A court would likely conclude that a Guarantor did not receive fair consideration or reasonably equivalent value for its Guarantee to the extent that its liability thereunder exceeds the direct or indirect benefits that it receives in connection with the Notes' issuance. The Indenture will limit each Guarantor's liability in a manner intended to protect the Guarantees from fraudulent transfer attack, although no assurance can be given that such protection will be successful and that the Guarantees will not be avoided as fraudulent transfers. See the section "Risk Factors" under the heading "Fraudulent Transfer Risks."

     If any Guarantee is avoided, in whole or in part, Holders of Notes would have to look to our assets and any remaining Guarantors for payment. There can be no assurance in that event that those assets would suffice to pay the outstanding principal and interest on the Notes.

OPTIONAL REDEMPTION

     We do not have the right to redeem any Notes prior to May 15, 2004 (other than out of the Net Cash Proceeds of a Public Equity Offering of common stock, as described in the next following paragraph, and except pursuant to a Mandatory Redemption or a Regulatory Redemption). The Notes will be redeemable for cash at our option, in whole or in part, at any time on or after May 15, 2004, upon not less than 30 days nor more than 60 days notice to each Holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing May 15 of the years indicated below, in each case (subject to the right of Holders of record on an interest record date ("Record Date") to receive the corresponding interest due (and Liquidated Damages, if any) on an Interest Payment Date corresponding to such Record Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption of the Notes ("Redemption Date"):

YEAR                                          PERCENTAGE
----                                          ----------
2004........................................   104.313%
2005........................................   102.875%
2006........................................   101.438%
2007 and thereafter.........................   100.000%

     Until May 15, 2002, upon one or more Public Equity Offerings of our common stock for cash, up to 35% of the aggregate principal amount of the Notes issued pursuant to the

                                       102
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Indenture may be redeemed at our option within 90 days of such Public Equity
Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 108.625% of principal (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to the Indenture remain outstanding. In the event that we are required to consummate, and in fact so consummate, a Mandatory Redemption in accordance with the terms hereof prior to a Public Equity Offering, for purposes of the foregoing, the aggregate principal amount of Notes originally issued pursuant to the Indenture shall be deemed to be reduced by the aggregate principal amount of Notes subject to the Mandatory Redemption.

     In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

OPTIONAL REDEMPTION PROCEDURES

     Except in the case of a Mandatory Redemption or a Regulatory Redemption, notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of our registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption, unless we default in the payment thereof.

NO SINKING FUND

     The Notes do not have the benefit of any sinking fund and we will not be required to make any mandatory redemption payments with respect to the Notes (other than payment of the Mandatory Redemption Price in connection with a Mandatory Redemption).

CERTAIN COVENANTS

REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

     In the event that a Change of Control Triggering Event has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by us (the "Change of Control Offer"), to require us to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 35 Business Days after the occurrence of such Change of Control Triggering Event, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Change of Control Purchase Date. The Change of Control Offer shall be made within 10 Business Days following a Change of Control Triggering Event and shall remain open for 20

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Business Days following its commencement (the "Change of Control Offer Period").
Upon expiration of the Change of Control Offer Period, we promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

     Prior to the commencement of a Change of Control Offer, but in any event within 30 days following any Change of Control Triggering Event, we will (1)(a) repay in full and terminate all commitments of Indebtedness under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, and all other Senior Debt the terms of which require repayment upon a Change of Control Triggering Event or (b) offer to repay in full and terminate all commitments of Indebtedness under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, and all such other Senior Debt and repay the Indebtedness owed to each lender which has accepted such offer in full or (2) obtain the requisite consents under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, and all such other Senior Debt to permit the repurchase of the Notes as provided herein. Our failure to comply with the preceding sentence shall constitute an Event of Default described in clause (3), but without giving effect to the stated exceptions in such clause, under "Events of Default" below.

     Notwithstanding the foregoing, we will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us, including any requirements to repay in full all Indebtedness under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, or obtains the consents of such lenders to such Change of Control Offer as set forth in the previous paragraph, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     On or before the Change of Control Purchase Date, we will (1) accept for payment Notes or portions thereof properly tendered and not validly withdrawn pursuant to the Change of Control Offer, (2) deposit with our paying agent (the "Paying Agent") cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any, thereon) of all Notes so tendered and (3) deliver to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by us. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any, thereon) and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by us to the Holder thereof. We publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     The Change of Control purchase feature of the Notes may make more difficult or discourage a takeover of us, and, thus, the removal of incumbent management.

     The phrase "all or substantially all" of the our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of our assets has occurred. In addition, no assurances can be given that we will have sufficient cash on hand or adequate financing available to consummate the purchase of Notes tendered upon the occurrence of a Change of Control Triggering Event.

     Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, compliance by us or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations under such covenant.

     If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, then any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to Holders (if different than the holders on the Record Date) who tender the Notes pursuant to the Change of Control Offer.

LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL
STOCK

     We and the Guarantors will not, and will not permit any of our Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), other than Permitted Indebtedness. Notwithstanding the foregoing if (1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (2) on the date of such incurrence (the "Incurrence Date"), our Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1.0 (the "Debt Incurrence Ratio"), then we and the Guarantors may incur such Indebtedness or Disqualified Capital Stock; provided, however, that we may not incur such Indebtedness or Disqualified Capital Stock prior to our Internal Consolidation.

     The foregoing limitations will not apply to:

     (a) the incurrence, after our Internal Consolidation by us, or at any time by any Subsidiary, of Purchase Money Indebtedness; provided, that such Indebtedness is either (1) Non-Recourse Indebtedness or (2) limited in aggregate amount (including any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) incurred and outstanding at any time pursuant to this clause (a)(2) to the lesser of (A) $15 million per Casino, and (B) 100% of the original cost (determined in accordance with GAAP in good faith by our Board of Directors) to us or such Subsidiary, as applicable, of the property so purchased, constructed, improved or leased, on a Casino by Casino basis;

     (b) the incurrence, after our Internal Consolidation by us, or at any time by any Guarantor, of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (b) (including any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of not more than $25 million;

     (c) (1) prior to the Empress Merger, the incurrence by Horseshoe Gaming and RPG of Indebtedness pursuant to the Horseshoe Credit Agreement and related guarantee, respectively, in an aggregate amount incurred and outstanding at any time pursuant to this clause (1) of this paragraph
         (c) (including any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of not more than $20 million, minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to the covenant "Limitation on Sale of Assets and Subsidiary Stock" or (ii) assumed by a transferee in an Asset Sale; provided, that following the consummation of a Triggering Event Mandatory Redemption, the amount of such Indebtedness permitted to be incurred and outstanding at any time pursuant to this clause (1) shall be not more than $100 million; and (2) from and after the Empress Merger, the incurrence by us or any Guarantor of Indebtedness pursuant to the New Credit Facility in an aggregate amount incurred and outstanding at any time pursuant to this clause (2) of this paragraph
         (c) (including any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of not more than $375 million, minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to the covenant "Limitation on Sale of Assets and Subsidiary Stock" or (ii) assumed by a transferee in an Asset Sale; provided, however, that the maximum amount permitted to be outstanding under either clause (1) or clause (2) of this paragraph
         (c) shall not be deemed to limit additional Indebtedness under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, to the extent the incurrence of such additional Indebtedness was permitted and incurred pursuant to the Debt Incurrence Ratio;

     (d) each of our Subsidiaries that owns a Casino may incur up to $5 million of working capital Indebtedness at any time outstanding pursuant to this clause (d) (including any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness);

     (e) prior to consummation of the Empress Change of Control Offer and as a result of the Empress Merger, not more than $150 million aggregate principal amount of the Empress Notes; and

     (f) in the event that the Empress Merger is consummated, the amount of the Empress Notes not redeemed in the Empress Change of Control Offer; provided that we complied with our obligations under "Mandatory Redemption Following Change of Control" above and make any Credit Facility Reduction described in "Application of Funds in Secured Proceeds Account; Internal Consolidation" below.

     Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes our Subsidiary (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with us or our Subsidiary shall be deemed to have been incurred at the time such Person becomes our

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Subsidiary or is merged with or into or consolidated with us or our Subsidiary, as applicable.

     Notwithstanding any other provision of this covenant, but only to avoid duplication, a guarantee of our or of another Subsidiary Guarantor's Indebtedness incurred in accordance with the terms of the Indenture issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became our Subsidiary will not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence, we may designate pursuant to which provision of this covenant such Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred under any other provision of this covenant, except as stated otherwise in the foregoing provisions.

LIMITATION ON RESTRICTED PAYMENTS

     We and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) we are not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or (3) the aggregate amount of all Restricted Payments made by us and our Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of:

     (a) 50% of our aggregate Adjusted Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the latest fiscal quarter ended immediately prior to the date of each such calculation for which financial statements are available (or, in the event Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus

     (b) the aggregate Net Cash Proceeds received by us from the sale of our Qualified Capital Stock (other than (i) to one of our Subsidiaries and (ii) to the extent applied in connection with a Qualified Exchange) after the Issue Date, plus

     (c) the aggregate Net Cash Proceeds received by us from a Capital Contribution after the Issue Date, plus

     (d) the amount by which our or any Guarantor's Indebtedness (other than Subordinated Indebtedness) is reduced on our balance sheet upon the conversion or exchange for our Equity Interests (other than (x) Disqualified Capital Stock and (y) an issuance or sale to a Subsidiary of ours or an employee stock ownership plan or other trust established by us or any of our Subsidiaries) subsequent to the end of the most recent fiscal quarter ended immediately after the Issue Date of any Indebtedness (other than Subordinated Indebtedness) of ours or any Guarantor's which by its terms is convertible or exchangeable for our Equity Interests (other than Disqualified Capital Stock) (less the amount of any cash or other property distributed by us or any Subsidiary upon such conversion or exchange), plus

     (e) the amount (not to exceed the aggregate amount of Investments previously made by us or any Guarantor which were treated as a Restricted Payment and counted against the amount available under this clause (3)) equal to the net reduction in Investments resulting from either (1) any dividends, repayments of loans or

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         advances or other transfers of assets to us or any Guarantor or the satisfaction or reduction (other than by means of payments by us or any Subsidiary) of obligations of other Persons which have been guaranteed by us or any Guarantor or (2) the redesignation of an Unrestricted Subsidiary as a Subsidiary which executes a Guarantee; provided, however, that the amount of anything credited pursuant to this clause
         (e) shall not exceed its fair market value at the time of transfer or redesignation, as the case may be.

     Notwithstanding the foregoing, except for Restricted Payments permitted pursuant to clauses (1) and (6) below and, to the extent such Restricted Payment is used to repurchase or redeem the Equity Interests of Horseshoe Gaming not owned by us as of the Issue Date, clause (7) below, we shall not make any Restricted Payments prior to the Internal Consolidation.

     The foregoing clauses (2) and (3) of the first paragraph of this covenant, however, will not prohibit:

     (1) with respect to each tax year that we qualify as an "S corporation" under the Code, or any similar provision of state or local law, Permitted Tax Distributions in respect of the jurisdictions in which we so qualify; provided, however, that prior to any Permitted Tax Distributions a knowledgeable and duly authorized Horseshoe Gaming Holding Corp. officer certifies, and counsel reasonably acceptable to the Trustee opines, that we, and each Subsidiary in respect of which such distributions are being made, qualify as Flow Through Entities for Federal income tax purposes and for the states in respect of which such distributions are being made and that at the time of such distribution, our most recent audited financial statements, as provided to the Trustee pursuant to the section entitled "Reports" herein, provide that we and each such Subsidiary were treated as Flow Through Entities for the period of such financial statements;

     (2) any dividend, distribution or other payments by any of our Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

     (3) a Qualified Exchange;

     (4) the payment of any dividend on or redemption of Qualified Capital Stock within 60 days after the date of its declaration or authorization if such dividend or redemption could have been made on the date of such declaration or authorization in compliance with the foregoing provisions;

     (5) Investments in one or more Persons in an amount not in excess of $50 million in the aggregate at any one time outstanding measured at the time made or returned, as applicable, for all such Investments made in any one or more Persons in reliance upon this clause (5), for the purpose of developing, constructing or acquiring (a) a Casino or Casinos or, if applicable, any Related Business in connection with such Casino or Casinos, or (b) a Related Business to be used primarily in connection with an existing Casino or Casinos; provided, that to the extent we or any Subsidiary has received cash distributions from any such Person, the amount thereof will be deemed to reduce the amount of Investments (by 50% in the case of returns in excess of capital and by 100% in the case of return of capital) then outstanding under this clause (5) (but not below zero) for the purposes of the $50 million limit (the amount of any such reduction to be without duplication to amounts available for Restricted Payments under clause (3) of the first paragraph of this covenant);

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     (6) the redemption or repurchase of any of our or our Subsidiaries' Equity
         Interests or Indebtedness (other than any Equity Interests or Indebtedness that is held or beneficially owned by any Excluded Person) required by the redemption provisions described under "Mandatory Disposition Pursuant to Gaming Laws" above (or any substantially comparable provision governing other Indebtedness); and

     (7) further Restricted Payments of any type which in the aggregate do not exceed $50 million for all such Restricted Payments permitted by this clause (7) taken together; provided, however, that no payment may be made pursuant to this clause (7) unless we could then incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," after taking into account any funding of such Restricted Payments; provided, further, however, that up to an additional $50 million of Restricted Payments of any type may be made under this clause (7) if, immediately after giving effect to such Restricted Payment, after taking into account the funding of such Restricted Payment, our Consolidated Coverage Ratio for the Reference Period immediately preceding such Restricted Payment would be at least
         3.0 to 1.0.

     The full amount of any Restricted Payment made pursuant to the foregoing clauses (2), (4) and (6) (but not pursuant to clause (1), (3), (5) or (7)) of the immediately preceding sentence, however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph of this covenant.

     For purposes of this covenant, the amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of our Board of Directors.

LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     We, and the Guarantors will not, and will not permit any of our Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of our Subsidiaries to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to make any transfer of assets or property to or on behalf of, or make or pay any loans or advances to or on behalf of, us or any or our Subsidiaries, except:

     (a) other than as provided by clause (e) below, restrictions imposed by the Notes or the Indenture or by our other indebtedness (which may also be guaranteed by the Guarantors) ranking senior or pari passu with the Notes or the Guarantees, as applicable; provided, that such restrictions are no more restrictive taken as a whole than those imposed by the Indenture and the Notes;

     (b) restrictions imposed by applicable law;

     (c) existing restrictions under Indebtedness outstanding on the Issue Date;

     (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by us or any of our Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person

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         acquired, or to any property, asset or business, other than the property, assets and business so acquired;

     (e) any such restriction or requirement imposed by Indebtedness incurred under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock";

     (f) restrictions with respect solely to any of our Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold;

     (g) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to paragraph (a) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; provided, that such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness; and

     (h) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c), (d), (e), (g) or this clause (h) of this paragraph that are not more restrictive taken as a whole than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

     Notwithstanding the foregoing, (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of the Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

LIMITATIONS ON LAYERING INDEBTEDNESS

     We and the Guarantors will not, and will not permit any of our Subsidiaries to, directly or indirectly, incur, or suffer to exist any Indebtedness that is subordinate in right of payment to any other of our or a Guarantor's Indebtedness unless, by its terms, such Indebtedness (1) has a final stated maturity date on or subsequent to the Stated Maturity of the Notes and an Average Life longer than that of the Notes and (2) is subordinate in right of payment to, or ranks pari passu with, the Notes or the Guarantee, as applicable.

LIMITATION ON LIENS

     We and the Guarantors will not, and will not permit any of our Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of our respective assets now owned or acquired on or after the Issue Date or upon any income or profits therefrom securing any of our or any of our Subsidiaries' Indebtedness other than Senior Debt, unless we provide, and cause our Subsidiaries to provide, concurrently therewith, that the Notes and the applicable Guarantees are equally and ratably so secured; provided, that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes (and any related applicable Guarantees) with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes (and any related applicable Guarantees). We will not create, incur, assume or suffer to exist any Lien of

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any kind on the Horseshoe Note or the Secured Proceeds Account, except in favor of the Trustee for the benefit of the Holders.

LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

     Prior to the Internal Consolidation, we and the Guarantors will not, and will not permit any of our Subsidiaries to, in one or a series of related transactions, consummate an Asset Sale (as defined below), other than any transaction described in clauses (1), (3), (4) and (5) of the fourth paragraph of this covenant.

     Following the Internal Consolidation, we and the Guarantors will not, and will not permit any of our Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of our property, business or assets, including by merger or consolidation (in the case of one of our Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of our Subsidiaries, whether by us or any other of our Subsidiaries or through the issuance, sale or transfer of Equity Interests by one of our Subsidiaries, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

     (1) (a) the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied

         (i) within 270 days after the date of such Asset Sale to the optional redemption of the Notes in accordance with the terms of the Indenture and our other Indebtedness ranking on a parity with the Notes and with similar provisions requiring us to redeem such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, or

        (ii) within 300 days after the date of such Asset Sale to the repurchase of the Notes and such other Indebtedness on a parity with the Notes and with similar provisions requiring us to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of payment, made within 270 days of such Asset Sale, or

        (b) within 270 days following such Asset Sale, the Asset Sale Offer Amount is

         (i) invested in assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of our Board of Directors will immediately constitute or be a part of our or one of our Subsidiaries' Related Businesses immediately following such transaction, or

        (ii) used to retire Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale, Indebtedness outstanding under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, or other Senior Debt the terms of which require retirement upon such Asset Sale, on
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             a pro rata basis and, to permanently reduce (in the case of Senior
             Debt that is not such Purchase Money Indebtedness) the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph (b), (c) or (d), as applicable, of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount);

     (2) 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents;

     (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, unless such Asset Sale is in consideration solely of cash or Cash Equivalents and such consideration is applied immediately to the permanent reduction of the amount of Indebtedness outstanding under the New Credit Facility or other bank credit facility debt which is incurred pursuant to clause (c)(1) or (2) of the covenant described herein under the heading "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; and

     (4) our Board of Directors determines in good faith that we or such Subsidiary, as applicable, receives not less than fair market value for such Asset Sale.

     An acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in 1(a)(i) or 1(b) above (the "Excess Proceeds") exceeds $10 million. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, we shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, we may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (2) above, total consideration received means the total consideration received for such Asset Sales minus the amount of, (a) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee; provided, that we and our Subsidiaries are fully released from all obligations relating thereto and (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received).

     Notwithstanding, and without complying with, the provisions of this covenant:

     (1) we and our Subsidiaries may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate Cash Equivalents;

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     (2) following the Internal Consolidation, we and our Subsidiaries may
         convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant "Limitation on Merger, Sale or Consolidation";

     (3) we and our Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of our or such Subsidiary's business, as applicable;

     (4) our Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets (including by way of Merger) to us or any other Subsidiary and we may convey, sell, transfer, assign or otherwise dispose of assets to any Subsidiary; and

     (5) we and each of our Subsidiaries may surrender or waive contract rights or settle, release or surrender contract, tort or other claims of any kind or grant Liens not prohibited by the Indenture.

     Upon the accumulation of $10 million of Net Cash Proceeds from an Event of Loss (other than the proceeds of any business interruption insurance) each dollar of Net Cash Proceeds from an Event of Loss that exceeds such amount shall be (1) applied to the redemption or repurchase of the Notes and other of our Indebtedness ranking on a parity with the Notes and with similar provisions requiring us to redeem or repurchase such Indebtedness (pro rata in proportion to the respective principal amounts or (accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding), (2) invested in assets and property (other than notes, bonds, obligation and securities) which in the good faith reasonable judgment of our Board of Directors will immediately constitute or be a part of a Related Business of ours or one of our Subsidiaries immediately following such Event of Loss or (3) used to retire Purchase Money Indebtedness secured by the asset which was the subject of the Event of Loss, Indebtedness outstanding under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, or other Senior Debt the terms of which so require and to permanently reduce (in the case of Senior Debt that is not such Purchase Money Indebtedness) the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph
(b), (c) or (d), as applicable, of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), all within the time periods and as otherwise provided above in clauses 1(a) or 1(b) of the first paragraph of this covenant.

     Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, compliance by us or any of our subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

     If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Notes pursuant to such Asset Sale Offer.

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LIMITATION ON TRANSACTIONS WITH AFFILIATES

     Neither we nor any of our Subsidiaries will be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, (other than Exempted Affiliate Transactions),
(1) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to us, and no less favorable to us, than could have been obtained in an arm's length transaction with a non-Affiliate, and (2) if involving consideration to either party in excess of $5 million, unless (a) such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of our Board of Directors that are disinterested in such transaction, if any, and (b) prior to the consummation thereof, we obtain a written favorable opinion as to the fairness of such transaction to us from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States.

LIMITATION ON MERGER, SALE OR CONSOLIDATION

     Prior to the Internal Consolidation, we will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of our assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons.

     Following the Internal Consolidation, we will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of our assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

     (1) either (a) we are the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of our obligations in connection with the Notes and the Indenture;

     (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

     (3) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock", except in the case where such transaction is solely between us and our Wholly Owned Subsidiaries or solely between our Wholly Owned Subsidiaries; and

     (4) such transaction will not result in the loss of any material gaming license.

     Notwithstanding the foregoing, in no event shall the Internal Consolidation be prohibited by, or cause a default under, this covenant or any other covenant under the Indenture.

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     Upon any consolidation or merger or any transfer of all or substantially all of our assets in accordance with the foregoing, the successor corporation formed by such consolidation or into which we are merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, ours under the Indenture with the same effect as if such successor corporation had been named therein as us, and (except in the case of a lease) we shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, our interest in which constitutes all or substantially all of our properties and assets, shall be deemed to be the transfer of all or substantially all of our properties and assets.

LIMITATION ON LINES OF BUSINESS

     Neither we nor any of our Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of our Board of Directors, is a Related Business.

GUARANTORS

     Except as set forth in the next sentence, upon consummation of the Empress Merger, we have agreed to cause each of our Wholly Owned Subsidiaries and any other of our Subsidiaries that executes a guarantee of Indebtedness that is pari passu or subordinate to the Notes jointly and severally to guaranty irrevocably and unconditionally all principal, premium, if any, liquidated damages, if any, and interest on the Notes on a senior subordinated basis. As a result of restrictions contained in an indenture relating to debt of Horseshoe Gaming, notwithstanding the foregoing, the Subsidiaries of Horseshoe Gaming will not be required to guarantee the Notes until we consummate the Internal Consolidation. In connection with the foregoing, we have agreed (1) until we consummate the Internal Consolidation, to own directly at least 90% of Horseshoe Gaming, and
(2) that upon consummation of the Empress Merger, RPG, HE, Empress Indiana and Empress Illinois will be our Wholly Owned Subsidiaries and, therefore, Guarantors.

     The obligation of any potential Guarantor to execute a Guarantee will be subject to the receipt of any approval required by any Gaming Authority, which we and our Subsidiaries must use their reasonable best efforts to obtain.

RELEASE OF GUARANTORS

     No Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, subject to the provisions of the following paragraph and certain other provisions of the Indenture, (1) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's Guarantee on the terms set forth in the Indenture; (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing; and
(3) immediately after such transaction, the surviving Person holds all Permits required for operation of the business of, and such entity is controlled by a Person or entity (or has retained a Person or entity

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which is) experienced in, operating casino hotels or otherwise holds all Permits
(including those required from Gaming Authorities) to operate its business. The provisions of the covenant shall not apply to the merger of any Guarantors with and into each other or with or into us.

     Upon the sale or disposition (whether by merger, stock purchase, Asset Sale or otherwise) of a Guarantor or all or substantially all of its assets to an entity which is not a Subsidiary, or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant Limitations on Sale of Assets and Subsidiary Stock), such Guarantor will be deemed released from its obligations under its Guarantee of the Notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any of our or any other of our Subsidiary's Indebtedness shall also terminate upon such release, sale or transfer.

LIMITATION ON STATUS AS INVESTMENT COMPANY

     We and our Subsidiaries will not become required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

APPLICATION OF FUNDS IN SECURED PROCEEDS ACCOUNT; INTERNAL CONSOLIDATION

     We will apply the Merger Release Amount solely to pay a portion of the Empress Merger Consideration and Related Costs simultaneously with the release of that amount from the Secured Proceeds Account unless the Empress Merger does not occur, in which case the Merger Release Amount will be available for the Triggering Event Mandatory Redemption. We will apply the Change of Control Release Amount solely to fund the Empress Change of Control Offer simultaneously with the release of that amount from the Secured Proceeds Account, which will occur not later than 35 Business Days after the Empress Merger. If, after consummation of the Empress Change of Control Offer, more than $25.0 million but equal to or less than $75.0 million aggregate principal amount of Empress Notes remain outstanding, then, if and to the extent required by the terms of our New Credit Facility, we will permanently reduce commitments under our New Credit Facility (a "Credit Facility Reduction").

     We will cause the Internal Consolidation to occur substantially concurrently with and not later than one Business Day following the Empress Merger or Triggering Event Mandatory Redemption, as applicable.

USE OF PROCEEDS OF HORSESHOE NOTE

     We will cause Horseshoe Gaming to use the proceeds of the Horseshoe Note on the Issue Date to (1) repay outstanding borrowings in full under the Horseshoe Credit Agreement, (2) consummate a tender offer and consent solicitation (the "Tender Offer") with respect to Horseshoe Gaming's 12 3/4% Senior Notes due 2000 (the "Senior Notes") and (3) pay related fees and expenses, including tender premiums and consent fees; provided, however, that in the event that either (x) on or before the closing of this offering, Horseshoe Gaming for any reason fails to consummate the Tender Offer or (y) any Senior Notes remain outstanding after consummation of the Tender Offer, we will cause Horseshoe Gaming on the Issue Date to (a) irrevocably deposit a portion of the proceeds of the Horseshoe Note into a defeasance account in an amount sufficient to repay

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the then outstanding Senior Notes on September 30, 1999, the earliest date such notes may be redeemed ("Earliest Redemption Date"), plus accrued interest thereon and (b) redeem the Senior Notes in full on the Earliest Redemption Date. Any remaining proceeds of the Horseshoe Note may be used by Horseshoe Gaming for general corporate purposes.

EMPRESS MERGER

     Notwithstanding anything herein to the contrary, no provision of the Indenture will prohibit or, with the passage of time or otherwise, be violated by, any component of the Empress Merger pursuant to the Merger Agreement substantially as described in the Offering Memorandum, including, without limiting the generality of the foregoing, the incurrence of indebtedness to finance such transactions, the granting and priority of liens to secure such indebtedness, and the perfection of such liens.

REPORTS

     Whether or not we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we shall deliver to the Trustee and, to each Holder and to prospective purchasers of Notes identified to us by an Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Securities and Exchange Commission (the "Commission"), annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if we were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by our certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the Commission will not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture defines an "Event of Default" as:

     (1) our failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

     (2) our failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Mandatory Redemption Price upon the occurrence of an event giving rise to a Mandatory Redemption, or payment of the Change of Control Purchase Price (except as provided in "Repurchase of Notes at the Option of the Holders Upon a Change of Control") or the Asset Sale Offer Price on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

     (3) our or any of our Subsidiaries' failure to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, except for the provisions under "Repurchase of Notes at the Option of the Holder Upon a Change of Control," "Limitations on Sale of Assets and Subsidiary Stock,"

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         "Limitation on Merger, Sale or Consolidation," "Application of Funds in
         Secured Proceeds Account; Internal Consolidation," and "Use of Proceeds of Horseshoe Note" the continuance of such failure for a period of 30 days after written notice is given to us by the Trustee or to us and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

     (4) certain events of bankruptcy, insolvency or reorganization in respect of us or any of our Significant Subsidiaries;

     (5) a default in our or any of our Subsidiaries' Indebtedness with an aggregate amount outstanding in excess of $10 million (other than our Indebtedness solely to any of our Subsidiaries) (a) resulting from the failure to pay principal at final stated maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its final stated maturity;

     (6) final non-appealable unsatisfied judgments not covered by insurance aggregating in excess of $10 million, at any one time rendered against us or any of our Subsidiaries and not stayed, bonded or discharged within 60 days;

     (7) any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee) or any Guarantor that is a Significant Subsidiary denies or disaffirms its Obligations under its Guarantee;

     (8) the suspension or loss of our or any of our Subsidiaries' legal right to operate the gaming establishment included within any Casino and such suspension or loss continuing for more than 90 consecutive days or for 120 days within any consecutive 180 day period; and

     (9) our failure to effect the Internal Consolidation following the occurrence of the Empress Merger, or a Triggering Event Mandatory Redemption, as applicable, or our failure to cause our Subsidiaries to guarantee the Notes upon the consummation of the Empress Merger and the Internal Consolidation as described under the covenant "Guarantors."

     If a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default; provided, however, that except in the case of a Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (4), above, relating to us), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to us (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately; provided, however,that if any Designated Senior Debt is outstanding pursuant to the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, or otherwise, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (x) the third Business Day after the sending to us and to the agent or representative of the lenders under the Horseshoe Credit Agreement or the New Credit

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Facility, as the case may be, or other Designated Senior Debt, of such written notice, unless such Event of Default is cured or waived prior to such date and
(y) the date of acceleration of any Senior Debt under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, or other Designated Senior Debt. In the event a declaration of acceleration resulting from an Event of Default described in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within 30 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in clause (5) above has occurred that has not been cured or waived within 30 days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in clause (4) above, relating to us occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind any acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration and except a Default with respect to any provision requiring a supermajority approval to amend, which Default may only be waived by such a supermajority, have been cured or waived.

     Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any Default, except a Default with respect to any provision requiring a supermajority approval to amend, which Default may only be waived by such a supermajority, and except a Default in the payment of principal of or interest on any Note not yet cured or a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     We may, at our option and at any time, elect to have our obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the Notes, and the Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to (1) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due from the trust funds;
(2) our obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (3) the rights, powers, trust, duties, and immunities of the Trustee, and our

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obligations in connection therewith; and (4) the Legal Defeasance provisions of the Indenture. In addition, we may, at our option and at any time, elect to have our and the Guarantors' obligations released with respect to certain covenants under the Indenture, except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) we must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, Liquidated Damages, if any, and interest on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, Liquidated Damages, if any, or interest on such Notes, and the Holders of Notes must have a valid, perfected, exclusive security interest in such trust;

     (2) in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) we have received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

     (6) we shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by us with the intent of preferring the Holders of such

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         Notes over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any other our creditors or others;
         and

     (7) we shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, clauses (1) through
         (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2),
         (3) and (5) of this paragraph have been complied with and we shall have delivered to the Trustee an Officers' Certificate, subject to such qualifications and exceptions as the Trustee deems appropriate, to the effect that, the trust funds will not be subject to the effect of any applicable Federal bankruptcy, insolvency, reorganization or similar laws affecting creditors' right generally.

     If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then our and the Guarantors' obligations under the Indenture will be revived and no such defeasance will be deemed to have occurred.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes) as to all outstanding Notes when either (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or (b) (i) all Notes not theretofore delivered to the Trustee for cancellation otherwise have become due and payable or, within one year will become due and payable or subject to redemption as set forth above under the heading "Optional Redemption," and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in the trust for such purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including all principal, premium, if any, and accrued interest (and Liquidated Damages, if any), (ii) we have paid all sums payable by it under the Indenture, (iii) we have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be, and (iv) the Holders of the Notes have a valid, perfected, exclusive security interest in such trust. In addition, we must deliver an Officers' Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

AMENDMENTS AND SUPPLEMENTS

     The Indenture contains provisions permitting us, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, we, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided, that no such modification may, without the consent of Holders of at least 66 2/3% in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms used therein) of the covenant

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"Repurchase of Notes at the Option of the Holder upon a Change of Control" in a manner adverse to the Holders and provided, that no such modification may, without the consent of each Holder affected thereby:

     (1) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption at our option thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon (and Liquidated Damages, if any) is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at our option, on or after the Redemption Date), or

     (2) reduce the Mandatory Redemption Price, or

     (3) reduce the Change of Control Purchase Price or the Asset Sale Offer Price after the corresponding Asset Sale or Change of Control has occurred, or

     (4) alter the provisions (including the defined terms used therein) regarding any mandatory redemption provisions or our right to redeem the Notes in a manner adverse to the Holders, or

     (5) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or

     (6) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS

     The Indenture provides that none of our, the Guarantors or any successor entity's direct or indirect stockholder, employee, officer or director, as such, past, present or future shall have any personal liability in respect of our or the Guarantors' obligations under the Indenture or the Notes solely by reason of his or its status as such stockholder, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any guarantee of the Notes.

BOOK-ENTRY; DELIVERY AND FORM

     General. Except as described below, the Notes will not be represented by physical certificates. Instead, the Notes will be in the form of one or more fully registered global notes. Each global note will be deposited with the Trustee, as custodian for, and registered in the name of DTC or a nominee of DTC. The original notes, to the extent validly tendered and accepted and directed by their holders in their letters of transmittal, will be exchanged through electronic transfer through DTC's Automated Tender Offer Program. Notes that are issued as described below under the heading "Physical Notes" will be issued as physical certificates. Upon the transfer of a Note of any series issued as physical certificates, that Note will be exchanged for an interest in the global note representing the principal amount of Notes being transferred, unless the global notes for that series have previously been exchanged for physical certificates.

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 The Global Notes.  We expect that in accordance with DTC's procedures: (1) upon deposit of the global notes, DTC or its custodian will credit, on its internal system, the principal amount of the individual beneficial interests represented by the global notes to the respective accounts of persons who have accounts with DTC and (2) ownership of beneficial interests in the global notes will be shown on, and the transfer of that ownership will be effected only through: records maintained by DTC or its nominee with respect to interests of persons who have accounts with DTC ("participants") and the records of participants with respect to interests of persons other than participants. So long as DTC, or its nominee, is the registered owner or holder of the global notes, DTC or the nominee will be considered the sole record owner or holder of the notes represented by the global notes for all purposes under the Indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC's procedures and the requirements of the Indenture.

     We will make payments of the principal of, or premium and interest on, the global notes to DTC or its nominee, as the registered owner of the global notes. Neither us, the Trustee or any paying agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that DTC or its nominee, upon receipt of any payment of the principal of, or premium and interest on, the global notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for those customers. Those payments will be the responsibility of those participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in immediately available funds. If a holder requires physical delivery of the notes for any reason, including to sell notes to persons in states which require physical delivery of the Notes, or to pledge the Notes, the holder must transfer its interest in the global notes in accordance with DTC's normal procedures and the procedures described in the Indenture. DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account interests in the global notes are credited and only in respect of the aggregate principal amount of Notes as to which that participant has given direction. However, if there is an Event of Default under the indenture, DTC will exchange the global notes for physical notes, which it will distribute to its participants. DTC has advised us as follows: (1) DTC is a limited purpose trust company organized under the laws of the State of New York; (2) a member of the Federal Reserve System; (3) a "clearing corporation" within the meaning of the Uniform Commercial Code; and
(4) a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic entries in its participants' accounts. This system eliminated the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant ("indirect participants"). Although DTC and its participants are expected to follow these procedures in order to facilitate transfers of interests in the global notes among participants, they are under no obligation to

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perform these procedures, and the procedures may be discontinued at any time.
Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Physical Notes. Notes issued as physical certificates are referred to in this prospectus as "physical notes." These physical notes will be exchangeable or transferable for global notes if: (1) DTC notifies us that it is unwilling or unable to continue as depositary for the global notes, or DTC ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days; or (2) we, in our discretion, at any time determine not to have all of the notes represented by a global note and notify the Trustee of our decision; or (3) an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default relating to the Notes represented by the global security has occurred and is continuing. Upon the occurrence of any of the above events, we will cause the appropriate physical notes to be delivered.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any Person existing at the time such Person becomes our Subsidiary, including by designation, or is merged or consolidated into or with us or one of our Subsidiaries.

     "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Adjusted Consolidated EBITDA" means, with respect to us, for any period, our Consolidated EBITDA, minus the product of (1) the Consolidated EBITDA for such period of each Consolidated Subsidiary which is not wholly-owned by us and
(2) the percentage of the Equity Interests of such Consolidated Subsidiary which, during such period, is not owned by us.

     "Adjusted Consolidated Net Income" means, with respect to any period, Consolidated Net Income for such period, minus (1) 100% of the amount of any writedowns, writeoffs or negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period and minus (2) Permitted Tax Distributions for such period.

     "Affiliate" means (1) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with us or any of our Subsidiaries, including, without limitation, Jack Binion, Peri Cope Howard and Phyllis Cope, (2) any spouse, immediate family member or relative of any person described in clause (1) above, (3) any trust in which any person described in clause (1) or (2) above has a beneficial interest, and (4) any trust established by any person described in clause (1) or (2) above, whether or not such person has a beneficial interest in such trust. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise or (b) the beneficial ownership of 10% or more of any class of Voting Equity Interests of a person.

     "Applicable Capital Gain Tax Rate" in respect of each of us or any of our Subsidiaries shall mean for each such entity calculated separately an amount equal to the sum of (i) the highest marginal Federal capital gain tax rate applicable to any of our Equity Holders plus (ii) an amount equal to the sum of the highest marginal state and

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local capital gain tax rates applicable to any of our Equity Holders, multiplied by a factor equal to 1 minus such highest marginal Federal capital gain tax rate.

     "Applicable Income Tax Rate" in respect of each of us or any of our Subsidiaries shall mean for each such entity calculated separately, an amount equal to the sum of (i) the highest marginal Federal income tax rate applicable to any our Equity Holders plus (ii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to any of our Equity Holders, multiplied by a factor equal to 1 minus such highest marginal Federal income tax rate.

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

     "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Contribution" means any contribution to our equity from our direct or indirect parent for which no consideration other than the issuance of common stock with no redemption rights and no special preferences, privileges or voting rights is given.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Cash Equivalent" means:

     (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) or

     (2) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or

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     (3) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., and in the case of each of (1), (2), and (3) maturing within one year after the date of acquisition,

     (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (2) above,

     (5) marketable obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or payable at the demand of the holder thereof, within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and

     (6) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above.

     "Casino" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, marina, vessel, barge, ship and equipment.

     "Change of Control" means:

     (1) prior to the completion of an Initial Public Offering by us, the failure at any time of Excluded Persons as a group to own and control at least 40% of our issued and outstanding Equity Interests;

     (2) after the completion of an Initial Public Offering by us, the acquisition, in one or more transactions, of beneficial ownership by
         (A) any person or entity (other than an Excluded Person) or (B) any group of persons or entities (excluding any group in which Excluded Persons beneficially own in the aggregate at least 75% of the equity and voting interests beneficially owned by the group) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), in either case, of our Equity Interests such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, 30% or more of the voting power of our Equity Interests entitled to vote in the election of our directors then outstanding; provided, however, that no Change of Control shall be deemed to have occurred if
         (A) Excluded Persons beneficially own, in the aggregate, at such time, a greater percentage of the total voting power of our Equity Interests entitled to vote in the election of our directors than such other person, entity or group or (B) at the time of such acquisition, Excluded Persons (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election of, a majority of the members of our Board of Directors;

     (3) any merger or consolidation of us with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of our assets, on a consolidated basis, in one transaction or a series of related transactions, if immediately after giving effect to such transaction or transactions, any person or group (excluding any group in which Excluded Persons beneficially own in the aggregate at least 75% of the equity and voting interests beneficially

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         owned by the group) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of Equity Interests of the surviving or transferee Person; provided, however, that no Change of Control shall be deemed to have occurred if (a) Excluded Persons beneficially own, in the aggregate, at such time, (x) 40% or more of the total voting power of Equity Interests of the surviving or transferee Person and (y) a greater percentage of the total voting power of Equity Interests of the surviving or transferee Person than such other person or group or (b) after giving effect to such transaction, Excluded Persons (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election of, a majority of the members of our Board of Directors;

     (4) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted our Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by our shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of our assets, if such agreement was approved by a vote of such majority of directors), cease for any reason to constitute a majority of our Board of Directors then in office; or

     (5) we adopt a plan of liquidation.

     "Change of Control Release Amount" means the amount, determined by us, in good faith and as set forth in a certificate to be delivered to the Securities Intermediary and the Trustee, necessary to consummate the Empress Change of Control Offer on the terms set forth in the Empress Indenture.

     "Change of Control Triggering Event" means the occurrence of both a Change of Control and either (x) a Rating Decline or (y) a decline in our Consolidated Coverage Ratio.

     "Code" means the internal Revenue Code of 1986, as amended.

     "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person (in the case of us, Adjusted Consolidated EBITDA) attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation;

      (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period,

      (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period,

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     (iii) the incurrence of any Indebtedness or issuance of any Disqualified
           Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period, and

     (iv) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap and Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of:

     (1) Consolidated income tax expense,

     (2) Consolidated depreciation and amortization expense,

     (3) Consolidated Fixed Charges,

     (4) Consolidated Preopening Expenses,

     (5) minority interests in income of Consolidated Subsidiaries as adjusted to deduct therefrom minority interests in the losses of Consolidated Subsidiaries; provided that, for purposes of this clause (5) there shall be excluded from the definition of income and loss (only to the extent included in computing such net income (or loss) and without duplication) the items described in clauses (a), (b), (c), (d) and (e) of the definition of Consolidated Net Income and

     (6) all other non-cash charges attributable to the grant, exercise or repurchase of options for or shares of Qualified Capital Stock to or from employees of such Person and its Consolidated Subsidiaries.

     "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed whether capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries for such period, including, to the extent such expense was deducted in computing Consolidated Net Income during such period (1) amortization of original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations that constitute Indebtedness, and (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Disqualified Capital Stock (other than by Subsidiaries of such Person to such Person or

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such Person's Wholly Owned Subsidiaries). For purposes of this definition, (x)
interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by us to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

     (a) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including, without limitation, from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock or from the repayment, cancellation, repurchase or redemption of Indebtedness),

     (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro ratashare of such Person's net income for such period,

     (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition,

     (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other Agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary (other than any Gaming Law that is generally applicable to all Persons operating Casinos through Subsidiaries in any jurisdiction in which we or such Subsidiary are conducting business so long as there is in effect no specific order, decree or other prohibition pursuant to such Gaming Law in such jurisdiction limiting the payment of a dividend or similar distribution by such a Consolidated Subsidiary) and

     (e) the cumulative effect of a change in accounting principles.

     "Consolidated Preopening Expenses" means those costs incurred prior to the commencement of a new operation, including payroll, consulting fees, legal expenses, licensing, supplies, travel, printing, relocation expense, temporary housing and other similar expenses, that are not required, in accordance with GAAP, to be capitalized or expensed when incurred but are acceptable in accordance with GAAP to be deferred until the new operation commences.

     "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

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     "Consolidation" means, with respect to us, the consolidation of the accounts of our Subsidiaries, all in accordance with GAAP; provided, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with our accounts. The term "consolidated" has a correlative meaning to the foregoing.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Debt" means (a) any Indebtedness under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, and (b) any other Senior Debt permitted to be incurred by the Indenture the principal amount of which is $25 million or more and that has been designated by the Board of Directors as "Designated Senior Debt."

     "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (b) with respect to any Subsidiary of such Person (including with respect to any of our Subsidiaries), any Preferred Stock; provided, that a provision providing for a change of control redemption at the option of the holder that is expressly subordinated to the prior payment of the Notes shall not cause such Equity Interests to be treated as Disqualified Capital Stock.

     "Empress" means Empress Entertainment, Inc., a Delaware corporation.

     "Empress Illinois" means Empress Casino Joliet Corporation, an Illinois corporation.

     "Empress Indiana" means Empress Casino Hammond Corporation, an Indiana corporation.

     "Empress Merger" means the acquisition, directly or indirectly, by us of all of the Equity Interests of Empress Indiana and Empress Illinois in accordance with the Merger Agreement.

     "Empress Merger Consideration and Related Costs" means:

     (1) the cash consideration for the Empress Merger payable by us to Empress pursuant to the Merger Agreement; and

     (2) all fees and expenses related to the foregoing;

     "Equity Holder" means (a) with respect to a corporation, each shareholder of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity, (c) with respect to a partnership, each partner of such partnership and (d) with respect to any disregarded entity, the owner of such entity.

     "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership, participation or membership interests in, such Person.

     "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by

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exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Excluded Person" means:

     (a) Jack Binion,

     (b) Phyllis Cope,

     (c) Peri Cope Howard, or

     (d) any Affiliate (where the determination of Affiliate is made without reference to clause (b) of the definition of such term) of the persons described in clause (a), (b) or (c) above.

     "Exempted Affiliate Transaction" means:

     (a) payments of reasonable and customary compensation, managers' and directors' fees and indemnities of managers, directors, officers and employees,

     (b) any employment agreement entered into by us or any of our Subsidiaries in the ordinary course of business and consistent with the usual and customary practice of the gaming industry in the United States,

     (c) Restricted Payments permitted under the terms of the covenant discussed above under "Limitation on Restricted Payments" (including transactions which are permitted because they are excluded from the definition of the term "Restricted Payment"),

     (d) transactions solely between us and any Guarantor or solely among Guarantors,

     (e) transactions permitted pursuant to paragraph (d) of the definition of Permitted Indebtedness, and

     (f) the execution, delivery and performance of the Horseshoe Note.

     "Flow Through Entity" means an entity which (x) for Federal income tax purposes constitutes (i) an "S corporation" (as defined in Section 1361(a) of the Code), (ii) a "qualified subchapter S subsidiary" (as defined in Section 1361(b)(3)(B) of the Code), (iii) a "partnership" (within the meaning of Section 7701(a)(2) of the Code) other than an "publicly traded partnership" (as defined in Section 7704 of the Code), or (iv) a business entity which is disregarded as an entity separate from its owner under the Code, the Treasury Regulations or any published administrative guidance of the Internal Revenue Service and (y) for state and local jurisdictions in respect of which Permitted Tax Distributions are being made, is subject to substantially similar "flow through" treatment under the applicable state or local income tax law.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States applied on a consistent basis as in effect on the Issue Date.

     "Gaming Authority" means any Governmental Authority with the power to regulate gaming in any Gaming Jurisdiction, and the corresponding Governmental Authorities with

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the responsibility to interpret and enforce the laws and regulations applicable to gaming in any Gaming Jurisdiction.

     "Gaming Jurisdiction" means any Federal, state or local jurisdiction in which any entity in which we have a direct or indirect beneficial, legal or voting interest conducts gaming, now or in the future.

     "Gaming Law" means any law, rule, regulation or ordinance governing gaming activities, any administrative rules or regulations promulgated thereunder, and any of the corresponding statutes, rules and regulations in each Gaming Jurisdiction.

     "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

     "HE" means Horseshoe Entertainment, a Louisiana limited partnership.

     "Horseshoe Credit Agreement" means the Credit Agreement, dated as of October 10, 1995, among Horseshoe Gaming, Robinson Property Group, as guarantor, and certain financial institutions identified therein, as lenders, that provides for no greater than an aggregate of $20 million in Indebtedness, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such Credit Agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Horseshoe Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Horseshoe Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Horseshoe Credit Agreement and all refundings, refinancings and replacements of any Horseshoe Credit Agreement, including any agreement (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of us and our Subsidiaries and their respective successors and assigns, (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or (4) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

     "Horseshoe Gaming" means Horseshoe Gaming, L.L.C., a Delaware limited liability company.

     "Horseshoe Note" means a promissory note, dated as of the Issue Date, in the principal amount of approximately $240.3 million made by Horseshoe Gaming in our favor evidencing a loan by us to Horseshoe Gaming, the proceeds of which shall be used by Horseshoe Gaming as required under the covenant "Use of Proceeds of Horseshoe Note." Repayment of the Horseshoe Note will be guaranteed by RPG and HE.

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     "Indebtedness" of any Person means, without duplication:

     (a) all liabilities and obligations, contingent or otherwise, of such Person to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP

        (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof),

        (2) evidenced by bonds, notes, debentures or similar instruments, or

        (3) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date, except to the extent any such obligation is being contested in good faith and for which adequate reserves are maintained in accordance with GAAP) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

     (b) all liabilities, contingent or otherwise, of such Person

        (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks,

        (2) relating to any Capitalized Lease Obligation, or

        (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

     (c) all net obligations of such Person under Interest Swap and Hedging Obligations;

     (d) all liabilities and obligations of others of the kind described in the preceding clause (a), or (b) or (c) that such Person has guaranteed or provided credit support or that is otherwise its legal liability (but only to the extent of the amount actually guaranteed) or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any third party Equity Interests;

     (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), or (d) or this clause (e), whether or not between or among the same parties; and

     (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends);

provided, that any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness, shall not constitute "Indebtedness."

     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified

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Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (ii) the principal amount thereof, in the case of any other Indebtedness.

     "Initial Public Offering" means a bona fide underwritten initial public offering of our common stock for cash pursuant to an effective registration under the Securities Act.

     "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Internal Consolidation" means the merger of Horseshoe Gaming with and into us such that, after the Internal Consolidation, Horseshoe Gaming will cease to exist, and Horseshoe GP, Inc. and New Gaming Capital Partnership ("NGCP"), the general partners of RPG and NGCP, and of HE, respectively, will be our direct Wholly Owned Subsidiaries, all substantially as described in the Offering Memorandum.

     "Investment" by any Person in any other Person means (without duplication):

     (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

     (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

     (c) other than guarantees of our or any Guarantor's Indebtedness or to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

     (d) the making of any capital contribution by such Person to such other Person; and

     (e) the designation by our Board of Directors of any Person to be an Unrestricted Subsidiary in accordance with the definition of "Unrestricted Subsidiary."

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     We shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither we nor any of our Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from us or our Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer determined in good faith by our Board of Directors.

     "Issue Date" means the date of first issuance of the Notes under the Indenture.

     "Junior Security" means any Qualified Capital Stock and any of our or a Guarantor's Indebtedness, as applicable, that is subordinated in right of payment to Senior Debt (and any Indebtedness issued in exchange for Senior Debt) at least to the same extent as the Notes or the Guarantee, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

     "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of September 2, 1998, relating to the Empress Merger, as in effect on the Issue Date, without regard to any amendment, supplement or waiver after the Issue Date which alters the terms of the Empress Merger in any material respect.

     "Merger Release Amount" means the amount by which the value of the assets in the Secured Proceeds Account exceeds the sum of (x) $151.5 million plus (y) seven-months of interest on $150 million aggregate principal amount of the Notes.

     "Moody's" means Moody's Investors Services, Inc. and its successors.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by us, in the case of a sale of Qualified Capital Stock, and by us and our Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of our securities (including options, warrants, rights and convertible or exchangeable debt) that were issued for cash on or after the Issue Date, the amount of cash originally received by us upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less (1) the amount (estimated reasonably and in good faith by us) of income, franchise, sales and other applicable taxes required to be paid by us or any of our respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes, (2) the amount of any liabilities relating to the assets sold or transferred that are retained by us or our Subsidiaries, and (3) an amount (estimated reasonably and in good faith by us or

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required by the terms of such Asset Sale agreement) of a reserve for indemnifications and warranties or representations made in connection with such Asset Sale.

     "New Credit Facility" means a credit agreement to be entered into by and among us, certain of our Subsidiaries, certain financial institutions as lenders and an agreed upon financial institution, as agent, providing for (1) an aggregate $125 million term loan facility, and (2) an aggregate $250 million revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "New Credit Facility" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the New Credit Facility and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any New Credit Facility and all refundings, refinancings and replacements of any New Credit Facility, including any agreement (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of us and our Subsidiaries and their respective successors and assigns, (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or (4) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

     "Non-Recourse Indebtedness" means Indebtedness of a Person to the extent that under the terms thereof (including any related instruments, documents or filings) no personal recourse shall be had against such person for the payment of the principal of or interest or premium on such Indebtedness or the Indebtedness refinanced by such Indebtedness and as to which neither we nor any Subsidiary provides any guarantee, collateral or other credit support of any kind whatsoever.

     "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, due by us or any Guarantor under the terms of the Notes or the Indenture, including any Liquidated Damages due pursuant to the terms of the Registration Rights Agreement, in each case as such documents may be amended from time to time.

     "Offering" means the offering of the Notes by us.

     "Offering Memorandum" means the final offering memorandum dated May 6, 1999 relating to our offering of the Notes.

     "Officers' Certificate" means the officers' certificate to be delivered upon the occurrence of certain events as set forth in the Indenture.

     "Permitted Indebtedness" means that:

     (a) we and the Guarantors may incur Indebtedness evidenced by the Notes and represented by the Indenture and the Guarantees thereof up to the amounts being issued on the Issue Date;

     (b) we and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable,

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         described in clause (a) or this clause (b) of this definition or incurred under the Debt Incurrence Ratio test or clause (1) of paragraph (c) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or which is outstanding on the Issue Date (less the amount of any of our or our Subsidiaries' Indebtedness (other than under the Horseshoe Credit Agreement) in existence on the Issue Date repaid on or after the Issue Date);

     (c) we and our Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in our industry or pursuant to self-insurance obligations; provided, that the aggregate amount outstanding of such Indebtedness (including any Refinancing Indebtedness and any other Indebtedness issued to retire, refinance, refund, defease or replace such Indebtedness) shall at no time exceed $5 million;

     (d) we may incur Indebtedness or issue Disqualified Capital Stock to any Subsidiary, and any Subsidiary may incur Indebtedness or issue Disqualified Capital Stock to any other Subsidiary or to us; provided, however, that such obligations shall be evidenced by an intercompany note and, in any case where we or a Guarantor is the obligor, shall be subordinated in all respects to our Obligations pursuant to the Notes and the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, and the Guarantor's Obligations pursuant to the Guarantee of our Obligations under the Notes and the Horseshoe Credit Agreement or the New Credit Facility, as the case may be;

     (e) we and any Subsidiary may post a bond or surety obligation (or incur an indemnity or similar obligation) to or in favor of any Governmental Authority in order to prevent the impairment or loss by us or any Subsidiary of or to obtain for us or any Subsidiary a Gaming License, to the extent required by applicable law and consistent in character and amount with customary industry practice; and

     (f) we and any Subsidiary may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the Indenture to be outstanding; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates.

     "Permitted Liens" means:

     (a) Liens existing on the Issue Date;

     (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on our books in accordance with GAAP;

     (c) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by

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         appropriate proceedings and adequate reserves with respect thereto are maintained on our books in accordance with GAAP;

     (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by us or any of our Subsidiaries) or interfere with the ordinary conduct of our business or any of our Subsidiaries; provided, however, that any such liens are not incurred in connection with any borrowing of money or any commitment to loan any money or extend any credit;

     (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

     (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

     (h) Liens securing the Indenture and the Notes;

     (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into us or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

     (j) Liens arising from Purchase Money Indebtedness permitted to be incurred pursuant to clause (a) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness;

     (k) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of our business or any of our Subsidiaries or materially detracting from the value of the relative assets of ours or any Subsidiary;

     (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by us or any of our Subsidiaries in the ordinary course of business;

     (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

     (n) Liens securing Indebtedness incurred under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, in accordance with the terms of the

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         covenant "Limitation on Incurrence of Additional Indebtedness and
         Disqualified Capital Stock;"

     (o) any (x) interest or title of a lessor or sublessor under any lease, including under any Capitalized Lease Obligation, (y) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (z) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in subclause (y); and

     (p) Liens in favor of us or any of our Subsidiaries.

     "Permitted Tax Distributions" in respect of us, and each of our Subsidiaries that qualify as a Flow Through Entity shall mean, with respect to any taxable year, the sum of: (I) the product of (A) the excess of (i) all items of taxable income or gain (other than capital gain) allocated by us and each such Subsidiary to their respective Equity Holders for that year over (ii) all items of taxable deduction or loss (other than capital loss) allocated to such Equity Holders by us and each such Subsidiary, respectively, for such year and
(B) the Applicable Income Tax Rate, plus (II) the product of (A) the net capital gain (i.e., net long-term capital gain over net short-term capital loss), if any, allocated by us and each such Subsidiary to their respective Equity Holders for such year and (B) the Applicable Capital Gain Tax Rate, plus (III) taking into account our and each such Subsidiary's capital gain and loss, respectively, the product of (A) the net short-term capital gain (i.e., net short-term capital gain in excess of net long-term capital loss), if any, allocated by us and each such Subsidiary to their respective Equity Holders for such year and (B) the Applicable Income Tax Rate, minus (IV) the aggregate Tax Loss Benefit Amounts for us and each such Subsidiary, respectively, for such year. For purposes of calculating the amount of our Permitted Tax Distributions, the proportionate part of the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Subsidiary which is a Flow Through Entity shall be included in determining our taxable income, gain, deduction or loss (including capital gain or loss).

     Estimated tax distributions shall be made within fifteen days following March 31, May 31, August 31, and December 31 based upon an estimate of the excess of (x) the tax distributions that would be payable for the period beginning on January 1 of such year and ending on March 31, May 31, August 31, and December 31 if such period were a taxable year (computed as provided above) over (y) distributions attributable to all prior periods during such taxable year. Promptly after filing by us and each such Subsidiary of their respective annual tax return, each Equity Holder shall reimburse us or the applicable Subsidiary, as the case may be, to the extent such estimated tax distributions made to such Equity Holder exceeded the actual Permitted Tax Distributions, as determined on the basis of such tax returns filed in respect of such taxable year for that Equity Holder and us or the applicable Subsidiary, as the case may be, shall make a further payment to its respective Equity Holders to the extent such estimated tax distributions were less than the tax distributions actually payable to such Equity Holders with respect to such taxable year. If the appropriate Federal or state taxing authority finally determines that the amount of the items of our or any Subsidiary's taxable income, gain, deduction or loss (including capital gain or loss) for any taxable year or the aggregate Tax Loss Benefit Amounts carried forward to such taxable year should be changed or adjusted, then each Equity Holder shall reimburse us or the applicable Subsidiary, as the case may be, to the extent the Permitted Tax Distributions previously made to such Equity Holder in respect of that taxable year exceeded the Permitted Tax Distributions with respect to such taxable year taking into account such change or adjustment for that Equity Holder, or as the case may

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be, we shall make a further payment to its respective Equity Holders to the extent the Permitted Tax Distributions previously paid to such Equity Holder were less than the Permitted Tax Distributions payable to such Equity Holders with respect to such taxable year taking into account such change or adjustment.

     To the extent that any tax distribution would otherwise be made to any Equity Holder at a time when an obligation of such Equity Holder to make a payment to us or the applicable Subsidiary pursuant to the two previous sentences remains outstanding, the amount of any tax distribution to be made shall be reduced by the amounts such Equity Holder is obligated to pay us or the applicable Subsidiary.

     "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

     "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X of the Securities Act of 1933, as amended, unless otherwise specifically stated herein.

     "Public Equity Offering" means an underwritten offering of our common stock for cash pursuant to an effective registration statement under the Securities Act.

     "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of our Board of Directors, is related to our Related Business and which is incurred concurrently with (or within 270 days following) such acquisition and is secured only by the assets so financed.

     "Qualified Capital Stock" means any of our Capital Stock that is not Disqualified Capital Stock.

     "Qualified Exchange" means any defeasance, redemption, repurchase, or other acquisition of our Capital Stock or Subordinated Indebtedness with the Net Cash Proceeds received by us from the substantially concurrent sale of our Qualified Capital Stock or in exchange for our Qualified Capital Stock.

     "Rating Agencies" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by us, which shall be substituted for S&P or Moody's or both, as the case may be.

     "Rating Category" means currently:

     (1) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories);

     (2) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

     (3) the equivalent of any such category of S&P or Moody's used by another Rating Agency.

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     In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (currently + and - for S&P, 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

     "Rating Decline" means the occurrence, on or within 90 days after the earliest to occur of:

     (1) a Change of Control; and

     (2) the date of the first public notice of the occurrence of a Change of Control or of the intention by any Person to effect a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), of a decrease in the rating of the Notes by either Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

     "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended for which financial information is available immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

     "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness refinanced without giving effect to any modification thereof made in connection with or in contemplation of such refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and
(ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness or Disqualified Capital Stock of such Person issuing such Refinancing Indebtedness, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

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     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among us and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Related Business" means the gaming (including pari-mutual betting) business and any and all reasonably related businesses (including the ownership and/or operation of entertainment facilities and hotels) necessary for, in support or anticipation of and ancillary to or in preparation for, the gaming business including, without limitation, the development, expansion or operation of any Casino (including any land-based, dockside, river boat or other type of Casino), owned, or to be owned, by us or one of our Subsidiaries.

     "Restricted Investment" means, in one or a series of related transactions, any Investment other than (1) in Cash Equivalents and in Investments of the type set forth in clause (5) of the definition of Cash Equivalents that have a maturity longer than one year so long as the Average Life of all such Investments does not exceed 15 months, (2) extensions of credit to customers of Casinos consistent with industry practice in the ordinary course of business,
(3) Investments in a Person engaged in a Related Business if as a result of such Investment such Person immediately becomes a Subsidiary or such Person is immediately merged with or into us or a Subsidiary and (4) Investments by us in any Subsidiary or by a Subsidiary in any other Subsidiary, or any loan or advance by any of our Subsidiaries to us to the extent permitted by clause (d) of the definition of "Permitted Indebtedness."

     "Restricted Payment" means, with respect to any Person,

     (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent or Subsidiary of such Person,

     (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary or parent of such Person,

     (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, and

     (d) any Restricted Investment (including, in any case, the designation of such Person as an Unrestricted Subsidiary) by such Person; provided, however, that the term "Restricted Payment" does not include:

        (1) (A) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer or (B) the acquisition by the issuer or a Wholly Owned Subsidiary of such issuer of Equity Interests of another Subsidiary or an Unrestricted Subsidiary of such issuer, in the case of each of (A) and (B) of this clause (1), to the extent payable solely in shares of Qualified Capital Stock of such issuer;

        (2) any dividend, distribution or other payment to us, or to any of our Subsidiaries, by any of our Subsidiaries;

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

        (3) loans or advances to officers or employees of ours or any of our Subsidiaries (other than Mr. Binion, Phyllis Cope and members of the families of the foregoing persons) (a) to pay business related expenses or relocation costs of such officers or employees in connection with their employment by us or any of our Subsidiaries in an aggregate amount outstanding at any time not exceeding $5 million for all such officers and employees or (b) for the purchase price of our or any Subsidiary's Equity Interests (provided that the Equity Interests purchased with the proceeds of such loan or advance shall be pledged to us or the Subsidiary, as applicable, as security for the repayment of such loan or advance);

        (4) any Investment received as consideration for any Asset Sale to the extent that we or any of our Subsidiaries is permitted to receive such Investment without violating the provisions of the covenant "Limitation on Sale of Assets and Subsidiary Stock";

        (5) Investments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person otherwise permitted under the Indenture pursuant to the reorganization, bankruptcy or liquidation of such person; and

        (6) the liquidating distributions and related transactions contemplated by the Internal Consolidation.

     "S&P" means Standard & Poor's Ratings Services and its successors.

     "Senior Debt" of ours or any Guarantor means our or such Guarantor's Indebtedness arising under the Horseshoe Credit Agreement or the New Credit Facility, as the case may be, or any other Indebtedness permitted to be incurred under the Indenture unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any of our or such Guarantor's Senior Debt; provided, that in no event shall Senior Debt include (a) Indebtedness of ours to any of our Affiliates, (b) Indebtedness incurred in violation of the terms of the Indenture, (c) Indebtedness to trade creditors, and (d) any liability for taxes owed or owing by us or such Guarantor.

     "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

     "Stated Maturity," when used with respect to any Note, means May 15, 2009.

     "Subordinated Indebtedness" means our or a Guarantor's Indebtedness that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto to the Notes or such Guarantee, as applicable.

     "Subsidiary," with respect to any Person, means:

     (1) a corporation a majority of whose Voting Equity Interests is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person,

     (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or

     (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

     Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be our Subsidiary or a Subsidiary of our Subsidiaries. Unless the context requires otherwise, Subsidiary means each of our direct and indirect Subsidiaries.

     "Tax Loss Benefit Amount" as to any of our or any of our Subsidiaries' taxable years shall mean the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of such entity ending subsequent to the date hereof carried forward to the applicable taxable year; provided, that for such purpose the amount of any such net operating loss or net capital loss shall be utilized only once and in each case shall be carried forward to the next succeeding taxable year until so utilized.

     "Unrestricted Subsidiary" means any Person that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by our Board of Directors) provided that such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business. Our Board of Directors may designate any Person (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired, but excluding RPG, HE, Empress Indiana and Empress Illinois) to be an Unrestricted Subsidiary if (a) such Restricted Payment is not prohibited by the terms of the covenant "Limitation on Restricted Payments;" (b) such Person does not, at the time of designation, own any Equity Interests of, or own or hold any Lien on any property of, or hold any debt of, us or a Subsidiary; and (c) such Person does not, at the time of designation, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness (other than Non-Recourse Indebtedness). Any such designation constitutes a Restricted Payment for purposes of the covenant "Limitation on Restricted Payments." Our Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, we could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of directors, members or partners generally.

     "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which are owned by us and/or one or more of our Wholly Owned Subsidiaries.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain United States federal income tax consequences, under the Internal Revenue Code of 1986, as amended, or the Code, of exchanging original notes for new notes in the exchange offer and, to original purchasers of original notes, holding notes. The summary is based upon laws, regulations, rulings and pronouncements released by the Internal Revenue Service and judicial decisions now in effect, all of which are subject to change, possibly on a retroactive basis. This summary assumes that investors will hold their notes as "capital assets" within the meaning of Section 1221 of the Code (i.e., generally property held for investment). This summary does not discuss all aspects of United States federal income taxation that may be relevant to investors in light of their personal investment circumstances or to certain types of holders of notes subject to special treatment under the United States federal income tax laws, for example, dealers in securities, financial institutions, tax-exempt organizations, insurance companies, banks, purchasers that hold notes as part of a hedge, straddle, or "synthetic security" or other integrated investment, taxpayers subject to the alternative minimum tax, foreign persons or purchasers that have a "functional currency" other than the U.S. dollar, and does not discuss the consequences to a holder of notes under state, local or foreign tax laws. We have not and will not seek any rulings from the Internal Revenue Service with respect to the matters discussed below. There can be no assurance that the Internal Revenue Service will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes which are different from those discussed herein.

     EACH PERSON CONSIDERING EXCHANGING ORIGINAL NOTES FOR NEW NOTES IS URGED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES TO HIM OF EXCHANGING ORIGINAL NOTES FOR NEW NOTES, AND OWNING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICATION OF UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND POSSIBLE FUTURE CHANGES IN SUCH TAX LAWS.

     For purposes of this summary, a "U.S. Holder" is a beneficial owner of a note that is (1) an individual who is a citizen or resident of the United States, (2) a corporation, partnership, or other entity created or organized under the laws of the United States or any state or political subdivision thereof, (3) an estate that is subject to United States federal income taxation without regard to the source of its income, or (4) a trust the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. A "Non-U.S. Holder" is a beneficial owner of a note that is not a U.S. Holder.

U.S. HOLDERS AND NON-U.S. HOLDERS

EXCHANGE OFFER

     The exchange of original notes for new notes pursuant to the exchange offer will not constitute a taxable exchange. As a result (1) a U.S. Holder or a Non-U.S. Holder should not recognize taxable gain or loss as a result of exchanging original notes for new notes pursuant to the exchange offer, (2) the holding period of the new notes should include the holding period of the original notes exchanged therefor and (3) the adjusted tax basis of the new notes should be the same as the adjusted tax basis of the original notes exchanged therefor immediately before the exchange.

     If the Company becomes required to pay additional cash interest on the notes upon a failure to comply with certain of its obligations under the Registration Rights Agreement, the additional interest should be taxable to a U.S. Holder when the payment of such interest is made.

U.S. HOLDERS

STATED INTEREST

     In general, interest on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received, in accordance with such Holder's regular method of tax accounting.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

     Upon the sale, exchange, retirement or other disposition of a note, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (1) the amount realized upon such sale, other than amounts paid in respect of accrued but unpaid interest on the note and (2) the U.S. Holder's adjusted tax basis in the note. Net capital gain (i.e., generally, capital gain in excess of capital losses) recognized by an individual upon the sale of a note that has been held for more than 12 months will generally be subject to tax at a rate not to exceed 20%. Capital gain recognized from the sale of a note that has been held for 12 months or less will be subject to tax at ordinary income tax rates. In addition, capital gain recognized upon the sale of a note by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations.

NON-U.S. HOLDERS

STATED INTEREST

     Subject to the discussion of backup withholding below, interest received on a note by a Non-U.S. Holder will generally not be subject to United States federal income or withholding tax, provided that (1) the Non-U.S. Holder is not
(i) an actual or constructive owner of 10% or more of the total voting power of all voting capital of us, (ii) a controlled foreign corporation related to us through stock ownership, (iii) a foreign tax-exempt organization treated as a foreign private foundation for United States federal income tax purposes or (iv) a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code, (2) such interest payments are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (3) the requirements of section 871(h) or 881(c) of the Code are satisfied as described below under "Owner Statement Requirement".

     A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of United States federal income tax at the rate of 30%, or lower applicable treaty rate, on payments of interest on the notes. Non-U.S. Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

     If the payments of interest on a note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States, such payments will be subject to United States federal income tax on a net income basis at the rates applicable to United States persons generally and, with respect to corporate holders, may also be subject to a 30% branch profits tax. If payments are subject to United States federal income tax on a net income basis in accordance with the rules described in the preceding sentence, such payments will not be subject to United States withholding tax as long as the holder provides us or our paying agent with a properly executed Form 4224, or successor form.

OWNER STATEMENT REQUIREMENT

     Current United States federal income tax law requires that either the beneficial owner of a note or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that holds a note on behalf of such owner file a statement with us or our agent to the effect that the beneficial owner is not a United States person in order to avoid withholding of United States federal income tax (an "Owner's Statement").

SALE, EXCHANGE OR REDEMPTION OF NOTES

     Except as described below and subject to the discussion concerning backup withholding set forth below, any gain realized by a Non-U.S. Holder on the sale, exchange, retirement or other disposition of a note generally will not be subject to United States federal income tax, unless (1) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States or (2) the Non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

UNITED STATES FEDERAL ESTATE TAX

     Notes held, or treated as held, by an individual who is a Non-U.S. Holder at the time of his death will not be subject to United States federal estate tax provided that (1) the individual does not actually or constructively own 10% or more of the total voting power of all of our capital stock and (2) income on the notes was not effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Company must report annually to the Internal Revenue Service and to each Non-U.S. Holder any interest that is subject to withholding or that is exempt from United States withholding tax. Copies of such reports may also be made available, under the provisions of a specific treaty or agreement, to the tax authorities of the country in which the Non-U.S. Holder resides.

     The regulations provide that the 31% backup withholding tax and information reporting will not apply to payments made in respect of the notes by us to a Non-U.S. Holder, if an Owner's Statement has been received or an exemption has otherwise been established (provided that neither us nor our paying agent has actual knowledge that such Non-U.S. Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied).

     Under current Treasury Regulations, payments of the proceeds of the sale of a note to or through a foreign office of a "broker" will not be subject to backup withholding but will be subject to information reporting if the broker is a United States person, a controlled foreign corporation for United States federal income tax purposes, or a foreign person 50% or more of whose gross income is from a United States trade or business for a specified three-year period, unless the broker has in its records documentary evidence that the holder is not a United States person and certain conditions are met or the holder otherwise establishes an exemption. Payment of the proceeds of a sale to or through the United States office of a broker is subject to backup withholding and information reporting unless the holder certifies as to its Non-United States status under penalties of perjury or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. Federal income tax liability, provided that the requisite procedures are followed.

     The U.S. Treasury Department has promulgated final regulations (the "Final Regulations") regarding the withholding and information reporting rules discussed above. In general, the Final Regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. The Final Regulations are generally effective for payments made after December 31, 2000, subject to certain transition rules.

                              PLAN OF DISTRIBUTION

     Except as described below (1) a broker-dealer may not participate in the exchange offer in connection with a distribution of the new notes, (2) such broker-dealer would be deemed an underwriter in connection with such distribution and (3) such broker-dealer would be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions. A broker-dealer may, however, receive new notes for its own account pursuant to the exchange offer in exchange for original notes (so long as not acquired directly from us or an affiliate of us) when such original notes were acquired as a result of market-making activities or other trading activities. Each such broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer (other than an affiliate of us) in connection with resales of such new notes. We have agreed that for a period of one year after the consummation deadline for the exchange offer as set forth in the registration rights agreement, or Consummation Deadline, we will make this prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year after the Consummation Deadline, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in a letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and transfer taxes and will indemnify the holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

     With respect to resales of new notes, based on interpretations by the SEC staff set forth in no-action letters issued to third parties, we believe that a holder or other person who receives new notes, whether or not such person is the holder, (other than a person that is an "affiliate" of us within the meaning of Rule 405 under the Securities Act) who receives new notes in exchange for notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with person to participate, in the distribution of the new notes, will be allowed to resell the new notes to the public without further registration under the Securities Act and without delivering to the purchasers of the new notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires new notes in the exchange offer for the purpose of distribution or participating in a distribution of the new notes, such holder cannot rely on the position of the staff enunciated in such no-action letters or any similar interpretative letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction and such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act, unless an exemption from registration is otherwise available.

                                 LEGAL MATTERS

     The validity of the new notes will be passed upon for us by Swidler Berlin Shereff Friedman, LLP, New York, New York.

                                    EXPERTS

     Our audited consolidated financial statements included in this prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     Ernst & Young LLP, independent auditors, have audited the Empress Entertainment, Inc. consolidated financial statements at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, as set forth in their report. We have included Empress' consolidated financial statements in the prospectus and elsewhere in the Registration Statement in reliance on Ernst & Young LLP's report, given their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Horseshoe Gaming Holding Corp. and Subsidiaries
  Consolidated Condensed Financial Statements:
     Balance sheets as of March 31, 1999 (unaudited) and
      December 31, 1998.....................................   F-2
     Statements of operations for the three months ended
      March 31, 1999 and 1998 (unaudited)...................   F-3
     Statements of cash flows for the three months ended
      March 31, 1999 and 1998 (unaudited)...................   F-4
     Notes to consolidated condensed financial statements
      (unaudited)...........................................   F-5
  Report of Independent Public Accountants..................   F-8
  Consolidated Financial Statements:
     Balance sheets as of December 31, 1998 and 1997........   F-9
     Statements of operations for the years ended December
      31, 1998, 1997 and 1996...............................  F-10
     Statements of members' equity for the years ended
      December 31, 1998, 1997 and 1996......................  F-11
     Statements of cash flows for the years ended December
      31, 1998, 1997 and 1996...............................  F-12
     Notes to consolidated financial statements.............  F-13
Empress Entertainment, Inc.
  Consolidated Condensed Financial Statements:
     Balance sheets as of March 31, 1999 (unaudited) and
      December 31, 1998.....................................  F-26
     Statements of income for the three months ended March
      31, 1999 and 1998 (unaudited).........................  F-27
     Statements of cash flows for the three months ended
      March 31, 1999 and 1998 (unaudited)...................  F-28
     Notes to consolidated condensed financial statements
      (unaudited)...........................................  F-29
  Report of Independent Auditors............................  F-31
  Consolidated Financial Statements:
     Balance sheets as of December 31, 1998 and 1997........  F-32
     Statements of income for the years ended December 31,
      1998, 1997 and 1996...................................  F-33
     Statements of stockholders' equity for the years ended
      December 31, 1998, 1997 and 1996......................  F-34
     Statements of cash flows for the years ended December
      31, 1998, 1997 and 1996...............................  F-35
     Notes to consolidated financial statements.............  F-36

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

                     CONSOLIDATED CONDENSED BALANCE SHEETS

                                                        MARCH 31,     DECEMBER 31,
                                                          1999            1998
                                                       -----------    ------------
                                                       (UNAUDITED)
                                                             (IN THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents..........................   $ 47,437        $ 84,151
  Accounts receivable, net...........................      8,839           9,653
  Inventories........................................      2,437           3,548
  Prepaid expenses and other.........................      8,899           4,484
                                                        --------        --------
     Total current assets............................     67,612         101,836
                                                        --------        --------
Property and Equipment:
  Land...............................................     16,174          16,093
  Buildings, boat, barge and improvements............    340,791         333,071
  Furniture, fixtures and equipment..................     85,731          83,360
  Less: accumulated depreciation.....................    (69,305)        (61,330)
                                                        --------        --------
                                                         373,391         371,194
  Construction in progress...........................         33           4,113
                                                        --------        --------
     Net property and equipment......................    373,424         375,307
                                                        --------        --------
Other Assets:
  Goodwill, net......................................     35,938          36,124
  Assets held for resale.............................     12,000          12,000
  Other..............................................     37,016          35,181
                                                        --------        --------
                                                        $525,990        $560,448
                                                        ========        ========
LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
  Current maturities of long-term debt...............   $     --        $  1,174
  Accounts payable...................................      7,683           8,252
  Accrued expenses and other.........................     45,896          40,599
                                                        --------        --------
     Total current liabilities.......................     53,579          50,025
Long-term Debt, less current maturities..............    372,678         387,544
Minority Interest....................................     (2,253)         (1,965)
Commitments and Contingencies
Redeemable Ownership Interests.......................     54,941          53,693
Members' Equity (Note 5).............................     47,045          71,151
                                                        --------        --------
                                                        $525,990        $560,448
                                                        ========        ========

              The accompanying notes are an integral part of these
                  consolidated condensed financial statements.

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                            THREE MONTHS ENDED
                                                                MARCH 31,
                                                           --------------------
                                                             1999        1998
                                                           --------    --------
                                                              (IN THOUSANDS)
Revenues:
  Casino.................................................  $112,698    $106,840
  Food and beverage......................................    12,995      11,082
  Hotel..................................................     8,762       8,283
  Retail and other.......................................     3,135       2,091
                                                           --------    --------
     Gross revenues......................................   137,590     128,296
  Promotional allowances.................................   (17,398)    (14,390)
                                                           --------    --------
     Net revenues........................................   120,192     113,906
                                                           --------    --------
Expenses:
  Casino.................................................    60,651      60,548
  Food and beverage......................................     4,403       4,179
  Hotel..................................................     2,570       2,884
  Retail and other.......................................     2,515       1,584
  General and administrative.............................    12,613      13,505
  Development............................................        64         181
  Preopening.............................................        --         653
  Depreciation and amortization..........................     8,585       7,947
                                                           --------    --------
     Total expenses......................................    91,401      91,481
                                                           --------    --------
Operating Profit Before Corporate Expenses...............    28,791      22,425
  Corporate expenses.....................................     2,213       3,114
                                                           --------    --------
Operating Income.........................................    26,578      19,311
Other Income (Expense):
  Interest expense.......................................   (10,260)     (9,729)
  Interest income........................................       572         477
  Other, net.............................................        (9)       (110)
  Minority interest in loss (income) of subsidiaries.....      (312)         24
                                                           --------    --------
  Net Income.............................................  $ 16,569    $  9,973
                                                           ========    ========

              The accompanying notes are an integral part of these
                  consolidated condensed financial statements.

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                            THREE MONTHS ENDED
                                                                MARCH 31,
                                                           --------------------
                                                             1999        1998
                                                           --------    --------
                                                              (IN THOUSANDS)
CASH PROVIDED BY OPERATING ACTIVITIES:
  Net income.............................................  $ 16,569    $  9,973
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization.......................     8,585       7,947
     Amortization of debt discount, deferred finance
       charges and other.................................       676         670
     Provision for doubtful accounts.....................       810       2,500
     Minority interest in income (loss) of subsidiary....       312         (24)
     Increase in redeemable ownership interests..........       575       1,345
     Net change in assets and liabilities................       335     (16,965)
                                                           --------    --------
       Net cash provided by operating activities.........    27,862       5,446
                                                           --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment....................    (6,090)    (25,448)
  Proceeds from sale of property and equipment...........        --         194
  Increase (decrease) in construction payables...........       763     (19,202)
  Increase in other long-term assets.....................    (3,072)     (2,684)
                                                           --------    --------
       Net cash used in investing activities.............    (8,399)    (47,140)
                                                           --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt...........................        --      45,000
  Payments on long-term debt.............................   (16,175)     (1,675)
  Capital distributions..................................    (5,576)     (4,383)
  Warrant repurchase.....................................   (34,426)         --
                                                           --------    --------
       Net cash used in financing activities.............   (56,177)     38,942
                                                           --------    --------
Net change in cash and cash equivalents..................   (36,714)     (2,752)
Cash and cash equivalents, beginning of period...........    84,151      48,710
                                                           --------    --------
Cash and cash equivalents, end of period.................  $ 47,437    $ 45,958
                                                           ========    ========

              The accompanying notes are an integral part of these
                  consolidated condensed financial statements.

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  INTRODUCTION:

     The accompanying unaudited Consolidated Condensed Financial Statements of Horseshoe Gaming Holding Corp., a Delaware corporation (the "Company") and its subsidiaries (including Horseshoe Gaming, L.L.C. ("Horseshoe Gaming"); see Note
5) have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto contained elsewhere in this prospectus. The results for the periods indicated are unaudited, but reflect all adjustments (consisting only of normal recurring adjustments) which management considers necessary for a fair presentation of operating results. Results of operations for interim periods are not necessarily indicative of a full year of operations.

2.  CONTINGENCIES:

     The Company and its subsidiaries, during the normal course of operating its business, become engaged in various litigation and other legal disputes. In the opinion of the Company's management, the ultimate disposition of such disputes will not have a material impact on the Company's operations.

     On September 2, 1998, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") to acquire the operating subsidiaries of Empress Entertainment, Inc. ("Empress") for an estimated $609 million, including assumption of a portion of Empress' existing debt of approximately $150 million. Empress owns two riverboat gaming operations: one in Hammond, Indiana and one in Joliet, Illinois. The Company intends to fund the acquisition through new borrowings (see Subsequent Events below). The transactions contemplated by the Merger Agreement are subject to the approval of the Mississippi Gaming Commission, the Louisiana Gaming Control Board, the Illinois Gaming Board and the Indiana Gaming Commission. There can be no assurance that the Company will be successful in obtaining such approvals or consummating the Notes Offering (as defined below) or other financing to complete the Empress Merger. In addition, the Merger Agreement, including the amendment dated March 25, 1999, provides that each party has the right to terminate the agreement under certain circumstances, which in some instances would allow Empress to retain a $10 million down payment made by the Company towards the purchase price as well as receive other consideration from the Company not to exceed $3 million.

3.  OWNERSHIP TRANSACTION:

     On January 13, 1999, Horseshoe Gaming repurchased outstanding warrants held by a third party which entitled such third party to purchase approximately 6.99% ownership in Horseshoe Gaming from its largest shareholder, Horseshoe Gaming, Inc. ("HGI"), for an exercise price of $510,000. Upon acquisition, Horseshoe Gaming exercised the warrants and retired the membership units acquired from HGI. The total cost of the warrants, including

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES fees, expenses and the exercise price paid to HGI was approximately $34.4 million, which was recorded as a reduction in members' equity.

4.  SUBSEQUENT EVENTS:

     On April 15, 1999, the Company was formed to facilitate the issuance of senior subordinated debt and the purchase of Empress (see Note 2). The Company intends to qualify and to elect to be treated as an "S corporation" for federal income tax purposes. Horseshoe Gaming's owners have exchanged substantially all of their membership interests for stock in the Company. Prior to the Empress Merger, any remaining membership interests not exchanged for stock in the Company will be purchased by the Company.

     To finance the Empress Merger, in April 1999, the Company received a commitment for a new $375 million senior credit facility and completed an offering of $600 million of senior subordinated notes (the "Notes") in a private placement (the "Notes Offering"). The proceeds from the Notes Offering were used to repay debt of Horseshoe Gaming and pay related fees and expenses. The Notes were not registered under the Securities Act of 1933, as amended.

     In May 1999, Horseshoe Gaming consummated a tender offer for its 12 3/4% senior notes due 2000, $128.6 million of which were outstanding prior to the tender offer. Approximately $128.4 million of such senior notes were tendered in the tender offer. Horseshoe Gaming irrevocably deposited approximately $0.2 million into a defeasance account to redeem on September 30, 1999 (the first date such notes may be redeemed) the approximately $0.2 million of senior notes that failed to tender in the tender offer.

     On April 21, 1999, Horseshoe Gaming exercised an option, subject to regulatory approval, to purchase an 8.08% limited partnership interest in Horseshoe Entertainment (the remaining interest not held by New Gaming Capital Partnership, L.P., a wholly owned subsidiary of the Company) for total consideration of up to $30.4 million, which includes payments for a non-compete covenant, consents and the release of claims. The consideration for the repurchase consisted of cash, payables to the former limited partners, and offsets against the negative capital account balances of the former limited partners and notes receivable from the former limited partners.

     In May 1999, the Company reached an agreement in principle with five former employees with aggregate redeemable ownership interests in Horseshoe Gaming of 7.2% on the valuation of their ownership interests. The agreed-upon valuation of the Company for purposes of calculating the valuation of the five former employees' ownership interests is $470 million if the Empress Merger is not consummated and $500 million if the Empress Merger is consummated. In June 1999, the first installment of approximately $11.5 million was paid to these five former employees with the remaining amount to be paid over a period not to

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES exceed five years. The notes receivable from these employees was fully paid as a result of this transaction. The effect of the change in the estimated value will be reflected in the second quarter 1999 financial statements.

     During the second quarter of 1999, the Company recorded an additional $8.0 million charge to adjust the carrying value of the Queen of the Red to its estimated net realizable value. This additional charge was made to reflect the current market conditions for idle riverboats.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Horseshoe Gaming Holding Corp.:

     We have audited the accompanying consolidated balance sheets of Horseshoe Gaming Holding Corp. (a Delaware corporation) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, members' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Horseshoe Gaming Holding Corp. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Memphis, Tennessee,
March 8, 1999 (except with respect
to the matter discussed in Note 10,
as to which the date is May 31, 1999).

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,
                                                           --------------------
                                                             1998        1997
                                                           --------    --------
                                                              (IN THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents..............................  $ 84,151    $ 48,710
  Accounts receivable, net of allowance for doubtful
     accounts of $10,346 and $8,965......................     9,653      13,518
  Inventories............................................     3,548       2,958
  Prepaid expenses and other.............................     4,484       2,102
                                                           --------    --------
     Total current assets................................   101,836      67,288
                                                           --------    --------
Property and Equipment:
  Land...................................................    16,093      14,688
  Buildings, boat, barge and improvements................   333,071     276,936
  Furniture, fixtures and equipment......................    83,360      68,194
  Less: accumulated depreciation.........................   (61,330)    (42,769)
                                                           --------    --------
                                                            371,194     317,049
  Construction in progress...............................     4,113      67,428
                                                           --------    --------
     Net property and equipment..........................   375,307     384,477
                                                           --------    --------
Other Assets:
  Assets held for resale.................................    12,000          --
  Goodwill, net..........................................    36,124      37,960
  Other..................................................    35,181      21,831
                                                           --------    --------
                                                           $560,448    $511,556
                                                           ========    ========
LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
  Current maturities of long-term debt...................  $  1,174    $  1,674
  Accounts payable.......................................     6,558       8,784
  Construction payables..................................     1,694      27,984
  Accrued expenses and other.............................    40,599      46,601
                                                           --------    --------
     Total current liabilities...........................    50,025      85,043
Long-term Debt, less current maturities..................   387,544     311,601
Minority Interest........................................    (1,965)     (1,317)
Commitments and Contingencies (Notes 8 and 9)............
Redeemable Ownership Interests, net of deferred
  compensation of $272 and $1,954........................    53,693      51,634
Members' Equity (Note 10)................................    71,151      64,595
                                                           --------    --------
                                                           $560,448    $511,556
                                                           ========    ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    YEARS ENDED DECEMBER 31,
                                                --------------------------------
                                                  1998        1997        1996
                                                --------    --------    --------
                                                         (IN THOUSANDS)
Revenues:
  Casino......................................  $429,825    $321,236    $317,479
  Food and beverage...........................    48,263      29,990      26,947
  Hotel.......................................    35,448       8,773       7,919
  Retail and other............................     9,980       4,305       4,425
                                                --------    --------    --------
     Gross Revenues...........................   523,516     364,304     356,770
  Promotional allowances......................   (62,340)    (29,211)    (25,033)
                                                --------    --------    --------
     Net revenues.............................   461,176     335,093     331,737
                                                --------    --------    --------
Expenses:
  Casino......................................   245,234     175,394     162,408
  Food and beverage...........................    15,959      10,981      12,317
  Hotel.......................................    11,785       7,877       6,798
  Retail and other............................     6,910       1,425       1,359
  General and administrative..................    57,202      43,600      45,351
  Depreciation and amortization...............    33,888      19,411      15,989
  Preopening..................................       653       2,964          --
  Development.................................       515       1,653       6,629
                                                --------    --------    --------
     Total expenses...........................   372,146     263,305     250,851
                                                --------    --------    --------
Operating Profit Before Corporate Expenses and
  Asset Write-down............................    89,030      71,788      80,886
  Corporate expenses..........................    12,947      22,490      10,254
  Asset write-down............................    12,911          --          --
                                                --------    --------    --------
Operating Income..............................    63,172      49,298      70,632
Other Income (Expense):
  Interest expense............................   (39,861)    (20,792)    (28,090)
  Interest income.............................     2,189       4,996       6,126
  Other, net..................................      (228)       (429)        154
  Minority interest in (income) loss of
     subsidiary...............................       640        (420)     (1,861)
                                                --------    --------    --------
Income Before Extraordinary Loss on Early
  Retirement of Debt..........................    25,912      32,653      46,961
Extraordinary Loss on Early Retirement of
  Debt........................................      (787)     (5,243)         --
                                                --------    --------    --------
Net Income....................................  $ 25,125    $ 27,410    $ 46,961
                                                ========    ========    ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                MEMBERS'   CONTRIBUTIONS
                                                 EQUITY     RECEIVABLE      TOTAL
                                                --------   -------------   -------
                                                          (IN THOUSANDS)
Balance at December 31, 1995..................  $54,102       $(1,355)     $52,747
Collection of contributions receivable........       --         1,355        1,355
Cash distributions............................  (18,853)           --      (18,853)
Increase in redeemable ownership interests....   (2,428)           --       (2,428)
Net income....................................   46,961            --       46,961
                                                -------       -------      -------
Balance at December 31, 1996..................   79,782            --       79,782
Distributions:
  Cash........................................  (11,056)           --      (11,056)
  Payable.....................................  (15,000)           --      (15,000)
Increase in redeemable ownership interests....  (16,541)           --      (16,541)
Net income....................................   27,410            --       27,410
                                                -------       -------      -------
Balance at December 31, 1997..................   64,595            --       64,595
Cash distributions............................  (17,012)           --      (17,012)
Revaluation of land contribution..............   (1,109)           --       (1,109)
Increase in redeemable ownership interests....     (448)           --         (448)
Net income....................................   25,125            --       25,125
                                                -------       -------      -------
Balance at December 31, 1998 (Note 10)........  $71,151       $    --      $71,151
                                                =======       =======      =======

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     YEARS ENDED DECEMBER 31,
                                                  -------------------------------
                                                    1998       1997        1996
                                                  --------   ---------   --------
                                                          (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................  $ 25,125   $  27,410   $ 46,961
  Adjustments to reconcile net income to net
     cash provided by operating activities:
     Minority interest in income (loss) of
       subsidiary...............................      (640)        420      1,861
     Depreciation and amortization..............    33,888      19,411     15,989
     Asset write-down...........................    12,911          --         --
     Amortization of debt discounts, deferred
       finance charges and other................     2,741       2,313      3,032
     Loss on disposal of property...............        --         389      1,011
     Provision for doubtful accounts............    11,937       7,556      4,388
     Increase in redeemable ownership
       interests................................     4,245      15,066      4,546
     Extraordinary loss on early retirement of
       debt.....................................       787       5,243         --
     Net change in assets and liabilities.......   (22,238)     (6,482)    (8,390)
                                                  --------   ---------   --------
       Net cash provided by operating
          activities............................    68,756      71,326     69,398
                                                  --------   ---------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...........   (46,576)   (215,576)   (58,824)
  Increase (decrease) in construction
     payables...................................   (26,290)     13,879     10,906
  Proceeds from sale of property................       383          --      1,400
  Net decrease (increase) in escrow funds.......        --      42,235    (10,919)
  Net increase in other assets..................   (17,902)     (1,717)    (8,024)
                                                  --------   ---------   --------
     Net cash used in investing activities......   (90,385)   (161,179)   (65,461)
                                                  --------   ---------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..................    85,000     175,438     49,073
  Payments on debt..............................   (10,185)    (97,877)   (15,547)
  Capital distributions.........................   (17,012)    (11,056)   (20,710)
  Distributions to minority holders.............        (8)       (910)    (1,560)
  Debt issue costs and commitment fees..........      (725)     (6,191)    (1,575)
                                                  --------   ---------   --------
     Net cash provided by financing
       activities...............................    57,070      59,404      9,681
                                                  --------   ---------   --------
Net change in cash and cash equivalents.........    35,441     (30,449)    13,618
Cash and cash equivalents, beginning of
  period........................................    48,710      79,159     65,541
                                                  --------   ---------   --------
Cash and cash equivalents, end of period........  $ 84,151   $  48,710   $ 79,159
                                                  ========   =========   ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND BASIS OF PRESENTATION

     Horseshoe Gaming, L.L.C. ("Horseshoe Gaming") was formed in Delaware in August 1995 to acquire, through a roll-up transaction effective October 1, 1995, entities under the control of Mr. Jack B. Binion ("Mr. Binion"), which conduct gaming, hotel and other related operations in Bossier City, Louisiana, and Tunica County, Mississippi, and are actively involved in efforts to develop gaming operations in new jurisdictions. Subsequent to year-end, Horseshoe Gaming Holding Corp. (the "Company") was formed (see Note 11). Because of the integrated nature of these operations, the Company is considered to be engaged in one business segment. A description of each principal subsidiary is as follows:

     - New Gaming Capital Partnership ("NGCP") is a Nevada limited partnership which was formed on February 4, 1993. NGCP is 100% owned by Horseshoe Gaming and its subsidiary Horseshoe GP, Inc. As of December 31, 1998 and 1997, NGCP owned 91.92% of Horseshoe Entertainment, L.P. ("HE"), a Louisiana limited partnership which owns and operates the Horseshoe Bossier City (see Note 9).

     - Robinson Property Group, L.P. ("RPG") is a Mississippi limited partnership which was formed on June 7, 1993. RPG owns and operates the Horseshoe Casino Center located in Tunica County, Mississippi, and is 100% owned by Horseshoe Gaming and its subsidiary Horseshoe GP, Inc.

     - Horseshoe Ventures, L.L.C. ("Horseshoe Ventures") is a Delaware limited liability company which was formed in August 1995 to pursue the development of casinos in new jurisdictions and is 80% owned and managed by Horseshoe Gaming. The consolidated statements of operations include 100% of the losses of Horseshoe Ventures with no minority interest reported, because the Company funds 100% of such losses and is obligated to fund all future losses.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and all of its subsidiaries (see Note 1), since the Company either holds more than a 50% ownership interest or has the ability to control such subsidiaries in its capacity as manager. All significant intercompany accounts and transactions have been eliminated.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include commercial paper, amounts held in mutual funds and other investments with original maturities of 90 days or less when purchased.

INVENTORIES

     Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market value and consist primarily of food, beverage, retail merchandise, kitchen smallwares and employee wardrobe.

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. The costs of normal repairs and maintenance are expensed as incurred while major expenditures that extend the useful lives of assets are capitalized.

     Depreciation is provided on the straight-line basis over the estimated useful lives as follows:

Buildings, boat, barge and improvements.................  15 to 30 years
Furniture, fixtures and equipment.......................  3 to 10 years

CAPITALIZED INTEREST

     The Company capitalizes interest for associated borrowing costs of major construction projects. Capitalization of interest ceases when the asset is substantially complete and ready for its intended use. Interest capitalized during the years ended December 31, 1998, 1997 and 1996, was $163,000, $11,191,000 and $1,272,000, respectively.

GOODWILL

     Goodwill is amortized on a straight-line basis over 25 years, which management estimates is the related benefit period. Management regularly evaluates whether or not the future undiscounted cash flows of NGCP and RPG are sufficient to recover the carrying amount of the goodwill associated with each entity. Additionally, management continually monitors such factors as the status of new or proposed legislation, the competitive environment and the general economic conditions of the markets in which it operates. If the estimated future undiscounted cash flows are not sufficient to recover the carrying amount of goodwill and, accordingly, an impairment has occurred, management intends to write down the carrying amount of goodwill to its estimated fair value based on discounted cash flows. The amount of amortization expense recorded for the years ended December 31, 1998, 1997 and 1996, was $1,668,000, $1,662,000 and
$1,654,000, respectively.

DEFERRED FINANCE CHARGES

     Deferred finance charges, which are included in other assets, consist of fees and expenses incurred to obtain the Company's debt. The deferred finance charges are being amortized over the term of the related debt using the effective interest method (see Note 6).

REDEEMABLE OWNERSHIP INTERESTS

     Horseshoe Gaming is obligated to repurchase ownership interests totaling 4.2% issued to certain employees pursuant to employment agreements in the event of their termination at a price equal to the then fair market value, based on an independent appraisal. The estimated fair value of such ownership interests is reported outside of members' equity in the accompanying consolidated balance sheets for all periods presented and expensed over the vesting period (see Notes 8 and 11).

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

     In addition, certain individuals obtained ownership interests in Horseshoe Gaming or its subsidiaries prior to becoming employees of Horseshoe Gaming. Upon becoming an employee, each individual entered into an employment agreement which includes, among other things, a put/call provision in the event of the employee's termination at a price equal to the then fair market value, based on an independent appraisal. These individuals became employees of Horseshoe Gaming between October 1, 1995, and January 1, 1996, and held ownership interests in Horseshoe Gaming totaling 5.1% as of December 31, 1998, 1997 and 1996. The estimated fair value of these ownership interests, of $33,381,000 and $32,931,000, based on a valuation dated November 1997, has also been classified outside of members' equity in the accompanying consolidated balance sheets as of December 31, 1998 and 1997, respectively.

CAPITAL DISTRIBUTIONS

     Horseshoe Gaming's debt agreements contain covenants that limit capital distributions to the members. Capital distributions to the members are to be based upon taxable income and the federal and state corporate statutory tax rates in effect. Such distributions are to be paid quarterly based upon estimated taxable income. After filing by the Company and its subsidiaries of their annual tax returns, each member is to reimburse the Company for overpayments of capital distributions or the Company is to withhold such amounts from future distributions to the members.

CASINO REVENUES

     In accordance with industry practice, casino revenues represent the net win from gaming activities, which is the difference between gaming wins and losses.

CASINO PROMOTIONAL ALLOWANCES

     Casino promotional allowances consist primarily of the retail value of complimentary food and beverage, rooms and other services furnished to guests without charge. Such amounts are included in gross revenues and deducted as promotional allowances. The estimated costs of providing such complimentary services, which are substantially included in casino department expenses, are as follows (in thousands):

                                             YEARS ENDED DECEMBER 31,
                                           -----------------------------
                                            1998       1997       1996
                                           -------    -------    -------
Food and beverage........................  $36,705    $24,967    $22,055
Hotel....................................    8,325      3,360      3,034
Other operating expenses.................    5,067        664        619
                                           -------    -------    -------
                                           $50,097    $28,991    $25,708
                                           =======    =======    =======

ADVERTISING COSTS

     The Company expenses all costs associated with advertising as incurred, and such amounts are included in general and administrative expenses in the accompanying consolidated statements of operations.

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

DEVELOPMENT AND PREOPENING EXPENSES

     Until all necessary approvals to proceed with the development of a new casino project are obtained from the appropriate regulatory authorities, the related development costs are expensed as incurred. Preopening costs incurred during the expansion and development of existing casino properties are expensed as incurred. Total preopening costs of $653,000 and $2,964,000 were expensed during 1998 and 1997 in conjunction with the expansion efforts at the Horseshoe Bossier City and Horseshoe Casino Center. There were no preopening costs in 1996. In the future, the Company will expense as incurred all preopening costs related to new construction in accordance with Statements of Position 98-5 "Reporting on the Cost of Start-up Activities."

CORPORATE EXPENSES

     Horseshoe Gaming is managed by Horseshoe Gaming, Inc. ("HGI"), which owns approximately 30.6% of the Company and is owned by Mr. Binion and certain affiliates of Mr. Binion. Mr. Binion is the Chief Executive Officer of HGI. The Company reimburses HGI for expenses associated with the management of the Company but does not compensate HGI for services as manager. HGI's sole purpose is to manage the Company; accordingly, all expenses incurred by HGI are charged to the Company as corporate expenses and are reflected in the accompanying consolidated statements of operations in the period such expenses are incurred by HGI.

     Included in corporate expenses for the years ended December 31, 1998, 1997 and 1996 are normal operating expenses of HGI. Also included in corporate expenses is the compensation expenses related to ownership interest in the Company issued to employees pursuant to employment agreements (see Note 8).

INCOME TAXES

     Horseshoe Gaming is organized as a limited liability company under Delaware laws. The Internal Revenue Service will classify a limited liability company as a partnership for federal income tax purposes if the limited liability company lacks certain characteristics of corporations. Management believes that the Company lacks the corporate characteristics and will be classified as a partnership for federal income tax purposes. Accordingly, no provision is made in the accounts of the Company for federal income taxes, as such taxes are liabilities of the members. The Company's income tax return and the amount of allocable taxable income are subject to examination by federal taxing authorities. If an examination results in a change to taxable income, the income tax reported by the members may also change. The tax bases in the Company's assets and liabilities were in excess of the amounts reported in the accompanying consolidated financial statements by $3,847,000 and $1,613,000 at December 31, 1998 and 1997, respectively. Taxable income was in excess of net income reported in the accompanying consolidated statements of operations for all periods presented (see Note 10).

IMPAIRMENT OF LONG-LIVED ASSETS

     In accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

Disposed Of," management continually evaluates whether events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable. Based on management's evaluations, there were no significant impairments of long-lived assets that occurred during the years ended December 31, 1997 and 1996. During 1998, the Company recorded a write-down in the carrying value of an idle riverboat (see Note 4).

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  CONSOLIDATED STATEMENTS OF CASH FLOWS

     Cash payments made for interest, excluding amounts capitalized, totaled $36,530,000, $29,524,000 and $24,799,000 for the years ended December 31, 1998,
1997 and 1996, respectively.

     A capital contribution of $1,150,000 was made to RPG through the issuance of a contribution receivable during the year ended December 31, 1995. RPG received land in satisfaction of the receivable during 1996. During 1998, the carrying value of the land was adjusted to its estimated fair market value as agreed to by RPG and the contributing partner. As a result, RPG reduced the value of the land by $941,000 and reduced goodwill by $168,000 with a corresponding reduction in partners' capital of $1,109,000.

     Distributions totaling $15,000,000, which were accrued at December 31, 1997 were paid in February 1998.

     The net change in assets and liabilities consists of the following (in thousands):

                                            YEARS ENDED DECEMBER 31,
                                         -------------------------------
                                           1998        1997       1996
                                         --------    --------    -------
(Increase) decrease in assets:
  Accounts receivable..................  $ (8,072)   $(13,091)   $(7,207)
  Inventories..........................      (590)     (1,523)        46
  Prepaid expenses and other...........    (2,382)       (493)      (281)
Increase (decrease) in liabilities:
  Accounts payable.....................    (2,226)      5,600       (726)
  Accrued expenses and other...........    (8,968)      3,025       (222)
                                         --------    --------    -------
                                         $(22,238)   $ (6,482)   $(8,390)
                                         ========    ========    =======

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

4.  ASSETS HELD FOR RESALE

     In January 1998, NGCP's new riverboat casino facility replaced the existing riverboat facility ("Queen of the Red"). The Queen of the Red, along with the related gaming equipment is reported as assets held for resale in the accompanying consolidated balance sheet. Additionally, NGCP recorded an asset write-down of $12,911,000 based on an appraisal of the Queen of the Red. Management is continuing to evaluate various options for use of the Queen of the Red, including sale (see Note 11).

5.  ACCRUED EXPENSES AND OTHER

     Accrued expenses and other consist of the following (in thousands):

                                                        DECEMBER 31,
                                                     ------------------
                                                      1998       1997
                                                     -------    -------
Payroll and related tax liabilities................  $ 8,674    $ 8,814
Vacation and other employee benefits...............    3,157      3,050
Accrued interest...................................    5,491      5,165
Gaming, sales, use and property taxes..............    3,815      2,542
Progressive slot and slot club liabilities.........    6,691      4,681
Distributions payable..............................       --     15,000
Other accrued expenses.............................   12,771      7,349
                                                     -------    -------
                                                     $40,599    $46,601
                                                     =======    =======

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

6.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                       DECEMBER 31,
                                                   --------------------
                                                     1998        1997
                                                   --------    --------
                                                      (IN THOUSANDS)
12.75% Senior Notes (effective interest rate of
  12.75%), due September 30, 2000, net of
  unamortized discount of $909,000 and
  $1,522,000.....................................  $127,681    $135,478
9.375% Senior Subordinated Notes (effective
  interest of 9.375%), due June 15, 2007, net of
  unamortized discount of $137,000 and
  $152,000.......................................   159,863     159,848
Senior Secured Revolving Credit Facility, secured
  by substantially all of the assets of the
  Company, $130 million borrowing capacity, due
  June 15, 2000, with varying interest rates
  ranging from 6.812% to 7.50%...................   100,000      15,100
Notes Payable, interest ranging from 6% to 8.25%,
  due in various installments through January
  1999...........................................     1,174       2,849
                                                   --------    --------
                                                    388,718     313,275
Less: current maturities.........................    (1,174)     (1,674)
                                                   --------    --------
                                                   $387,544    $311,601
                                                   ========    ========

     The Senior Notes were issued at 98% of par value and included warrants to purchase an additional $50,000,000 of Senior Notes at a price of 98.15% of par value. These warrants were exercised on April 10, 1996, and Horseshoe Gaming received proceeds of $49,073,000. The Senior Notes and the related interest are guaranteed unconditionally by RPG and are secured by a second pledge of Horseshoe Gaming's ownership interest in all present and future subsidiaries with the exception of NGCP's ownership interest in HE. The Senior Notes are also secured by (i) a second lien position on substantially all of the assets of Horseshoe Casino Center other than certain gaming equipment; (ii) a second lien position on all intercompany notes received by Horseshoe Gaming from its subsidiaries, in each case secured by a second lien on the casino and real property of each subsidiary; and (iii) a second pledge of the minority interest in all present and future subsidiaries owned by Mr. Binion and certain affiliates of Mr. Binion. The Senior Notes are not redeemable prior to September 30, 1999.

     On June 15, 1997, Horseshoe Gaming issued $160,000,000 of 9 3/8% Senior Subordinated Notes ("Subordinated Notes") due June 15, 2007. The Subordinated Notes were issued at 99.899% of par value. The Subordinated Notes are unsecured and require semi-annual interest payments on June 15 and December 15. A portion of the proceeds were used to retire a previously outstanding credit facility (see below), as well as retire $13 million in Senior Notes. An extraordinary loss on early retirement of debt of $5,243,000 was recognized in 1997 for prepayment penalties and premium, and the write-off of unamortized discounts and deferred finance charges. The remaining proceeds were used to fund a portion of the expansion of Horseshoe Gaming's existing facilities.

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

     On November 12, 1997, Horseshoe Gaming finalized a restructuring of its Senior Secured Credit Facility. Pursuant to the terms of the amended and restated loan agreement, CIBC Wood Gundy Securities Corp. agreed to provide a $130 million Senior Secured Revolving Credit Facility (the "Amended and Restated Credit Facility").

     The Amended and Restated Credit Facility and the related interest are guaranteed unconditionally by RPG and are secured by a first pledge of the Company's ownership interest in all present and future subsidiaries with the exception of NGCP's ownership interest in HE. The Amended and Restated Credit Facility is also secured by (i) a first lien position on substantially all of the assets of Horseshoe Casino Center other than certain gaming equipment; (ii) a first lien position on all intercompany notes received by Horseshoe Gaming from its subsidiaries, in each case secured by a first lien on the casino and real property of each subsidiary; and (iii) a first pledge of the minority interest in all present and future subsidiaries owned by Mr. Binion and certain affiliates of Mr. Binion.

     The Senior Notes and the Amended and Restated Credit Facility contain covenants that, among other things, (i) limit the amount of distributions Horseshoe Gaming can pay to its members; (ii) limit the amount of additional indebtedness which may be incurred by Horseshoe Gaming and its subsidiaries;
(iii) prohibit any consolidation or merger of Horseshoe Gaming or its subsidiaries with an affiliate or third party, any sale of substantially all of Horseshoe Gaming or its subsidiaries' assets, or any payment of subordinated indebtedness prior to its scheduled maturity; and (iv) require Horseshoe Gaming and its subsidiaries to invest excess funds in cash equivalents, as defined, and government securities with a maturity of one year or less.

     During 1998, Horseshoe Gaming repurchased some of its Senior Notes from individual note holders in the open market totaling $8,410,000. An extraordinary loss on early retirement of debt of $787,000 was recognized in 1998 for prepayment penalties, premium and the write-off of unamortized discounts and deferred finance charges.

     As of December 31, 1998 the five year maturities for long-term debt were $1,174,000 (1999), $227,681,000 (2000), $0 (2001), $0 (2002) and $0 (2003).

     As of December 31, 1998 and 1997, the fair market value of the Senior Notes, based on quoted market prices was $138,170,000 and $151,385,000, respectively. As of December 31, 1998 and 1997, the fair market value of the Subordinated Notes, based on quoted market prices was $164,800,000 and $168,000,000, respectively. The fair market value of the Company's other long-term debt approximated its carrying value as of December 31, 1998 and 1997, based on the borrowing rates currently available for debt with similar terms.

7.  TRANSACTIONS WITH RELATED PARTIES

     Mr. Binion has provided services pursuing, developing and managing gaming operations for the Company and its subsidiaries. Mr. Binion has never received compensation for his services, although the Company accrued compensation at December 31, 1998 for Mr. Binion equal to the fair value of his services. Mr. Binion does not have an employment agreement to receive compensation for his services; however, the Company and Mr. Binion may enter into such an employment agreement during 1999.

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

     KII-Pasadena, Inc., which is owned by two individuals who were executive officers of HGI between January 1, 1996 and December 31, 1998, has acted on behalf of Horseshoe Gaming as developer for the Horseshoe Bossier City and the Horseshoe Casino Center and has provided consulting services to Horseshoe Gaming related to pursuing new gaming developments. Additionally, one of the placement agents for the Senior Notes and Credit Facility discussed in Note 6 agreed to pay the principals of KII-Pasadena, Inc. a finders' fee equal to 30% of the net fees, commissions and other compensation received, or to be received, by the placement agent for its services related to these financing transactions. The total fees paid to KII-Pasadena, Inc., or its principals, by the placement agent was $260,000 during the year ended December 31, 1996.

     The principals of the placement agent referred to above own approximately 3.9% of Horseshoe Gaming. Fees were paid to the placement agent during 1997 and 1996 for various financial advisory services totaling $600,000 and $510,000, respectively.

     Notes receivable (including accrued interest) from employees with ownership interests in Horseshoe Gaming and limited partners of HE totaling $11,201,000 and $6,844,000 are included in other assets in the accompanying consolidated balance sheets are as of December 31, 1998 and 1997, respectively. The notes to employees are secured by their ownership interests in Horseshoe Gaming, and the notes to the limited partners are secured by their ownership interests in HE. The notes have various due dates and interest rates ranging from 6% to 10%.

     The Company conducts a portion of its marketing through an entity that is owned by the wife of an officer. Fees and expenses paid to this company totaled $3,625,000, $2,648,000 and $1,632,000 for the years ended December 31, 1998,
1997 and 1996, respectively.

8.  EMPLOYEE COMPENSATION AND BENEFITS

EMPLOYMENT AGREEMENTS

     HE and RPG have employment agreements with certain key employees that provide certain benefits in the event such employees are terminated. These employees also received ownership interests in NGCP and RPG, which were subsequently exchanged for membership interests in Horseshoe Gaming and vest over the term specified in the various employment agreements, which is generally five years. These employment agreements include a put/call provision which, if exercised by the employee, would require the Company to repurchase these ownership interests in the event of termination at the then fair market value based on an independent appraisal. Accordingly, these compensation agreements are accounted for as variable stock purchase plans. Compensation expense is recorded each period equal to the change in the fair market value of ownership interests issued and the vesting schedule pursuant to these agreements.

     During the fourth quarter of 1995, certain employees of HGI received ownership interests Horseshoe Gaming, vesting generally over three years, pursuant to similar employment agreements which also include put/call provisions in the event of termination. As stated in Note 2, Horseshoe Gaming is required to reimburse HGI for all expenses incurred related to the operations of Horseshoe Gaming and would be required to fund any repurchase of HGI employees' ownership interests in Horseshoe Gaming, pursuant to these employment

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES agreements. Accordingly, the deferred compensation and related compensation expense associated with the HGI employees are included in the accompanying consolidated financial statements of the Company.

     The total ownership interest in Horseshoe Gaming issued to employees pursuant to such employment agreements was 4.1% as of December 31, 1998, 1997 and 1996. As of December 31, 1998, all employees/former employees were fully vested. The amount of compensation expense recorded in the accompanying consolidated statements of operations related to these ownership interests was $4,245,000, $15,066,000 and $4,340,000 for the years ended December 31, 1998,
1997 and 1996, respectively.

     During 1998, the employment agreements of five officers of Horseshoe Gaming expired or were terminated. These officers hold ownership interests in Horseshoe Gaming totaling 7.4% (including 5.0% which were received prior to the officers becoming employees) which are subject to put/call provisions. Four of the officers have notified the Company of their intent to exercise their put options and one employee has agreed not to exercise his put option prior to January 1, 2001. The purchase price of these ownership interests has not yet been agreed to by the parties and may ultimately be determined by an arbitrator, as provided for in the employment agreements. The employment agreements also provide for the final purchase price to be paid to the employees over three to five years. (See
Note 10)

     Some of the employment agreements also include a guaranteed severance payment in the event of termination. The amount of such liability was $1,810,000 and $5,795,000 at December 31, 1998 and 1997, respectively. Three former employees were paid their severance payments in 1998.

UNIT OPTION PLAN

     During 1997, HGI approved Horseshoe Gaming's 1997 Unit Option Plan which provides for certain employees to be granted options to purchase membership units in Horseshoe Gaming at a fixed exercise price of $3.47 per unit. The options vest in three equal annual installments beginning one year subsequent to the date of the option holder's employment and expire after 10 years. At December 31, 1998, 631,225 units had been granted, 589,144 of which had vested.

     The Unit Option Plan contains a put/call provision under the same terms as described above for the employment agreements. Accordingly, the unit option plan is accounted for as a variable stock purchase plan. Compensation expense is recorded each period based on vesting an amount equal to the change in the fair market value of the vested membership units in Horseshoe Gaming, provided such value exceeds the exercise price of the options. The net value is included in redeemable ownership interests in the accompanying consolidated balance sheets. The Company recognized compensation expense of $1,544,000 and $1,107,000 related to this option plan during 1998 and 1997, respectively.

     One former employee that has a Unit Option Agreement (126,245 units) has elected not to renew his employment agreement and has exercised his option to purchase the units pursuant to the Unit Option Agreement and his option to put the units back to Horseshoe Gaming at fair market value. The employee and Horseshoe Gaming have agreed that the

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES exercise price shall be deducted from the proceeds to be received by the employee for the redemption of his units.

401(k) SAVINGS PLAN

     Effective January 1, 1995, a 401(k) savings plan was established for RPG whereby eligible employees may contribute up to 15% of their salary. An identical 401(k) savings plan was established on January 1, 1996 for employees of Horseshoe Gaming and its subsidiaries other than RPG. The Company matches 50% of the employees' contributions up to a maximum of 6% of their salary, and the employees vest in the matching contribution over six years. Employees are eligible to participate in the plan on the first day of the next calendar quarter following six months of service. The Company's matching contributions were $923,000, $716,000 and $667,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

9.  COMMITMENTS AND CONTINGENCIES

LITIGATION

     The Company and its subsidiaries, during the normal course of operating its business, become engaged in various litigation. In the opinion of the Company's management, the ultimate disposition of such litigation will not have a material impact on the Company's operations.

MINORITY INTEREST PURCHASE COMMITMENTS

     Effective December 31, 1995, NGCP purchased a 2.92% limited partnership interest in HE for $4,473,000, of which $1,473,000 was paid at closing during January 1996, with the remaining $3,000,000 evidenced by a 6% per annum promissory note, payable in three annual installments of $1,000,000, plus accrued interest, beginning January 2, 1997. The purchase agreement allocated $2,384,000 of the purchase price to a non-compete agreement with the remaining $2,089,000 allocated to the purchase of the limited partner's interest. The asset related to the non-compete agreement is being amortized over the life of the agreement (three years). The purchase price of the limited partnership interest is included in goodwill and is being amortized over an estimated benefit period of approximately 25 years. The Company has agreed to pay additional consideration of up to $500,000 a year for three years based on certain earnings criteria which will be added to the purchase price and amortized accordingly. At December 31, 1998, 1997 and 1996, the earnings criteria were met and additional consideration was recorded. Of the additional consideration recorded, $799,500 was allocated to the non-compete agreement, and the remaining $700,500 was allocated to goodwill. The unamortized balance of the non-compete agreement included in other assets in the accompanying consolidated balance sheets was $1,229,000 as of December 31, 1997. The non-compete agreement was fully amortized as of December 31, 1998.

     The Company is also required to purchase the minority ownership interests in any new projects developed by Horseshoe Ventures following 36 months of operations. The purchase price is to be based on earnings during the 36-month period and is payable in cash or ownership interests in the Company.

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

WARRANT REPURCHASE

     On January 13, 1999, Horseshoe Gaming repurchased outstanding warrants held by a third party which entitled such third party to purchase an approximate 6.99% ownership interest in Horseshoe Gaming from HGI, for an exercise price of $510,000. Upon acquisition, Horseshoe Gaming exercised the warrants and retired the membership units acquired from HGI. The total amount Horseshoe Gaming paid for the warrants, including fees, expenses and the exercise price paid to HGI, was $34.4 million, which will be recorded as a reduction in members' equity in the first quarter on 1999.

PROPOSED ACQUISITION

     On September 2, 1998, Horseshoe Gaming entered into an Agreement and Plan of Merger to acquire the operating subsidiaries of Empress Entertainment, Inc. ("Empress") for an estimated $609 million, including assumption of a portion of Empress' existing debt aggregating approximately $150 million. Empress owns two riverboat gaming operations: one in Hammond, Indiana; and one in Joliet, Illinois. Horseshoe Gaming intends to finance the acquisition through new borrowings. Under the terms of the agreement relating to the Empress acquisition (the "Merger Agreement"), Horseshoe Gaming made a down payment of $10 million towards the purchase price. The transactions contemplated by the Merger Agreement are subject to the approval of the Mississippi Gaming Commission, the Louisiana Gaming Control Board, the Illinois Gaming Board and the Indiana Gaming Commission. The Merger Agreement provides that each party has the right to terminate the agreement under certain circumstances, which in some instances provides for Empress to retain the $10 million down payment as well as receive other consideration not to exceed $3 million. There can be no assurance that the Company will be successful in obtaining the necessary approvals or additional financing to complete the Empress acquisition.

10.  FORMATION OF HORSESHOE GAMING HOLDING CORP.

     On April 15, 1999, the Company was formed to facilitate the issuance of senior subordinated debt and the purchase of Empress (see Note 9). The Company intends to qualify and to elect to be treated as an "S corporation" for federal income tax purposes. Horseshoe Gaming's owners have exchanged substantially all of their membership interests for stock of the Company. Prior to the Empress Merger, any remaining membership interests not exchanged for stock in the Company will be purchased by the Company.

11.  SUBSEQUENT EVENTS (UNAUDITED)

REDEEMABLE OWNERSHIP INTERESTS

     In May 1999, the Company reached an agreement in principle with five former employees with aggregate redeemable ownership interests in Horseshoe Gaming of 7.2% on the valuation of their ownership interests. The agreed-upon valuation of the Company for purposes of calculating the valuation of the five former employees' ownership interests is $470 if the Empress Merger is not consummated and $500 million if the Empress Merger is consummated. In June 1999, the first installment of approximately $11.5 million was paid to these five former employees with the remaining amount to be paid over a period not to

                HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES exceed five years. The notes receivable from these employees were fully paid as a result of this transaction. The effect of the change in the estimated value will be reflected in the second quarter 1999 financial statements.

ASSET WRITE-DOWN

     During the second quarter of 1999, the Company recorded an additional $8.0 million charge to adjust the carrying value of the Queen of the Red to its estimated net realizable value. This additional charge was made to reflect the current market conditions for idle riverboats.

                          EMPRESS ENTERTAINMENT, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                   MARCH 31, 1999    DECEMBER 31, 1998
                                                   ---------------   ------------------
                                                     (UNAUDITED)
                                                   (IN THOUSANDS EXCEPT SHARE AMOUNTS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents......................     $ 36,892            $ 33,555
  Restricted cash held for defeasance............      166,133                  --
  Accounts receivable, less allowance for
     doubtful accounts of $1,808 and $2,235,
     respectively................................        3,249               2,908
  Other current assets...........................        2,744               3,099
  US Treasuries held for defeasance including
     accrued interest and unamortized premium....           --             163,933
                                                      --------            --------
     Total current assets........................      209,018             203,495
Property and equipment, net......................      190,482             193,809
Other assets, net................................       30,410              29,509
                                                      --------            --------
     Total assets................................     $429,910            $426,813
                                                      ========            ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable...............................     $  4,311            $  4,289
  Accrued payroll and related expenses...........        7,355               6,802
  Interest payable...............................       11,184              10,799
  Other accrued liabilities......................       17,134              11,573
  Current portion of long-term debt..............      150,000             150,000
                                                      --------            --------
     Total current liabilities...................      189,984             183,463
Long-term debt...................................      166,500             176,000
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock; $.01 par value; 6,000 shares
     authorized; 1,909.365 shares issued and
     outstanding.................................           --                  --
  Treasury stock; 17.381 shares, held at cost....       (4,667)             (4,667)
  Additional paid-in capital.....................       16,548              16,548
  Retained earnings..............................       61,545              55,469
                                                      --------            --------
     Total stockholders' equity..................       73,426              67,350
                                                      --------            --------
     Total liabilities and stockholders'
       equity....................................     $429,910            $426,813
                                                      ========            ========

                The accompanying footnotes are an integral part
                         of these financial statements.

                           EMPRESS ENTERTAINMENT, INC

                       CONSOLIDATED STATEMENTS OF INCOME

                                                             THREE MONTHS ENDED
                                                                 MARCH 31,
                                                             ------------------
                                                              1999       1998
                                                             -------    -------
                                                                (UNAUDITED)
                                                               (IN THOUSANDS)
REVENUES:
  Casino...................................................  $98,893    $91,337
  Food and beverage........................................    7,195      6,392
  Hotel, parking, retail and other.........................    1,832      1,603
                                                             -------    -------
  Gross revenues...........................................  107,920     99,332
  Less: promotional allowances.............................   (3,326)    (2,470)
                                                             -------    -------
     Net Revenues..........................................  104,594     96,862
OPERATING EXPENSES:
  Casino...................................................   51,199     47,007
  Food and beverage........................................    6,541      6,344
  Hotel, parking and retail................................    1,290      1,111
  Sales, general and administrative........................   10,040     10,549
  Other operating..........................................    5,184      4,790
  Corporate................................................    1,430      1,282
  Depreciation and amortization............................    5,471      4,868
                                                             -------    -------
                                                              81,155     75,951
                                                             -------    -------
Income from operations.....................................   23,439     20,911
OTHER INCOME (EXPENSE):
  Interest income..........................................    2,294        982
  Interest expense.........................................   (7,511)    (5,301)
                                                             -------    -------
Income before state income taxes...........................   18,222     16,592
Provision for state income taxes...........................      139         83
                                                             -------    -------
     Net income............................................  $18,083    $16,509
                                                             =======    =======

                The accompanying footnotes are an integral part
                         of these financial statements.

                          EMPRESS ENTERTAINMENT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            THREE MONTHS ENDED
                                                                MARCH 31,
                                                           --------------------
                                                              1999       1998
                                                           ---------   --------
                                                               (UNAUDITED)
                                                              (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income...............................................  $  18,083   $ 16,509
Adjustments to reconcile net income to cash provided by
  operating activities
  Depreciation and amortization..........................      5,471      4,868
  Other..................................................        336         --
  Change in operating assets and liabilities:
  Accounts receivable....................................       (341)       892
  Other current assets...................................        355        907
  Accounts payable.......................................         22       (332)
  Accrued payroll and related expenses...................        553       (385)
  Interest payable.......................................        385      4,043
  Other accrued liabilities..............................      5,561      3,399
                                                           ---------   --------
  Net cash provided by operating activities..............     30,425     29,901
                                                           ---------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments..................................     (1,200)   (16,083)
Proceeds from sale of investments........................    161,099     10,010
Decrease in interest receivable on investment............      2,538         --
Purchase of property and equipment.......................     (1,743)    (7,242)
Increase in restricted cash..............................   (166,133)        --
Increase in other assets.................................       (142)        --
                                                           ---------   --------
  Net cash used in investing activities..................     (5,581)   (13,315)
                                                           ---------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on borrowings...................................     (9,500)    (5,091)
Stockholder distributions................................    (12,007)    (7,239)
                                                           ---------   --------
  Net cash used in financing activities..................    (21,507)   (12,330)
                                                           ---------   --------
  Net increase in cash and cash equivalents..............      3,337      4,256
Cash and cash equivalents, beginning of period...........     33,555     73,257
                                                           ---------   --------
Cash and cash equivalents, end of period.................  $  36,892   $ 77,513
                                                           =========   ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest Paid............................................  $   7,126   $  1,081
Income taxes paid........................................  $     400   $    250

 The accompanying footnotes are an integral part of these financial statements.

                          EMPRESS ENTERTAINMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 1999 (UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The consolidated financial statements of Empress Entertainment, Inc. ("the Company") include the accounts of its wholly owned subsidiaries, Empress Casino Hammond Corporation ("Empress Hammond") incorporated on November 25, 1992, Empress Casino Joliet Corporation ("Empress Joliet") incorporated on December 26, 1990, Empress River Casino Finance Corporation ("Empress Finance") incorporated on January 7, 1994, and Empress Opportunities, Inc. ("Empress Opportunities") incorporated on July 14, 1998. All significant intercompany transactions have been eliminated.

     The Company is engaged in the business of providing riverboat gaming and related entertainment to the public. Empress Joliet was granted a three year operating license from the Illinois Gaming Board on July 9, 1992, which was renewed in July 1998 and must be renewed each year thereafter, to operate the Empress I and Empress II riverboat casinos located on the Des Plaines River in Joliet, Illinois. Empress Hammond was granted a five-year operating license, with annual renewals thereafter, from the Indiana Gaming Commission on June 21, 1996 to operate the Empress III riverboat casino located on Lake Michigan in Hammond, Indiana. Empress III commenced operations on June 28, 1996. The majority of the Company's customers reside in the Chicago metropolitan area.

     Empress Opportunities was formed as an unrestricted subsidiary to serve as a holding company, under which the Company is pursuing certain business opportunities other than the Company's gaming operations in Joliet, Illinois and Hammond, Indiana. Empress Racing, Inc. ("Empress Racing") was formed as an unrestricted subsidiary of Empress Opportunities to hold a 50% ownership interest in Kansas Racing, LLC, which has acquired certain indebtedness of Sunflower Racing, Inc., then the owner of the Woodlands Racetrack in Kansas City, Kansas. Kansas Racing subsequently acquired the Woodlands Racetrack with a bid in an auction pursuant to a proceeding under Chapter 7 of the U.S. Bankruptcy Code.

     The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Interim results may not necessarily be indicative of results, which may be expected for any other interim period, or for the year as a whole. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. The accompanying unaudited consolidated financial statements contain adjustments which are, in the opinion of management, necessary to present fairly the financial position and results of operations for the periods indicated. Such adjustments include only normal recurring accruals.

RECLASSIFICATIONS

     Certain amounts in prior years' financial statements have been reclassified to conform to the current year presentation.

                          EMPRESS ENTERTAINMENT, INC.

2.  PLAN OF MERGER

     On September 2, 1998, and as amended on March 25, 1999, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Horseshoe Gaming (Midwest), Inc. and certain of its affiliates ("Horseshoe Midwest") which, if consummated, would result in the acquisition by Horseshoe Midwest of all of the outstanding stock of Empress Hammond and Empress Joliet via two simultaneous merger transactions (the "Proposed Mergers").

     Consummation of the Merger Agreement constitutes a "Change of Control" under the Indenture and will trigger Horseshoe Midwest's obligation to make an irrevocable offer to purchase the Notes (the "Change of Control Offer") at a cash price equal to 101% of the principal amount plus accrued and unpaid interest. Holders of the Notes will have the option of tendering all or any portion of their Notes for redemption, or they may retain the Notes. The Company and/or Horseshoe Midwest intend to comply with the provisions of the Indenture. The Change of Control Offer must commence within 10 business days following the consummation of the transactions contemplated by the Plan of Merger and must remain open for at least 20 business days. Horseshoe Midwest must complete the repurchase of any Notes tendered in response to the Change of Control Offer no more than 30 business days after the consummation of the transactions as contemplated in the Plan of Merger.

3.  SUBSEQUENT EVENT

     In June 1998, the Company irrevocably deposited $167.2 million (the "Covenant Defeasance") for the purpose of effecting the redemption of all of the Company's 10 3/4% Senior Notes due 2002 (the "Senior Notes"). On February 10, 1999, the Trustee sent out a Notice of Redemption to the holders of the Senior Notes announcing the redemption of such Notes. On April 1, 1999, the Company redeemed all of its $150 million of 10 3/4% Senior Notes, thus fulfilling all of its obligations related to the Senior Notes. The Company will recognize an extraordinary loss of $10.2 million in the second quarter of fiscal 1999 due to this early retirement of debt.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Empress Entertainment, Inc.

     We have audited the accompanying consolidated balance sheets of Empress Entertainment, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Empress Entertainment, Inc. at December 31, 1998 and 1997, and the consolidated results of its operations and its cash for each of the years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Chicago, Illinois,
March 26, 1999.

                          EMPRESS ENTERTAINMENT, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,
                                                           --------------------
                                                             1998        1997
                                                           --------    --------
                                                           (IN THOUSANDS EXCEPT
                                                              SHARE AMOUNTS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..............................  $ 33,555    $ 73,257
  Marketable securities, at fair value which approximates
     cost................................................        --      10,010
  Accounts receivable, less allowance for doubtful
     accounts of $2,235 and $1,762, respectively.........     2,908       3,789
  Other current assets...................................     3,099       3,393
  US Treasuries held for defeasance including accrued
     interest and unamortized premium....................   163,933          --
                                                           --------    --------
     Total current assets................................   203,495      90,449
  Property and equipment, net............................   193,809     185,911
Other assets, net........................................    29,509      15,182
                                                           --------    --------
     Total assets........................................  $426,813    $291,542
                                                           ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.......................................  $  4,289    $  3,535
  Accrued payroll and related expenses...................     6,802       7,356
  Interest payable.......................................    10,799       4,074
  Other accrued liabilities..............................    11,573      12,194
  Current portion of long-term debt......................   150,000      18,524
                                                           --------    --------
     Total current liabilities...........................   183,463      45,683
Long-term debt...........................................   176,000     190,000
COMMITMENTS AND CONTINGENCIES
Stockholders' equity:
  Common stock; $.01 par value; 6,000 shares authorized;
     1,909.365 and 1,926.746 shares issued and
     outstanding, respectively...........................        --          --
  Treasury stock; 17.381 shares, held at cost............    (4,667)         --
  Additional paid-in capital.............................    16,548      16,548
  Retained earnings......................................    55,469      39,311
                                                           --------    --------
     Total stockholders' equity..........................    67,350      55,859
                                                           --------    --------
     Total liabilities and stockholders' equity..........  $426,813    $291,542
                                                           ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          EMPRESS ENTERTAINMENT, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                     YEAR ENDED DECEMBER 31,
                                                  ------------------------------
                                                    1998       1997       1996
                                                  --------   --------   --------
                                                          (IN THOUSANDS)
REVENUES:
  Casino........................................  $373,038   $346,049   $263,040
  Food and beverage.............................    27,889     27,344     17,991
  Hotel, parking, retail and other..............     7,070      7,554      4,836
                                                  --------   --------   --------
  Gross revenues................................   407,997    380,947    285,867
  Less: promotional allowances..................   (11,331)   (11,303)    (7,205)
                                                  --------   --------   --------
     Net revenues...............................   396,666    369,644    278,662
OPERATING EXPENSES:
  Casino........................................   193,950    180,253    126,846
  Food and beverage.............................    25,986     26,903     18,205
  Hotel, parking and retail.....................     4,210      5,523      6,153
  Sales, general and administrative.............    50,229     52,284     31,569
  Other operating...............................    20,267     21,184     16,167
  Pre-opening...................................        --         --      5,672
  Depreciation and amortization.................    21,124     18,849     13,896
                                                  --------   --------   --------
                                                   315,766    304,996    218,508
Income from operations..........................    80,900     64,648     60,154
OTHER INCOME (EXPENSE):
  Interest income...............................     6,710      3,324      3,487
  Interest expense..............................   (25,559)   (21,154)   (18,274)
                                                  --------   --------   --------
Income before state income taxes................    62,051     46,818     45,367
Provision for state income taxes................       433        514        447
                                                  --------   --------   --------
Income before extraordinary item................    61,618     46,304     44,920
Extraordinary loss on early extinguishment of
  debt..........................................       292         --         --
                                                  --------   --------   --------
     Net income.................................  $ 61,326   $ 46,304   $ 44,920
                                                  ========   ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          EMPRESS ENTERTAINMENT, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                          ADDITIONAL                  TOTAL
                                      COMMON   TREASURY    PAID-IN     RETAINED   STOCKHOLDERS'
                                      STOCK     STOCK      CAPITAL     EARNINGS      EQUITY
                                      ------   --------   ----------   --------   -------------
                                                           (IN THOUSANDS)
Balance December 31, 1995...........  $ --     $    --     $16,430     $20,417       $36,847
Net income..........................    --          --          --      44,920        44,920
Sale and issuance of common stock...    --          --         118          --           118
Cash distributions to
  stockholders......................    --          --          --     (32,273)      (32,273)
                                      ----     -------     -------     -------       -------
Balance December 31, 1996...........    --          --      16,548      33,064        49,612
Net income..........................    --          --          --      46,304        46,304
Cash distributions to
  stockholders......................    --          --          --     (40,057)      (40,057)
                                      ----     -------     -------     -------       -------
Balance December 31, 1997...........    --          --      16,548      39,311        55,859
Net income..........................    --          --          --      61,326        61,326
Purchase of stock for treasury......    --      (4,667)         --          --        (4,667)
Cash distributions to
  stockholders......................    --          --          --     (45,168)      (45,168)
                                      ----     -------     -------     -------       -------
Balance December 31, 1998...........  $ --     $(4,667)    $16,548     $55,469       $67,350
                                      ====     =======     =======     =======       =======

  The accompanying notes are an integral part of these consolidated financial statements.

                           EMPRESS ENTERTAINMENT, INC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED DECEMBER 31,
                                                             ---------------------------------
                                                               1998        1997        1996
                                                             ---------    -------    ---------
                                                                      (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.................................................  $  61,326    $46,304    $  44,920
Adjustments to reconcile net income to cash provided by
  operating activities:
  Depreciation and amortization............................     21,124     18,849       13,896
  Other....................................................        696        833          983
  Write off of unamortized loan costs......................        292         --           --
  Change in operating assets and liabilities:
  Accounts receivable......................................        881       (643)      (1,770)
  Other current assets.....................................        294      2,297         (320)
  Accounts payable.........................................        754        591         (109)
  Accrued payroll and related expenses.....................       (556)       982        3,315
  Interest payable.........................................      6,725       (152)         194
  Other accrued liabilities................................       (621)     1,263        3,192
                                                             ---------    -------    ---------
  Net cash provided by operating activities................     90,915     70,324       64,301
                                                             ---------    -------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments....................................   (185,948)   (62,847)     (61,495)
Proceeds from sale of investments..........................     33,910     83,079       57,539
Increase in interest receivable on investments.............     (2,538)        --           --
Purchase of property and equipment.........................    (26,476)   (16,137)    (105,988)
Decrease in restricted cash................................         --         --       23,611
Increase in other assets...................................    (10,532)      (480)      (4,850)
                                                             ---------    -------    ---------
     Net cash provided by (used in) investing activities...   (191,584)     3,615      (91,183)
                                                             ---------    -------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings...................................    187,500     28,965       66,681
Payments on borrowings.....................................    (70,024)   (34,765)      (2,991)
Payment of financing costs.................................     (6,674)      (290)          --
Sale of common stock.......................................         --         --          118
Purchase of treasury stock.................................     (4,667)        --           --
Stockholder distributions..................................    (45,168)   (40,057)     (32,273)
                                                             ---------    -------    ---------
     Net cash provided by (used in) financing activities...     60,967    (46,147)      31,535
                                                             ---------    -------    ---------
     Net increase (decrease) in cash and cash
       equivalents.........................................    (39,702)    27,792        4,653
Cash and cash equivalents, beginning of year...............     73,257     45,465       40,812
                                                             ---------    -------    ---------
Cash and cash equivalents, end of year.....................  $  33,555    $73,257    $  45,465
                                                             =========    =======    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid..............................................  $  18,957    $20,636    $  18,950
Income taxes paid..........................................  $     798    $   475    $     825

  The accompanying notes are an integral part of these consolidated financial statements.

                          EMPRESS ENTERTAINMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The consolidated financial statements of Empress Entertainment, Inc. (the "Company") include the accounts of its wholly owned subsidiaries, Empress Casino Hammond Corporation ("Empress Hammond") incorporated on November 25, 1992, Empress Casino Joliet Corporation ("Empress Joliet") incorporated on December 26, 1990, Empress River Casino Finance Corporation ("Empress Finance") incorporated on January 7, 1994, and Empress Opportunities, Inc. ("Empress Opportunities") incorporated on July 14, 1998. All significant intercompany transactions have been eliminated.

     The Company is engaged in the business of providing riverboat gaming and related entertainment to the public. Empress Joliet was granted a three year operating license from the Illinois Gaming Board on July 9, 1992, which was renewed in July 1998 and must be renewed each year thereafter, to operate the Empress I and Empress II riverboat casinos located on the Des Plaines River in Joliet, Illinois. Empress Hammond was granted a five-year operating license, with annual renewals thereafter, from the Indiana Gaming Commission on June 21, 1996 to operate the Empress III riverboat casino located on Lake Michigan in Hammond, Indiana. Empress III commenced operations on June 28, 1996. The majority of the Company's customers reside in the Chicago metropolitan area.

     Empress Opportunities was formed as an unrestricted subsidiary to serve as a holding company, under which the Company is pursuing certain business opportunities other than the Company's gaming operations in Hammond, Indiana and Joliet, Illinois. Empress Racing, Inc. ("Empress Racing") was formed as an unrestricted subsidiary of Empress Opportunities to hold a 50% ownership interest in Kansas Racing, LLC, which acquired certain indebtedness of Sunflower Racing, Inc., then the owner of the Woodlands Racetrack in Kansas City, Kansas. Kansas Racing subsequently acquired the Woodlands Racetrack with a bid in an auction pursuant to a proceeding under Chapter 7 of the U.S. Bankruptcy Code.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as revenues and expenses during the reporting period. Actual amounts when ultimately realized could differ from those estimates.

CASH EQUIVALENTS AND CONCENTRATIONS OF CASH

     The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents are placed primarily with high-credit-quality financial institutions and are invested in short-term corporate and U.S. Government obligations.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of

                          EMPRESS ENTERTAINMENT, INC.

the assets. Costs for major improvements are capitalized while the cost of normal repairs and maintenance are expensed as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS

     When events or circumstances indicate that the carrying amount of long-lived assets to be held and used might not be recoverable, the expected future undiscounted cash flows from the assets are estimated and compared with the carrying amount of the assets. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the assets, impairment is recorded. The impairment loss is measured by comparing the fair value of the assets with their carrying amount. Long-lived assets that are held for disposal are reported at the lower of the assets' carrying amount or fair value less costs related to the assets' disposition. The Company performs an annual evaluation to identify potential impairment of long-lived assets.

DEBT ISSUANCE COSTS

     Debt issuance costs incurred in connection with the issuance of long-term debt or acquiring credit facilities are capitalized and amortized over the terms of the related debt or credit agreements.

NONCOMPETE AGREEMENT

     A noncompete agreement for $3.75 million was entered into in July 1995 and was fully amortized as of December 31, 1998.

REVENUE AND PROMOTIONAL ALLOWANCES

     In accordance with industry practice, the Company recognizes as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses.

     The retail value of food, beverage, and other services, which are provided to customers without charge, has been included in the respective revenue classifications and then deducted as a promotional allowance. The estimated direct costs of providing such complimentary services are included as an operating expense of the casino department which totaled $3.3 million, $3.4 million, and $2.7 million in 1998, 1997 and 1996, respectively.

ADVERTISING COSTS

     All advertising costs are expensed as incurred. Advertising expense was $7.1 million, $7.2 million and $7.9 million for the years ended December 31, 1998, 1997 and 1996, respectively.

PRE-OPENING EXPENSES

     Pre-opening expenses, which are principally of lease payments and professional fees, are expensed as incurred.

                          EMPRESS ENTERTAINMENT, INC.

INCOME TAXES

     The stockholders of the Company have elected, under Subchapter S of the Internal Revenue Code, to include the Company's income in their individual income tax returns. Accordingly, the Company is not subject to federal income taxes. The Company continues to be subject to certain state income taxes.

RECLASSIFICATIONS

     Certain amounts in prior years' financial statements have been reclassified to conform to the current year presentation.

2.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                          DECEMBER 31,
                                                      --------------------
                                    ESTIMATED LIFE      1998        1997
                                    --------------    --------    --------
                                       (YEARS)           (IN THOUSANDS)
Land..............................         --         $ 12,155    $  9,139
Building and improvements.........      20-31           71,270      69,408
Riverboats, docks and
  improvements....................         20           61,296      53,768
Leasehold improvements............         20           47,218      45,416
Furniture, fixtures and
  equipment.......................          5           63,640      49,857
Construction in progress..........         --            1,121       2,709
                                                      --------    --------
     Total........................                     256,700     230,297
Accumulated depreciation..........                     (62,891)    (44,386)
                                                      --------    --------
Property and equipment, net.......                    $193,809    $185,911
                                                      ========    ========

     Interest totaling $123,000, $144,000, and $1,645,000 was capitalized during the years ended December 31, 1998, 1997 and 1996, respectively.

                          EMPRESS ENTERTAINMENT, INC.

3.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                       DECEMBER 31,
                                                   --------------------
                                                     1998        1997
                                                   --------    --------
                                                      (IN THOUSANDS)
10 3/4% Senior Notes.............................  $150,000    $150,000
8 1/8% Senior Subordinated Notes.................   150,000          --
Revolving Credit Facility........................    26,000      56,000
Other............................................        --       2,524
                                                   --------    --------
                                                    326,000     208,524
Current portion of long-term debt................   150,000      18,524
                                                   --------    --------
                                                   $176,000    $190,000
                                                   ========    ========

     The Company issued $150 million 10 3/4% Senior Notes (the "Senior Notes") due 2002 pursuant to a public offering on April 7, 1994. The Senior Notes are irrevocably and unconditionally guaranteed on a senior unsecured basis by the Company and its existing and future Restricted Subsidiaries. In 1998, the Company entered into a refinancing, the components of which included a covenant defeasance of the Senior Notes and the issuance of $150 million 8 1/8% Senior Subordinated Notes (the "Notes"). The Notes are jointly, severally and unconditionally guaranteed on an unsecured senior subordinated basis by all existing and future Restricted Subsidiaries. Audited financial information of those guarantor subsidiaries has been omitted because the Notes are guaranteed by all direct and indirect subsidiaries of the parent and the parent company has no significant operations or assets separate from its investments in its subsidiaries. All unrestricted non-guarantor subsidiaries of the parent are not significant.

     Interest on the Notes is payable January 1 and July 1 of each year. The Notes are due and payable on July 1, 2006. The Company and all of its future subsidiaries may be required to repay all or a portion of the Notes upon the occurrence of certain repurchase events.

     Under the covenant defeasance in connection with the issuance of the Notes, the Senior Notes will be paid off on April 1, 1999 and the Company will recognize a $10.2 million extraordinary loss related to the early extinguishment of debt in 1999. At December 31, 1998, the Company held U.S. Treasury Securities in an amount sufficient to settle all obligations related to the defeased Senior Notes, including the premium due to the early extinguishment. These securities are restricted solely for the purpose of settling all such obligations.

     In June 1998, the Company entered into a $100 million reducing revolving credit facility (the "Credit Agreement") which will expire June 18, 2003. Under the terms of the Credit Agreement, the Company is required to meet certain financial and other covenants. Interest shall accrue on the entire outstanding principal balance of the Credit Agreement at a rate per annum equal to the higher of (a) the Prime Rate in effect on such date or (b) the Federal Funds Rate in effect on such date plus one-half of one percent. As of

                          EMPRESS ENTERTAINMENT, INC.

December 31, 1998, $26 million was outstanding at a blended rate of 6.55%. On December 31, 1999, 2000, 2001 and 2002 the availability under the Credit Agreement will be reduced by $5 million, $7.5 million, $7.5 million and $15 million, respectively, leaving the total availability at $65 million from December 31, 2002 until maturity. The Company incurs a commitment fee on the unused portion of the credit facility, which ranges from .225% to .375% per annum depending upon the level of a certain predefined ratio. The credit facility is collateralized by substantially all the real and personal property of the Company and its Restricted Subsidiaries.

     Prior to the Credit Agreement, the Company had a $60 million credit facility which was paid off in full as part of the refinancing. The Company recognized an extraordinary loss of $292,000 for the write-off of unamortized loan costs related to the credit facility.

     As of December 31, 1998 the carrying amount of all of the Company's debt instruments approximates their fair value. Fair value was determined based on the quoted market price for the Notes.

     Aggregate maturities of long-term debt (in thousands) are as follows:

YEAR ENDED DECEMBER 31,
-----------------------
1999.........................................  $150,000
2000.........................................        --
2001.........................................        --
2002.........................................        --
2003.........................................    26,000
Thereafter...................................   150,000
                                               --------
                                               $326,000
                                               ========

4.  LEASE COMMITMENTS

     The Company entered into a lease providing for the right to use the site of the development and the parking structure which was conveyed to the City of Hammond upon completion. The lease expires on the fifth anniversary of the Company's procurement of its operating license from the Indiana Gaming Commission (see Note 1). The term of the lease will be automatically extended for periods equal to each renewal period of the operating license provided that the total term will not exceed seventy-five (75) years. The Company has paid in full the rent for the amount of $1.00 per year for the term of the lease ($75.00).

     The Company pays to the Hammond Port Authority (HPA) an amount equal to the aggregate of the annual rental being charged by the HPA for each boat slip that is removed or taken out of operation as a result of the operation of Empress
III. These rental amounts will be the same as the rental amounts charged to other users of similar boat slips. The annual amount paid in 1998, 1997 and 1996 was approximately $345,000, $345,000, and $421,000, respectively.

     Rent expense for the years ended December 31, 1998, 1997 and 1996 was $1,500,000, $800,000, and $750,000, respectively.

                          EMPRESS ENTERTAINMENT, INC.

5.  RELATED PARTY TRANSACTIONS

     The Company engages businesses owned by certain stockholders of the Company to provide certain services. The amounts paid for these services were as follows:

                                               YEAR ENDED DECEMBER 31,
                                              --------------------------
                                               1998      1997      1996
                                              ------    ------    ------
                                                    (IN THOUSANDS)
Insurance brokerage.........................  $  130    $2,669    $2,704
Construction services.......................     355       633       408
Fuel services and related transportation....     498       501       635
Other services..............................     235        51        51
                                              ------    ------    ------
                                              $1,218    $3,854    $3,798
                                              ======    ======    ======

6.  401(k) PLAN

     In 1993, the Company adopted a 401(k) plan covering substantially all of its employees. The Company's contribution to the plan is based on a discretionary percentage of employee contributions and may include an additional discretionary amount. The Company incurred approximately $628,000, $446,000 and $339,000 of contribution expense related to the plan years ended December 31, 1998, 1997 and 1996, respectively.

7.  COMMITMENTS AND CONTINGENT LIABILITY

     In June 1996, the Company executed a number of agreements which secure its rights to operate in the City of Hammond at the Hammond Marina. Significant among the commitments as of December 31, 1998, are the financial obligations of the Company which include, but are not limited to the following:

     - An annual payment to the City of Hammond of the greater of $3 million or certain percentages of adjusted gross receipts as follows:

         4.0% up to $125 million;

         6.0% over $125 million and up to $200 million; and

         4.0% in excess of $200 million

     - A passenger payment to the Hammond Port Authority in the sum of $1.00 per passenger.

     - An annual payment to the City of Hammond for police and fire purposes of $1 million.

     - Contribution to the City of Whiting and civic organizations in Whiting for public safety and to promote economic development in the total sum of $1.25 million. Payments to be made in equal installments over five years commenced June 1996.

     - Construction of a hotel and conference center with an estimated cost of $10 million.

                          EMPRESS ENTERTAINMENT, INC.

     - Commercial development within the greater Hammond area with an estimated cost of $10 million to be completed by July 1, 2001. No amounts have been expended as of December 31, 1998.

     - Renovation of existing housing and construction of new market rate housing in the greater Hammond area with estimated expenditures and loans of $5 million to be completed by July 1, 2001.

     Residential housing investments which will comprise $3.5 million of the $5.0 million will be made in accordance with the following schedule:

INVESTMENT DATE                                AMOUNT
---------------                              ----------
By July 1, 1998............................  $  500,000
By July 1, 1999............................   1,500,000
By July 1, 2000............................     500,000
By July 1, 2001............................   1,000,000
                                             ----------
                                             $3,500,000
                                             ==========

     To fulfill the remaining $1,500,000 of the commitment, the Company has entered into an agreement to loan $1,400,000 and donate $100,000 to Hammond Enterprise Development Corporation. The $100,000 donation was made in 1998 along with a loan of $400,000. The remaining $1,000,000 will be loaned in $500,000 increments on May 1, 1999 and May 1, 2000. As of December 31, 1998, approximately $1.4 million has been expended.

     The City of Hammond is a plaintiff in a condemnation proceeding filed in September 1995 in Lake Superior Court in Lake County, Indiana, in which the City of Hammond condemned a small parcel of land for the construction of the overpass located near Empress Hammond. This case was transferred on a change of venue in the summer of 1998 to Newton County, Indiana. On September 28, 1998, the jury returned a $5.2 million award, which bears prejudgment interest at 8% since 1995. Under terms of the Development Agreement between Empress Hammond and the City, Empress Hammond is responsible for reimbursing the City of Hammond for its costs, fees and any judgments. The City of Hammond appealed this decision to the Indiana appellate court. As a result, it is not yet clear how much, or when, the condemnation award will be paid.

8.  PLAN OF MERGER

     On September 2, 1998, and as amended on March 25, 1999, the Company entered into an Agreement and Plan of Merger with Horseshoe Gaming (Midwest), Inc. and certain of its affiliates ("Horseshoe Midwest") which, if consummated, would result in the acquisition by Horseshoe Midwest of all of the outstanding stock of Empress Joliet and Empress Hammond via two simultaneous merger transactions (the "Proposed Mergers").

     Consummation of the Plan of Merger constitutes a "Change of Control" under the Indenture and will trigger Horseshoe Midwest's obligation to make an irrevocable offer to purchase the Notes (the "Change of Control Offer") at a cash price equal to 101% of the principal amount plus accrued and unpaid interest. Holders of the Notes will have the

                          EMPRESS ENTERTAINMENT, INC.

option of tendering all or any portion of their Notes for redemption, or they may retain the Notes. The Company and/or Horseshoe Midwest intend to comply with the provisions of the Indenture. The Change of Control Offer must commence within 10 business days following the consummation of the transactions contemplated by the Plan of Merger and must remain open for at least 20 business days. Horseshoe Midwest must complete the repurchase of any Notes tendered in response to the Change of Control Offer no more than 30 business days after the consummation of the transactions as contemplated in the Plan of Merger.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The General Corporation Law of the State of Delaware (the "Delaware Law") permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations. Pursuant to the Delaware Law, we have included in our Certificate of Incorporation and bylaws a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their duty of care to the fullest extent permitted by the Delaware Law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following is a complete list of Exhibits filed as a part of this Registration Statement, which are incorporated herein:

 1.1###   Purchase Agreement, dated May 6, 1999, by and among
          Horseshoe Gaming Holding Corp. and the initial purchasers.
 2.1##    First Amendment to Deposit Escrow Agreement, by and among
          Horseshoe Gaming, L.L.C. and Empress Entertainment, Inc.,
          dated March 25, 1999.
 2.2##    First Amendment to Agreement and Plan of Merger, dated as of
          March 25, 1999, to the Agreement and Plan of Merger, dated as of September 22, 1998, by and among Horseshoe Gaming,
          L.L.C., Horseshoe Gaming (Midwest), Inc., Empress
          Acquisition Illinois, Inc., Empress Acquisition Indiana,
          Inc., Empress Casino Joliet Corporation, Empress Casino
          Hammond Corporation and Empress Entertainment, Inc.
 2.3#     Agreement and Plan of Merger, dated as of September 2, 1998, by and among Horseshoe Gaming, L.L.C., Horseshoe Gaming
          (Midwest), Inc., Empress Acquisition Illinois, Inc., Empress
          Acquisition Indiana, Inc., Empress Casino Joliet
          Corporation, Empress Casino Hammond Corporation and Empress
          Entertainment, Inc.
 2.4###   Subscription and Reorganization Agreement, dated as of April
          23, 1999, by and among Horseshoe Gaming Holding Corp,
          Horseshoe Gaming, L.L.C., Robinson Property Group, Inc., and
          others listed therein.
 3.1###   Certificate of Incorporation of Horseshoe Gaming Holding
          Corp.
 3.2###   By-laws of Horseshoe Gaming Holding Corp.
 4.1###   Indenture, dated as of May 11, 1999, by and between
          Horseshoe Gaming Holding Corp. and U.S. Trust Company,
          National Association.
 4.2###   Second Supplemental Indenture, dated as of May 11, 1999, to
          Indenture, dated as of October 10, 1995, by and between
          Horseshoe Gaming, L.L.C., Robinson Property Group Limited
          Partnership and U.S. Trust Company, National Association.
 4.3*     Mortgage, Security Agreement and Assignment of Leases and
          Rents executed by Horseshoe Entertainment, as Mortgagor, in favor of Horseshoe Gaming, L.L.C., as Mortgagee.
 4.4*     First Preferred Ship Mortgage on the whole of the Queen of the Red executed by Horseshoe Entertainment, as Owner and
          Mortgagor, in favor of Horseshoe Gaming, L.L.C., as
          Mortgagee.

 4.5*     Bossier City Security Agreement and Assignment thereof.
 4.6*     Deed of Trust Security Agreement and Assignment of Leases
          and Rents from Robinson Property Group Limited Partnership, as Grantor, to Rowan H. Taylor, Jr., an individual, as
          Trustee for the benefit of Horseshoe Gaming, L.L.C., and
          Hanwa American Corp., Yewdale Holdings Limited and debis
          Financial Services, Inc., as Beneficiaries.
 4.7*     First Preferred Ship Mortgage on the whole of the Horseshoe
          Casino and Hotel, Tunica executed by Robinson Property Group
          Limited Partnership, as Owner and Mortgagor, in favor of
          Horseshoe Gaming, L.L.C. and Chemical Trust Company of
          California, as Mortgagee.
 4.8*     Tunica County Security Agreement and Assignment thereof.
 4.9*     Intercompany Senior Secured Note due September 30, 2000,
          executed by Horseshoe Entertainment in favor of Horseshoe
          Gaming, L.L.C.
 4.10*    Intercompany Senior Secured Note due September 30, 2000,
          executed by Robinson Property Group Limited Partnership in favor of Horseshoe Gaming, L.L.C.
 4.11*    Form of Senior Note of Horseshoe Gaming, L.L.C. 12.75%
          Senior Notes due 2000.
 4.12*    Indenture, dated as of October 10, 1995, by and among
          Horseshoe Gaming, L.L.C., U.S. Trust Company of California,
          N.A., as Trustee, and Robinson Property Group Limited
          Partnership, as Guarantor, with respect to the 12.75% Senior
          Notes due 2000.
 4.13*    Collateral Agency Agreement, dated as of October 6, 1995, by and among Horseshoe Gaming, L.L.C., Robinson Property Group
          Limited Partnership, B&O Development Limited Partnership,
          JBB Gaming Investments, L.L.C. (formerly Worldwide Gaming
          Investments, L.L.C.), and Jack Binion, as Grantors, the
          Purchasers of the 12.75% Senior Notes due 2000, and United
          States Trust Company of New York, as Collateral Agent.
 4.14*    Second Pledge Agreement, dated as of October 10, 1995, from
          Jack Binion, B&O Development Limited Partnership, and JBB
          Gaming Investments, L.L.C. (formerly Worldwide Gaming
          Investments, L.L.C.) in favor of United States Trust Company of New York, as Collateral Agent for the benefit of the
          Holders of 12.75% Senior Notes due September 30, 2000 issued by Horseshoe Gaming, L.L.C.
 4.15###  Amendment No. 1 to Second Pledge Agreement, from Jack
          Binion, B&O Development Limited Partnership, JBB Gaming
          Investments, L.L.C. in favor of United States Trust Company of New York for the benefit of the Holders of 12.75% Senior
          Notes due September 30, 2000.
 4.16*    Second Pledge Agreement, dated as of October 10, 1995, from
          Horseshoe Gaming, L.L.C. in favor of United States Trust
          Company of New York, for the ratable benefit of the Holders of 12.75% Senior Notes due September 30, 2000 issued by
          Horseshoe Gaming, L.L.C.
 4.17###  Amendment No. 1 to Second Pledge Agreement, from Horseshoe
          Gaming, L.L.C. in favor of United States Trust Company of
          New York for the ratable benefit of the Holders of 12.75%
          Senior Notes due September 30, 2000.

 4.18* Second Ship Mortgage on the Whole of the Queen of the Red by Horseshoe Entertainment owner and mortgagor in favor of Horseshoe Gaming, L.L.C., as Mortgagee.
 4.19###  Amendment No. 1 to Second Ship Mortgage on the Whole of the
          Queen of the Red by Horseshoe Entertainment in favor of Horseshoe Gaming, L.L.C.
 4.20* Bossier City Second Security Agreement and Assignment thereof.
 4.21*    Second Deed of Trust, Security Agreement and Assignment of
          Leases and Rents from Robinson Property Group Limited
          Partnership, as Grantor, to Rowan H. Taylor, Jr., an individual, as Trustee for the benefit of Horseshoe Gaming, L.L.C. and United States Trust Company of New York, as
          Collateral Agent for the Senior Note Holder, as beneficiaries.
 4.22### Amendment No. 1 to Second Deed of Trust, Security Agreement and Assignment of Leases and Rents from Robinson Property
          Group, Limited Partnership to Rowan H. Taylor, Jr. for the benefit of Horseshoe Gaming, L.L.C. and United States Trust
          Company of New York for the ratable benefit of the Holders of 12.75% Senior Notes due September 30, 2000.
 4.23*    Second Ship Mortgage on the Whole of the Horseshoe Casino &
          Hotel, Tunica executed by Robinson Property Group Limited
          Partnership, as Owner and Mortgagor, in favor of Horseshoe
          Gaming, L.L.C. and United States Trust Company of New York, as Collateral Agent for the ratable benefit of the Senior
          Note Holders.
 4.24###  Amendment No. 1 to Second Ship Mortgage on the Whole of the
          Horseshoe Casino & Hotel, Tunica executed by Robinson
          Property Group Limited Partnership, as Owner and Mortgagor, in favor of Horseshoe Gaming, L.L.C. and United Trust
          Company of New York.
 4.25*** Amendment No. 1 to Indenture, dated as of July 19, 1996, by and among Horseshoe Gaming, L.L.C., Robinson Property Group
          Limited Partnership and U.S. Trust Company of California,
          N.A., as Trustee under the Indenture.
 4.26+ Intercompany Senior Secured Note due September 30, 2000 executed by Robinson Property Group Limited Partnership in favor of Horseshoe Gaming, L.L.C.
 4.27+ Intercompany Senior Secured Note due September 30, 2000 executed by Horseshoe Entertainment in favor of Horseshoe
          Gaming, L.L.C.
 4.28++   Purchase Agreement for 9 3/8% Series A Senior Subordinated
          Notes by and among Horseshoe Gaming, L.L.C. and Robinson
          Property Group Limited Partnership, as guarantor, and
          Wasserstein Perella Securities, Inc. as Initial Purchaser.
 4.29++   Form of 9 3/8% Senior Subordinated Note due 2007 of
          Horseshoe Gaming, L.L.C.
 4.30++   Indenture, dated as of June 15, 1997, by and among Horseshoe
          Gaming, L.L.C., U.S. Trust Company of Texas, N.A., as
          Trustee, and Robinson Property Group Limited Partnership, as guarantor, with respect to the 9 3/8% Senior Subordinated
          Notes due 2007.
 4.31++   Exchange and Registration Rights Agreement, dated as of June
          25, 1997, by and among Horseshoe Gaming, L.L.C., Robinson
          Property Group Limited Partnership and Wasserstein Perella
          Securities, Inc.

 4.32++ Intercompany Senior Secured Note due June 15, 2007 executed by Robinson Property Group Limited Partnership in favor of
          Horseshoe Gaming, L.L.C.
 4.33++ Intercompany Senior Secured Note due June 15, 2007 executed by Horseshoe Entertainment in favor of Horseshoe Gaming, L.L.C.
 4.34+++ Intercompany Senior Secured Note due June 15, 2000 executed by Robinson Property Group Limited Partnership in favor of
          Horseshoe Gaming, L.L.C.
 4.35+++ Intercompany Senior Secured Note due June 15, 2000 executed by Horseshoe Entertainment in favor of Horseshoe Gaming, L.L.C.
 4.36+++  Amended and Restated Credit Facility Agreement, dated as of
          November 12, 1997, by and among Horseshoe Gaming, L.L.C. and
          Canadian Imperial Bank of Commerce as agent for the lenders.
 4.37### Amendment No. 1 to the Amended and Restated Note Assignment, dated as of May 11, 1999, from Horseshoe Gaming, L.L.C. in favor of the Holders of Senior Secured Credit Facility Notes due September 30, 2000.
 4.38+++  Form of Revolving Note between Horseshoe Gaming, L.L.C. and
          Lender pursuant to the Amended and Restated Credit Facility
          Agreement.
 4.39+++  Form of Swingline Note between Horseshoe Gaming, L.L.C. and
          Canadian Imperial Bank of Commerce pursuant to the Amended and Restated Credit Facility Agreement.
 4.40+++  Security Agreement made as of November 12, 1997 by the
          Company in favor of Canadian Imperial Bank of Commerce (the
          "Bank").
 4.41+++  Guarantee and Security Agreement made by Horseshoe Gaming,
          Inc. as of November 12, 1997 in favor of the Bank
 4.42+++  Guarantee and Security Agreement made by Horseshoe GP, Inc.
          as of November 12, 1997 in favor of the Bank
 4.43+++ Amended and Restated Guarantee and Security Agreement made by Robinson Property Group LP as of November 12, 1997 in favor of the Bank.
 4.44+++  Guarantee and Security Agreement made by New Gaming Capital
          Partnership as of November 12, 1997 in favor of the Bank.
 4.45+++ Guarantee and Security Agreement made by Horseshoe Ventures as of November 12, 1997 in favor of the Bank.
 4.46+++  Amended and Restated Note Assignment made by Horseshoe
          Gaming, L.L.C. as of November 12, 1997 in favor of the Bank and United States Trust Company of New York for the ratable benefit of the Holders of 12.75% Senior Notes due September
          30, 2000 issued by Horseshoe Gaming, L.L.C.
 4.47+++  Amended and Restated Pledge Agreement of the Company as of
          November 12, 1997 in favor of the Bank.
 4.48+++  Amended and Restated Pledge Agreement of JBB Gaming
          Investments as of November 12, 1997 in favor of the Bank.
 4.49+++  Amended and Restated Intercreditor Agreement, dated as of
          November 12, 1997, by and between Horseshoe Gaming, L.L.C.
          and Canadian Imperial Bank of Commerce.
 4.50@ Dealer Manager Agreement, dated as of April 20, 1999, by and between Horseshoe Gaming, L.L.C. and Donaldson, Lufkin &
          Jenrette Securities Corporation.

 4.51@@   Credit Facility for Acquisition of Empress Casino Hammond
          Corporation and Empress Casino Joliet Corporation Commitment
          Letter, dated April 23, 1999, by DLJ Capital Funding, Inc.,
          Donaldson, Lufkin & Jenrette Securities Corporation, Canadian
          Imperial Bank of Commerce and CIBC Oppenheimer Corp. agreed to and accepted by Horseshoe Gaming Holding Corp.
 5.1@@    Opinion of Swidler Berlin Shereff Friedman, LLP.
10.1###   Settlement Term Sheet, dated as of May 19, 1999, by and
          among Jack B. Binion, Horseshoe Gaming, Inc., Horseshoe
          Gaming, L.L.C., Paul R. Alanis, Loren Ostrow, John Schreiber
          and Cliff Kortman.
10.2###   Horseshoe Note Pledge and Security Agreement, dated as of
          and on May 11, 1999, by and among Horseshoe Gaming Holding
          Corp., Horseshoe Gaming, L.L.C. and U.S. Trust Company,
          National Association.
10.3###   Promissory Note, dated May 11, 1999, from Horseshoe Gaming,
          L.L.C. to Horseshoe Gaming Holding Corp. for
          $240,349,125.00.
10.4###   Registration Rights Agreement, dated May 11, 1999, by and
          among Horseshoe Gaming Holding Corp. and the initial
          purchasers.
10.5###   Security and Control Agreement, dated as of and on May 11,
          1999, by and among Horseshoe Gaming Holding Corp. and U.S.
          Trust Company, National Association.
10.6###   Guarantee, dated as of May 11, 1999, by Robinson Property
          Group, Limited Partnership for the benefit of Horseshoe
          Gaming Holding Corp.
10.7###   Guarantee, dated as of May 11, 1999, by Horseshoe
          Entertainment for the benefit of Horseshoe Gaming Holding
          Corp.
10.8###   Stockholders' Agreement for Horseshoe Gaming Holding Corp.,
          dated as of April 29 1999, by and among Horseshoe Gaming
          Holding Corp. and parties listed therein.
10.9*     401(k) Plan of Robinson Property Group Limited Partnership.
10.10**   Registration Rights Agreement, dated as of October 10, 1995, by and between Horseshoe Gaming, L.L.C., on the one hand,
          and Yewdale Holdings Limited, Post Balanced Fund, L.P.,
          Capital Fund Foundation, Raymond Zimmerman, as Trustee for
          the Charles N. Mathewson Charitable Remainder Uni Trust,
          Hanwa American Corp., Onyx Partners, Inc., Alpine
          Associates, Janless Corp, Andrew Astrachan, and Donald
          Schupak, on the other hand.
10.11++   Second Amended and Restated Employment Agreement, dated as of October 1, 1995, by and between Horseshoe Gaming, Inc.
          and Walter J. Haybert.
10.12*    Employment Agreement, dated January 1, 1996, by and between
          Horseshoe Gaming, Inc. and Paul Alanis.
10.13*    Employment Agreement, dated January 1, 1996, by and between
          Horseshoe Gaming, L.L.C. and Loren S. Ostrow.
10.14++   Second Amended and Restated Employment Agreement, dated as of October 1, 1995, by and between Horseshoe Gaming, Inc.
          and John Michael Allen.
10.15++   Second Amended and Restated Employment Agreement, dated as of October 1, 1995, by and between Horseshoe Gaming, Inc.
          and John J. Schreiber.
10.16++   1997 Unit Option Plan of Horseshoe Gaming, L.L.C.

10.17##   Unit Option Agreement, dated as of February 1, 1997, by and between Horseshoe Gaming, L.L.C. and Larry Lepinski.
10.18##   Unit Option Agreement, dated as of February 1, 1997, by and between Horseshoe Gaming, L.L.C. and Cliff Kortman.
10.19##   Warrant Purchase Agreement, dated as of December 21, 1998, by and between Hanwa Co., Ltd. and Horseshoe Gaming, L.L.C.
10.20##   Settlement Agreement, dated as of December 31, 1998, by and among Horseshoe Gaming, Inc., Horseshoe Gaming, L.L.C. and
          Hollywood Park, Inc.
10.21##   Settlement Agreement, dated as of February 3, 1999, by and among Horseshoe Gaming, Inc., Horseshoe Gaming, L.L.C. and
          Mike Allen.
10.22##   Letter Agreement, dated October 19, 1998, by Horseshoe
          Gaming, Inc. and Horseshoe Gaming, L.L.C. and accepted by
          Walter Haybert.
10.23##   Letter Agreement, dated January 4, 1999, by Horseshoe
          Gaming, Inc. and Horseshoe Gaming, L.L.C. and accepted by
          Walter Haybert.
10.24##   Mutual General Release, dated February 23, 1999, by and
          among Horseshoe Gaming, L.L.C., Horseshoe Gaming, Inc.,
          Horseshoe GP, Inc., Robinson Property Group Limited
          Partnership, New Gaming Capital Partnership, Horseshoe
          Entertainment, and Nobutaka Mutaguchi.
10.25##   Exclusive License Agreement, dated July 2, 1998, by and
          between Horseshoe Gaming, L.L.C. and Horseshoe License
          Company.
10.26##   Amended and Restated Employment Agreement, dated November
          23, 1998, by and between Horseshoe Gaming, Inc. and Gary
          Border.
10.27##   Amended and Restated Employment Agreement, dated November
          23, 1998, by and between Horseshoe Gaming, Inc. and Larry
          Lepinski.
10.28##   Amended and Restated Employment Agreement, dated October 15,
          1998, by and between Horseshoe Gaming, Inc. and Robert
          McQueen.
10.29##   Amended and Restated Employment Agreement, dated November
          23, 1998, by and between Horseshoe Gaming, Inc. and Kirk
          Saylor.
10.30###  Amended and Restated Employment Agreement, dated November
          23, 1998, by and between Horseshoe Gaming, Inc. and David
          Carroll.
10.31###  Amended and Restated Employment Agreement, dated November
          23, 1998, by and between Horseshoe Gaming, Inc. and John
          Moran.
10.32###  Employment Agreement, dated as of November 3, 1998, by and between Horseshoe Gaming, Inc. and Roger Wagner.
10.33##   Unit Option Agreement, dated as of February 1, 1997, by and between Horseshoe Gaming, L.L.C. and Urs Vogel.
10.34##   Unit Option Agreement, dated as of February 1, 1997, by and between Horseshoe Gaming, L.L.C. and Glen Buxton.
10.35@    Agreement dated as of April 21, 1999 by and among Horseshoe Gaming,
          L.L.C., Horseshoe Gaming, Inc., Horseshoe Entertainment, LP, and New
          Gaming Capital Partnership; Jack B. Binion; The Robin Group, Inc. and
          August Robin.
10.36@    Agreement dated as of April 21, 1999 by and among Horseshoe Gaming,
          L.L.C., Horseshoe Gaming, Inc., Horseshoe Entertainment, LP, and New
          Gaming Capital Partnership; Jack B. Binion; Wendell Piper; Cassandra
          Piper; and Robert E. Piper, Jr.
12.1###   Statements re Computations of Ratios
20.1#     Press Release issued on September 2, 1998 by Horseshoe
          Gaming, L.L.C. announcing that it had executed an agreement to acquire the riverboat gaming operations of Empress
          Entertainment, Inc.
21.1###   Subsidiaries of Horseshoe Gaming Holding Corp.
23.1###   Consent of Arthur Andersen LLP.

23.2###   Consent of Ernst & Young LLP.
23.3@     Consent of Swidler Berlin Shereff Friedman, LLP (included in
          Exhibit 5.1 to this Registration Statement).
24.1###   Power of Attorney (included on signature page hereto).
25.1###   Statement of Eligibility of Trustee.
27.1###   Financial Data Schedule
99.1###   Form of Letter of Transmittal for Tender of all Outstanding
          8 5/8% Series A Senior Subordinated Notes Due 2009 in
          exchange for 8 5/8% Series B Senior Subordinated Notes Due
          2009 of Horseshoe Gaming Holding Corp.
99.2###   Form of Tender for all Outstanding 8 5/8% Series A Senior
          Subordinated Notes Due 2009 in exchange for 8 5/8% Series B
          Senior Subordinated Notes Due 2009 of Horseshoe Gaming
          Holding Corp.
99.3###   Form of Instruction to Registered Holder from Beneficial
          Owner of 8 5/8% Series A Senior Subordinated Notes Due 2009
          of Horseshoe Gaming Holding Corp.
99.4###   Form of Notice of Guaranteed Delivery for Outstanding 8 5/8%
          Series A Senior Subordinated Notes Due 2009 in exchange for
          8 5/8% Series B Senior Subordinated Notes Due 2009 of
          Horseshoe Gaming Holding Corp.

-------------------------

* Filed as an Exhibit to Horseshoe Gaming, L.L.C. Registration Statement on Form S-4 (No. 333-0214) (the "1996 Form S-4") filed on January 8, 1996.

** Filed as an Exhibit to Horseshoe Gaming, L.L.C. Amendment No. 1 to the 1996 Form S-4 filed on April 26, 1996.

*** Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-Q for the Quarter Ended June 30, 1996.

+ Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-Q for the Quarter Ended March 31, 1997.

++ Filed as an Exhibit to Horseshoe Gaming, L.L.C. Registration Statement on Form S-4 (No. 333-33145) filed on August 7, 1997.

+++ Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-K for the Year Ended December 31, 1997.

# Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 8-K filed on September 12, 1998.

## Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-K for the fiscal year ended December 31, 1998.

@ Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-Q for the Quarter Ended March 31, 1999.

###   Filed herewith.

@@    To be filed by amendment.

ITEM 22.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 under the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, enforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 promulgated by the SEC, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Horseshoe Gaming Holding Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on June 14,1999.

                                          HORSESHOE GAMING HOLDING CORP.

                                          By: /s/ Jack B. Binion
                                             -----------------------------------
                                              Jack B. Binion
                                              Chairman of the Board, President
                                              and
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 14, 1999. Each of the undersigned officers and directors of Horseshoe Gaming Holding Corp. hereby constitutes and appoints Jack
B. Binion and Kirk C. Saylor and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable Horseshoe Gaming Holding Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                                                            TITLE
---------                                                            -----

              /s/ Jack B. Binion                     Chairman of the Board, President and
---------------------------------------------------    Chief Executive Officer (Principal
                  Jack B. Binion                       Executive Officer) and Director

              /s/ Kirk C. Saylor                     Chief Financial Officer (Principal
---------------------------------------------------    Financial Officer)
                  Kirk C. Saylor

                                                     Director
---------------------------------------------------
                 Peri Cope Howard

               /s/ Leslie Kenny                      Director
---------------------------------------------------
                   Leslie Kenny

                                 EXHIBIT INDEX

 1.1###   Purchase Agreement, dated May 6, 1999, by and among
          Horseshoe Gaming Holding Corp. and the initial purchasers.
 2.1##    First Amendment to Deposit Escrow Agreement, by and among
          Horseshoe Gaming, L.L.C. and Empress Entertainment, Inc.,
          dated March 25, 1999.
 2.2##    First Amendment to Agreement and Plan of Merger, dated as of
          March 25, 1999, to the Agreement and Plan of Merger, dated as of September 22, 1998, by and among Horseshoe Gaming,
          L.L.C., Horseshoe Gaming (Midwest), Inc., Empress
          Acquisition Illinois, Inc., Empress Acquisition Indiana,
          Inc., Empress Casino Joliet Corporation, Empress Casino
          Hammond Corporation and Empress Entertainment, Inc.
 2.3#     Agreement and Plan of Merger, dated as of September 2, 1998, by and among Horseshoe Gaming, L.L.C., Horseshoe Gaming
          (Midwest), Inc., Empress Acquisition Illinois, Inc., Empress
          Acquisition Indiana, Inc., Empress Casino Joliet
          Corporation, Empress Casino Hammond Corporation and Empress
          Entertainment, Inc.
 2.4###   Subscription and Reorganization Agreement, dated as of April
          23, 1999, by and among Horseshoe Gaming Holding Corp,
          Horseshoe Gaming, L.L.C., Robinson Property Group, Inc., and
          others listed therein.
 3.1###   Certificate of Incorporation of Horseshoe Gaming Holding
          Corp.
 3.2###   By-laws of Horseshoe Gaming Holding Corp.
 4.1###   Indenture, dated as of May 11, 1999, by and between
          Horseshoe Gaming Holding Corp. and U.S. Trust Company,
          National Association.
 4.2###   Second Supplemental Indenture, dated as of May 11, 1999, to
          Indenture, dated as of October 10, 1995, by and between
          Horseshoe Gaming, L.L.C., Robinson Property Group Limited
          Partnership and U.S. Trust Company, National Association.
 4.3*     Mortgage, Security Agreement and Assignment of Leases and
          Rents executed by Horseshoe Entertainment, as Mortgagor, in favor of Horseshoe Gaming, L.L.C., as Mortgagee.
 4.4*     First Preferred Ship Mortgage on the whole of the Queen of the Red executed by Horseshoe Entertainment, as Owner and
          Mortgagor, in favor of Horseshoe Gaming, L.L.C., as
          Mortgagee.
 4.5*     Bossier City Security Agreement and Assignment thereof.
 4.6*     Deed of Trust Security Agreement and Assignment of Leases
          and Rents from Robinson Property Group Limited Partnership, as Grantor, to Rowan H. Taylor, Jr., an individual, as
          Trustee for the benefit of Horseshoe Gaming, L.L.C., and
          Hanwa American Corp., Yewdale Holdings Limited and debis
          Financial Services, Inc., as Beneficiaries.
 4.7*     First Preferred Ship Mortgage on the whole of the Horseshoe
          Casino and Hotel, Tunica executed by Robinson Property Group
          Limited Partnership, as Owner and Mortgagor, in favor of
          Horseshoe Gaming, L.L.C. and Chemical Trust Company of
          California, as Mortgagee.
 4.8*     Tunica County Security Agreement and Assignment thereof.
 4.9*     Intercompany Senior Secured Note due September 30, 2000,
          executed by Horseshoe Entertainment in favor of Horseshoe
          Gaming, L.L.C.

 4.10* Intercompany Senior Secured Note due September 30, 2000, executed by Robinson Property Group Limited Partnership in favor of Horseshoe Gaming, L.L.C.
 4.11*    Form of Senior Note of Horseshoe Gaming, L.L.C. 12.75%
          Senior Notes due 2000.
 4.12* Indenture, dated as of October 10, 1995, by and among Horseshoe Gaming, L.L.C., U.S. Trust Company of California,
          N.A., as Trustee, and Robinson Property Group Limited
          Partnership, as Guarantor, with respect to the 12.75% Senior
          Notes due 2000.
 4.13* Collateral Agency Agreement, dated as of October 6, 1995, by and among Horseshoe Gaming, L.L.C., Robinson Property Group
          Limited Partnership, B&O Development Limited Partnership,
          JBB Gaming Investments, L.L.C. (formerly Worldwide Gaming
          Investments, L.L.C.), and Jack Binion, as Grantors, the
          Purchasers of the 12.75% Senior Notes due 2000, and United
          States Trust Company of New York, as Collateral Agent.
 4.14*    Second Pledge Agreement, dated as of October 10, 1995, from
          Jack Binion, B&O Development Limited Partnership, and JBB
          Gaming Investments, L.L.C. (formerly Worldwide Gaming
          Investments, L.L.C.) in favor of United States Trust Company of New York, as Collateral Agent for the benefit of the Holders of 12.75% Senior Notes due September 30, 2000 issued by Horseshoe Gaming, L.L.C.
 4.15###  Amendment No. 1 to Second Pledge Agreement, from Jack
          Binion, B&O Development Limited Partnership, JBB Gaming
          Investments, L.L.C. in favor of United States Trust Company of New York for the benefit of the Holders of 12.75% Senior
          Notes due September 30, 2000.
 4.16*    Second Pledge Agreement, dated as of October 10, 1995, from
          Horseshoe Gaming, L.L.C. in favor of United States Trust
          Company of New York, for the ratable benefit of the Holders of 12.75% Senior Notes due September 30, 2000 issued by
          Horseshoe Gaming, L.L.C.
 4.17###  Amendment No. 1 to Second Pledge Agreement, from Horseshoe
          Gaming, L.L.C. in favor of United States Trust Company of
          New York for the ratable benefit of the Holders of 12.75%
          Senior Notes due September 30, 2000.
 4.18* Second Ship Mortgage on the Whole of the Queen of the Red by Horseshoe Entertainment owner and mortgagor in favor of Horseshoe Gaming, L.L.C., as Mortgagee.
 4.19###  Amendment No. 1 to Second Ship Mortgage on the Whole of the
          Queen of the Red by Horseshoe Entertainment in favor of Horseshoe Gaming, L.L.C.
 4.20* Bossier City Second Security Agreement and Assignment thereof.
 4.21*    Second Deed of Trust, Security Agreement and Assignment of
          Leases and Rents from Robinson Property Group Limited
          Partnership, as Grantor, to Rowan H. Taylor, Jr., an individual, as Trustee for the benefit of Horseshoe Gaming, L.L.C. and United States Trust Company of New York, as
          Collateral Agent for the Senior Note Holder, as beneficiaries.

 4.22### Amendment No. 1 to Second Deed of Trust, Security Agreement and Assignment of Leases and Rents from Robinson Property
          Group, Limited Partnership to Rowan H. Taylor, Jr. for the benefit of Horseshoe Gaming, L.L.C. and United States Trust
          Company of New York for the ratable benefit of the Holders of 12.75% Senior Notes due September 30, 2000.
 4.23*    Second Ship Mortgage on the Whole of the Horseshoe Casino &
          Hotel, Tunica executed by Robinson Property Group Limited
          Partnership, as Owner and Mortgagor, in favor of Horseshoe
          Gaming, L.L.C. and United States Trust Company of New York, as Collateral Agent for the ratable benefit of the Senior
          Note Holders.
 4.24###  Amendment No. 1 to Second Ship Mortgage on the Whole of the
          Horseshoe Casino & Hotel, Tunica executed by Robinson
          Property Group Limited Partnership, as Owner and Mortgagor, in favor of Horseshoe Gaming, L.L.C. and United Trust
          Company of New York.
 4.25*** Amendment No. 1 to Indenture, dated as of July 19, 1996, by and among Horseshoe Gaming, L.L.C., Robinson Property Group
          Limited Partnership and U.S. Trust Company of California,
          N.A., as Trustee under the Indenture.
 4.26+ Intercompany Senior Secured Note due September 30, 2000 executed by Robinson Property Group Limited Partnership in favor of Horseshoe Gaming, L.L.C.
 4.27+ Intercompany Senior Secured Note due September 30, 2000 executed by Horseshoe Entertainment in favor of Horseshoe
          Gaming, L.L.C.
 4.28++   Purchase Agreement for 9 3/8% Series A Senior Subordinated
          Notes by and among Horseshoe Gaming, L.L.C. and Robinson
          Property Group Limited Partnership, as guarantor, and
          Wasserstein Perella Securities, Inc. as Initial Purchaser.
 4.29++   Form of 9 3/8% Senior Subordinated Note due 2007 of
          Horseshoe Gaming, L.L.C.
 4.30++   Indenture, dated as of June 15, 1997, by and among Horseshoe
          Gaming, L.L.C., U.S. Trust Company of Texas, N.A., as
          Trustee, and Robinson Property Group Limited Partnership, as guarantor, with respect to the 9 3/8% Senior Subordinated
          Notes due 2007.
 4.31++   Exchange and Registration Rights Agreement, dated as of June
          25, 1997, by and among Horseshoe Gaming, L.L.C., Robinson
          Property Group Limited Partnership and Wasserstein Perella
          Securities, Inc.
 4.32++ Intercompany Senior Secured Note due June 15, 2007 executed by Robinson Property Group Limited Partnership in favor of
          Horseshoe Gaming, L.L.C.
 4.33++ Intercompany Senior Secured Note due June 15, 2007 executed by Horseshoe Entertainment in favor of Horseshoe Gaming, L.L.C.
 4.34+++ Intercompany Senior Secured Note due June 15, 2000 executed by Robinson Property Group Limited Partnership in favor of
          Horseshoe Gaming, L.L.C.
 4.35+++ Intercompany Senior Secured Note due June 15, 2000 executed by Horseshoe Entertainment in favor of Horseshoe Gaming, L.L.C.
 4.36+++  Amended and Restated Credit Facility Agreement, dated as of
          November 12, 1997, by and among Horseshoe Gaming, L.L.C. and
          Canadian Imperial Bank of Commerce as agent for the lenders.

 4.37###  Amendment No. 1 to the Amended and Restated Note Assignment,
          dated as of May 11, 1999, from Horseshoe Gaming, L.L.C. in favor of the Holders of Senior Secured Credit Facility Notes due September 30, 2000.
 4.38+++  Form of Revolving Note between Horseshoe Gaming, L.L.C. and
          Lender pursuant to the Amended and Restated Credit Facility
          Agreement.
 4.39+++  Form of Swingline Note between Horseshoe Gaming, L.L.C. and
          Canadian Imperial Bank of Commerce pursuant to the Amended and Restated Credit Facility Agreement.
 4.40+++  Security Agreement made as of November 12, 1997 by the
          Company in favor of Canadian Imperial Bank of Commerce (the
          "Bank").
 4.41+++  Guarantee and Security Agreement made by Horseshoe Gaming,
          Inc. as of November 12, 1997 in favor of the Bank
 4.42+++  Guarantee and Security Agreement made by Horseshoe GP, Inc.
          as of November 12, 1997 in favor of the Bank
 4.43+++  Amended and Restated Guarantee and Security Agreement made by Robinson Property Group LP as of November 12, 1997 in
          favor of the Bank.
 4.44+++  Guarantee and Security Agreement made by New Gaming Capital
          Partnership as of November 12, 1997 in favor of the Bank.
 4.45+++  Guarantee and Security Agreement made by Horseshoe Ventures as of November 12, 1997 in favor of the Bank.
 4.46+++  Amended and Restated Note Assignment made by Horseshoe
          Gaming, L.L.C. as of November 12, 1997 in favor of the Bank and United States Trust Company of New York for the ratable benefit of the Holders of 12.75% Senior Notes due September
          30, 2000 issued by Horseshoe Gaming, L.L.C.
 4.47+++  Amended and Restated Pledge Agreement of the Company as of
          November 12, 1997 in favor of the Bank.
 4.48+++  Amended and Restated Pledge Agreement of JBB Gaming
          Investments as of November 12, 1997 in favor of the Bank.
 4.49+++  Amended and Restated Intercreditor Agreement, dated as of
          November 12, 1997, by and between Horseshoe Gaming, L.L.C.
          and Canadian Imperial Bank of Commerce.
 4.50@    Dealer Manager Agreement, dated as of April 20, 1999, by and between Horseshoe Gaming, L.L.C. and Donaldson, Lufkin &
          Jenrette Securities Corporation.
 4.51@@   Credit Facility for Acquisition of Empress Casino Hammond
          Corporation and Empress Casino Joliet Corporation Commitment
          Letter, dated April 23, 1999, by DLJ Capital Funding, Inc.,
          Donaldson, Lufkin & Jenrette Securities Corporation, Canadian
          Imperial Bank of Commerce and CIBC Oppenheimer Corp. agreed to and accepted by Horseshoe Gaming Holding Corp.
 5.1@     Opinion of Swidler Berlin Shereff Friedman, LLP.
10.1###   Settlement Term Sheet, dated as of May 19, 1999, by and
          among Jack B. Binion, Horseshoe Gaming, Inc., Horseshoe
          Gaming, L.L.C., Paul R. Alanis, Loren Ostrow, John Schreiber
          and Cliff Kortman.
10.2###   Horseshoe Note Pledge and Security Agreement, dated as of
          and on May 11, 1999, by and among Horseshoe Gaming Holding
          Corp., Horseshoe Gaming, L.L.C. and U.S. Trust Company,
          National Association.

10.3###   Promissory Note, dated May 11, 1999, from Horseshoe Gaming,
          L.L.C. to Horseshoe Gaming Holding Corp. for
          $240,349,125.00.
10.4###   Registration Rights Agreement, dated May 11, 1999, by and
          among Horseshoe Gaming Holding Corp. and the initial
          purchasers.
10.5###   Security and Control Agreement, dated as of and on May 11,
          1999, by and among Horseshoe Gaming Holding Corp. and U.S.
          Trust Company, National Association.
10.6###   Guarantee, dated as of May 11, 1999, by Robinson Property
          Group, Limited Partnership for the benefit of Horseshoe
          Gaming Holding Corp.
10.7###   Guarantee, dated as of May 11, 1999, by Horseshoe
          Entertainment for the benefit of Horseshoe Gaming Holding
          Corp.
10.8###   Stockholders' Agreement for Horseshoe Gaming Holding Corp.,
          dated as of April 29, 1999, by and among Horseshoe Gaming
          Holding Corp. and parties listed therein.
10.9*     401(k) Plan of Robinson Property Group Limited Partnership.
10.10**   Registration Rights Agreement, dated as of October 10, 1995, by and between Horseshoe Gaming, L.L.C., on the one hand,
          and Yewdale Holdings Limited, Post Balanced Fund, L.P.,
          Capital Fund Foundation, Raymond Zimmerman, as Trustee for
          the Charles N. Mathewson Charitable Remainder Uni Trust,
          Hanwa American Corp., Onyx Partners, Inc., Alpine
          Associates, Janless Corp, Andrew Astrachan, and Donald
          Schupak, on the other hand.
10.11++   Second Amended and Restated Employment Agreement, dated as of October, 1, 1995, by and between Horseshoe Gaming, Inc.
          and Walter J. Haybert.
10.12*    Employment Agreement, dated January 1, 1996, by and between
          Horseshoe Gaming, Inc. and Paul Alanis.
10.13*    Employment Agreement, dated January 1, 1996, by and between
          Horseshoe Gaming, L.L.C. and Loren S. Ostrow.
10.14++   Second Amended and Restated Employment Agreement, dated as of October 1, 1995, by and between Horseshoe Gaming, Inc.
          and John Michael Allen.
10.15++   Second Amended and Restated Employment Agreement, dated as of October 1, 1995, by and between Horseshoe Gaming, Inc.
          and John J. Schreiber.
10.16++   1997 Unit Option Plan of Horseshoe Gaming, L.L.C.
10.17##   Unit Option Agreement, dated as of February 1, 1997, by and between Horseshoe Gaming, L.L.C. and Larry Lepinski.
10.18##   Unit Option Agreement, dated as of February 1, 1997 by and between Horseshoe Gaming, L.L.C. and Cliff Kortman.
10.19##   Warrant Purchase Agreement, dated as of December 21, 1998, by and between Hanwa Co., Ltd. and Horseshoe Gaming, L.L.C.
10.20##   Settlement Agreement, dated as of December 31, 1998, by and among Horseshoe Gaming, Inc., Horseshoe Gaming, L.L.C. and
          Hollywood Park, Inc.
10.21##   Settlement Agreement, dated as of February 3, 1999, by and among Horseshoe Gaming, Inc., Horseshoe Gaming, L.L.C. and
          Mike Allen.

10.22##   Letter Agreement, dated October 19, 1998, by Horseshoe
          Gaming, Inc. and Horseshoe Gaming, L.L.C. and accepted by
          Walter Haybert.
10.23##   Letter Agreement, dated January 4, 1999, by Horseshoe
          Gaming, Inc. and Horseshoe Gaming, L.L.C. and accepted by
          Walter Haybert.
10.24##   Mutual General Release, dated February 23, 1999, by and
          among Horseshoe Gaming, L.L.C., Horseshoe Gaming, Inc.,
          Horseshoe GP, Inc., Robinson Property Group Limited
          Partnership, New Gaming Capital Partnership, Horseshoe
          Entertainment, and Nobutaka Mutaguchi.
10.25##   Exclusive License Agreement, dated July 2, 1998, by and
          between Horseshoe Gaming, L.L.C. and Horseshoe License
          Company.
10.26##   Amended and Restated Employment Agreement, dated November
          23, 1998, by and between Horseshoe Gaming, Inc. and Gary
          Border.
10.27##   Amended and Restated Employment Agreement, dated November
          23, 1998, by and between Horseshoe Gaming, Inc. and Larry
          Lepinski.
10.28##   Amended and Restated Employment Agreement, dated October 15,
          1998, by and between Horseshoe Gaming, Inc. and Robert
          McQueen.
10.29##   Amended and Restated Employment Agreement, dated November
          23, 1998, by and between Horseshoe Gaming, Inc. and Kirk
          Saylor.
10.30###  Amended and Restated Employment Agreement, dated November
          23, 1998, by and between Horseshoe Gaming, Inc. and David
          Carroll.
10.31###  Amended and Restated Employment Agreement, dated November
          23, 1998, by and between Horseshoe Gaming, Inc. and John
          Moran.
10.32###  Employment Agreement, dated as of November 3, 1998, by and between Horseshoe Gaming, Inc. and Roger Wagner.
10.33##   Unit Option Agreement, dated as of February 1, 1997, by and between Horseshoe Gaming, L.L.C. and Urs Vogel.
10.34##   Unit Option Agreement, dated as of February 1, 1997, by and between Horseshoe Gaming, L.L.C. and Glen Buxton.
10.35@    Agreement dated as of April 21, 1999 by and among Horseshoe Gaming,
          L.L.C., Horseshoe Gaming, Inc., Horseshoe Entertainment, LP, and New
          Gaming Capital Partnership; Jack B. Binion; The Robin Group, Inc. and
          August Robin.
10.36@    Agreement dated as of April 21, 1999 by and among Horseshoe Gaming,
          L.L.C., Horseshoe Gaming, Inc., Horseshoe Entertainment, LP, and New
          Gaming Capital Partnership; Jack B. Binion; Wendell Piper; Cassandra
          Piper; and Robert E. Piper, Jr.
12.1###   Statements re Computations of Ratios
20.1#     Press Release issued on September 2, 1998 by Horseshoe
          Gaming, L.L.C. announcing that it had executed an agreement to acquire the riverboat gaming operations of Empress
          Entertainment, Inc.
21.1###   Subsidiaries of Horseshoe Gaming Holding Corp.
23.1###   Consent of Arthur Andersen LLP.
23.2###   Consent of Ernst & Young LLP.
23.3@     Consent of Swidler Berlin Shereff Friedman, LLP (included in
          Exhibit 5.1 to this Registration Statement).
24.1###   Power of Attorney (included on signature page hereto).
25.1###   Statement of Eligibility of Trustee.
27.1###   Financial Data Schedule

99.1###   Form of Letter of Transmittal for Tender of all Outstanding
          8 5/8% Series A Senior Subordinated Notes Due 2009 in exchange for 8 5/8% Series B Senior Subordinated Notes Due
          2009 of Horseshoe Gaming Holding Corp.
99.2###   Form of Tender for all Outstanding 8 5/8% Series A Senior
          Subordinated Notes Due 2009 in exchange for 8 5/8% Series B
          Senior Subordinated Notes Due 2009 of Horseshoe Gaming
          Holding Corp.
99.3###   Form of Instruction to Registered Holder from Beneficial
          Owner of 8 5/8% Series A Senior Subordinated Notes Due 2009 of Horseshoe Gaming Holding Corp.
99.4###   Form of Notice of Guaranteed Delivery for Outstanding 8 5/8%
          Series A Senior Subordinated Notes Due 2009 in exchange for
          8 5/8% Series B Senior Subordinated Notes Due 2009 of
          Horseshoe Gaming Holding Corp.

-------------------------

* Filed as an Exhibit to Horseshoe Gaming, L.L.C. Registration Statement on Form S-4 (No. 333-0214) (the "1996 Form S-4") filed on January 8, 1996.

** Filed as an Exhibit to Horseshoe Gaming, L.L.C. Amendment No. 1 to the 1996 Form S-4 filed on April 26, 1996.

*** Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-Q for the Quarter Ended June 30, 1996.

+ Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-Q for the Quarter Ended March 31, 1997.

++ Filed as an Exhibit to Horseshoe Gaming, L.L.C. Registration Statement on Form S-4 (No. 333-33145) filed on August 7, 1997.

+++ Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-K for the Year Ended December 31, 1997.

# Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 8-K filed on September 12, 1998.

## Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-K for the fiscal year ended December 31, 1998.

@ Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-Q for the Quarter Ended March 31, 1999.

###  Filed herewith.

@@   To be filed by amendment.